As filed with the Securities and Exchange Commission on February 13, 2026

Registration No. 333-288363

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KraneShares COINBASE 50 Index ETF

a series of KraneShares Crypto Trust

Sponsored by Krane Digital Investments LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6221

(Primary Standard Industrial Classification Code Number)

39-4214820

(I.R.S. Employer Identification No.)

CSC Delaware Trust Company

251 Little Falls Drive

Wilmington, DE 19808

(866) 403-5272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Krane Digital Investments LLC
280 Park Avenue, 32nd Floor
New York, New York 10017
(212) 933-0393

(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal office)

Copies to:

Stacy Fuller

Hannah Frank

Willkie Farr & Gallagher LLP

1875 K Street, NW

Washington, DC 20006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated February 13, 2026

KRANESHARES CRYPTO TRUST

Shares of

KraneShares Coinbase 50 Index ETF

The KraneShares Crypto Trust is organized as a Delaware statutory trust. The KraneShares Coinbase 50 Index ETF (“Fund”) is a separate series of the Trust that issues shares (“Shares”) representing fractional undivided beneficial interests in the net assets of the Fund. The Shares are expected to trade, subject to notice of issuance, on The Nasdaq Stock Market LLC (“Exchange”) under the ticker symbol “KCOI”. Shares can be purchased and sold by investors through their broker-dealer.

The Fund is designed to provide investors with price exposure to certain digital (or crypto) assets – namely those included in the Coinbase 50 Index (“Index”). The Fund’s investment objective is for daily changes in the Shares’ net asset value (“NAV”) to reflect the daily changes in the value of the Index, less expenses and fees of the Fund, by investing in index constituents (“Index Constituents”) that satisfy the Exchange’s listing standards for commodity-based trust shares under the Exchange’s Rule 5711(d) (“Listing Standard”) to be held by the Fund (such Index Constituents, “Digital Assets”). The Index tracks the performance of the 50 largest and most liquid digital assets by market capitalization that meet fundamental and market eligibility criteria, with component weights being capped at 50%. The following Index Constituents are currently Digital Assets: Bitcoin (“BTC”), Ether (“ETH”), XRP, Solana (“SOL”), Dogecoin (“DOGE”), Cardano (“ADA”), Chainlink (“LINK”), Bitcoin Cash (“BCH”), Stellar Lumen (“XLM”), Avalanche (“AVAX”), Litecoin (“LTC”), Shiba Inu (“SHIB”), and PolkaDot (“DOT”). The Fund will not invest in Index Constituents that do not satisfy the Listing Standards and will invest in all Index Constituents that do satisfy the Listing Standards.

The Fund’s investment objective is to track the price of the Index; however, changes in the price of the Shares may vary from changes in the Index value and Index Constituents’ prices, including due to differences in the list of Index Constituents and Digital Assets. As outlined in the “The Fund’s Index” section below, the Fund is not currently permitted to hold certain Index Constituents. As a result, the Fund is unable to replicate the holdings of the Index. Instead, the Fund employs a sample replication strategy pursuant to which, as an initial matter it holds only Index Constituents which are Digital Assets. All of the following are permitted to be in the Fund’s portfolio, and, to the extent they are Index Constituents, the Fund will hold them as the initial Digital Assets: BTC, ETH, XRP, SOL, DOGE, ADA, LINK, BCH, XLM, AVAX, LTC, SHIB, and DOT. The Fund will hold these Digital Assets in proportions determined by the Index. In the event that any other Index Constituent in the future, as a Digital Asset, satisfies the Listing Standard, the Sponsor will transition the Fund’s portfolio to include the Index Constituent. In the event that all Index Constituents satisfy the Listing Standard, the Sponsor will transition the Fund to a full replication strategy. Until the Fund is permitted by the Listing Standard to hold all Index Constituents, the Fund may be unable to meet its investment objective.

An investment in the Fund is subject to the risks of an investment in the Digital Assets, each of which is subject to a high degree of price variability, as well as to the risks of crypto asset markets more generally. An investment in the Fund may be riskier than other exchange-traded products that do not directly hold Digital Assets or financial instruments related to Digital Assets, and may not be suitable for all investors. In addition, the Index Constituents may experience pronounced and rapid price changes. Accordingly, there is a potential for volatile swings in the price of Shares between the time an investor places an order to purchase or sell Shares with its broker-dealer and the execution time of the purchase or sale. Investing in the Fund involves significant risks. See RISK FACTORS beginning on page 21. The Fund is not an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), and shareholders of the Fund (“Shareholders”) will not be afforded the protections associated with ownership of shares in a registered investment company. See risk factor “The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940”.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Fund is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

The sponsor of the Trust and Fund is Krane Digital Investments LLC (the “Sponsor”), which receives a sponsor fee. CSC Delaware Trust Company is the trustee of the Trust (“Trustee”). The principal office address of the Trust is 280 Park Avenue, 32nd Floor, New York, NY 10017, and the Fund’s telephone number is 212-933-0393. State Street Bank and Trust Company (the “Administrator” or the “Transfer Agent”) provides administrative services to the Fund. The Administrator also assists the Fund and the Sponsor with certain functions and duties relating to accounting and as the Fund’s transfer agent. Foreside Fund Services, LLC is the marketing agent of the Fund (the “Marketing Agent”). Coinbase Custody Trust Company, LLC (the “Crypto Custodian” or “Coinbase Custody”) is the custodian for the Fund’s Digital Assets; and State Street Bank and Trust Company is the custodian for the Fund’s cash and other holdings (the “Cash Custodian” and together with the Crypto Custodian, the “Custodians”).

Although the Fund may, from time to time, passively receive, by virtue of holding Digital Assets at its Crypto Custodian, certain additional digital assets (“IR Virtual Currency”) or rights to receive an IR Virtual Currency (“Incidental Rights”) through a fork of a digital asset network or an airdrop of assets, the Fund will not seek to acquire any IR Virtual Currency or Incidental Rights. Rather, the Fund will disclaim ownership in any such IR Virtual Currency and/or Incidental Rights. As a result, such assets are not and will not be considered assets of the Fund and will not be taken into account for purposes of determining the Fund’s NAV. Neither the Fund, nor the Sponsor, nor the Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Digital Assets becomes subject to any proof-of-stake validation or is used to earn additional assets or generate income or other earnings.

The Fund intends to issue Shares on a continuous basis and is offering an indeterminate number of Shares. Prior to this offering, there has been no public market for the Shares. The inception date of the Coinbase 50 Index was November 12, 2024, and its base value at December 31, 2020, was $100.

While investors may purchase and sell any amount of Shares through their broker-dealer, the Fund continuously offers creation baskets consisting of 10,000 Shares (“Baskets” or “Creation Baskets”) at their NAV to certain parties who have entered into an agreement with the Sponsor (“Authorized Participants”). Shares are sold in Baskets at the next-determined NAV. Authorized Participants, in turn, may sell such Shares, which are listed on the Exchange, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Fund at the time the Authorized Participant purchased the Baskets and at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of the offer of the Shares to the public, and the price and liquidity of the markets for Index Constituents in which the Fund invests. A list of the Fund’s Authorized Participants as of the Prospectus Date can be found under “Plan of Distribution” on page 165. The prices of Shares offered by Authorized Participants are expected to fall between the Fund’s NAV and the trading price of the Shares on the Exchange at the time of sale. The Shares may trade in the secondary market, including on the Exchange, at prices that are lower or higher than their NAV. The Fund conducts creation and redemption basket transactions for cash from trades and from NCIQ or on an in-kind basis, and with respect to cash creation transactions, the cash is used to purchase the Digital Assets.

On February __, 2026, Krane Funds Advisors, LLC, an affiliate of the Sponsor, subject to conditions, purchased 4,000 Shares at a per-Share price equal to $25.00 (the “Audit Seed Shares”). Delivery of the Audit Seed Shares was made on February __, 2026. Total proceeds to the Fund from the sale of the Audit Seed Shares were $100,000. The proceeds from the sale of the Audit Seed Shares were not converted to Digital Assets, and, accordingly, there were not any costs or transaction fees payable by the Fund associated with any such conversion. The Audit Seed Shares are expected to be redeemed for cash shortly after the effectiveness of the registration statement that this prospectus forms a part.

One or more Authorized Participants, each of which will be unaffiliated with the Sponsor, will acquire the initial creation baskets (the “Initial Shares”) shortly after the effectiveness of this registration statement that this prospectus forms a part. In this capacity, such Authorized Participant(s) will act as a statutory underwriter in connection with this purchase. As of the Prospectus Date, Macquarie Capital (USA) Inc., as an Authorized Participant, is expected to create the Initial Shares.

The total proceeds to the Fund from the sale of the Initial Shares are expected to be $1,000,000 and are expected to be used by the Fund to purchase Digital Assets at or prior to the listing of Shares on the Exchange. The Sponsor will transact with a Crypto Trading Counterparty to acquire Digital Assets on behalf of the Fund in exchange for cash provided by the Authorized Participant(s). Any Digital Assets acquired will be held by the Crypto Custodian. The price of the Initial Shares will be $25, but such Initial Shares may be sold at different prices if sold by the Authorized Participant(s) at different times. It is anticipated that the Authorized Participant(s) may redeem the Initial Shares or sell such Initial Shares to a third party in the weeks following the initial listing of Shares on the Exchange.

The Authorized Participant(s) may sell some or all of the Initial Shares pursuant to the registration statement that this prospectus forms a part, which Shares will have been registered to permit the resale from time to time after purchase. The Fund will not receive any of the proceeds of the resale of any Initial Shares, which may occur at different times and at different prices. The Sponsor will not receive from the Fund or any of its affiliates any fee or other compensation in connection with the sale of the Initial Shares.

This is a continuous best efforts offering and the Fund is not required to sell or issue any specific number or dollar amount of Shares in any specified period or in aggregate. This continuous offering is not expected to terminate until three years from the date of the original offering, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the 1933 Act.

Except when aggregated in Baskets, Shares are not redeemable to the Fund; and Baskets are only redeemable by Authorized Participants.

The Fund is not an investment company registered under the Investment Company Act. The Sponsor is not acting in the capacity of an “investment adviser,” the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act, and the Sponsor is not subject to a fiduciary standard of care. The Fund is not a commodity pool under the CEA and the Sponsor is not acting as a commodity pool operator or commodity trading advisor with respect to the Fund.

For a glossary of important defined terms used in this prospectus, see GLOSSARY on page 210.

The date of this prospectus is February 13, 2026.

i

This prospectus contains information you should consider when making an investment decision about the Shares of the Fund. You may rely on the information contained in this prospectus. The Fund and the Sponsor have not authorized any person to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Fund are not registered for public sale in any jurisdiction other than the U.S.

Until 25 calendar days after the date of this prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in crypto asset markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See RISK FACTORS. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares.

Should one or more of these risks discussed in the Risk Factors or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. None of the Fund, the Sponsor, or the Administrator or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions, other than as required by applicable laws. Investors are cautioned against placing undue reliance on forward-looking statements.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including RISK FACTORS beginning on page 21, before making an investment decision about the Shares.

For a glossary of important defined terms used in this prospectus, see GLOSSARY on page 210.

Fund Overview

The Fund is designed to provide investors with price exposure to certain digital (or crypto) assets – namely those included in the Coinbase 50 Index (“Index”). The Fund’s investment objective is for daily changes in the Shares’ net asset value (“NAV”) to reflect the daily changes in the value of the Index, less expenses and fees of the Fund, by investing in index constituents (“Index Constituents”) that satisfy the Exchange’s listing standards for commodity-based trust shares under the Exchange’s Rule 5711(d) (“Listing Standard”) (such Index Constituents, “Digital Assets”). The Index tracks the performance of the 50 largest and most liquid digital assets by market capitalization that meet fundamental and market eligibility criteria, with component weights being capped at 50%. The following Index Constituents are currently Digital Assets: Bitcoin (“BTC”), Ether (“ETH”), XRP, Solana (“SOL”), Dogecoin (“DOGE”), Cardano (“ADA”), Chainlink (“LINK”), Bitcoin Cash (“BCH”), Stellar Lumen (“XLM”), Avalanche (“AVAX”), Litecoin (“LTC”), Shiba Inu (“SHIB”), and PolkaDot (“DOT”). The Fund will not invest in Index Constituents that do not satisfy the Listing Standards and will invest in all Index Constituents that do satisfy the Listing Standards.

The Fund’s investment objective is to track the price of the Index; however, changes in the price of the Shares may vary from changes in the Index value and Index Constituents’ prices, including due to differences in the list of Index Constituents and Digital Assets. As outlined in the “The Fund’s Index” section below, the Fund is not currently permitted to hold certain Index Constituents. As a result, the Fund is unable to replicate the Index. Instead, the Fund employs a sample replication strategy pursuant to which, it holds only Index Constituents that are Digital Assets in proportions determined by the Index. In the event that any other Index Constituent in the future satisfies the Listing Standard, the Sponsor will transition the Fund’s portfolio to include the Index Constituent. Shareholders will be notified of such change through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website. Upon termination of the Fund, Shares would be delisted. To the extent required by the Exchange’s rules, the Exchange will also be notified and a press release will be issued. Until the Fund is permitted by the Listing Standard to hold all Index Constituents, the Fund may be unable to meet its investment objective.

The Fund, the Sponsor, the Administrator and the Fund’s other service providers, including the Custodians, will not loan or pledge the Fund’s assets, and the Fund’s assets will not serve as collateral for any loan or similar arrangement. One or more major market data vendors will provide an approximate net asset value (an “intraday indicative value” or “IIV”) every 15 seconds, as calculated by a third-party financial date provider during the Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”).

The Fund’s Investment Objective and Principal Investment Strategies

The Shares are designed to provide investors with a straightforward means of obtaining price exposure to the Index. The Shares are intended to reduce the complexities and operational burdens associated with direct investment in Index Constituents, while maintaining an intrinsic value that reflects an investment exposure to them, less the Fund’s expenses and fees. This structure offers investors a way of obtaining exposure to the crypto asset markets through the public securities markets.

The Sponsor will employ a passive investment strategy intended to track the changes in the Index, regardless of its direction, meaning that the Sponsor will not attempt to outperform the Index. Consistent with its investment objective, the Fund will not use leverage or seek performance that is the multiple or inverse multiple of the Index.

The Fund will gain exposure to Digital Assets by purchasing them with cash or accepting them in kind, and will maintain USD cash balances, including to cover currently due and Fund-payable expenses. Absent any Share redemption orders or currently due Fund-payable expenses, the Fund’s portfolio will consist solely of the Digital Assets and cash. The Fund will nots seek to invest in digital assets that are securities or stablecoins.

The following is a brief discussion of the Digital Assets that will initially be held by the Fund – BTC, ETH, XRP, SOL, DOGE, ADA, LINK, BCH, XLM, AVAX, LTC, SHIB, and DOT.

Bitcoin

Bitcoin (“BTC”) is a crypto asset or cryptocurrency that is a unit of account on its open source, decentralized peer-to-peer computer network (“Bitcoin Network”). The ownership and operation of bitcoin is determined by purchasers in the Bitcoin Network. The Bitcoin Network connects computers that run publicly accessible, or open source, software that follows the rules and procedures governing the Bitcoin Network. This is commonly referred to as the “Bitcoin Protocol”. Bitcoin may be held, may be used to purchase goods and services or may be exchanged for fiat currency. No single entity owns or operates the Bitcoin Network, and the value of bitcoin is not backed by any government, corporation or other entity. Instead, the value of bitcoin is determined in part by the supply and demand in markets created to facilitate the trading of bitcoin. Public key cryptography protects the ownership and transaction records for bitcoin. Because the source code for the Bitcoin Network is open source, anyone can contribute to its development. At this time, the ultimate supply of bitcoin is finite and limited to 21 million “coins” with the number of bitcoin available increasing gradually as new bitcoin supplies are mined until the 21 million current protocol cap is reached.

Ether

Ether is a crypto asset that operates on a decentralized system maintained by a peer-to-peer network of computers using cryptographic protocols (“Ethereum Network”). This infrastructure allows the exchange of ether (“ETH”), which is recorded on a public blockchain. Ether can be used for transactions, purchasing computational power on the network, or converted to fiat currencies. Ethereum also supports smart contracts, which are self-executing programs that facilitate various transactions and applications such as creating markets, registering debts, and representing property ownership. These smart contracts run on the Ethereum Network and require ether for execution. Ethereum is one of several projects aimed at expanding blockchain use beyond simple peer-to-peer transactions. The Ethereum Network is the largest and longest-running smart contract platform, notable for its market cap, availability of decentralized applications (“dApps”), and development activity. Smart contracts on Ethereum are used across various fields, particularly in decentralized financial services (“DeFi”), which leverage interoperable protocols and applications to create an open and transparent financial system.

Each of the Fund, Sponsor, Crypto Custodian, Cash Custodian, and any other person associated with the Fund will not, directly or indirectly, engage in any action that would result in any portion of the Fund’s ether becoming subject to Ethereum Networks’ PoS validation. The Fund’s ether will not be used to earn additional ether, generate income, or accrue any form of earnings, other than potential price value increase.

XRP

Ripple (“XRP”) is a digital asset that is created and transmitted through the operations of the “XRP Ledger,” a decentralized ledger upon which XRP transactions are processed and settled. The XRP Ledger is designed to be a global real-time payment and settlement system whose capabilities and timeliness exceed those of the Bitcoin Network. The XRP creators developed this unique digital asset to solve the scalability concerns and improve the efficiency of payments over a blockchain. As a result, the XRP Ledger and XRP aim to improve the speed at which parties on the network may transfer value while also reducing the fees and delays associated with the traditional methods of interbank payments. Currently, the XRP Ledger is said to be able to accommodate 1,500 transactions per second.

The speed and efficiency of the XRP Ledger is a function of how its blockchain validates transactions. Unlike bitcoin, XRP is not mined. Rather, the XRP consensus-based algorithm relies on trusted validators and is designed for the ledgers to close in seconds based on a system of consensus. As a result, it is extremely lightweight in terms of energy usage as compared to proof-of-work (“PoW”) blockchains generally as it does not require massive computational power to secure the network. This makes the XRP Ledger suitable for high-volume use cases, such as cross-border payments, and allows for transaction fees, which are typically less than $0.01, to be substantially lower than those charged on the Bitcoin Network.

XRP can be used to pay for goods and services, and it can be converted to fiat currencies, such as the U.S. dollar. The XRP Ledger is based on a shared public ledger similar to the Bitcoin Network and other distributed ledgers. However, the XRP Ledger differentiates itself from other digital asset networks in that its stated primary function is transactional utility, not store of value.

Solana

Solana (“SOL”) is a digital asset that is created and transmitted through the operations of a peer-to-peer, decentralized network of computers that operates on cryptographic protocols (the “Solana Network”). No single entity is known to own or operate the Solana Network, the infrastructure of which is collectively maintained by what is understood to be a decentralized user base. The Solana Network allows people to exchange tokens of value, called “Solana,” which are recorded on a blockchain. Solana can be used to pay for goods and services, including computational power on the Solana Network, or it can be converted into fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system.

The Solana Network was designed to allow users to write and implement smart contracts, which are sets of computer code that execute on every computer in the network and instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than Solana on the Solana Network. Smart contracts are executed on the Solana Network in exchange for payment of Solana. Like the Ethereum Network, the Solana Network is one of a number of projects intended to expand blockchain to usages beyond serving as peer-to-peer money systems.

Development of the Solana Network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc. (“Solana Labs”), a Delaware corporation, which administered the original network launch and token distribution. Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana, the Solana Network-- like the Ethereum network-- is understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of Solana.

Dogecoin

Dogecoin (“DOGE”) is a digital asset that is created and transmitted through the operations of the peer-to-peer “Dogecoin Network,” a decentralized network of computers that operates on cryptographic protocols. The decentralized ledger upon which Dogecoin transactions are processed and settled serves as the underlying technology of the Dogecoin Network (the “Dogecoin Blockchain”). No single entity owns or operates the Dogecoin Blockchain, the infrastructure of which is collectively maintained by a decentralized user base.

The Dogecoin Network allows people to exchange tokens of value, i.e. Dogecoin, which are recorded on the Dogecoin Blockchain. Dogecoin can be used to pay for goods and services, including to send a transaction on the Dogecoin Network, or it can be converted to fiat currencies, such as the U.S. dollar. The Dogecoin Network is based on a shared public ledger, the Dogecoin Blockchain, similar to the Bitcoin network. However, the Dogecoin Network differentiates itself from other digital asset networks in that its stated primary function is community-driven and widely used for tipping and microtransactions, rather than serving as a store of value. The Dogecoin Network is designed to be a fast and accessible peer-to-peer payment system. As a result, the Dogecoin Network and Dogecoin aim to improve the ease and affordability of transferring value while fostering a fun and inclusive community Doge.

Dogecoin was originally developed as a lighthearted take on the rapidly emerging cryptocurrency market. Dogecoin emphasized ease of use and a sense of humor. The project adopted a popular internet meme – a photograph of a Shiba Inu dog named Kabosu, which was the “top meme” for 2013 according to an online meme ranking system called “Know Your Meme” – as its brand image and mascot, and chose the name “Dogecoin” in reference to the dog as a way of emphasizing the fun and friendly aspects of the project. The use of an internet meme as inspiration for the project later caused users to refer to Dogecoin as a meme coin and sparked the creation of many competitor meme coins. Dogecoin quickly became popular following its launch, gaining adoption as a speculative investment and as a tool for tipping and small transactions.

Cardano

Cardano (“ADA”) is the native digital asset that is created and transmitted through the operations of the peer-to-peer “Cardano Network,” a decentralized network of computers upon which ADA transactions are processed and settled. The decentralized ledger upon which ADA transactions are processed and settled serves as the underlying technology of the Cardano Network (the “Cardano Blockchain”). No single entity owns or operates the Cardano Network, the infrastructure of which is collectively maintained by a decentralized user base.

The Cardano Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ADA on the Cardano network. The Cardano Network also allows people to create and exchange other tokens of value which are recorded on the network.

ADA can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on exchanges or in individual end-user-to-end-user transactions under a barter system. ADA is used to pay for transaction fees and computational services (i.e., smart contracts) on the Cardano Network; users of the Cardano Network pay for the computational power of the machines executing the requested operations with ADA.

Avalanche

Avalanche (“AVAX”) is the native digital asset that is created and transmitted through the operations of the peer-to-peer “Avalanche Network,” a decentralized network of computers upon which AVAX transactions are processed and settled. The decentralized ledger upon which AVAX transactions are processed and settled serves as the underlying technology of the Avalanche Network (the “Avalanche Blockchain”). No single entity is known to own or operate the Avalanche Network, the infrastructure of which is collectively maintained by a global user base.

The Avalanche Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than AVAX on the Avalanche Network. Smart contract operations are executed on the Avalanche blockchain in exchange for payment of AVAX.

The Avalanche Network allows people to exchange tokens of value, including AVAX, which are recorded on the network. AVAX can be used to pay for goods and services, including computational power on the Avalanche Network, or it can be converted to fiat currencies, such as the U.S. dollar.

Litecoin

Litecoin (“LTC”) is the native digital asset that is created and transmitted through the operations of the peer-to-peer “Litecoin Network,” a decentralized network of computers that operates on cryptographic protocols. The decentralized ledger upon which LTC transactions are processed and settled serves as the underlying technology of the Litecoin Network (the “Litecoin Blockchain”). No single entity owns or operates the Litecoin Network, the infrastructure of which is collectively maintained by a decentralized user base.

The initial creation of LTC was in connection with a clone (“fork”) of the bitcoin blockchain. All additional LTC have been created through the “Proof of Work” mining process. Although Litecoin is thus very similar to bitcoin, there are several key differences between the Litecoin Network and the bitcoin network. These differences include a block generation time of approximately two and a half minutes for LTC as compared to ten minutes for bitcoin, and a cap on the number of coins that will be created of 84 million LTC, as compared to 21 million for bitcoin.

The Litecoin Network allows people to transact in LTC, which can be used to pay for goods and services on the Litecoin Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system.

Polkadot

Polkadot (“DOT”) is the native digital asset that is created and transmitted through the operations of the peer-to-peer “Polkadot Network,” an online, decentralized, distributed computing platform. The Polkadot Network uses a heterogeneous multi-chain to ensure the secure transfer and authenticity of each DOT and hosts the public transaction ledger. This central chain is where all DOT is recorded.

Polkadot is designed to be a base layer platform that will enable future developers the ability to build a wide variety of decentralized applications, as well as to seamlessly connect with existing non-Polkadot blockchains such as Bitcoin or Ethereum. Decentralized applications are applications that are designed to run without a middleman between the developer and the user. Polkadot’s main feature is a sharded blockchain protocol.

The DOT serves five primary functions: governance over the Polkadot Network, allowing for interoperability between Parachains and Bridges, as the gas token of the Polkadot Network, staking for network operations, and bonding for Parachains to secure a spot on the Relay Chain. When messages are sent between two blockchains on the network, DOT is used to pay for fees. DOT holders are also responsible for managing significant events by voting on protocol upgrades and fixes. The token also ensures that network participants act in a manner that does not damage the network by putting capital at risk.

Chainlink

Chainlink is a decentralized oracle network that connects off-chain data to blockchains. Its oracles securely facilitate on-chain and off-chain data communication, enabling hybrid smart contracts and supporting interoperability between different protocols. Built originally on the Ethereum blockchain, Chainlink now connects numerous blockchains to each other and to the off-chain world through its network of oracles and the Chainlink Protocol.

Primarily, LINK is used to compensate node operators for retrieving data on behalf of smart contracts. Additionally, node operators are required to stake LINK tokens into smart contracts as collateral. This staking mechanism incentivizes accurate data reporting, given that the Chainlink Reputation Contract evaluates node operators based on various criteria, including the amount of LINK tokens they stake. Nodes with larger stakes are more likely to be selected for data requests, earning LINK tokens as compensation. Additionally, the network penalizes underperforming or dishonest nodes by reducing their staked LINK, promoting reliable service.

Chainlink is a pioneering decentralized oracle network that enables smart contracts across various blockchains to access extensive off-chain resources, while also facilitating interoperability among different blockchains. Consequently, the number of blockchains and applications requiring off-chain data increases will be a key factor to gauge future demand for LINK tokens and if it’s expected to rise in the future. Given LINK’s fixed supply, its value is likely to be significantly influenced by these demand drivers. Therefore, the success of these blockchains and applications in attracting a substantial user base will be crucial in determining LINK’s valuation.

Bitcoin Cash

Bitcoin Cash, an alternative software implementation of Bitcoin, was created in 2017 by a group of Bitcoin miners resulting in a hard fork of Bitcoin. Although Bitcoin Cash is very similar to Bitcoin, there are several key differences between the Bitcoin Cash Network and the Bitcoin Network. The fundamental difference between Bitcoin and Bitcoin Cash is the maximum block size used by each network.

Bitcoin uses the SHA-256 algorithm, which is preferred for parallel processing, but is also easily used to build application-specific integrated circuits (ASICs) to mine the network more efficiently. Like Bitcoin, Bitcoin Cash employs the SHA-265 algorithm, which results in the network competing with Bitcoin for miner hash rate. Bitcoin Cash has a current block size of 32MB compared to 1MB on the Bitcoin Network. Bitcoin Cash blocks are also generated every ten minutes, approximately the same rate as Bitcoin’s block production. Due to the roughly equal block production rates, Bitcoin Cash halvings also take place approximately every four years, occurring every 210,000 blocks, like Bitcoin. The Bitcoin Cash mining difficulty is also less than one one-hundredth of Bitcoin’s, making it significantly easier to mine blocks and earn rewards. Additionally, Bitcoin Cash and Bitcoin both have a maximum supply of 21 million coins.

XLM

Stellar was created in 2014 by a team of scientists, advisers, and engineers of the Stellar Development Foundation (“SDF”), including Jed McCaleb, one of the co-founders of Ripple Labs, Inc. The Stellar Network was not created through a fork of the Ripple network, but it does share several similarities with the Ripple network. For example, the Stellar Network initially employed the Ripple Protocol Consensus Algorithm as its consensus mechanism, which was replaced with the Stellar Consensus Protocol as a result of a fork of the Stellar Ledger and subsequent upgrade.

Similar to XLM, XRP is a digital asset that is used to facilitate cross-currency payments quickly and efficiently. However, XRP’s only function is to facilitate cross-currency transactions. Unlike the Stellar Network, the Ripple network does not facilitate the creation of tokenized assets or offer a decentralized trading platform.

SDF, also known as Stellar.org, oversaw the creation of all of the XLM in existence and, as part of its custodial mandate, continues to oversee how the vast majority of XLM are distributed. Initially, 100 billion XLM were created by SDF and were required to be distributed as follows: (i) 50% to individuals, (ii) 25% to partners such as businesses, governments, institutions, or nonprofit organizations that contribute to the growth and adoption of the Stellar Network, (iii) 19% to Bitcoin holders and 1% to XRP holders in giveaways conducted in October 2016 and August 2017 and (iv) 5% reserved for SDF operational expenses. No further XLM could be created or distributed according to the Stellar protocol, aside from supply increases by a fixed inflation rate of 1% per year, which was removed pursuant to a Stellar community vote on October 2019.

In November 2019, SDF removed, or “burned”, approximately 55 billion of the approximately 105 billion of XLM’s total supply at the time in order to reduce its ownership stake. As a result, as of November 2019, SDF held approximately 25 billion XLM of the approximately 50 billion of XLM’s total supply (amounting to approximately 50% of the XLM supply). SDF has indicated that it will distribute its remaining XLM as follows: (i) 12 billion for direct development, (ii) 10 billion for use-case investment, (iii) 6 billion for user acquisition (“User Acquisition”) and (iv) 2 billion for ecosystem support.

Shiba Inu

Shiba Inu (“SHIB”) is a crypto asset that operates on several blockchains, including Ethereum and Shibarium. SHIB was created as a meme-coin based on the Dogecoin meme. SHIB describes itself as the “Dogecoin Killer,” seeking to compete directly with DOGE. SHIB can be used for payments or converted to other currencies.

The Shibarium blockchain is a Layer 2 blockchain atop the Ethereum blockchain. Shibarium’s PoS consensus mechanism utilizes sidechains to process transactions, resulting in faster transactions, which eventually publish on the Ethereum blockchain for final settlement. As an EVM-compatible blockchain, Shibarium also supports smart contracts and similar functionality to the Ethereum blockchain.

The Fund, Sponsor, Custodian, or any other person associated with the Fund will not, directly or indirectly, engage in any action that would result in any portion of the Fund’s SHIB becoming subject to Shibarium’s PoS validation. The Fund’s SHIB (or other Shibarium asset) will not be used to earn additional SHIB (or other Shibarium asset), generate income, or accrue any form of earnings, other than potential price value increase.

Fund Legal Structure

The Trust is organized as a Delaware statutory trust, of the series type, formed pursuant to the Delaware Statutory Trust Act (the “Delaware Act”). The Fund is a series of the Trust. Each of the Trust and Fund operates pursuant to the Third Amended and Restated Agreement and Declaration of Trust of KraneShares Crypto Trust, dated February 11, 2026 (“Trust Agreement”). The Trust Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The Fund was formed and is managed and controlled by the Sponsor. The Fund continuously issues common shares representing units of undivided beneficial ownership that may be purchased and sold both at the NAV between the Fund and Authorized Participants and at a secondary market price in the secondary market, including on the Exchange.

As interests in a separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation. Shareholders will take no part in the management or control of, and have no voice in, the Fund’s operations or business. Shareholders do not have the right to elect directors, as the Fund does not have a board of directors. Further, Shareholders generally will not receive regular distributions of the net income and capital gains earned by the Fund.

The Trust was organized on February 3, 2025, and the Fund was organized on May 7, 2025. The Sponsor was organized as a limited liability company on September 30, 2025. As of the Prospectus Date, there is one other series of the Trust.

The Fund intends to be treated as a partnership for U.S. federal income tax purposes.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a high degree of risk, and you could incur a partial or total loss of your investment in the Fund. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears in the “Risk Factors” section.

●	The Index Constituents are relatively new technological innovations with a limited operating history compared to traditional commodities. There is a limited established performance record for the price of the Digital Assets and, in turn, a limited basis for evaluating an investment in shares.

●	Errors in Index data, Index computation or the construction of the Index in accordance with its methodology may occur from time to time and may not be identified and corrected by Coinbase, Inc. (the “Index Owner”) or MarketVector Indexes GmbH (the “Index Administrator”) for a period of time or at all, which may have an adverse impact on the Fund and Shareholders.

●	The prices of the Index Constituents, as determined by the crypto markets, have experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of crypto trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding Index Constituents, including Digital Assets, represent a significant portion of the market demand for them. Such speculation regarding potential future appreciation in their value may from time to time inflate the return of the Index.

●	Although the Fund may, from time to time, passively receive, by virtue of holding Digital Assets at its Crypto Custodian, certain additional digital assets (“IR Virtual Currency”) or rights to receive an IR Virtual Currency (“Incidental Rights”) through a fork of a digital asset network or an airdrop of assets, the Fund will not seek to acquire any IR Virtual Currency or Incidental Rights. Rather, the Fund will disclaim ownership in any such IR Virtual Currency and/or Incidental Rights. As a result, such assets are not and will not be considered assets of the Fund and will not be taken into account for purposes of determining the Fund’s NAV. Neither the Fund, nor the Sponsor, nor the Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Digital Assets becomes subject to any proof-of-stake validation or is used to earn additional assets or generate income or other earnings.

●	The largest crypto wallets are believed to hold, in aggregate, a significant percentage of the outstanding units of each Index Constituent. Moreover, it is possible that certain persons control multiple wallets, which also collectively hold a significant amount of Index Constituents, even if they individually only hold a small amount. It is also possible that some of these wallets are controlled by the same person(s). This means that there may be a concentration of ownership of the Index Constituents, and large sales by such holders could have an adverse impact on their market prices.

●	Crypto platforms are and may remain largely unregulated or may be largely or entirely non-compliant with applicable regulation and may therefore be more exposed to fraud and failure. Crypto asset markets in the U.S. are subject to regulatory uncertainty, and adverse legislative or regulatory developments could significantly decrease the value of the Index Constituents and the Shares.

●	The market for crypto-based ETFs (like the Fund) may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Fund will grow to or maintain a viable size. Due to the Fund’s small asset base, certain of the Fund’s expenses and its portfolio transaction costs may be higher than those of a Fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to Shareholders.

●	As interests in a separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation. Shareholders will take no part in the management or control of, and have no voice in, the Fund’s operations or business. Shareholders do not have the right to elect directors, as the Fund does not have a board of directors. Further, Shareholders generally will not receive regular distributions of the net income and capital gains earned by the Fund. Rather, except as required under applicable Federal law or under the rules or regulations of an Exchange, Shareholders shall have no voting rights hereunder or under the Delaware Act (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests.) The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders. Nothing set forth in the Trust Agreement shall be construed so as to constitute the Shareholders from time to time as partners or members of an association; nor shall any Shareholder ever be liable to any third person by reason of any action taken by the parties to the Trust Agreement, or for any other cause whatsoever.

●	The tax treatment of the Fund is complex and may have significant implications for Shareholders. While the Fund expects to be treated as a partnership for U.S. federal income tax purposes, there is no assurance that the IRS or courts will agree; and a different tax treatment could reduce the value of Shares. Shareholders are responsible for their share of the Fund’s taxable income, regardless of distributions, potentially resulting in tax liabilities. Differences between tax allocations and economic gains, as well as potential IRS audits, could adversely affect Shareholders. Legislative changes may also impact the Fund’s tax treatment, and Shareholders will receive tax reports for the Fund on a Schedule K-1 instead of Form 1099.

For additional risks, see RISK FACTORS.

Principal Offices

The Sponsor’s office is located at 280 Park Avenue, New York, NY 10017. The Trustee’s office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Administrator’s and Cash Custodian’s office is located at One Congress Street, Boston, MA 02114-2016. The Crypto Custodian’s office is located at 248 3rd St., #434, Oakland, CA 94607.

Emerging Growth Company

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Fund is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the U.S. Securities and Exchange Commission (“SEC”) determines otherwise.

The Fund will cease to be an “emerging growth company” upon the earliest of: (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. Accordingly, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund intends to take advantage of the benefits of the extended transition period.

Summary of Risk Factors

The following is a summary of potential risks related to investing in the Fund. For more detail see RISK FACTORS on page 21.

Risks Related to Crypto Asset Markets

●	The Index Constituents are relatively new technological innovations with a limited operating history.

●	The Index has a limited operational history.

●	The price of the Index Constituents on the crypto asset markets has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Fund.

●	The Fund may be negatively impacted if the market capitalization of some Index Constituents and Digital Assets far exceed the Market Capitalization for other Digital Assets.

●	The likelihood of momentum pricing may increase due to the volatility of the market value of the Index Constituents.

●	Further development and acceptance of the Index Constituents is uncertain.

●	Crypto assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of crypto assets.

●	“Forks” in the digital asset networks could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights or any IR Virtual Currency.

●	The Digital Asset Networks may face scalability challenges as it expands to a greater number of users.

●	Crypto Asset Markets are susceptible to extreme price fluctuations, theft, loss and destruction.

●	Holdings of Digital Assets may be heavily concentrated and large sales or distributions by holders of such Digital Assets could have an adverse effect on the market price of such Digital Assets.

●	Crypto platforms may be largely unregulated or may be largely or entirely non-compliant with applicable regulation and may therefore be more exposed to fraud and failure.

●	Crypto platforms may be exposed to wash trading.

●	Crypto platforms may be exposed to front-running.

●	Networked systems are vulnerable to attacks

●	The Index Constituents are subject to cybersecurity risks.

●	The Index Constituents may be exposed to risks of flawed or ineffective source code.

●	Index Constituents may be exposed to risks from other parts of the digital assets market, including “stablecoins”.

●	Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of other Digital Assets.

●	The risk of loss of access to private keys could adversely affect an investment in the Shares.

●	The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Administrator, Cash Custodian and Crypto Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s Digital Assets included in the Index for which no person or entity is liable.

●	Crypto assets were only introduced within the past two decades, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of crypto assets.

●	Some Index Constituents Networks and protocols, including several of the Index Networks and protocols, are supported by foundations and/or founding teams that may influence their development and could adversely affect the value of the Index Constituent.

●	Certain crypto assets are operated by a series of complex smart contracts that interact with each other, and such technology can be vulnerable to technical or economic exploitation that can negatively impact the functioning of the crypto asset and therefore its price.

●	Changes in the governance of the Index Constituents Networks may not receive sufficient support from users, validators and/or miners, which may negatively affect that Index Constituent’s network ability to grow and respond to challenges.

●	Technological advances or errors in theoretical assumptions could undermine the cryptographic foundations and consensus mechanisms underpinning blockchain technologies, negatively impacting the Index Constituents and the Trust.

●	Potential amendments to the Index Constituents’ protocols and software could adversely affect an investment in the Fund.

Risks Related to Bitcoin and the Bitcoin Network

●	Subsidies for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

●	Bitcoin ownership is concentrated in a small number of holders referred to as ‘Whales.’

●	Increased transaction fees may adversely affect the usage of the Bitcoin Network.

●	Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Fund.

●	New competing Digital Assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin.

●	The limited adoption and ability to use bitcoin to purchase goods could adversely affect the Fund’s Shares.

●	Environmental risks from Bitcoin mining could adversely affect the value of the Shares.

Risks Related to Ether and the Ethereum Network

●	The activation of new upgrades may have a negative impact on the Fund’s NAV.

●	Limits on ether supply may adversely affect the Fund’s Shares.

●	Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum Network, either of which could have an adverse impact on the value of ether.

●	Validators may suffer losses due to staking, which could make the Ethereum Network less attractive.

●	PoS blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional PoW blockchains.

●	The Fund will not stake the ether it holds, so an investment in the Fund’s Shares will not realize the economic benefits of staking.

●	If the crypto asset reward or transaction fees for recording transactions on the Ethereum Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

●	Competition from the emergence or growth of other digital assets or methods of investing in ether could have a negative impact on the price of ether and adversely affect the value of the Shares.

●	Layer 2 solutions underlying certain of the Index Constituents were only recently conceived and may not function on their underlying, base-layer smart contract platforms as intended, which could have an adverse impact on the value of the Index Constituents and an investment in the Shares.

●	ERC-20 tokens rely on the ERC-20 standard and the Ethereum blockchain to function, and any adverse impact on the ERC-20 standard and/or the Ethereum blockchain could have an adverse impact on the value of certain crypto assets held by the Fund and the value of the Shares.

Correlation Risk

●	Changes in the Fund’s NAV may not correlate well with changes in the price of the Index. If this were to occur, you may not be able to effectively use the Fund to hedge against crypto related losses or as a way to indirectly invest in the crypto asset market.

●	An investment in the Fund may provide you with little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

●	The performance of the Fund may diverge significantly from the performance of the Index.

Risks Associated with the Fund’s Holdings in Cash and Cash Equivalents

●	The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

Risk Related to Lack of Liquidity

●	Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

●	Buying and selling activity associated with the purchase and redemption may adversely affect an investment in the Shares.

●	The inability of Authorized Participants and market makers to hedge their crypto exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

●	Arbitrage transactions intended to keep the price of Shares closely linked to the price of the Index Constituents may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

●	Loss of a critical banking relationship for, or the failure of a bank used by, the Fund could adversely impact the Fund’s ability to create or redeem Baskets or could cause losses to the Fund.

●	The Fund and other Funds with similar investment strategies may try to exit positions at the same time.

Regulatory Risk

●	Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Index Constituents or the Shares.

●	Legal Status of the Index Constituents.

●	A determination that an Index Constituent or any other crypto asset is a “security” may adversely affect the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

●	Lack of regulation of the crypto asset market.

●	The risk of illicit activities and the imposition of stricter governmental regulation of the crypto asset market may adversely impact the Fund’s activities.

●	Competing industries may have more influence with policymakers than the crypto asset industry, which could lead to the adoption of laws and regulations that are harmful to the crypto asset industry.

●	Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks in a manner that adversely affects the value of the Shares.

Operating Risks

●	The Fund may change its investment objective, Index or investment strategies at any time without Shareholder approval or prior notice.

●	The Sponsor may change the Index at any time without prior notice.

●	The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act.

●	There are technical risks inherent in the trading system the Sponsor intends to employ.

●	Several factors may affect the Fund’s ability to achieve its investment objective on a consistent basis.

●	You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

●	The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

●	The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Fund’s operations and adversely impact an investment in the Fund.

●	The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

●	The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

●	The Fund may experience a higher breakeven if interest rates decline.

●	The Fund is not actively managed.

●	Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Fund due to the valuation method employed on the date of the NAV calculation.

●	Purchases or redemptions of Baskets in cash may cause the Fund to incur certain costs or recognize gains or losses.

●	Cash creations and redemptions may impact the efficiency of the arbitrage mechanism compared to in-kind creations and redemptions.

●	Fund assets will continuously be reduced by fees, including the Sponsor Fee.

●	The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants, market makers, or other significant secondary-market purchasers which could adversely affect the market price of the Shares.

●	There may be situations where an Authorized Participant is unable to proceed with a redemption order. To the extent the value of the Digital Assets decreases, these delays may result in a decrease in the value of the Shares and the corresponding cash distribution the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.

●	If a small number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

●	The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Fund.

●	Investors may not be able to buy or sell Shares of the Fund through their current brokerages.

●	The Fund will be subject to risks associate with buying or selling Digital Assets.

●	If a Custodian or an Authorized Participant is terminated or becomes insolvent or fails to provide services as required, the Sponsor may need to find and appoint a replacement, which could pose a challenge to the safekeeping of the Fund’s assets, the Fund’s ability to create and redeem Shares and the Fund’s ability to continue to operate may be adversely affected.

●	Service providers do not owe fiduciary duties to the Fund or the Shareholders.

●	The recourse of the Fund to the Crypto Custodian may be limited.

●	Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

●	The Fund may experience substantial losses on transactions if the computer or communications system fails.

●	If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

●	The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers, and may experience substantial losses on transactions if they fail.

●	An investment in the Fund faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Fund’s Shares trading at a premium or discount to NAV.

●	The Exchange may halt trading in the Shares which would adversely impact your ability to sell Shares.

●	The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

●	The Fund is newly formed and may not be successful in implementing its investment objective or attracting sufficient assets.

●	As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the Fund. Sponsoring the Fund will be the Sponsor’s first experience in operating an exchange-traded product in the U.S.

●	An investment in the Fund may be adversely affected by competition from other investment vehicles focused on digital assets.

●	Existing or future crypto ETFs may have significantly lower management fees, which may impede the growth of the Fund.

●	The risk of anonymity and illicit financing may give rise to an increased risk of manipulation and fraud and could result in losses to the Shareholders or negatively affect the Fund’s ability to operate.

●	The Fund’s Authorized Participants act in similar or identical capacities for several competing exchange-traded crypto products which may impact the ability or willingness of one or more Authorized Participants to participate in the Fund’s creation and redemption process, adversely affect the Fund’s operations and ultimately the value of the Shares.

●	The Crypto Custodian and the Prime Execution Agent act in the same capacity for several competing products.

●	The development and commercialization of the Fund is subject to competitive pressures.

Conflict of Interest Risks

●	The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

●	The Prime Execution Agent, an affiliate of the Crypto Custodian, may facilitate sales of the Trust’s Digital Assets, which could create conflicts of interest.

●	The Sponsor and its affiliates and their principals, officers or employees may trade Digital Assets, securities and futures and related contracts for their own accounts.

●	The parties involved in calculating the Index and the Fund’s NAV are subject to a conflict of interest.

Shareholder Voting Rights and Liability Risks

●	Shareholders will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

●	Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

●	As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

●	The venue provisions of the Trust Agreement may limit a Shareholder’s right to appear in a favorable judicial forum in any action against the Trust or Fund.

●	Under the Trust Agreement, Shareholders waive the right to a jury trial for any dispute arising under the Trust Agreement, which may limit their obtaining a favorable result.

●	The Sponsor may amend the Trust Agreement without the consent of the Shareholders.

●	The Fund does not expect to make cash distributions.

Event Risk

●	The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations.

●	Failures or breaches of electronic systems could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

Tax Risk

●	The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

●	Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

●	Your allocable share of income or loss for U.S. federal income tax purposes may differ from any economic income or loss on your Shares.

●	The tax treatment of in-kind creations and redemptions depends upon the characterization of Digital Assets.

●	Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Fund itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

●	If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

●	Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

●	Shareholders of the Fund may recognize significant amounts of ordinary income and short-term capital gain.

●	Tax legislation that has been or could be enacted may affect you with respect to your investment in the Fund.

THE OFFERING

All capitalized terms have the meaning provided in the GLOSSARY on page [210] unless otherwise stated.

Offering	The Shares represent units of fractional undivided beneficial interest in, and the ownership of, the Fund.

Use of Proceeds	Proceeds received by the Fund from the issuance and sale of Baskets will consist in whole or in part, of USD cash and, to the extent a Basket transaction is conducted partially or wholly in kind, Digital Assets. Cash deposits are held by the Cash Custodian on behalf of the Fund until (i) transferred in connection with the purchase of Digital Assets, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (ii) transferred to pay the Fund expenses, such as the Sponsor Fee.

Exchange Ticker Symbol	KCOI

Creation and Redemption

The Fund issues and redeems Baskets of Shares on a continuous basis. Baskets will be offered continuously at NAV and will consist of 10,000 Shares, resulting in a Basket being valued at NAV times 10,000. Only Authorized Participants may purchase or redeem Baskets.

A minimum of [40,000] Shares, or the equivalent of four Baskets, will be required to be outstanding at the time of commencement of trading in Shares on the Exchange.

Baskets may be issued or redeemed in exchange for cash or, if in-kind, for Digital Assets each day that the Exchange is open for regular trading. No Shares are issued in connection with a Basket, until the Custodians have allocated to the Fund’s accounts cash and Digital Assets in an amount equal to the value of the Creation Basket. As of the Prospectus Date, a Basket requires delivery of $250,000 in cash or in kind Digital Assets. Unless there is an increase in the price of the Digital Assets held by the Fund, the amount of Digital Assets related to the creation and redemption of a Basket will decrease over the life of the Fund, due to the accrual or payment of fees and other expenses and liabilities of the Fund.

Baskets may be created or redeemed only by Authorized Participants. Authorized Participants may deliver cash or Digital Assets to create Shares and may receive cash or Digital Assets when redeeming Shares. With respect to purchases or redemptions conducted in cash, Authorized Participants will not directly or indirectly purchase, hold, deliver or receive Digital Assets as part of the creation or redemption process or otherwise direct the Fund or a third party with respect to purchasing, holding, delivering or receiving Digital Assets as part of the creation or redemption process. Rather, the Fund is responsible for selecting a third party (“Crypto Trading Counterparty”) to deliver the Digital Assets to it. The Crypto Trading Counterparty will not be acting as an agent of or acting at the direction of any Authorized Participant with respect to the delivery or receipt of Digital Assets.

When redeeming in cash, the process will be the same in reverse. The Fund will redeem Shares by delivering Digital Assets in kind or, for cash redemptions, to a Crypto Trading Counterparty. The Fund is responsible for selecting the Crypto Trading Counterparty to receive the Digital Assets. The Crypto Trading Counterparty will not be acting as an agent of or acting at the direction of the Authorized Participant with respect to the receipt of the Digital Assets from the Fund.

See CREATION AND REDEMPTION OF SHARES section for more details.

Index	Coinbase 50 Index (symbol: COIN50).

Net Asset Value and Determination of NAV

The Fund’s NAV will be calculated by taking a measure of the current market value of its total assets, which will be comprised of the Digital Assets and cash, subtracting any liabilities, and dividing that total by the number of Shares then outstanding. As of the Prospectus Date, the total assets of the Fund will consist of BTC, ETH, XRP, SOL, DOGE, ADA, LINK, BCH, XLM, AVAX, LTC, SHIB, and DOT cash and cash equivalents. The Sponsor has the exclusive authority to determine the Fund’s NAV, which it has delegated to the Administrator.

The Administrator of the Fund will calculate the NAV once each Business Day, as of 4:00 p.m. New York time.

Sponsor Fee

The Fund pays the Sponsor a Sponsor Fee in an amount equal to 0.68% per annum of the average daily net assets of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs.

The Sponsor may, at its sole discretion, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fee, and any such waiver shall create no obligation to waive any such fee during any period not covered by the waiver.

The Administrator will calculate the Sponsor Fee on a daily basis with respect to the net assets of the Fund, and the Sponsor Fee will be paid directly by the Fund to the Sponsor. The Sponsor Fee will accrue daily and be payable monthly in cash, regardless of the performance of the Fund. As a result, the value of the Shares may decrease over time from the payment of the Sponsor Fee.

Fund Expenses

The Fund pays expenses in addition to the Sponsor Fee. More specifically, the Sponsor pays the routine operational, administrative and other ordinary expenses of the Fund up to $250,000 per annum, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, Index Owner, Index Administrator, independent public accountant, SEC registration fees, Schedule K-1 preparation and mailing fees, and ordinary legal fees and expenses. However, the Fund pays all of its other expenses, including any brokerage commissions and transaction-related expenses incurred in connection with trading Fund assets whether on-chain, off-chain or in a securities or cash market, applicable exchange fees, and give-up fees. In addition, the Fund pays all non-recurring or extraordinary fees and expenses, which are not subject to any caps or limits. The Sponsor deems non-recurring and extraordinary fees and expenses to include, but not be limited to, legal claims and liabilities, litigation costs, indemnification and similarly unanticipated expenses. To the extent that these expenses pertain to the Trust as a whole, and not only the Fund, they be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates them to the Fund and other series of the Trust, if any. If there are no other series of the Trust, as is the case as of the Prospectus Date, any such expenses would be paid by the Fund. In the event the Fund’s cash balance is insufficient to pay its fees and expenses, including the Sponsor Fee, the Fund may sell Digital Assets to pay such fees and expenses.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the average daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Fund and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Fund or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Fund. Unless such expenses are specifically attributable to the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain such expenses to the Fund and other series of the Trust, if any. For further discussion of the situations in which the Fund, or the Sponsor may be responsible for indemnification expenses, see THE TRUST’S SERVICE PROVIDERS.

Forks	Although the Fund may, from time to time, passively receive, by virtue of holding Digital Assets at its Crypto Custodian, certain additional digital assets (“IR Virtual Currency”) or rights to receive an IR Virtual Currency (“Incidental Rights”) through a fork of a digital asset network or an airdrop of assets, the Fund will not seek to acquire any IR Virtual Currency or Incidental Rights. Rather, the Fund will disclaim ownership in any such IR Virtual Currency and/or Incidental Rights. As a result, such assets are not and will not be considered assets of the Fund and will not be taken into account for purposes of determining the Fund’s NAV. Neither the Fund, nor the Sponsor, nor the Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Digital Assets becomes subject to any proof-of-stake validation or is used to earn additional assets or generate income or other earnings. See RISK FACTORS — Risks Related to Crypto Asset Markets — “Forks” in the digital asset networks could have adverse effects. Because the Fund will not receive the benefits of any Incidental Right or any IR Virtual Currency, the performance of the Fund may deviate significantly from the performance of the Index.

Voting Rights	As interests in a separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation. Shareholders will take no part in the management or control of, and have no voice in, the Fund’s operations or business. Shareholders do not have the right to elect directors, as the Fund does not have a board of directors. Further, Shareholders generally will not receive regular distributions of the net income and capital gains earned by the Fund. See ADDITIONAL INFORMATION ABOUT THE FUND.

Suspension of Issuance, Transfers and Redemptions	The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, and upon the direction of the Sponsor shall, suspend the right to surrender Shares or postpone the delivery date of a Digital Asset or other Fund asset generally or with respect to a particular redemption order (i) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of a Digital Asset is not reasonably practicable. The Trustee shall reject any purchase order or redemption order that is not in proper form. If the Sponsor and/or the Fund suspends redemptions, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website. See CREATION AND REDEMPTION OF SHARES — Redemption of Baskets.

Limitation on Obligations and Liability

The Sponsor has no liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Digital Asset held in trust under the Trust Agreement; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any person for any matters arising hereunder.

The Trustee is not liable for (a) the acts or omissions of the Sponsor or (b) supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement, except as otherwise provided in the Trust Agreement. The Trustee is not liable under any circumstances, except for a breach of its obligations pursuant to the Trust Agreement or its own willful misconduct, bad faith or gross negligence. See ADDITIONAL INFORMATION ABOUT THE FUND.

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, have entered into an agreement with the Sponsor (the “Authorized Participant Agreement”) and be in a position to transfer, directly or indirectly (through a third party), cash and/or Digital Assets to, and take delivery of cash and/or Digital Assets from, the Custodians through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash and/or Digital Assets in connection with such creations and redemptions. As of the Prospectus Date, the Authorized Participant is Macquarie Capital (USA) Inc. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and Settlement	The Shares will be evidenced by a global certificate that the Fund issues to Depository Trust Company (“DTC”). The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. See THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s financial statements and the related notes included in this prospectus.

Risks Related to Crypto Asset Markets

The Index Constituents are relatively new technological innovations with a limited operating history.

The Index Constituents have a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of the assets and, in turn, a limited basis for evaluating an investment. Although past performance is not necessarily indicative of future results, if Digital Assets had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Fund.

The Index has a limited operational history.

The Index is new and has a limited performance history. Errors in Index data, Index computation or the construction of the Index in accordance with its methodology may occur from time to time and may not be identified and corrected by the Index Owner or the Index Administrator for a period of time or at all, which may have an adverse impact on the Fund and its Shareholders. There is no assurance that the Index Owner will establish its Index or its methodology accurately, or that the Index will be determined, composed or calculated accurately. While the Index Owner and Index Administrator provide descriptions of the Index and its objective, none of the Index Owner, the Index Administrator or any of their respective agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of the Index or its related data, and they do not guarantee that the Index will be in line with the methodology. The Sponsor does not provide any warranty or guarantee with respect to the Index.

The price of the Index Constituents on the crypto asset markets has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Fund.

The price of the Index Constituents as determined by the crypto market has experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of crypto trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding Digital Assets generate a significant portion of the Index Constituents demand. Such speculation regarding the potential future appreciation in the value of Digital Assets may inflate the price of the Index Constituents. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, among other things, may cause a drop in the price of the Index Constituents. Developments related to the crypto asset network’s operations also contribute to the volatility in the price of the Index Constituents. These factors may continue to increase the volatility of the price of the Index Constituents, which may have a negative impact on the performance of the Fund.

Recent developments in the crypto asset economy have led to extreme volatility and disruption in crypto asset markets, a loss of confidence in participants of the crypto asset ecosystem, significant negative publicity surrounding Digital Assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing throughout 2022 and through 2023, crypto asset prices began falling precipitously. This has led to volatility and disruption in the crypto asset markets and financial difficulties for several prominent industry participants, including crypto asset trading platforms, hedge funds and lending platforms. For example, near the end of 2022, crypto asset lenders Celsius Network LLC and Voyager Digital Ltd., and crypto asset hedge fund, Three Arrows Capital, each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the crypto asset ecosystem, negative publicity surrounding Digital Assets more broadly and market-wide declines in crypto asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest crypto asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy.

The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s founder and former CEO and others. FTX is also under investigation by the SEC, the Justice Department, and the CFTC (resulting in a $12.7 billion judgment against FTX), as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions, and the founder and former CEO of FTX has been convicted and sentenced to a prison term. In response to these events, the crypto asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the crypto asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors, although these charges have now been settled.

The collapse of TerraUSD and the bankruptcy filings of FTX, Celsius, Voyager and BlockFi have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on crypto asset trading platforms, and custodians. Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto asset trading platforms and custodians. For example, the recently-enacted GENIUS Act (Pub. L. No. 119-27, 139 Stat. 419) regulates stablecoin issuers and certain of their intermediaries. Previously, in May 2023, the House of Representatives passed the Financial Innovation and Technology for the 21st Century Act, although this is yet to be introduced into, or passed by the Senate. The U.S. regulatory regime — namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning Digital Assets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Fund to comply with certain regulatory regimes, which could result in new costs for the Fund. The Fund may have to devote increased time and attention to regulatory matters, which could increase costs to the Fund. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, Digital Assets including the Index Constituents, which could have a negative effect on the value of the Index Constituents, which in turn would have a negative effect on the value of the Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Fund, their affiliates and/or the Fund’s third-party service providers, or to the crypto asset industry as a whole.

Continued disruption and instability in the crypto asset markets as these events develop, including further declines in the trading prices and liquidity of the Index Constituents, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The Fund may be negatively impacted if the market capitalization of some Index Constituents and Digital Assets far exceed the Market Capitalization for other Digital Assets.

If the market capitalization of some Digital Assets and Index Constituents far exceeds the market capitalization of other Digital Assets and Index Constituents, and the weights of those Digital Assets and Index Constituents far exceed the weights of others in the Fund, the Fund may not be as diversified as other ETFs that track indexes with more index constituents. If one of the larger components experiences a negative impact, the value of the Index, and the Fund’s Shares, will likely also be negatively impacted in light of the proportion of that Index Constituent in the Index and thus the Fund’s portfolio.

The likelihood of momentum pricing may increase due to the volatility of the market value of the Index Constituents.

The market value of the Index Constituents is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of the Index Constituents and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of Digital Assets, which inflates prices and leads to increased volatility. As a result, Digital Assets may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of the Index Constituents, and, in turn, an investment in the Fund.

The value of Digital Assets may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of the Index Constituents has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of the Index Constituents, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in the Fund.

Some market observers have asserted that in time, the value of Digital Assets will fall to a fraction of their current value, or even to zero. The Index Constituents have not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Further development and acceptance of the Index Constituents is uncertain.

The further development and acceptance of the Digital Assets blockchains (“Digital Asset Networks”), both part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Digital Asset Networks may adversely affect the price of the Index Constituents and therefore cause the Fund to suffer losses. Regulatory changes or actions may alter the nature of an investment in Digital Assets or restrict the use of Digital Assets or the operations of the Digital Asset Networks or venues on which the Index Constituents trade in a manner that adversely affects the price of the Index Constituents and, therefore, the Fund’s Shares. The Index Constituents generally operate without central authority (such as a bank) and are not backed by any government. The Index Constituents are not inherently legal tender and federal, state and/or foreign governments may restrict the use and exchange of the Index Constituents, and regulation, both in the U.S. and elsewhere, is still developing. For example, it may become difficult or illegal to acquire, hold, sell or use the Index Constituents in one or more countries, which could adversely impact the price of them, and therefore the value of the Fund’s Shares.

Crypto assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of crypto assets.

The first crypto asset, bitcoin, was launched in 2009. ETH was launched in 2015 and, along with bitcoin, was one of the first cryptographic crypto assets to gain global adoption and critical mass. Other Index Constituents were developed even more recently. In general, the networks of Index Constituents (“Index Constituents Networks”) and related protocols represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect their values and the value of the Shares:

●	Only a limited number of crypto assets are selectively accepted by retail and commercial outlets, and use of crypto assets by consumers remains limited. While the use of some crypto assets to purchase goods and services from commercial or service businesses is developing, most crypto assets have not yet been accepted in the use of commerce due to their infancy, price volatility, technological issues and/or because they may not be intended to be used for that purpose. Banks and other established financial institutions, whether voluntarily or in response to regulatory feedback, may refuse to process funds for crypto asset transactions; process wire transfers to or from crypto asset trading platforms, crypto asset related companies or service providers; or maintain accounts for persons or entities transacting in crypto assets.

●	Similarly, banks may not provide banking services, or may cut off banking services, to businesses that provide crypto asset-related services or that accept crypto assets as payment, which could dampen liquidity in the market and damage the public perception of crypto assets generally or any one crypto asset in particular and their or its utility as a payment system, which could decrease the price of crypto assets generally or individually.

●	The prices of crypto assets may be determined on a relatively small number of crypto asset trading platforms by a relatively small number of market participants, many of whom are speculators or those intimately involved with the issuance of such crypto assets, such as miners, validators or developers, which could contribute to price volatility in one or more crypto assets or in a reduction of confidence in one or more crypto assets or the venues that trade them — which may also make users less likely to adopt or use such crypto assets in the future.

●	Certain privacy-preserving features have been or are expected to be introduced to a number of Index Constituents Networks, such as Ethereum, Solana, Cardano and Avalanche. If there is a concern that any such privacy-preserving features interfere with the performance of anti-money laundering duties and economic sanctions checks, trading platforms or businesses that facilitate transactions in crypto assets on these networks may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers, miners, and validators may switch to or adopt certain Index Constituents Networks or protocols at the expense of their engagement with other Index Constituents Networks and protocols, which may negatively impact those networks and protocols.

“Forks” in the digital asset networks could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights or any IR Virtual Currency.

From time to time, developers of the digital asset networks suggest changes to the underlying software. If a sufficient number of users, miners and/or validators disagree with other such participants (depending on the specific method of protocol governance for each Index Constituent Network), a new crypto asset may be created (i.e., substantial portions of the network disagree on whether to accept or reject a network change). This is often referred to as a “fork.”

In August 2017, the Bitcoin Network forked into two different blockchains, resulting in bitcoin and a new crypto asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. Since then, the Bitcoin Network has been forked numerous times to launch new Digital Assets, such as Bitcoin Gold, Bitcoin SV and Bitcoin Diamond. Additional hard forks of the Bitcoin Network could adversely affect the market for bitcoin and, therefore, an investment in the Fund. A substantial giveaway of bitcoin (sometimes referred to as an “airdrop”) may also result in significant and unexpected declines in the value of bitcoin.

The Ethereum Network has also been through a series of updates. The initial launch in 2015 with Frontier established the Ethereum Virtual Machine, followed by the Homestead fork in 2016, which brought stability and core functionalities. A significant event in 2016 was the decentralized autonomous organization (“DAO”) hack, leading to a hard fork that reversed the hack on the main chain and created Ethereum Classic (ETC) for users who preferred the unaltered blockchain. Subsequent forks, Byzantium and Constantinople/St. Petersburg, focused on security enhancements, efficiency improvements, and future scalability. The Istanbul fork in 2019 addressed network optimization and fee reduction. From 2020 onwards, forks including Muir Glacier, Altair, and London prepared the network for the highly anticipated transition to PoS. The London and Paris (Merge) forks in 2022 marked the successful switch from PoW to PoS. The Ethereum Network continues to evolve, with recent forks like Shanghai and Cancun further refining the PoS system and implementing new functionalities. Forks of the Ethereum Network could adversely affect the market for ether, thereby impacting an investment in the Fund. An air drop may also result in significant and unexpected declines in the value of ether.

Forks may also occur as a network community’s response to a significant security breach. For example, in The DAO attack that occurred in June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to transfer approximately $60 million of Ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the crypto asset on that blockchain now referred to as ETC. ETC now trades on several Crypto Asset Trading Platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the crypto asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the blockchain while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum Network and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns, for example, also, during the DAO attack an Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of “replay attacks”, in which transactions from one network were rebroadcast to nefarious effect on the other network. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a crypto asset network that retained or attracted less validating power, thereby making crypto asset networks that rely on PoS more susceptible to attack.

A hard fork may adversely affect the price of a Digital Asset at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork crypto asset, in anticipation that ownership of the pre-fork crypto asset would entitle holders to a new crypto asset following the fork. The increased demand for the pre-fork crypto asset may cause the price of the crypto asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the crypto asset running in parallel would be less than the price of the crypto asset immediately prior to the fork. For example, following the DAO hack in July 2016, holders of ETH voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of ETH rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined.

In the event of a fork, the Crypto Custodian may temporarily suspend the operations with respect to the affected asset (with or without advance notice to the Sponsor and/or the Fund) and decide whether to support (or cease supporting) either branch of the forked protocol entirely. The Crypto Custodian assumes absolutely no liability whatsoever in respect of an unsupported branch of a forked protocol or its determination whether to support a forked protocol. The Crypto Custodian is under no obligation to support any airdrops or forks, or handle them in any manner, which could adversely impact the value of an investment in the Fund. Although the Fund may, from time to time, passively receive, by virtue of holding Digital Assets at its Crypto Custodian, certain additional digital assets (“IR Virtual Currency”) or rights to receive an IR Virtual Currency (“Incidental Rights”) through a fork of a digital asset network or an airdrop of assets, the Fund will not seek to acquire any IR Virtual Currency or Incidental Rights. Rather, the Fund will disclaim ownership in any such IR Virtual Currency and/or Incidental Rights. As a result, such assets are not and will not be considered assets of the Fund and will not be taken into account for purposes of determining the Fund’s NAV. Neither the Fund, nor the Sponsor, nor the Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Digital Assets becomes subject to any proof-of-stake validation or is used to earn additional assets or generate income or other earnings.

In the event the Fund seeks to change the Fund’s policy with respect to Incidental Rights or IR Virtual Currency, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website.

The Digital Asset Networks may face scalability challenges as it expands to a greater number of users.

As with other crypto asset networks, the Digital Asset Networks face significant scaling challenges because public blockchains generally face a tradeoff between security and scalability. A decentralized network is less susceptible to manipulation or capture if more participants, or “nodes,” are involved in the processing and maintenance of such network. However, a greater number of nodes generally decreases the network’s efficiency in processing transactions and may result in increased settlement times. Increased settlement times could discourage certain uses for Digital Assets such as Index Constituents (for example, micropayments), and could reduce demand for and price of such assets, which could adversely impact the value of an investment in the Fund.

Crypto Asset Markets are susceptible to extreme price fluctuations, theft, loss and destruction.

The market price of the Index Constituents has been subject to extreme fluctuations. If crypto asset markets continue to be subject to sharp fluctuations, the Fund’s Shareholders may experience losses. Similar to fiat currencies (i.e., a currency that is issued by a central bank or a national, supra-national or quasi-national organization), the Index Constituents are susceptible to theft, loss and destruction. Accordingly, the Fund’s assets are also susceptible to these risks. Cybersecurity risks of the Digital Asset Networks and of entities that custody or facilitate the transfers or trading of Digital Assets could result in a loss of public confidence in the Index Constituents, a decline in the value of the Index Constituents and, as a result, adversely impact the Fund’s Shares.

Holdings of Digital Assets may be heavily concentrated and large sales or distributions by holders of such Digital Assets could have an adverse effect on the market price of such Digital Assets.

The largest crypto wallets are believed to hold, in aggregate, a significant percentage of the Index Constituents in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Index Constituents, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Digital Assets.

Crypto platforms may be largely unregulated or may be largely or entirely non-compliant with applicable regulation and may therefore be more exposed to fraud and failure.

Crypto platforms and other trading venues on which the Index Constituents trade are relatively new. In addition, crypto platforms are often unregulated or such markets may be non-compliant with existing and applicable regulations in one or more jurisdictions in which they operate. Furthermore, while some prominent crypto platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many other crypto platforms may not provide some or all of such information. Crypto platforms may not view themselves as being subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in crypto platforms, including prominent exchanges that handle a significant volume of the Index Constituents’ trading.

Most crypto platforms operate without extensive supervision by governmental authorities, and many crypto platforms do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, trading activity on or reported by many crypto platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on crypto platforms was false or noneconomic in nature, with specific focus on unregulated trading venues located outside of the U.S. Such reports may indicate that the digital asset trading platform market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the digital asset trading platform market than is commonly understood. Nonetheless, any actual or perceived false trading in the crypto platforms market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Index Constituents and/or negatively affect the market perception of the Index Constituents.

In addition, over the past several years, some crypto platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such crypto platforms were not compensated or made whole for the partial or complete losses of their account balances in such crypto platforms. While, generally speaking, smaller crypto platforms are less likely to have the infrastructure and capitalization that make larger crypto platforms more stable, larger crypto platforms are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest crypto platforms could be subject to abrupt failure with consequences for both users of crypto platforms and the crypto asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset trading platform. The value of BTC, ETH, and other Digital Assets immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset trading platform Youbit, suspended crypto asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the Digital Assets in their digital asset trading platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset trading platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform, Bitgrail, was hacked, resulting in approximately $170 million in losses.

In May 2019, one of the world’s largest crypto platforms, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a digital asset trading platform, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ETH.

In November 2022, FTX, one of the largest crypto platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the U.S., while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who has now been convicted and sentenced to a prison term. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. The bankruptcy of FTX has underscored the potential for fraud and manipulation in digital asset trading platforms generally. The financial distress experienced by crypto asset market participants because of the FTX bankruptcy has already led to the spread of a general contagion among some market participants and may lead to additional regulation of the crypto markets.

The fact that many crypto platforms are not registered and fail to comply with regulations or operate in jurisdictions with less stringent regulations than in the US may expose the investors to behaviors that can jeopardize their investments. These behaviors include, but are not limited to, wash trading, fraud, front-running, and other security issues that could adversely impact the value of an investment in the Fund.

Negative perception, a lack of stability in the crypto asset markets and the closure or temporary shutdown of crypto platforms due to fraud, failure or security breaches may reduce confidence in the Digital Asset Networks and result in greater volatility or decreases in the prices of the Index Constituents. Furthermore, the closure or temporary shutdown of a crypto platform used in calculating the Index may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a crypto platform’s failure could adversely affect the value of the Shares.

Crypto platforms may be exposed to wash trading.

Crypto platforms may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for Digital Assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the U.S., there have been allegations of wash trading, including on regulated trading venues. Any actual or perceived false trading in the crypto venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Index Constituents and/or negatively affect the market perception of Digital Assets.

To the extent that wash trading either occurs or appears to occur on trading platforms on which the Index Constituents trades, investors may develop negative perceptions about the digital assets industry more broadly, which could adversely impact the price the Index Constituents and, therefore, the price of Shares. Wash trading also may place more legitimate crypto platforms at a relative competitive disadvantage.

Crypto platforms may be exposed to front-running.

Crypto platforms may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized crypto platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy digital assets at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of crypto platforms and Digital Assets more generally.

Networked systems are vulnerable to attacks.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Digital Asset Networks contain certain flaws.

For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the “hash” rate, or the amount of computing and processing power being contributed to the network through mining, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain. To the extent that such malicious actor or hacked collection of computers controlled by networked software coordinating the actions of the computers (“botnet”) did not yield its control of the processing power on the network, or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.

In addition, in May 2019, the Bitcoin Cash network, a PoW network, experienced a >50% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Irrespective of the motivations for this or any other specific attack, the fact that such coordinated activity is able to occur may negatively impact perceptions of a Digital Asset Network.

The Ethereum Network also remains vulnerable to various types of attacks and coordinated adverse activity. In particular, following the “Merge”, where the Ethereum Network moved from a PoW to a PoS mechanism under Ethereum 2.0 and the switch to PoS validation, the Ethereum Network is currently vulnerable to several types of attacks, including:

(i)	“>33% attack” where, if a malicious actor, validator, botnet or group of validators acting in concert were to gain control of more than 33% of the total staked ether on the Ethereum Network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain. This is designed to be a temporary risk, as the Ethereum Network’s inactivity leak would be expected to eventually penalize the attacker enough for the chain to finalize again (i.e., the honest majority would be expected to reclaim a 2/3rd stake as the attacker’s stake is penalized). Moreover, it is believed that a 33% attack would not be sufficient to allow a malicious actor to engage in double-spending or fraudulent block propagation. Even without 33% control, however, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum Network.

(ii)	“>50% attack” where, if a malicious actor, validator, botnet or group of validators acting in concert were to gain control of more than 50% of the total staked ether on the Ethereum Network, a malicious actor would be able to gain full control of the Ethereum Network and the ability to manipulate future transactions on the blockchain, including censoring transactions, double-spending and fraudulent block propagation, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum Network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum Blockchain may not be possible.

(iii)	“>66% attack” where, if a malicious actor, validator, botnet or group of validators acting in concert were to gain control of more than 66% of the total staked ether on the Ethereum Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor or botnet obtains control of more than 33% of the validating power, or otherwise obtains control over the Ethereum Network through its influence over core developers or otherwise, such actor or botnet could manipulate the blockchain. For example, in August 2020, the Ethereum Classic Network, a PoW network, was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of over $5.0 million and $1.0 million.

Such concentration of validating power may also arise from activities such as “liquid staking,” a solution that permits holders of ETH to deposit them with a liquid staking application, which stakes the ETH while issuing the holder a transferable token in exchange. Such liquid staking applications pose centralization concerns, and a single liquid staking application has reportedly controlled around or in excess of 33% of the total staked ETH on the Ethereum Network.

The attack of a malicious actor may have an adverse effect on the Digital Asset Networks and, therefore, on the value of Digital Assets and an investment in the Fund.

The Index Constituents are subject to cybersecurity risks.

As digital assets, the Index Constituents are subject to cybersecurity risks, including the risk that malicious actors will exploit flaws in its code or structure that will allow them to, among other things, steal tokens held by others, control the blockchain, steal personally identifying information, or issue significant amounts of assets in contravention of their protocols. The occurrence of any of these events is likely to have a significant adverse impact on the price and liquidity of the Index Constituents and therefore the value of an investment in the Fund. Additionally, the Digital Asset Networks’ functionality relies on the internet. A significant disruption of internet connectivity affecting large numbers of users or geographic areas could impede the functionality of the Index Constituents. Any technical disruptions or regulatory limitations that affect internet access may have an adverse effect on the Digital Asset Networks, the price of the Digital Assets, and the value of an investment in the Fund.

The Index Constituents may be exposed to risks of flawed or ineffective source code.

If the source code or cryptography underlying a Digital Asset held by the Fund proves to be flawed or ineffective, malicious actors may be able to steal the Fund’s assets. In the past, flaws in the source code for digital assets have been exposed and exploited, including those that exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in, or exploitations of, the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying a crypto asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, if the crypto asset held by the Fund is affected, a malicious actor may be able to steal the Fund’s Digital Assets, which would adversely affect an investment in the Shares. Even if the Fund did not hold the affected crypto asset, any reduction in confidence in the source code or cryptography underlying asset generally could negatively affect the demand for the Digital Assets and therefore adversely affect an investment in the Shares.

Index Constituents may be exposed to risks from other parts of the digital assets market, including “stablecoins”.

The price of the Index Constituents may be adversely impacted by developments in other parts of the crypto asset markets. The acceptance of the Index Constituents and Digital Assets generally depends on several factors, including developments in the crypto asset markets that impact investor confidence.

One example of a different part of the crypto asset markets that could pose risks to the Index Constituents, and therefore to the Fund is “stablecoins.” “Stablecoins” are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has at times caused certain stablecoins to lose their “peg” to the underlying fiat currency. Even though stablecoins will not be Index Constituents, this volatility has also impacted the prices of certain digital assets in the past. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the crypto asset markets. In addition, some have argued that some stablecoins, particularly Tether, are issued without sufficient backing in a way that could cause artificial rather than genuine demand for digital assets, raising their prices. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in crypto asset markets, including the Ethereum market. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 (and remained below for multiple days) after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Popular stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins or lead to outsized redemption requests, and therefore could adversely affect the value of the Shares.

Some stablecoins have been asserted to be securities under the federal securities laws. For example, on June 5, 2023, the SEC alleged in a complaint that the stablecoin BUSD, a U.S. dollar stablecoin issued by Binance, was a “crypto asset security” and that Binance “offered and sold to U.S. investors as part of a profit-earning scheme within the Binance ecosystem.” In another example, the District Court for the Southern District of New York denied defendants’ motion to dismiss an SEC complaint asserting that the stablecoin UST, a U.S. dollar stablecoin issued by Terra, is a security. Further public concern about the possible security status of stablecoins manifested in November 2023, when the financial technology company PayPal disclosed in a filing that it had received a subpoena from the SEC relating to the PayPal USD stablecoin that requested the production of documents. More recently, on September 24, 2024, the SEC announced settled charges against TrueCoin LLC and FundToken Inc. for their fraudulent and unregistered sales of investment contracts involving TrueUSD, a purported stablecoin. The SEC’s complaint alleges that from November 2020 until April 2023, TrueCoin and FundToken engaged in the unregistered offer and sale of investment contracts in the form of the crypto asset TUSD and profit-making opportunities with respect to TrueUSD on TrueFi. The complaint further alleges that TrueCoin and FundToken falsely marketed the investment opportunity as safe and trustworthy by claiming that TUSD was fully backed by U.S. dollars or their equivalent, when in fact a substantial portion of the assets purportedly backing TUSD had been invested in a speculative and risky offshore investment fund to earn additional returns for the defendants.

While stablecoins will not be Digital Assets, a determination that a popular stablecoin is a security could lead to outsized redemption requests, and therefore could adversely affect the broader value of the Shares. On April 4, 2025, the SEC announced that certain stablecoins are not considered securities. These include crypto assets that are designed to maintain a stable value relative to the US Dollar (USD) on a one-for-one basis, can be redeemed for USD on a one-for-one basis, and are backed by low-risk and readily liquid assets held in a reserve, with a USD value that, at a minimum, meets the redemption value of the stablecoins in circulation. Stablecoins outside of this definition are not currently covered by the SEC guidance. As previously noted, the Fund does not invest in stablecoins. However, the Fund may nonetheless be exposed to these and other risks that stablecoins pose for the market for Bitcoin, Ether and other Digital Assets.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of other Digital Assets.

Central banks in various countries have introduced digital forms of legal tender. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, the Index Constituents as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, the Index Constituents. As a result of any of the foregoing factors, the value of the Index Constituents could decrease, which could adversely affect an investment in the Fund.

Digital assets are subject to the hacking risk of theft of private keys, which may affect the price of the Fund’s Shares.

Due to the nature of private keys, the Index Constituents transactions are irrevocable; and incorrectly transferred or stolen digital assets may be irretrievable. As a result, any incorrectly executed transaction could adversely affect the price and liquidity of the Index Constituents, which may adversely affect the price of the Fund’s Shares. Omnibus accounts of the Crypto Custodian and private keys kept in hot storage (i.e., online storage) are more vulnerable to theft than cold storage (i.e., offline storage). To the extent that the Crypto Custodian uses hot storage to store private keys, Digital Assets will be subject to a greater risk of theft of private keys.

The risk of loss of access to private keys could adversely affect an investment in the Shares.

The loss or destruction of a private key required to access the Fund’s Digital Assets may be irreversible. The loss of access to the private keys associated with the Fund’s Digital Assets could adversely affect an investment in the Shares. The Index Constituents are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the currency is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the Digital Assets while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Fund will be unable to access the assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store the Fund’s Digital Assets could adversely affect an investment in the Shares.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Administrator, Cash Custodian and Crypto Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s Digital Assets included in the Index for which no person or entity is liable.

The Fund’s Digital Assets are not covered by any specific insurance maintained by the Fund or its Sponsor. Instead, the Crypto Custodian maintains commercial crime insurance policies, which provide coverage for risks such as employee fraud, theft, damage to key materials, and security breaches. These insurance policies are shared among all of the Crypto Custodian’s clients and are not specific to the Fund or to any particular assets held by the Fund. Consequently, the availability of insurance proceeds to the Fund may be reduced if multiple claims are made by other customers.

In addition, the aggregate insurance coverage provided by the Crypto Custodian may not be sufficient to cover all potential losses. The total coverage amount may be significantly lower than the value of the Digital Assets under custody, exposing the Fund to the risk that, in the event of a loss, the insurance policy will not cover the full extent of the Fund’s assets. Furthermore, the types of risks covered by the Crypto Custodian’ insurance may not include all risks faced by the Fund, and losses could arise from other sources for which there is no insurance coverage.

Lastly, even though the Crypto Custodian may maintain capital reserve requirements depending on the assets under custody, there is no assurance that these reserves will be sufficient to cover potential losses or that insurance proceeds will be available in a timely manner in the event of a claim. Therefore, the Fund and its Shareholders remain exposed to risks of loss that may not be fully mitigated by insurance or other financial safeguards.

The legal rights of customers with respect to Digital Assets held on their behalf by the Crypto Custodian in insolvency proceedings are currently uncertain. The Fund’s custodied assets could become the property of a bankruptcy estate and made available to satisfy the claims of general unsecured creditors.

Crypto assets were only introduced within the past two decades, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of crypto assets.

Crypto assets were only introduced within the past two decades, and some of the Index Constituents were developed even more recently, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners, or validators, and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Index Constituents Networks and related protocols are in the early stages of development. Given the recency of the development of Index Constituents Networks and related protocols, crypto assets and the underlying Index Constituents Networks and related protocols may not function as intended and parties may be unwilling to use crypto assets, which would dampen the growth, if any, of Index Constituents Networks and related protocols.

●	The loss of access to a private key required to access a crypto asset may be irreversible. If a private key is lost and no backup of the private key is accessible, or if the private key is otherwise compromised, the owner would be unable to access the crypto assets held in the crypto asset account corresponding to that private key.

●	For Index Constituents that operate on a PoW consensus model, crypto asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or otherwise when the cost of electricity used in mining as compared to relevant crypto asset prices makes mining that crypto asset uneconomical.

●	Index Constituents Networks and related protocols are dependent upon the internet. A disruption of the internet or an Index Constituents Network or related protocol, would affect the ability to transfer crypto assets, and, consequently, their value.

●	The acceptance of software patches or upgrades to an Index Constituent Network by a significant, but not overwhelming, percentage of the users, validators or miners in an Index Constituent Network, as applicable, could result in a “fork” in such Index Constituents Network’s blockchain, resulting in the operation of multiple separate blockchain networks.

●	Upgrades and other changes to an Index Constituent Network or related protocol may not be successful. For example, the Ethereum Network has implemented and is in the process of implementing a series of software upgrades and other changes to its source code, including material portions of the source code. These upgrades have and will result in new iterations of the Ethereum Network. Although some upgrades to the Ethereum Network and other Digital Asset Networks and related protocols have been successfully implemented, previously successful upgrades do not guarantee that future upgrades will be successful or be implemented as currently contemplated, and any failure to successfully implement future changes, or implement them as currently intended, could have a material adverse effect on the value of ETH and other current or future Digital Assets, as applicable, and therefore have a material adverse effect on the value of the Shares.

●	Developers and other users of Index Constituents Networks and related protocols are in the process of developing and making significant decisions that will affect the supply, issuance and rights of such network’s or protocol’s crypto assets, and in some cases other protocols that use or rely on that Index Constituent Network. For example, certain DeFi protocols built on Index Constituent Networks depend on a process known as “liquidity mining” to operate. Users who engage in liquidity mining contribute tokens to a DeFi protocol’s crypto asset pools, or otherwise interact with the DeFi protocol, and receive tokens in proportion to their transaction activity. Decisions regarding liquidity mining in a DeFi protocol or among DeFi protocols, including decisions regarding liquidity mining reward amounts and distribution decisions, could lead to a decline in the support and price of such crypto asset as well as the crypto asset native to the underlying Index Constituent Network on which the DeFi protocol operates.

●	In the past, flaws in the source code for Index Constituents Networks and related protocols have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ crypto assets. The cryptography underlying the Index Constituents Networks and related protocols on which the Index Constituents exist and rely could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take over an Index Constituent, which would adversely affect the value of the Shares. Moreover, the functionality of the Index Constituent Network or protocol underlying an Index Constituent may be negatively affected by such an exploit such that it is no longer attractive to users, thereby dampening demand for the relevant Index Constituent. In addition, any reduction in confidence in the source code or cryptography underlying Index Constituents Networks and related protocols generally could negatively affect the demand for crypto assets, including the Index Constituents, and therefore adversely affect the value of the Shares.

●	The open-source structure of many Index Constituents Networks and related protocols, such as the Ethereum network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such Index Constituent Network or protocols. As a result, the developers of and other contributors to a particular Index Constituent Network or protocol may lack a financial incentive to maintain or develop the Index Constituent Network or protocol, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in a particular Index Constituent Network or protocol. If an Index Constituent Network or protocol does not have attractive policies on supply and issuance of its related crypto asset, there may not be sufficient support for such Index Constituent Network or protocol, which could lead to a decline in the support and price of such crypto asset.

Moreover, because crypto assets have existed for a short period of time and are continuing to be developed, there may be additional risks to Index Constituents Networks and related protocols, and therefore to crypto assets that are Index Constituents, that are impossible to predict as of the date of this prospectus.

Some Index Constituents Networks and protocols, including several of the Index Networks and protocols, are supported by foundations and/or founding teams that may influence their development and could adversely affect the value of the Index Constituent.

Many Index Constituents Networks and protocols, including certain of the Index Constituents’ Index Constituents Networks and protocols, are supported by foundations and/or founding teams. In contrast to Index Constituents Networks and protocols where governance decisions are largely made by a decentralized group of individuals, the development of such Index Constituent Network or protocol may be disproportionately influenced by these foundations and/or founding teams. For example, Solana Labs, Inc. (“Solana Labs”) and the Solana Foundation support the Solana project and intend to advance the overall growth and development of the ecosystem. Therefore, Solana Labs and the Solana Foundation will generally be in control of, or otherwise influence, proposals and amendments to, and the development of the Solana network’s source code. To the extent Solana Labs and/or the Solana Foundation propose any amendments to the Solana network’s source code that are adopted by users of the Solana network, the Solana network will be subject to new source code that may adversely affect the value of SOL. Similarly, Ripple Labs holds a large portion of the XRP supply, which has led to concerns about centralization. Despite escrow mechanisms that gradually release XRP into the market, Ripple Labs still retains control over a significant portion of XRP, which can impact market dynamics if large amounts are sold. The concentration of XRP in the hands of Ripple Labs and early stakeholders has sometimes led to perceptions of centralization, which could affect the market’s confidence in XRP as a decentralized asset. In addition to SOL and XRP, certain of the other Index Constituents may also have foundations and/or founding teams that support the development of the Index Constituents’ Networks or protocols and may have interests that are different than a Shareholder’s and the decisions made by such foundations and/or founding teams could have an adverse effect on the value of the Index Constituent.

Certain crypto assets are operated by a series of complex smart contracts that interact with each other, and such technology can be vulnerable to technical or economic exploitation that can negatively impact the functioning of the crypto asset and therefore its price.

Certain crypto assets are vulnerable to technical and economic exploitation of any weaknesses in their systems, and any such exploitation could have a negative effect on the crypto asset’s value. These crypto assets are operated by a series of complex smart contracts that interact with each other. Smart contracts are comprised of a variety of complex pieces of software code, and this software code may not be fully or professionally tested before being deployed for use by the users of a particular crypto asset. As a result, users of a crypto asset can, intentionally or unintentionally, trigger malfunctioning behavior on the network, which can have a negative impact on the price of its crypto asset and can also result in the complete loss or theft of the crypto asset.

The smart contracts that underlie certain crypto assets are subject to a wide range of exploitation, including both technical exploitation, which can utilize flaws in the computer code that underlies the smart contract, and economic exploitation, which can occur if network participants use the network in a way that was not expected by its designers. Such exploitation can take place even on networks that have gone through extensive security audits by specialized firms; such firms may not be able to anticipate all the potential threats such complex systems can face in the real world. Any of these issues could have a material adverse effect on a crypto asset’s business, operations, and financial position, which could have a negative impact on the price of the crypto asset. If the price of a crypto asset included in the Index declines, that could result in a negative impact on the Trust’s Portfolio.

Changes in the governance of the Index Constituents Networks may not receive sufficient support from users, validators and/or miners, which may negatively affect that Index Constituent’s network ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized Index Constituent Network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized Index Constituents Networks, such as the Bitcoin network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators or miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant Index Constituent. As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on Index Constituents Networks. This could, in turn, have a materially negative effect on the value of the Index Constituents and the Shares.

Technological advances or errors in theoretical assumptions could undermine the cryptographic foundations and consensus mechanisms underpinning blockchain technologies, negatively impacting the Index Constituents and the Trust.

Blockchain technologies and the cryptographic consensus mechanisms that underpin them rely on the premise that certain cryptographic puzzles and mathematical problems cannot be solved quickly with current computing capabilities. While this premise is widely accepted, it remains unproven and could be invalidated by advances in mathematics, cryptography, or technology. For example, the development of quantum computing or other technologies with significantly greater computational power than currently available could compromise the security and functionality of blockchain networks, including those supporting the Index Constituents. Such advances could undermine or vitiate the cryptographic consensus mechanisms, resulting in significant disruptions to blockchain networks and, in extreme cases, the collapse of markets relying on blockchain technologies. These disruptions could adversely affect the value of the Index Constituents and, consequently, an investment in the Trust.

In addition, legislatures or regulatory agencies could prohibit the use of current or future cryptographic protocols, further limiting the functionality or adoption of blockchain networks and the Index Constituents. Such prohibitions could result in significant loss of value for the Shares.

Potential amendments to the Index Constituents’ protocols and software could adversely affect an investment in the Fund.

The development and maintenance of the source code for each Index Constituent’s blockchain are primarily managed by communities of developers and contributors. These communities may include key organizations, independent foundations, and influential contributors who guide the network’s development, propose updates, and maintain its ongoing functionality. While such structures are intended to promote transparency, inclusivity, and decentralization, the governance frameworks and influence of these entities vary across the Index Constituents.

As open-source projects, many Index Constituents permit contributions from independent developers and other stakeholders. Proposed amendments to the source code, if accepted by validators, miners, or users, could alter the protocols, software, or properties of the Index Constituents. These amendments, implemented through software upgrades, could impact transaction mechanisms, consensus models, supply structures, or other critical features, potentially undermining the functionality, appeal, or market value of the Index Constituents.

Moreover, software upgrades or protocol changes could fail to operate as intended or introduce bugs, coding defects, or security vulnerabilities, negatively impacting the usability, security, or value of the respective blockchain or Index Constituent. Consequently, any changes to the protocols or software of the Index Constituents may adversely affect the Trust’s investments and the value of its Shares.

Risks Related to Bitcoin and the Bitcoin Network

Subsidies for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

Transactions in bitcoin are processed by miners who are primarily compensated by receiving newly issued bitcoins (“Mining Subsidy”) as a compensation for successfully solving a cryptographic problem. Mining Subsidies follow an issuance schedule that declines over time. Miners might also be compensated through voluntary fees paid by Bitcoin network participants, which alongside Mining Subsidies constitute total mining rewards.

Mining Subsidies are subject to so-called halvings, events in which the issuance of new bitcoins per mined block is cut in half. These events take place in multiples of 210,000 blocks starting from Bitcoin’s block number (or block height) 0, referred to as the genesis block, which was mined on January 3rd, 2009. With the time interval between two consecutive blocks being targeted at 10 minutes on average, halving events should happen approximately every four years.

The bitcoin Mining Subsidy was equal to 50 bitcoins per mined block between heights 0 and 209,999. The first halving took place on November 28, 2012 as of height 210,000, dropping the Mining Subsidy to 25 bitcoins per block between heights 210,000 and 419,999. The second halving occurred on July 9, 2016, setting the Mining Subsidy per block to 12.5 bitcoins between heights 420,000 and 629,999. The third halving took place on May 11, 2020, setting the Mining Subsidy per block to 6.25 bitcoins between heights 630,000 and 839,999. The most recent halving happened on April 20, 2024, as of height 840,000. This is the halving epoch we are in, with the current Mining Subsidy per block equal to 3.125 bitcoins and remaining the same until height 1,049,999.

The height in the bitcoin blockchain as of September 4, 2025, is approximately 913,208. Assuming the average block time is approximately 10 minutes from now until height 1,049,999, the next halving event is scheduled to occur approximately on March 29, 2028, when the Mining Subsidy will be dropped to 1.5625 bitcoins per mined block between heights 1,050,000 and 1,259,999.

Halvings will continue until the maximum possible 21 million bitcoins have been mined and released into circulation. Given bitcoin’s average block time of 10 minutes and the halving occurring every 210,000 blocks, it is estimated that the maximum of 21 million bitcoins will be reached around the year 2137. Currently, there are approximately 19.92 million bitcoins that have been mined and are in circulation (as of September 4, 2025).

Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the Bitcoin Network in the retail, commercial and payments space, adversely impacting investment in the Fund. Conversely, if the Mining Subsidy or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power to solve blocks and confirm transactions.

Ultimately, if the rewards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin Network and could adversely affect the value of the bitcoin held by the Fund.

An acute cessation of mining operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact the value of Shares of the Fund or the ability of the Sponsor to operate.

Bitcoin ownership is concentrated in a small number of holders referred to as ‘Whales.’

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the available supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the value of an investment in the Fund.

Increased transaction fees may adversely affect the usage of the Bitcoin Network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Fund or the ability of the Fund to operate.

Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Fund.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining”. If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

New competing Digital Assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin.

The Bitcoin Network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin Network evolving into the most well-developed network of any crypto asset. The Bitcoin Network enjoys the largest user base and has more mining power in use to secure its blockchain than any other crypto asset. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin Network. This in turn creates a domino effect that inures to the benefit of the Bitcoin Network — namely, the advantage of more users and miners makes a crypto asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin Network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin Network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin Network.

As of September 4, 2025, bitcoin was the largest crypto asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of September 4, 2025, there were over 20.67 million alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately 3.8 trillion (including the approximately $2.19 trillion market capitalization of bitcoin), as calculated using market prices and total available supply of each crypto asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin Network. Competition from the growth of alternative digital assets, such as Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some crypto asset networks, including the Bitcoin Network, may be the target of ill will from users of other crypto asset networks. For example, Bitcoin Cash is the result of a hard fork of bitcoin. Some users of the Bitcoin network may harbor ill will toward the Bitcoin Cash network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.

Investors may invest in Digital Assets through means other than the Shares, including through direct investments in Digital Assets and other potential financial vehicles, possibly including securities backed by or linked to crypto asset financial vehicles similar to the Fund, or crypto asset futures-based products. In addition, to the extent crypto asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these crypto asset financial vehicles, or private Funds holding Digital Assets, could negatively affect the Index, the Fund’s bitcoin holdings, the price of the Shares, the net asset value of the Fund and the NAV.

The limited adoption and ability to use bitcoin to purchase goods could adversely affect the Fund’s Shares.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect the Fund’s Shares. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin trading venues, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin or providing bitcoin-related services.

Environmental risks from Bitcoin mining could adversely affect the value of the Shares.

Bitcoin mining currently requires computing hardware that consumes large amounts of electricity. By way of electrical power generation, many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin network and could adversely affect the price of bitcoin and the value of the Shares.

The PoW validation mechanism used to verify transactions on the Bitcoin Network necessitates that bitcoin miners maintain high levels of computing power, which can require extremely high energy usage. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin Network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A significant decrease in the computational resources dedicated to the Bitcoin Network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange.

Several alternative mechanisms to PoW have emerged in recent years, aiming to offer more energy-efficient validation processes for blockchain networks and high costs of electricity may incentivize miners to redirect their capital and efforts to other validation protocols, such as PoS blockchains, in which rather than using computational power to add new blocks of transactions to the blockchain, users pledge capital denominated in the network’s native currency as a guarantee of action in good faith when producing blocks. Alternatively, miners can abandon their validation activities altogether.

Due to concerns around energy consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on bitcoin mining in their jurisdictions. Such moratoriums would impede bitcoin mining and/or bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new PoW mining permits at fossil fuel plants in the state and, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts.

Depending on how future regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

Risks Related to Ether and the Ethereum Network

The activation of new upgrades may have a negative impact on the Fund’s NAV.

In September 2022, the Ethereum Network moved from a PoW to a PoS mechanism during an upgrade known as The Merge. Unlike PoW, in which miners expend computational resources to compete to propose blocks of transactions and be rewarded coins in proportion to the number of computational resources expended, in PoS, validators pledge or “stake” coins to compete to be randomly selected to validate transactions and be rewarded coins. In PoW, the probability of mining a block is proportional to one’s computational power; whereas in PoS, the probability of being chosen to validate a block is proportional to the amount of cryptocurrency a participant has staked. Unlike PoW, in PoS, any malicious activity, such as proposing multiple blocks at the same validation time, voting on two different versions of the consensual chain or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins.

Due to the absence of employed computation resources, PoS is viewed as more energy efficient than PoW. In addition, PoS allows for the implementation of scaling solutions such as sharding, which parallelizes transaction registry and code execution in the network and aims to increase speeds and reduce fees.

Since the transition to PoS, Ethereum experienced the successful activation of two other upgrades: (i) the Shanghai/Capella (“Shapella”) upgrade, activated in April 2023, which enabled ether withdrawals for validators participating in the network’s consensus and (ii) the Cancun/Deneb (“Dencun”) upgrade, activated in March 2024, which activated proto-danksharding, a new technology that reduces the costs for second layer solutions known as rollups to post data on Ethereum and thus significantly decreases transaction fees paid by users using these upper layers to access the Ethereum ecosystem.

As continuation to the Ethereum 2.0 transition, Ethereum underwent a third upgrade called Prague/Electra (“Pectra”) in May 2025. As of its current list of changes, Pectra implemented new technology aiming to ease user experience through account abstraction, enhance consensus operation for validators, and improve overall network performance and security.

While the activations of the first three upgrades in the Ethereum 2.0 roadmap have been successful and widely accepted by the Ethereum community, the possibility exists that the full implementation of Ethereum 2.0 may never be achieved, or may never achieve its goals. There is no guarantee that the Ethereum community will fully embrace forthcoming upgrades planned for Ethereum 2.0, and the new protocol may never fully scale, which may have a negative impact on the market value of ether, and consequently the NAV of the Fund.

Limits on ether supply may adversely affect the Fund’s Shares.

The rate at which new ether are issued and put into circulation is expected to vary. The Ethereum Network has no formal cap on the total supply of ether. The Ethereum Network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.”

As a result of the Merge, where the Ethereum Network moved from a PoW to a PoS mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under PoW, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under PoS, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network.

The change from PoW to PoS also limits the total supply of ether in circulation by effectively locking staked, certain period of time, making it temporarily unavailable for trading or selling.

Additionally, the supply of ether is limited as a result of the deflationary gas fee burning mechanism introduced by EIP 1559 in August 2021 to reform the Ethereum gas fee market. EIP 1559 split of fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is issued to pay the base fee, it is removed from circulation, or “burned,” and the tip is paid to validators. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether is destroyed through the fee burn. Since the fee burning depends on the network activity, the more the transactions on the Ethereum Network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for validators to validate transactions with higher gas fees, since those validators would only receive the tip and not base fees. Frequently, the ether supply has been deflationary over a 24-hour period as a result of the burn mechanism.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum Network, either of which could have an adverse impact on the value of ether.

Smart contracts are programs that run on the Ethereum Network and execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in April 2016, a blockchain solutions company known as Slock.it announced the launch of a DAO on the Ethereum network. In June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of Digital Assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited Digital Assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other digital assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Ethereum Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow them, without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor.

For smart contracts that hold a pool of crypto asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burned, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended.

Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum Network and represent a significant source of demand for ether, public confidence in the Ethereum Network itself could be negatively affected, such sources of demand could diminish, and the value of ether could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, which could make the Ethereum Network less attractive.

Validation on the Ethereum Network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Fund’s or anyone else’s control. If the Ethereum Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Ethereum Networks dictate requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. If validators’ staked ether is slashed by the Ethereum Network, their assets may be confiscated, withdrawn, or burned by the network, resulting in losses to them. Furthermore, the Ethereum Network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum Network’s adoption or the price of ether. Any disruption of validation on the Ethereum Network could interfere with network operations and cause the Ethereum Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

PoS blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional PoW blockchains.

Certain Digital Assets, such as bitcoin, use a PoW consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum Network following the completion of the Merge in 2022, use a newer consensus algorithm known as “PoS.” While their proponents believe that they may have certain advantages, the “PoS” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum Network following the Merge, and their associated digital assets — including the ether held by the Fund — have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s PoW consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Fund’s assets. Over the long term, there can be no assurance that the PoS blockchain on which the Fund’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Fund’s assets.

The Fund will not stake the ether it holds, so an investment in the Fund’s Shares will not realize the economic benefits of staking.

Staking on the Ethereum Network refers to using ether, or permitting ether to be used, directly or indirectly, through an agent or otherwise, in the Ethereum Network’s PoS validation protocol, in exchange for the receipt of consideration, including, but not limited to, staking rewards paid in fiat currency or paid in kind (collectively, “Staking”). At this time, neither the Fund, nor the Sponsor, nor any other person associated with the Fund may, directly or indirectly, engage in Staking, meaning no action will be taken pursuant to which any portion of the Fund’s ether becomes subject to Ethereum Network’s PoS validation or is used to earn additional ether or generate income or other earnings, and there can be no assurance that the Fund, the Sponsor or any other person associated with the Fund will ever be permitted to engage in Staking or such activity in the future.

The Fund will not participate in the PoS validation mechanism of the Ethereum Network to receive rewards comprising additional ether in respect of its ether holdings. The current inability of the Fund to participate in Staking and receive such rewards could place the Shares at a comparative disadvantage relative to an investment in ether directly or through a vehicle that is not subject to such a prohibition, which could negatively affect the value of the Shares.

If the crypto asset reward or transaction fees for recording transactions on the Ethereum Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum Network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the crypto asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum Network could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in staked ether on the Ethereum Network could increase the likelihood of a malicious actor obtaining control of the network.

●	Validators have historically accepted relatively low transaction confirmation fees on most crypto asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum Network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum Network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum Network, the value of ether and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum Network and could prevent the Fund from completing transactions associated with the day-to-day operations of the Fund, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

●	During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the mempool (described below) that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum Network in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in ether could have a negative impact on the price of ether and adversely affect the value of the Shares.

As of September 4, 2025, ether was the second largest crypto asset by market capitalization as tracked by CoinGecko.com. As of September 4, 2025, there were over 17,000 alternative digital assets tracked by CoinGecko.com, having a total market capitalization of approximately $3.8 trillion (including the approximately $521 billion market capitalization of ether), as calculated using market prices and total available supply of each crypto asset, excluding tokens pegged to other assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the Ethereum Network. Competition from the emergence or growth of alternative digital assets and smart contract platforms, such as Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, ether and thereby adversely affect the value of the Shares.

In addition, some crypto asset networks, including the Ethereum Network, may be the target of ill will from users of other crypto asset networks. For example, in July 2016, the Ethereum Network underwent a contentious hard fork that resulted in the creation of a new crypto asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network.

Investors may invest in ether through means other than the Shares, including through direct investments in ether and other potential financial vehicles, possibly including securities backed by or linked to ether and crypto asset financial vehicles similar to the Fund, or ether futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ether directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent crypto asset financial vehicles other than the Fund tracking the price of ether are formed and represent a significant proportion of the demand for ether, large purchases or redemptions of the securities of these crypto asset financial vehicles, or private funds holding ether, could negatively affect the Index, the Fund’s ether holdings, the price of the Shares, the net asset value of the Fund and the NAV.

Additionally, the Fund and the Sponsor face competition with respect to the creation of competing exchange-traded ether products. The Fund’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Fund will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Fund. If the Fund fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Fund and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Fund to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to transact or make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund’s failure to reflect the performance of the price of ether.

Layer 2 solutions underlying certain of the Index Constituents were only recently conceived and may not function on their underlying, base-layer smart contract platforms as intended, which could have an adverse impact on the value of the Index Constituents and an investment in the Shares.

So-called “Layer 2” solutions are protocols built on top of an underlying smart contract platform blockchain, and intended to provide scalability to the underlying blockchain by increasing transaction efficiency. For example, Polygon is a smart contract platform protocol built on top of the Ethereum blockchain; it is intended to provide scalability to Ethereum by allowing users to transact on a variety of blockchains deployed on the Ethereum network. Under this model, Ethereum functions as the base layer, or “Layer 1” blockchain. As an example, the Polygon protocol offers developers a sidechain, roll-ups and other Layer 2 solutions which can be tailored to an individual developer’s intended use case. Such solutions are intended to improve upon the transaction speed, cost and efficiency of transactions on their respective Layer 1. However, Layer 2 solutions have only been recently developed and may not function as intended.

For example, smart contracts deployed on one Layer 2 solution may not be interoperable with smart contracts deployed on other Layer 2 solutions. In particular, the advent of Layer 2 solutions presents the possibility of fracturing liquidity of DeFi decentralized apps (“dApps”) on a smart contract platform’s mainchain by splitting such liquidity among multiple, non-interoperable Layer 2 solutions, which could limit their use case or reduce efficiency. Layer 2 solutions also rely, to various degrees, on the functionality of the underlying Layer 1 blockchain. It is possible that a disruption on the Ethereum blockchain, for example, could have a material adverse effect on the functioning of the Polygon network and the value of the Index Constituents and an investment in the shares.

ERC-20 tokens rely on the ERC-20 standard and the Ethereum blockchain to function, and any adverse impact on the ERC-20 standard and/or the Ethereum blockchain could have an adverse impact on the value of certain crypto assets held by the Fund and the value of the Shares.

Certain Index Constituents were created using Ethereum Request for Comment 20 (“ERC-20”), a type of smart contract protocol standard on the Ethereum blockchain that allows users to create new crypto assets. ERC-20 tokens are distinct from ether because they can have their own unique set of features. However, because ERC-20 tokens are created on the Ethereum blockchain, they rely on the Ethereum blockchain for key functionalities such as storage, transfer, and usage. As a result, vulnerabilities or attacks on the ERC-20 standard and/or the Ethereum blockchain more generally can cause vulnerabilities or attacks on ERC-20 tokens. For example, in February 2018, a vulnerability in the transfer of ERC-20 tokens was discovered that led to the loss of certain ERC-20 tokens, such as EOS, QTUM and Golem. In addition, in April 2018, many crypto asset trading platforms halted trading of all ERC-20 tokens because of newly discovered vulnerabilities in the ERC-20 standard. Any future similar adverse impacts on the ERC-20 standard and/or the Ethereum blockchain could have an adverse impact on the value of ERC-20 tokens and/or the crypto assets held by the Fund, which could in turn have an adverse impact on the value of an investment in the Shares.

Correlation Risk

Changes in the Fund’s NAV may not correlate well with changes in the price of the Index. If this were to occur, you may not be able to effectively use the Fund to hedge against crypto related losses or as a way to indirectly invest in the crypto asset market.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in the Index Constituents so that the changes in the NAV closely correlate with the changes in the Index. However, changes in the Fund’s NAV may not correlate with the changes in the Index for various reasons, including those set forth below.

The Fund incurs certain expenses in connection with its operations and holds most of its assets in income producing, short-term financial instruments for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. To the extent these expenses are not covered by the Sponsor Fee, and income from short-term financial instruments may cause imperfect correlation between changes in the Fund’s NAV and changes in the Index. Weak correlation between the Fund’s NAV and the spot price of the Index Constituents may result from fluctuations in the Index Constituents prices discussed above. The price of Shares may not accurately track the spot price of the Index Constituents and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your crypto-related transactions or as a way to indirectly invest in the Index Constituents.

There may be significant volatility in the market for the Index Constituents. This volatility, in turn, may make it more difficult for Authorized Participants and other market purchasers to be able to identify a reliable price for the Index Constituents. Without reliable prices, Authorized Participants and other market purchasers may reduce their role in the market arbitrage process or “step away” from these activities. This, in turn, might inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Fund’s assets and the Fund’s market price. This reduced effectiveness could result in Fund Shares trading at a price which differs materially from NAV and also in greater than normal intraday bid/ask spreads for Fund Shares.

In addition, additional Index Constituents that are not Digital Assets may be added to the Index, and the Fund will be unable to hold these components. As a result, there could be a divergence between the performance of the Fund and the Index. This divergence may result in discrepancies between the Fund’s NAV and the Index’s price movements, potentially impacting the Fund’s ability to accurately track the Index and meet its investment objective. Investors should be aware that such correlation risks could affect the Fund’s effectiveness in providing the desired exposure to the Index.

An investment in the Fund may provide you with little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of the Index Constituents will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Fund’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as cost of electricity, regulation, market disruptions, cyber-attacks and political events may have a larger impact on the Index Constituents and the Index Constituents interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of the Index Constituents and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

If changes in the Fund’s NAV do not correlate with changes in the Index, the Fund may not provide an effective way to hedge against crypto-related losses or indirectly invest in the Digital Assets.

The performance of the Fund may diverge significantly from the performance of the Index.

The Fund’s investment objective is to track the performance of the Index, but various factors may cause its performance to deviate from the Index, resulting in tracking error. It is not possible to invest directly in an index, and while the Fund seeks to closely replicate the composition and weightings of the Index, it may not be able to track the Index exactly. For example, the Sponsor will exclude certain Index Constituents from the Fund’s portfolio due to regulatory or compliance requirements. In addition, the Index may include a crypto asset that the Crypto Custodian cannot custody, preventing its inclusion in the Fund’s portfolio. These exclusions or adjustments may cause the Fund’s portfolio to diverge from the Index, potentially affecting its ability to meet its investment objective.

Other factors contributing to tracking error include imperfect correlation between the Fund’s Digital Assets and the Index composition due to high portfolio turnover rates, rounding of prices, timing differences associated with additions to and deletions from the Index, and transaction costs incurred during portfolio rebalancing. The Fund’s portfolio is rebalanced quarterly to align with changes in the Index’s composition and weightings. However, the lag between daily tracking of the Index and the quarterly rebalancing of the Fund’s portfolio may result in discrepancies, particularly during periods of significant market volatility or sudden changes in the value of Index Constituents. During such periods, the value of the Fund’s portfolio may diverge from the Index due to the timing of rebalancing, and transaction costs, such as brokerage fees and market impact costs, may further impact the Fund’s performance relative to the Index. This divergence could result in the Fund’s performance not fully reflecting the changes in the Index between rebalancing periods, particularly if the prices of the Index Constituents experience significant shifts.

The Fund may also incur losses, liabilities, and expenses that offset its income and gains, resulting in performance below that of the Index.

Investors should be aware that tracking error could adversely impact on the Fund’s performance and the value of the Shares. During periods of significant market movement or volatility, the Fund may underperform or outperform the Index, making it less effective as a tool for indirectly investing in the Index or hedging against crypto-related losses.

Risks Associated with the Fund’s Holdings in Cash and Cash Equivalents

The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

The Fund may hold cash to bear its expenses. If the Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Index, and the spot price of the Index Constituents. The value of cash equivalents held by the Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund will decline in value.

Risk Related to Lack of Liquidity

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

If the Fund’s ability to obtain exposure to the Index Constituents in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in crypto asset markets, or a disruption to the crypto asset markets, the Fund may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Fund’s ability to obtain exposure to the Index Constituents will cause the Fund’s performance to deviate from the performance of the Index.

A market disruption, such as a government taking regulatory or other actions that disrupt the crypto asset market, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in the Index Constituents that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity. Because the Index Constituents may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

Buying and selling activity associated with the purchase and redemption may adversely affect an investment in the Shares.

The Sponsor’s purchase of assets in connection with basket creation orders may cause the price of the Digital Assets to increase, which will result in higher prices for the Shares. Increases in the Digital Assets’ prices may also occur as a result of purchases by other market participants who attempt to benefit from an increase in the market price of Digital Assets when baskets are created. The market price of Digital Assets may therefore decline immediately after baskets are created.

Selling activity associated with sales of assets by the Sponsor in connection with redemption orders may decrease the Digital Assets’ prices, which will result in lower prices for the Shares. Decreases in the Digital Assets’ prices may also occur as a result of selling activity by other market participants.

In addition, other exchange-traded products and private investment vehicles with similar investment mandates could represent a substantial portion of demand for the Digital Assets at any given time and the sales and purchases by such investments may impact the price of the Digital Assets. If the price of the Digital Assets declines, the trading price of the Shares should also decline.

The inability of Authorized Participants and market makers to hedge their crypto exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of the Index Constituents, wide spreads between prices quotes on different crypto platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to the Index Constituents may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded crypto futures contracts has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of Digital Assets and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of the Index Constituents may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline, and the price of the Shares may fluctuate independently of the price of the Index Constituents and may fall.

Examples of such unanticipated difficulties in the creation and redemption process might include, but are not limited to, operational failures such as technological malfunctions in the trade execution or settlement systems, delays or inaccuracies in data feeds, or disruptions in the communication channels used to transmit creation and redemption orders. Regulatory changes or legal challenges could also impose unforeseen hurdles, potentially leading to delays or restrictions in the processing of creation and redemption orders. Furthermore, liquidity issues in the crypto asset market itself could impede the ability to acquire or dispose of the Index Constituents efficiently, thereby affecting the creation and redemption of baskets.

Loss of a critical banking relationship for, or the failure of a bank used by, the Fund could adversely impact the Fund’s ability to create or redeem Baskets or could cause losses to the Fund.

To the extent that the Fund faces difficulty establishing or maintaining banking relationships, the loss of the Fund’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Fund to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Fund could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Fund is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund could also suffer losses in the event that a bank in which the Fund holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. The future failure of a bank at which the Fund maintains assets, could result in losses to the Fund to the extent the cash balances are not subject to deposit insurance.

The Fund and other Funds with similar investment strategies may try to exit positions at the same time.

If the Fund and other funds with similar investment strategies try to sell Index Constituents at the same time, such a mass exit could have detrimental effect on the price and liquidity of Digital Assets. This could result in a large-scale decline in their prices, and you could incur losses in your investment in Shares of the Fund.

Regulatory Risk

Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Index Constituents or the Shares.

There is a lack of consensus regarding the regulation of digital assets, including the Index Constituents, and their markets. As a result of the growth in the size of the crypto asset market, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of crypto asset networks, crypto asset users and the crypto asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or each of the Index Constituents in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Regulatory developments, such as banning, restricting or imposing onerous conditions or prohibitions on the use of digital assets, mining activity, digital wallets, the provision of services related to trading and custodying digital assets, the operation of the digital asset networks, or the crypto asset markets generally, may adversely impact the value of the Index Constituents, the Digital Assets and, therefore, of the Fund.

The bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the crypto asset markets, have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on intermediaries, such as crypto platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto asset related activities or have concentrated exposures to the crypto asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning digital assets, including certain Index Constituents and crypto asset markets. In 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which was formed in part to analyze issues concerning digital assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. Also in 2023, Congress continued to consider several stand-alone crypto asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the BSA will apply to cryptocurrency providers. On May 21, 2024, the Financial Innovation and Technology for the 21st Century Act (referred to as “FIT21”). advanced through the U.S. House of Representatives in a vote along bipartisan lines. On February 4, 2025, Sen. Bill Hagerty introduced the Guiding and Establishing National Innovation for U.S. Stablecoins of 2025 Act — the GENIUS Act — cosponsored by Senate Banking Chair Tim Scott and Sens. Kirsten Gillibrand and Cynthia Lummis, which would establish a U.S. regulatory framework for payment stablecoins. On June 18, 2025, the Senate passed the bill, and it was signed into law on July 18, 2025. The Digital Asset Market Clarity Act of 2025 — the CLARITY Act — which passed the House of Representatives in July 2025, is intended to define and rationalize the roles and boundaries of the jurisdictions of the SEC and CFTC with respect to crypto assets. The extent and content of further laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset industry.

On January 23, 2025, President Trump issued an executive order titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and crypto that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the U.S. Subsequently, on July 30, 2025, the President’s Working Group on Digital Asset Markets released a report entitled “Strengthening American Leadership in Digital Financial Technology,” which included recommendations to U.S. financial regulators regarding the steps necessary to position the U.S. as the world leader in digital asset technology.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of crypto asset markets to function or how any new regulations or changes to existing regulations might impact the value of Digital Assets held by the Fund. The consequences of increased federal regulation of digital assets and crypto asset activities could have a material adverse effect on the Fund and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a crypto asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the crypto asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset trading platform, for similar violations. In 2023, FinCEN assessed a $780 million fine against Binance, a digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling Digital Assets and therefore may adversely affect the price of the Index Constituents and an investment in the Shares.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether digital assets that have been associated with such addresses in the past can be easily sold. Reduced fungibility in the crypto asset markets may reduce the liquidity of the Index Constituents and therefore adversely affect their price.

Under regulations from the NYDFS, businesses involved in crypto asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain crypto asset business activities. Other states, including California, Illinois, and Louisiana, have considered or approved statutes or rules specifically regarding crypto asset business activity. Other states have issued guidance indicating that certain crypto asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of digital assets and its pricing. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation. Similarly, the Conference of State Bank Supervisors promulgated the Money Transmission Modernization Act with the intention of harmonizing divergent state money transmission laws. The model law has extensive provisions specific to digital assets and would require licensure for some activities. While the law has been enacted in approximately half of the states, not every state chose to adopt the digital asset provisions. It remains to be seen whether other states will adopt the law and the digital asset provisions.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of crypto asset networks. If the digital asset networks were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy enhancing digital assets differently, this may change in the future.

Legal Status of the Index Constituents.

The legal status of digital assets varies substantially across jurisdictions. In many countries, the Index Constituents’ legal status is still undefined or changing. Some countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investor), banned the local banks from working with digital assets or restricted the use of digital assets in other ways. Furthermore, in other countries the status of the Index Constituents remains undefined and there is uncertainty as to whether some digital assets are a security, money, a commodity or property. In some countries, different government agencies define digital assets differently, leading to regulatory conflict and uncertainty. This uncertainty is compounded by the rapid evolution of the industry. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of the Index Constituents. In such a scenario, there may be adverse effects on the value of the Index Constituents and the Fund’s Shares, including the termination of the Fund.

A determination that an Index Constituent or any other crypto asset is a “security” may adversely affect the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a crypto asset may be considered a “security” under the U.S. federal securities laws. The test for determining whether a particular crypto asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public statements by senior officials at the SEC indicate that the SEC does not consider many of the Index Constituents to be securities, at least currently. On the other hand, the SEC has brought enforcement actions against the promoters of several other digital assets on the basis that the digital assets in question are securities, and certain courts have agreed with the SEC in those cases.

Whether a crypto asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the 1933 Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has often analyzed whether a particular crypto asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey test” and “Reves test”, respectively. For many digital assets, whether or not the Howey test or Reves test is met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular crypto asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular crypto asset can change over time as the facts evolve.

On February 27, 2025, the SEC staff issued a statement clarifying its view that “meme coins” do not involve the offer and sale of securities under the federal securities laws. Subsequently, on May 29, 2025 and August 5, 2025, the SEC staff issued statements articulating its view that certain staking activities did not involve the offer and sale of securities. However, as with other staff statements, these expressed views do not represent rules, regulations, guidance or statements of the SEC and have no legal force or effect.

Any enforcement action by the SEC or a state securities regulator asserting that any of the Index Constituents is a security, or a court decision to that effect would be expected to have an immediate material adverse impact on the trading value of such crypto asset, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a crypto asset is determined or asserted to be a security, it is likely to become difficult or impossible for the crypto asset to be traded, cleared or custodied in the U.S. through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the crypto asset is likely to significantly impact its liquidity and market participants’ ability to convert the crypto asset into U.S. dollars.

Although the Fund will seek not to invest in crypto assets that are securities, there can be no assurance that the sponsor’s determination as to whether a crypto asset is a security will be correct. In making this determination, the Sponsor will initially presume that Index constituents are not securities. However, this presumption will normally be defeated by rules, regulations or guidance to the contrary from the SEC, its staff or the Exchange. The risk will be heightened when there is ambiguity in the law, whether a result of Congress, the Courts or a change in administration. When there is material ambiguity, the Sponsor will conduct further analysis.

Lack of regulation of the crypto asset market.

The Index Constituents, the digital asset networks and the crypto platforms are relatively new and, in many cases, either unregulated or not in compliance with some or all of the applicable laws and regulations. As a result of this lack of regulation, individuals or groups may engage in insider trading, fraud or market manipulation with respect to the Index Constituents. Such manipulation could cause investors in the Index Constituents to lose money, possibly the entire value of their investments. Over the past several years, a number of crypto platforms have been closed due to fraud, failure or security breaches. The nature of the assets held at crypto platforms make them appealing targets for hackers and a number of crypto platforms have been victims of cybercrimes and other fraudulent activity. These activities have caused significant, in some cases total, losses for crypto asset investors. Investors in digital assets may have little or no recourse should such theft, fraud or manipulation occur. There is no central registry showing which individuals or entities own digital assets or the quantity of digital assets that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of digital assets or a group of holders from selling their digital assets, which could depress the price of such assets, or otherwise attempting to manipulate the price of such digital assets or their networks. Events that reduce user confidence in the Index Constituents, the digital asset networks and the fairness of crypto platforms could have a negative impact on the price of the Index Constituents and the value of an investment in the Fund.

The risk of illicit activities and the imposition of stricter governmental regulation of the crypto asset market may adversely impact the Fund’s activities.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the crypto networks and the crypto asset users, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or Fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold tokens for users. The imposition of stricter governmental regulation of the crypto asset market may adversely impact the activities of the Fund, for example, by reducing the liquidity of the Index Constituents markets.

Competing industries may have more influence with policymakers than the crypto asset industry, which could lead to the adoption of laws and regulations that are harmful to the crypto asset industry.

The crypto asset industry is relatively new and may not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the U.S. and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the crypto asset industry or crypto platforms, which could adversely impact the value of the Index Constituents and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect crypto asset networks (including the Digital Asset Networks), the crypto asset markets, and their users, particularly crypto platforms and service providers that fall within such jurisdictions’ regulatory scope. Foreign laws, regulations or directives may conflict with those of the U.S. and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the U.S. and may therefore impede the growth or sustainability of the crypto asset economy in the European Union, China, Japan, Russia and the U.S. and globally, or otherwise negatively affect the value of the Index Constituents. The effect of any future regulatory change is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Operating Risks

The Fund may change its investment objective, Index or investment strategies at any time without Shareholder approval or prior notice.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Sponsor has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, Index, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. Shareholders will subsequently be duly notified of any material change to the Fund’s investment objective, Index or investment strategies. Changes are subject to applicable regulatory requirements, including but not limited to, any requirement to amend applicable listing rules of the Exchange. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. Shareholders may experience losses on their investments in the Fund as a result of such changes.

The Sponsor may change the Index at any time without prior notice.

The Sponsor, in its sole discretion, may cause the Fund to track an index other than the Index at any time, without prior notice to the investors, if investment conditions change or the Sponsor believes that another index or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. Shareholders will be subsequently duly notified of any material changes to the Index, including changes in the methodology or its complete replacement.

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act.

The Fund is not an investment company subject to the Investment Company Act. Accordingly, you do not have the protections expressly provided by that statute, including: provisions preventing Fund insiders from managing the Fund to their benefit and to the detriment of Shareholders; provisions preventing the Fund from issuing securities having inequitable or discriminatory provisions; provisions preventing Fund management by irresponsible persons; provisions preventing the use of unsound or misleading methods of computing Fund earnings and asset value; provisions prohibiting suspension of redemptions (except under limited circumstances); provisions limiting Fund leverage; provisions imposing a fiduciary duty on Fund managers with respect to receipt of compensation for services; and provisions preventing changes in the Fund’s character without the consent of Shareholders.

In addition, the Fund will not hold or trade in commodity interests (such as futures contracts), and therefore the Fund is not a commodity pool for purposes of the CEA. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated commodity interests or commodity pools.

There are technical risks inherent in the trading system the Sponsor intends to employ.

The order management system used by the Sponsor is a broadly used and well-known computer-based system that utilizes external data feeds of market information. The Sponsor can experience business interruptions if its order management system or data feeds are disrupted or corrupted. For further discussion of technical and business continuity risks to the Fund’s and the Sponsor’s systems, see RISK FACTORS — Event Risk.

Several factors may affect the Fund’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Fund will achieve its investment objective. Prospective investors should read this entire prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Fund’s ability to meet its investment objective include: (1) Fund’s ability to purchase and sell Digital Assets in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Digital Asset Networks; (3) the crypto asset market becoming illiquid or disrupted; (4) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which the Index Constituents trade, resulting in the inability of Fund to execute intended portfolio transactions; and (6) accounting standards.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund or other investment Fund complex, the Fund may be adversely affected.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. As of the Prospectus Date, the Sponsor pays certain expenses of the Fund. If the Fund is unable to raise sufficient AUM so that the expenses are reasonable, the Fund may be forced to terminate, and investors may lose all or part of their investment. The Sponsor estimates that costs could be deemed unreasonable in the case where the NAV of the Fund stays below $10 million.

However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders in cash (U.S. dollars) on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not cause the dissolution of the Trust or terminate this Trust Agreement.

The Sponsor may manage a large number of assets, and this could affect the Fund’s ability to trade profitably.

Increases in AUM may affect trading decisions. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. Nevertheless, the Sponsor does not intend to limit the amount of Fund assets.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Fund’s operations and adversely impact an investment in the Fund.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Fund in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Fund. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Fund to the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the affiliates of the Sponsor, including with respect to execution, Fund operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Fund will continue to be associated with the Fund for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Fund’s ability to realize its investment objective.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund. In addition, the agreements between the Fund and its third-party service providers, such as the Marketing Agent and the Custodians, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may experience a higher breakeven if interest rates decline.

The Fund seeks to earn interest on cash balances available for investment. If actual interest rates earned were lower than the current rate estimated, the breakeven estimated by the Fund in this prospectus could be higher.

The Fund is not actively managed.

The Fund is not actively managed, and the Sponsor does not have discretion in choosing the Fund’s investments. The Sponsor will employ a passive investment strategy that is intended to track the changes in the Index regardless of whether the Index goes up or goes down.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Fund due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Fund’s investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. The value of crypto asset investments valued using techniques other than those employed by the Index, may differ from the value of ETH determined by reference to the Index. See BUSINESS OF THE TRUST — Calculating NAV.

Purchases or redemptions of Baskets in cash may cause the Fund to incur certain costs or recognize gains or losses.

Purchases and redemptions of creation units may be transacted in cash or in-kind, where creation units are purchased and redeemed in exchange for underlying constituent securities. Purchases of Creation Baskets with cash may cause the Fund to incur certain costs including brokerage commissions, and Redemption Baskets of cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind. Non-redeeming Shareholders may bear the tax liability resulting from such gains or losses.

Cash creations and redemptions may impact the efficiency of the arbitrage mechanism compared to in-kind creations and redemptions.

The Fund may effect creations and redemptions in cash. The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than an in-kind creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Index price. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Fund, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying portfolio holdings, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of the Fund’s portfolio holdings, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying portfolio holdings held by the Fund or sell Shares at a price lower than the value of the underlying portfolio holdings held by the Fund, causing Shareholders to suffer losses. Further, the Fund may not be able to successfully implement in-kind creation and redemption transactions. This could put the Fund at a disadvantage compared to other crypto asset exchange-traded products (“ETPs”) that are able to implement in-kind creations and redemptions.

Fund assets will continuously be reduced by fees, including the Sponsor Fee.

The Fund pays the Sponsor a Sponsor Fee, monthly in arrears, in an amount equal to 0.68% per annum of the daily NAV of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. The Administrator will calculate the Sponsor Fee on a daily basis with respect to the NAV of the Fund, and the Sponsor Fee will be paid directly by the Fund to the Sponsor. The Sponsor Fee will accrue daily and be payable monthly in cash, regardless of the performance of the Fund. As a result, the value of the Shares will be reduced over time from the payment of the Sponsor Fee.

The Sponsor may, at its sole discretion, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fee, and any such waiver shall create no obligation to waive any such fee during any period not covered by the waiver.

In addition to the Sponsor Fee, the Fund pays all of its respective brokerage and similar commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Fund also pays all fees and commissions related to any crypto transactions for on-chain transfers of Digital Assets. Except as stated herein, the Sponsor pays all other routine operational, administrative and other ordinary expenses of the Fund, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, Index Owner, Index Administrator, independent public accountant, SEC registration fees, and individual Schedule K-1 preparation and mailing fees.

Non-recurring or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Fund and other series of the Trust. Such expenses are not subject to any caps or limits. The Fund pays all of its non-recurring and extraordinary fees and expenses, as determined by the Sponsor. The Sponsor deems non-recurring and unusual fees and expenses to include, but not be limited to, legal claims and liabilities, litigation costs, indemnification and other unanticipated expenses. In the event the Fund’s cash balance is insufficient to pay its fees and expenses, including the Sponsor Fee, the Fund may need to sell Digital Assets to pay for its fees and expenses, including up to $250,000 per annum in ordinary legal fees and expenses.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Fund and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Fund or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Fund. Unless such expenses are specifically attributable to the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Fund. For further discussion of the situations in which the Fund, or the Sponsor may be responsible for indemnification expenses see THE TRUST’S SERVICE PROVIDERS.

Over time, the Fund’s assets could be depleted if investment performance does not exceed fees paid by the Fund.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants, market makers, or other significant secondary-market purchasers which could adversely affect the market price of the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Participants. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Participant is able to step forward to create or redeem creation units, Shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Fund or a decision by a secondary market purchaser to sell a significant number of the Fund’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Participants or market makers will continue.

There may be situations where an Authorized Participant is unable to proceed with a redemption order. To the extent the value of the Digital Assets decreases, these delays may result in a decrease in the value of the Shares and the corresponding cash distribution the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.

Redemptions may be suspended during periods of the Exchange trading suspension or restriction, or during emergencies that make it reasonably impracticable to deliver or dispose of Digital Assets. If any of these events occurs at a time when an Authorized Participant intends to redeem Shares for cash, and the price of the Index Constituents decreases before such Authorized Participant can request for redemption and the redemption distribution is determined, such Authorized Participant will sustain a loss. This loss pertains to the amount of cash received from the Fund upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. Consequently, Authorized Participants may reduce their trading in Shares during suspension or restriction periods, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

If a small number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of Baskets and associated Shares specified for the Fund, namely 40,000 Shares, or the equivalent of four Baskets. Although the Fund has never halted redemptions due to the number of Shares outstanding, if the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new creation Basket, there can be no more redemptions by an Authorized Participant. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 40,000 Shares representing four Baskets. The minimum level of Shares specified for the Fund is subject to change. The current number of Shares outstanding will be posted daily on the Fund’s website.

The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Fund.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares of the Fund. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Fund may fail to closely link the price of the Shares to the value of the Index. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the Index and may fall.

There are no limitations on the Sponsor’s discretion to postpone, suspend or reject purchase or redemption orders under the 1933 Act or SEC listing orders permitting the listing and trading of the Shares on the Exchange. In addition, Shareholders of the Fund will not have the protections provided in this regard that are applicable to Funds regulated under the Investment Company Act.

Investors may not be able to buy or sell Shares of the Fund through their current brokerages.

Because of volatility and other risks associated with crypto-related investments, brokerage firms may limit or not permit trading in Shares. Accordingly, investors could have difficulty selling Shares through their brokerage and potentially face restrictions when or how they could trade their Shares.

The Fund will be subject to risks associate with buying or selling Digital Assets.

The Fund may transact with crypto platforms and OTC crypto market makers. The Fund will take on credit risk every time it purchases or sells Digital Assets, and its contractual rights with respect to such transactions may be limited. It is possible that, through computer or human error, or through theft or criminal action, the Fund’s assets could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Fund is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Fund’s Digital Assets (through error or theft), the Fund will be unable to recover incorrectly transferred assets, and such losses will negatively impact the Fund. In the event the Fund is unable to recover any incorrectly transferred assets, the Fund will not be liable to the Shareholders for any such losses.

If a Custodian or an Authorized Participant is terminated or becomes insolvent or fails to provide services as required, the Sponsor may need to find and appoint a replacement, which could pose a challenge to the safekeeping of the Fund’s assets, the Fund’s ability to create and redeem Shares and the Fund’s ability to continue to operate may be adversely affected.

The Fund is dependent on its Custodians and Authorized Participants to operate.

The Crypto Custodian performs essential functions in terms of safekeeping the Fund’s Digital Assets in the custodial wallets. If a Crypto Custodian fails to perform the functions it performs for the Fund, the Fund may be unable to operate or create or redeem Baskets, which could force the Fund to liquidate or adversely affect the price of the Shares. Transferring maintenance responsibilities of the Fund’s account at the Crypto Custodian to one or more other custodians will likely be complex and could subject the Fund’s assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets. Also, the Sponsor may not be able to find a party willing to serve as the custodian of the Fund’s assets or as the Fund’s agent on similarly favorable terms as the current Crypto Custodian or at all. To the extent that the Trustee is not able to find a suitable party willing to serve as the custodian or agent, the Sponsor may be required to terminate the Fund and liquidate the Fund’s Digital Assets. To the extent that the Sponsor must enter into any agreement that is less favorable for the Fund, the value of the Shares could be adversely affected. If the Fund is unable to find a replacement agent, its operations could be adversely affected.

Moreover, the legal rights of customers with respect to Digital Assets held on their behalf by a third-party custodian, such as the Crypto Custodian, in insolvency proceedings are currently uncertain. The Coinbase PBA shall include an agreement by the parties to treat the Digital Assets credited to the Fund’s Vault Balance and Trading Balance as ‘financial assets’ under Article 8 of the New York Uniform Commercial Code in addition to stating that Coinbase will serve as securities intermediary and custodian on the Fund’s behalf with respect to the Fund’s Digital Assets held in the Vault Balance, and that any crypto asset credited to the Trading Balance will be treated as custodial assets. See THE TRUST’S SERVICE PROVIDERS — Crypto Custodian —Coinbase PBA below. If Coinbase is not, or ceases to be, a “securities intermediary” as defined in Article 8 of the New York Uniform Commercial Code, the Fund’s interest in the Digital Assets credited to the Fund’s Vault Balance and Trading Balance as financial assets will not be perfected by control and may be subject to claims of Coinbase or its general unsecured creditors. Even if Coinbase is a “securities intermediary” at all relevant times, other parties may assert ownership rights to or security interests in the Digital Assets that constitute “controllable electronic records” as defined in (or other digital assets that are susceptible of control under) Articles 9 and 12 of the Uniform Commercial Code of one or more states that amended their commercial laws since 2022 to address interests in digital assets. In such a case, notwithstanding the Fund’s control of the Digital Assets credited to the Fund’s Vault Balance and Trading Balance, those Digital Assets may be subject to competing claims of third parties asserting a property interest in the Digital Assets with the same priority as the Fund.

Also, if a Crypto Custodian becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform their obligations under their contractual agreements with the Fund, or abruptly discontinues the services they provide to the Fund for any reason, the Fund’s operations including its creation and redemption processes would be adversely affected.

Part of the Fund’s assets may be held in cash and cash equivalents with the Cash Custodian and other financial institutions, if applicable. The insolvency of the Cash Custodian and any financial institution in which the Fund holds cash and cash equivalents could result in a substantial loss of the Fund’s cash and cash equivalents.

Similarly, if an Authorized Participant suffers insolvency, business failure or interruption, default, failure to perform, security breach or if an Authorized Participant chooses not to participate in the creation and redemption process of the Fund, and the Fund is unable to engage replacement Authorized Participants on commercially acceptable terms or at all, then the creation and redemption process of the Fund, the arbitrage mechanism used to keep the Shares in line with the NAV and the Fund’s operations generally could be negatively affected.

Service providers do not owe fiduciary duties to the Fund or the Shareholders.

Service providers to the Fund, including Custodians and security vendors, owe no fiduciary duties to the Fund or the Shareholders, are not required to act in their best interest and could resign or be removed by Sponsor. The service providers, including custodians and security vendors, that the Fund employs or may employ in the future are not trustees for, and owe no fiduciary duties to, the Fund or the Shareholders. In addition, service providers employed by the Fund have no duty to continue to act as the custodians of the Digital Assets held by the Fund. Current or future service providers, including Custodians and security vendors, can terminate their role as Custodian or security vendor for any reason whatsoever upon the notice period provided under the relevant custody agreement. A service provider may also be terminated.

The recourse of the Fund to the Crypto Custodian may be limited.

The Crypto Custodian has limited liability, impairing the ability of the Fund to recover losses relating to its Digital Assets and any recovery may be limited. In addition, the Crypto Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Fund to the Crypto Custodian may be limited. For more details on the limitation of liability of the Crypto Custodian, see BUSINESS OF THE TRUST —Custody of Digital Assets.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Fund or the Shareholders to Trustee or the Sponsor may be limited.

The Index Administrator has limited liability relating to the use of the Index, impairing the ability of the Fund to recover losses relating to its use of the Index. The Index Owner and Index Administrator do not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of the Index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Fund.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by crypto asset market makers, digital asset trading platforms and Custodians, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Index. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

An investment in the Fund faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Fund’s Shares trading at a premium or discount to NAV.

Although the Shares are listed for trading on the Exchange, trading in the Shares may be halted due to market conditions or for reasons that, in the view of the Exchange, make trading in Shares inadvisable. There can be no assurance that the requirements of the Exchange necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the Shares will trade with any volume, or at all. The NAV of the Shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of Shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of Shares on the Exchange. It cannot be predicted whether the Shares will trade below at or above their NAV. Investors who buy the Shares at a market price that is a premium to NAV face a risk of loss if the market price of their Shares subsequently converges with NAV. Investors buying or selling Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares.

The Exchange may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted by the Exchange due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in view of the Exchange, make trading in Shares inadvisable. These may include: (1) the extent to which trading is not occurring in the Index Constituents underlying the Shares; or (2) whether other unusual conditions or circumstances detrimental to the maintenance of a fair and orderly market are present. In addition, market conditions that would result in trading halts may also include extraordinary market volatility that trigger rules requiring trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares of the Fund will be developed or maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

The Fund is newly formed and may not be successful in implementing its investment objective or attracting sufficient assets.

There can be no assurance that the Fund will grow to or maintain a viable size, which the Sponsor estimates to be a NAV of $10 million. Due to the Fund’s small asset base, the Fund’s portfolio transaction costs and any costs that are not paid by the Sponsor pursuant to the Sponsor Fee, may be relatively higher than those of a Fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the Fund. Sponsoring the Fund will be the Sponsor’s first experience in operating an exchange-traded product in the U.S.

The Sponsor and its management team do not have a track record in operating crypto asset investment vehicles in the U.S. This limited experience poses several potential risks to the effective management and operation of the Fund. Digital assets, such as the Index Constituents, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience may not fully equip it to navigate these complexities effectively.

The past performance of the Sponsor’s management team may not be an accurate indication of their ability to manage an investment vehicle such as the Fund. The unique nature of Digital Assets makes past performance an unreliable indicator of future success in this area. The crypto asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to crypto asset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a crypto asset-based investment vehicle in the U.S. like the Fund, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Fund’s operations, leading to potential losses for investors or a decrease in the Fund’s overall value.

In addition, there are risks related to the Sponsor’s lack of experience in operating an exchange-traded product that invests in Digital Assets, particularly with respect to marketing the Fund. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

An investment in the Fund may be adversely affected by competition from other investment vehicles focused on digital assets.

The Fund will compete with direct investments in digital assets and other similar investment vehicles. Market and financial conditions, and other conditions beyond the Fund’s control, such as the timing of reaching the market and the Fund’s fee structure relative to other crypto exchange-trade products, may make it more attractive to invest in other vehicles. The competition from other investment vehicles focused on digital assets could have a detrimental effect on the scale and sustainability of the Fund.

Existing or future crypto ETFs may have significantly lower management fees, which may impede the growth of the Fund.

Existing and future crypto ETFs may have fees that are significantly lower than the Fund’s. To the extent that the Fund has relatively higher fees, this could impede growth of the Fund, possibly result in a lower NAV, and otherwise pose a material risk to investors.

The risk of anonymity and illicit financing may give rise to an increased risk of manipulation and fraud and could result in losses to the Shareholders or negatively affect the Fund’s ability to operate.

Although transaction details of peer-to-peer transactions are recorded on a blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes.

Digital assets have in the past been used to facilitate illicit activities. If a crypto asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such crypto asset could be removed from crypto platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant crypto asset, the attractiveness of the respective blockchain network and an investment in the Shares.

The Fund takes measures with the objective of reducing illicit financing risks in connection with the Fund’s activities. However, illicit financing risks are present in the crypto asset markets. There can be no assurance that the measures employed by the Fund will prove successful in reducing illicit financing risks, and the Fund is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks eventuate, the Fund, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Fund’s ability to operate or cause losses in value of the Shares. If the Fund, the Sponsor or the Trustee were to transact with a sanctioned entity, it would be at risk of potential criminal and civil lawsuits and liability.

The Fund, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Fund will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, market makers, and Crypto Custodian. Each Authorized Participant and market maker must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor and the Fund have instituted procedures designed to ensure that a situation would not arise where the Fund would engage in transactions with a counterparty whose identity the Sponsor and the Fund did not know.

Furthermore, Authorized Participants, as broker-dealers, and Crypto Custodian, as an entity licensed to conduct virtual currency business activity by the NYFDS and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Fund will only accept creation and redemption requests from Authorized Participants who have represented to the Fund that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Fund do not transact with a sanctioned party. However, there is no guarantee that such procedures will always prove to be effective or that the Fund’s service providers will always perform their obligations.

If the Authorized Participants, Crypto Trading Counterparties, or market makers have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Fund’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Fund, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Fund’s service providers. Any of the foregoing could result in losses to the Shareholders or negatively affect the Fund’s ability to operate.

The Fund’s Authorized Participants act in similar or identical capacities for several competing exchange-traded crypto products which may impact the ability or willingness of one or more Authorized Participants to participate in the Fund’s creation and redemption process, adversely affect the Fund’s operations and ultimately the value of the Shares.

The number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Fund or other competing products is limited. If these Authorized Participants also serve in the same capacity for several competing products, there is a risk that they may prioritize their resources and trading focus towards other products, particularly during periods of market stress or heightened volatility, potentially reducing the liquidity and market efficiency of the Fund’s Shares. Such prioritization could lead to the Shares trading at a greater premium or discount to NAV, especially if the Fund fails to attract enough Authorized Participants willing to maintain a market in the Shares.

In the event of a failure or significant disruption in a competing product for which one or more of Fund’s Authorized Participants also carry out similar activities, there is a risk that these entities may reallocate their focus or resources away from the Fund, or in more severe cases, cease their operations with the Fund. Such an occurrence could be due to a variety of reasons, including reputational concerns, financial distress, or strategic business decisions following a failure in a competing product. This withdrawal could adversely impact the liquidity of the Shares, potentially leading to increased volatility, wider bid-ask spreads, and a deviation of the Share price from its NAV.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Fund’s Authorized Participants to submit creation or redemption orders with the Fund (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences. To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting.

The Crypto Custodian and the Prime Execution Agent act in the same capacity for several competing products.

Coinbase Custody serves as the Crypto Custodian and CBI serves as the Prime Execution Agent for several competing products, including exchange-traded crypto funds. The Crypto Custodian and the Prime Execution Agent are affiliated and hold significant positions among the limited number of institutional-grade providers of crypto asset services, playing a critical role in supporting the U.S. exchange-traded crypto products ecosystem. This concentration of services introduces risks, including the risk that the Crypto Custodian and the Prime Execution Agent may fail to allocate sufficient resources to adequately support all products relying on their services, which could adversely impact the Fund’s operations and the value of the Shares.

Any prioritization by the Crypto Custodian and the Prime Execution Agent of the interests of certain products over others could result in inadequate attention, delays, or comparatively unfavorable commercial terms for the Fund. Such actions could harm the Fund’s operations, reduce the efficiency of its trading activities, and negatively affect the value of the Shares.

The development and commercialization of the Fund is subject to competitive pressures.

The Fund and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the digital assets market.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Fund in reaching the market and the fee structure of the Fund relative to similar products may be affected by the crypto market cycles. For example, if the timing of the Fund’s commencement of operations coincides with the onset of a prolonged crypto price decline, it could have a detrimental effect on the scale and sustainability of the Fund. Accordingly, the Sponsor’s competitors may commercialize a product involving Digital Assets more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Fund will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Fund, which in turn could cause the Sponsor to dissolve and terminate the Fund.

The Fund may struggle to attract new investors given the substantial number of U.S. crypto exchange-traded products in the market. The Fund will face competition from direct investments in digital assets and futures-based digital asset products, including securities tied to or backed by digital assets, as well as other investment vehicles focused on other digital assets. Market conditions, financial factors, and other external circumstances could make these alternatives more attractive, potentially impacting the Fund’s performance. There can be no assurance that the Fund will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Fund and the Sponsor are successful in achieving the intended scale for the Fund may be impacted by a range of factors, such as the Fund’s timing in entering the market and its fee structure relative to those of competitive products.

The market for crypto-based ETFs like the Fund may reach a point where there is little or no additional investor demand. If the SEC were to approve many or all of the currently pending applications for such exchange-traded crypto products, many or all of such products, including the Fund, could fail to acquire substantial assets, initially or at all. The Fund’s competitors may also charge a substantially lower fee than the Fund’s fee in order to achieve initial market acceptance and scale. If the Fund fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Fund and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Fund to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a significant premium or discount in the Shares for extended periods and the Fund’s failure to meet its investment objective.

Conflict of Interest Risks

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the NAV track changes in the price of the Index. The Sponsor’s officers and employees do not devote their time exclusively to the Fund. These persons may be directors, trustees, officers or employees of other entities, including affiliated entities, and they could have a conflict between their responsibilities to the Sponsor, Fund, and to those other entities.

The Sponsor serves as the sponsor to investment vehicles other than the Fund. As a result, conflicts of interest may arise between the Sponsor’s responsibilities to the Fund on the one hand and, on the other, the responsibilities the Sponsor owes to those other pooled investment vehicles for which it serves as sponsor, investment manager, or investment adviser. Such conflicts may include, but are not limited to, the allocation of investment opportunities. If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund, and the Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

The Prime Execution Agent, an affiliate of the Crypto Custodian, may facilitate sales of the Trust’s Digital Assets, which could create conflicts of interest.

The Trust may execute transactions through the Prime Execution Agent, which is an affiliate of the Crypto Custodian. This arrangement may create potential conflicts of interest when executing such trades on behalf of the Trust. These conflicts may include routing orders to its trading platform (Coinbase Exchange), executing orders against other clients of the Prime Execution Agent or its affiliates or for its own inventory or that of its affiliates, and acting in a principal capacity when filling residual orders below minimum thresholds accepted by other venues. The Prime Execution Agent may execute trades for its own account or affiliates while aware of the Trust’s orders or imminent orders. These conflicts may affect the price received by the Trust during the execution of crypto asset sales, particularly if the Prime Execution Agent prioritizes its own interests or those of its affiliates over the Trust’s. Additionally, the beneficial identity of the counterparty in these trades may remain unknown, potentially leading to transactions with other clients of the Prime Execution Agent or of its affiliates. To mitigate these risks, the Prime Execution Agent maintains policies and procedures designed to address such conflicts, including segregation of duties, information barriers, and internal controls. However, these measures may not eliminate all conflicts, and there is no guarantee that the Trust will always receive the most favorable execution terms. Additionally, the Prime Execution Agent may route orders to its own platform under specific circumstances, such as temporary connectivity issues or funding constraints.

The Sponsor and its affiliates and their principals, officers or employees may trade Digital Assets, securities and futures and related contracts for their own accounts.

The Sponsor and its affiliates (including the Administrator) and their principals, officers or employees may trade Digital Assets, securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund trades. A potential conflict also may occur if the Sponsor and its affiliates and their principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with Shareholders’ best interests, including the authority of the Sponsor to allocate expenses to and among the Trust and the Funds. Shareholders have no real ability to control or replace the sponsor or influence matters, such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

The parties involved in calculating the Index and the Fund’s NAV are subject to a conflict of interest.

The Index Provider and CCIX Pricing Agent are proponents of digital assets and are building key lines of business around digital assets. Accordingly, they may benefit from any increase in the value of digital assets. As a result, they may have a conflict of interest in developing the pricing methodology for digital assets and in providing prices for Index Constituents and Digital Assets.

Shareholder Voting Rights and Liability Risks

Shareholders will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

As interests in a separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation. Shareholders will take no part in the management or control of, and have no voice in, the Fund’s operations or business. Shareholders do not have the right to elect directors, as the Fund does not have a board of directors. Further, Shareholders generally will not receive regular distributions of the net income and capital gains earned by the Fund. Rather, except as required under applicable Federal law or under the rules or regulations of an Exchange, Shareholders shall have no voting rights hereunder or under the Delaware Act (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests.) The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders. Nothing set forth in the Trust Agreement shall be construed so as to constitute the Shareholders from time to time as partners or members of an association; nor shall any Shareholder ever be liable to any third person by reason of any action taken by the parties to the Trust Agreement, or for any other cause whatsoever.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or that was made in violation of its Trust Agreement.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). Rather, except as required under applicable Federal law or under the rules or regulations of an Exchange, Shareholders shall have no voting rights hereunder or under the Delaware Act (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests.) The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders. Nothing set forth in the Trust Agreement shall be construed so as to constitute the Shareholders from time to time as partners or members of an association; nor shall any Shareholder ever be liable to any third person by reason of any action taken by the parties to the Trust Agreement, or for any other cause whatsoever. The Fund is also not subject to certain investor protection provisions of the Sarbanes-Oxley Act of 2002 and Exchange governance rules (for example, audit committee requirements).

The venue provisions of the Trust Agreement may limit a Shareholder’s right to obtain a favorable judicial forum in any action against the Trust or Fund.

The Trust Agreement provides that the courts of the State of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act, as amended, or any other claim for which the federal courts have exclusive jurisdiction, for the federal district courts of the U.S. shall be the exclusive forum, including for the resolution of any complaint asserting a cause of action arising under the 1933 Act, as amended, or the rules and regulations promulgated thereunder. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

Under the Trust Agreement, Shareholders waive the right to a jury trial for any dispute arising under the Trust Agreement, which may limit their obtaining a favorable result.

If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. No Shareholder can waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder.

If a jury trial were demanded in any case, based on the waiver, the applicable court would determine whether the waiver was enforceable. No Shareholder can waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder. To our knowledge, the enforceability of a contractual pre- dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the state of Delaware, which govern the Trust Agreement.

The Sponsor may amend the Trust Agreement without the consent of the Shareholders.

The Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement this Trust Agreement by making an amendment, a Trust Agreement supplemental hereto, or an amended and restated trust agreement, provided that no such amendment may be made if it would adversely affect the status of the Fund as a partnership for U.S. federal income tax purposes. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion. Any amendment to the Trust Agreement that affects the immunities, indemnities, privileges, duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion.

The Fund does not expect to make cash distributions.

Unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your Share of income and gains of the Fund, if any, or for any other reason. Although the Fund does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion.

Event Risk

The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations.

The operations of the Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, cyber-attack, data breach, outbreak or public health (such as the pandemic spread of COVID-19), or the continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, war and other geopolitical events and political unrest continue to fuel this concern. For example, events in Eastern Europe, the Middle East, and Asia, including but not limited to the war in Ukraine, the armed conflict between Israel and Hamas, or actions by China and North Korea, may cause volatility in crypto asset markets, could weaken the U.S. economy, interfere with the commodities markets that rely upon data published by U.S. federal government agencies, and prevent the Fund from receiving necessary regulatory review or approvals. The types of events discussed above are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

More generally, a climate of uncertainty and panic may adversely affect global, regional, and local economies. Under these circumstances, the Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Fund’s Sponsor and third- party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Fund to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Fund’s performance, resulting in losses to your investment. The past, current and future global economic impact may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

Failures or breaches of electronic systems could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodians or other financial institutions with which the Fund transacts, or the Fund’s other service providers, such as market makers, Authorized Participants, the Exchange, crypto platforms, and Crypto Trading Counterparties, have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its Shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Fund’s assets or sensitive information. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodians or the Fund’s other service providers, including market makers, Authorized Participants, the Exchange, crypto platforms, or Crypto Trading Counterparties.

Tax Risk

Please refer to “U.S. Federal Income Tax Consequences” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Fund expects to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. No assurance can be given that the IRS or a court will agree with this expectation. Although the Sponsor anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. There is very limited authority on the U.S. federal income tax treatment of digital assets. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. Assuming the Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes, you will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from any economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction, loss or credit may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

The tax treatment of in-kind creations and redemptions depends upon the characterization of Digital Assets.

The tax treatment of in-kind contributions to and redemptions from a partnership depends upon whether or not the partnership is an “investment company” due to its holdings in stock and securities and whether or not the contributed or distributed property is also stock or securities. Based upon CFTC determinations that treat certain Index Constituents as commodities under the CEA, the Fund intends to take the position that those Index Constituents qualify as commodities, and the Fund is not an “investment company” for these purposes. As noted above, there is very little authority on the U.S. federal income tax treatment of digital assets. The Fund has not requested and will not request any ruling from the IRS with respect to the tax treatment of in-kind contributions or distributions of Digital Assets.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Fund itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund, is in many respects uncertain. The Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code, and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion, please see U.S. FEDERAL INCOME TAX CONSEQUENCES — Other Tax Matters.

If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Fund will distribute to Shareholders, will contain information regarding the income items and expense items of the Fund. If you have not received Schedule K-1s from other investments, you may find that preparing your income tax returns requires additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your returns.

Shareholders of the Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Fund, the Fund may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares of the Fund, including without limitation the federal, state, local and foreign tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

USE OF PROCEEDS

Proceeds received by the Fund from the issuance and sale of Creation Baskets will consist of cash deposits or Digital Assets. Cash deposits are held by the Cash Custodian on behalf of the Fund until (i) transferred in connection with the purchase of the Digital Assets, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay Fund expenses, including the Sponsor Fee. Deposits of Digital Assets received by the Fund pursuant to an in-kind creation are held by the Crypto Custodian on behalf of the Fund until (i) delivered to Authorized Participants in connection with an in-kind Redemption Basket or (ii) liquidated to pay Fund expenses.

OVERVIEW OF THE INDEX CONSTITUENTS’ INDUSTRY

The Index is comprised of 50 Index Constituents. The Index Constituents as of November 29, 2025, the last rebalance date prior to the date of this prospectus (“Prospectus Date”), are, in order of weight in the Index, the following:

Index Constituent	% Weight in Index
Bitcoin	50.00%
Ethereum	25.46%
XRP	9.34%
Solana	5.47%
Dogecoin	1.65%
Cardano	1.10%
Bitcoin Cash	0.81%
Chainlink	0.65%
Stellar Lumen	0.59%
Litecoin	0.48%
Hedera Hashgraph	0.45%
Avalanche	0.43%
Shiba Inu	0.35%
Uniswap Protocol Token	0.29%
Polkadot	0.28%
Mantle	0.24%
Aave	0.19%
Near	0.18%
Internet Computer	0.17%
Ethereum Classic	0.16%
Pepe (pepe.vip)	0.13%
Aptos	0.12%
Polygon Ecosystem Token	0.10%
Algorand	0.09%
Cosmos	0.09%
Arbitrum	0.09%
VeChain	0.08%
Flare	0.08%
SKY Governance Token	0.07%
Quant	0.07%
Render Network	0.07%
Sei	0.06%
BONK	0.06%
Artificial Superintelligence Alliance	0.05%
Immutable X	0.05%
Aerodrome Finance	0.05%
Lido DAO	0.04%
Stacks	0.04%
Curve DAO Token	0.04%
Injective	0.04%
Celestia	0.04%
The Graph	0.04%
Tezos	0.04%
The Sandbox	0.03%
Helium	0.03%
JasmyCoin	0.03%
Decentraland	0.02%
Chiliz	0.02%
Compound	0.02%
1inch	0.02%

As of the Prospectus Date, the only Index Constituents that satisfy the Listing Standard are BTC, ETH, XRP, SOL, DOGE, ADA, LINK, BCH, XLM, AVAX, LTC, SHIB, and DOT. Thus, as of the Prospectus Date, they are the only Digital Assets; thus, the Fund’s portfolio only includes BTC, ETH, XRP, SOL, DOGE, ADA, LINK, BCH, XLM, AVAX, LTC, SHIB, and DOT. When additional Index Constituents satisfy the Listing Standard, they, too, will become Digital Assets and be included in the Fund’s portfolio.

This section provides descriptions of the Digital Assets. The Sponsor may update this section periodically. In the event that any Index Constituent (other than the initial Digital Assets) becomes a permissible investment for the Fund under the Listing Standard, the Sponsor will transition the Fund’s portfolio to include the Index Constituent as a Digital Asset. Shareholders will be notified of such change through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website. To the extent required by Exchange rules, Registrant will also notify the Exchange and issue a press release.

Bitcoin

This section of the prospectus provides a more detailed description of bitcoin. In this section, Bitcoin with an upper case “B” is used to describe the Bitcoin System as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties, as well as its components, such as the Bitcoin Network, the Bitcoin Blockchain, the Bitcoin Protocol and Bitcoin Clients (together, the “Bitcoin System”). When referring to the crypto asset within the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections). For clarification purposes, bitcoin is written with a lower case “b” when used to describe the crypto asset native to the Bitcoin System, whose ownership registry and full transfer history is made by the Bitcoin System.

Bitcoin is a crypto asset that serves as the unit of account on an open-source, permissionless, decentralized, peer-to-peer computer network (known as the Bitcoin Network). Every bitcoin is fractionable to the eighth decimal place, with its smallest fraction equal to 0.00000001 bitcoin and called a “Satoshi”. It may be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the U.S. dollar. As of the date of this prospectus, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

Bitcoin Blockchain and Consensus Mechanism

Transactions in bitcoin are broadcasted over the Bitcoin Network and registered in bundles called blocks, which are set to occur on average every 10 minutes and collectively track the full transaction history and ownership of bitcoins in circulation. Every block is cryptographically tied to its predecessor, creating a chain of blocks called the “Bitcoin Blockchain”. Blocks are identified by a block height as if they were progressively piled up starting from a height of zero. The first block of the Bitcoin Blockchain is known as the Genesis block, assigned a height of 0 (zero), and was created on January 3, 2009.

In traditional financial ledgers, a central authority is responsible for updating users’ balances and preventing the same balance to be spent twice. By contrast, the Bitcoin System introduces a cost for network participants to add new blocks of transactions to the Bitcoin Blockchain. This consists of creating a PoW by solving a highly costly cryptographic problem by trial and error and broadcasting the obtained solution to other network participants for verification. A key feature of PoW is its asymmetry: the proof generator needs to expend large amounts of computational power to generate it, whereas others can easily verify that the proof is valid at a negligible cost.

The solution to the PoW problem creates a cryptographic hash that sets a unique identifier for every block and includes an imprint of all the transactions included in the block as well as the identifier of the block’s immediate predecessor. This generates a strong cryptographic tie among the blocks in the Bitcoin Blockchain and implies that rebuilding the transaction history from a height smaller than or equal to the current one would demand regenerating all the cumulative PoW from that point until the current block. Given the necessary computational cost, the bigger the pile of blocks stacked above a specific block, the smaller the likelihood for the information included in it to be changed, effectively making it immutable after enough PoW is generated on top of it, granted that there is no dramatic decrease in mining nodes such that a 51% attack is economically feasible. At any height, if two diverging versions of the Bitcoin Blockchain exist, a bifurcation referred to as a blockchain fork, the consensual version of the Bitcoin Blockchain is defined as the chain with the largest cumulative PoW, establishing Bitcoin’s so-called fork choice rule. These rules establish a mechanism for the Bitcoin Blockchain to be appended over time and for the Bitcoin Network to reach consensus on bitcoin ownership and transaction history. Therefore, PoW is generally referred to as the consensus mechanism of the Bitcoin System.

The built-in incentive element of the Bitcoin System is bitcoin, which is issued over time as a subsidy that rewards network participants responsible for generating PoW and, thus, adding new blocks to the Bitcoin Blockchain. Since they invest in computational equipment and expend electricity in exchange for newly-issued coins, there exists a clear similarity between this activity and the mining of precious metals such as gold or silver.

The creation of PoW is thus popularly referred to as bitcoin mining, and network participants engaging in the activity are called bitcoin miners. Users of the Bitcoin Network might also pay transaction fees in bitcoin to gain priority over others in having their transactions included in a new block. The fees paid by all transactions in a mined block are reverted to the successful miner alongside the mining subsidy.

To make sure that the creation of blocks and thus the issuance of new bitcoin occur on average every 10 minutes, the Bitcoin System has a built-in difficulty adjustment that tunes the cost of generating a valid PoW every interval of 2,016 blocks — approximately every two weeks — starting from the Genesis block. If the number of mining nodes increases, or current miners get more specialized and are able to mine blocks faster than 10 minutes on average, the difficulty is increased when the next cycle of 2,016 blocks starts. On the other hand, if some miners have to shut down operations and blocks start being appended to the blockchain with an average interval exceeding 10 minutes, difficulty is decreased as of the beginning of the next cycle of 2,016 blocks. The computational power of a miner is measured by its capacity to compute cryptographic hashes in the attempt to generate a valid PoW. The collective computational power of the Bitcoin Network is known as the network’s hash rate.

Bitcoin Supply

The value of bitcoin depends on its supply (which is limited), and demand for bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. The supply of bitcoin follows a predefined issuance schedule since Bitcoin’s conception. In every multiple of 210,000 blocks following height 0 (210,000, 420,000, 630,000, etc.), the issuance of bitcoin per block is reduced in half. These events are referred to as “halvings”. Bitcoin’s mining subsidy started at 50 bitcoin per mined block and remained constant between heights 0 and 209,999. The first halving took place on November 28, 2012 at height 210,000, dropping the mining subsidy to 25 bitcoin until height 419,999. The second halving occurred on July 9, 2016 at height 420,000, setting the subsidy per block to 12.5 bitcoin until height 629,999. The third halving took place on May 11, 2020 at height 630,000, setting the subsidy per block to 6.25 bitcoin until height 839,999. The most recent halving happened on April 20, 2024 at height 840,000, setting the current subsidy per block to 3.125 bitcoin until height 1,049,999.

By design, the supply of bitcoin is intentionally limited to 21 million units, making bitcoin a disinflationary asset, that is, with a rate of supply growth that decreases over time until reaching zero when the last satoshi is issued. The maximum cap and the disinflationary nature of bitcoin makes it a potential candidate for digital store of value, an investment thesis that is still gaining traction among investors worldwide. As of the Prospectus Date, there were approximately 20 million bitcoins in circulation.

Bitcoin Network, Protocol, Clients and Network Upgrades

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network, the Bitcoin Network. No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

PoW, the fork choice rule, the difficulty adjustment and the supply schedule of bitcoin comprise the Bitcoin Protocol, the full set rules that users of the Bitcoin System must agree on in order to participate in the Bitcoin Network. Implementations of the Bitcoin Protocol are called “Bitcoin Clients”. These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Bitcoin Network. Every computer running an instance of a Bitcoin Client is called a node.

The infrastructure of the Bitcoin Network is collectively maintained by its participants, which include miners, developers, and users. Miners register transactions and provide security to the Bitcoin Network. Developers maintain and contribute updates to the Bitcoin Clients. Users access the Bitcoin Network either running their own node or communicating with the node run by a third-party server. Anyone can be a user, developer, or miner, but not all Bitcoin Network participants need to run a node.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a distributed database that is continuously updated and reconciled among certain users and is protected by cryptography. The bitcoin blockchain contains a complete record and history for each bitcoin transaction.

New bitcoins are created through a process called “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the bitcoin blockchain. The new block is then independently verified by each full node, with individual transactions generally being considered “confirmed” once they are 6 blocks deep. Miners that successfully add a block to the bitcoin blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is how new bitcoin enter circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol is thus an open-source project with no official company or group in control, and anyone can review the underlying code for its clients. There are, however, a number of individual developers that regularly contribute to a specific Bitcoin Client known as the “bitcoin core” (“Bitcoin Core”). Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the Bitcoin Protocol, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. Bitcoin Core developers are able to access, and can alter, the client’s source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Core. Upgrade proposals to the Bitcoin protocol can be created by any individual as a Bitcoin Improvement Proposal (“BIP”).

However, because Bitcoin has no central authority, the release of updates to the Bitcoin Core or other Bitcoin Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Bitcoin users and miners who choose to download it and run. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by individuals that collectively form a majority of the Bitcoin Network. If a modification is accepted by only a small percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “hard fork.” To avoid network splits, the Bitcoin community chooses to implement BIPs via soft forks, which are backward-compatible updates and thus optional in nature, meaning multiple versions of the same Bitcoin Client can coexist in the Bitcoin Network.

Development of Bitcoin Clients has increasingly focused on amendments to the Bitcoin Protocol to enhance speed and scalability. For example, in August 2017, a BIP known as “segregated witness” was adopted in a Bitcoin soft fork. Among other things, it enables so-called second layer solutions, such as the “Lightning Network”, or payment channels, which could potentially allow greater speed and a greater number of transactions that the Bitcoin Network can process in a given time interval (i.e., transaction throughput). The Lightning Network is an open-source decentralized network that enables the instant off-blockchain transfer of bitcoin without requiring a trusted third party. The Lightning Network uses bidirectional payment channels, which work as follows: an on-blockchain transaction is required to open a channel, which can later be closed through another on-blockchain transaction. Once a channel is open, value can be transferred instantly between counterparties engaging in bitcoin transactions without such transactions being broadcasted to the Bitcoin Network. This enables increased transaction throughput and reduces the computational burden on the Bitcoin Network. The Lightning Network is currently a subject of ongoing research and development and does not yet have material adoption as of August 2024, with approximately 5,200 bitcoins in total liquidity deposited in its payment channels.

Other uses of segregated witness include smart contracts (which are programs that automatically execute on a blockchain) and distributed registers built into, built atop, or pegged alongside the Bitcoin Blockchain. For example, one white paper published by the blockchain technology company Blockstream Corporation Inc. calls for the use of “pegged sidechains” to develop programming environments built within blockchain ledgers that can interact with and rely on the security of the Bitcoin Network and blockchain while remaining independent thereof. Applications of this concept include open-source projects such as RSK (Rootstock), which seeks to create novel open-source smart contract platforms built on the Bitcoin Blockchain to allow automated, condition-based payments with increased speed and scalability.

Such research and development projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin Network as a whole. Conversely, to the extent that such projects operate on the Bitcoin Blockchain, they may increase the data flow on the Bitcoin Network and could either “bloat” the size of the blockchain or result in slower confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the blockchain or Bitcoin Network.

One of the latest Bitcoin soft forks, known as “Taproot,” was activated in November 2021, introducing a new scheme for digital signatures, enhancing the privacy of more complex Bitcoin scripts and optimizing block space usage for multi-signature transactions. Taproot has become more prominent since late 2022 with the launch of Bitcoin inscriptions, which uses Taproot functionality to assign pieces of information to distinct satoshis. Also, Taproot is being used in the implementation of Taproot Assets, a novel programmability layer built on top of Bitcoin that allows users to create other Digital Assets on the Bitcoin Blockchain, while using them at fast speeds and low costs over the Lightning Network. Similar to the adoption of the Lightning Network, inscriptions and Taproot Assets are still experimental technologies and might be subject to significant risks.

Bitcoin Wallets and Transactions

Users of the Bitcoin Network can run a Bitcoin Client or use a Bitcoin wallet. To initiate a bitcoin transaction, users generate one or more unique pairs of private and public keys, the latter being used to receive funds, and the former to authenticate transactions and send bitcoin. These pairs can be hierarchically derived from a single set of words known as a seed phrase. As their names suggest, public keys can be safely shared with anyone in the network, whereas private keys should be kept secret. This is analogous to the use of a bank account, with a public key similar to the bank identifier and branch number, and the private key the analogue to the account’s transaction password.

A private-public key pair is generated using asymmetric cryptography, meaning that deriving a public key from its corresponding private key is easy, whereas guessing a private key from a known public key is virtually impossible. The generation of the pair and the signing of transactions is securely carried out using a device disconnected from the internet, maintaining the secrecy of the private key and the custody of bitcoins in a so-called cold wallet. If a private key is at least once exposed to the internet, it turns the corresponding wallet into a so-called hot wallet, exposing the user to the risk of theft of funds by a malicious actor that might gain access to the device during the time of internet exposure. Therefore, security and ownership of bitcoins rely heavily on the proper management of private keys, as these keys are the only way to authorize transactions. This property guarantees the possibility of secure custody of bitcoins without counterparty risk and the ability for a user to be the only network participant knowing the private key to its wallet. On the other hand, losing a private key means losing access to the associated funds permanently, similar to a bearer asset like cash, and exposing it to the internet creates the risk of a malicious actor becoming able to drain funds from the wallet.

Bitcoin Markets

In the Bitcoin market, participants range from individual end-users who utilize bitcoin for peer-to-peer transactions, to merchants who accept bitcoin as payment for goods and services. Despite its potential, bitcoin has not yet achieved widespread adoption as a mainstream payment method. Investors also represent a significant portion of market participants, purchasing bitcoin as a speculative asset or as part of a diversified investment portfolio. These transactions occur both on bitcoin spot markets and OTC markets, with the former being more accessible to retail investors and the latter catering to institutional entities handling large volumes of bitcoin.

In addition to using bitcoin to purchase goods and services, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin spot markets typically permit investors to open accounts with the market and then purchase and sell bitcoin via websites or through mobile applications on a prefunded basis. Prices for trades on bitcoin spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a bitcoin market and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin Network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The spot market ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in his or her digital asset trading platform account to an off-platform bitcoin wallet.

In addition, bitcoin futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of bitcoin derivatives has developed substantially. Data aggregated by The Block shows that, in January 2026, total regulated bitcoin futures had $189 billion in aggregate notional trading volume on the CME, up 75% in comparison to $108.3 billion in January 2024. Furthermore, average open interest in January 2026 was equal to $10.7 billion, up 106% in comparison to $5.2 billion in the same month two years prior. As of the Prospectus Date, the bitcoin market capitalization had reached approximately $1.3 trillion and represented approximately 58% of the entire crypto asset market.

Bitcoin has generally exhibited high price volatility relative to more traditional asset classes. One volatility measure, standard deviation, is based on the variability of historical price returns. A higher standard deviation indicates a wider dispersion of past price returns and thus greater historical volatility.

Market Participants

Miners

Miners are the primary operators of the Bitcoin Network. They range from individual enthusiasts using general-purpose hardware to large-scale professional mining operations that design and operate dedicated data centers filled with application-specific integrated circuits (“ASICs”). Mining pools, which are groups of miners that combine their computing power, are also prevalent in the Bitcoin Network. Pools allow participants to contribute processing power and receive a share of rewards in proportion to their computing contributions.

Miners compete to solve complex cryptographic puzzles through the PoW consensus mechanism. The miner that successfully solves the puzzle validates the next block of transactions, adds it to the Bitcoin blockchain, and is rewarded with newly minted bitcoin (“block reward”) along with the aggregate transaction fees contained in the block.

Mining operations vary widely in size, from small home setups to multinational enterprises operating in multiple jurisdictions. The economics of mining are heavily influenced by the cost of electricity, the efficiency of mining hardware, and the prevailing market price of bitcoin.

Professional Investors and Speculators

This sector includes the investment and trading activities of both private and professional investors and speculators. This sector includes hedge funds, family offices, proprietary trading firms, and increasingly, traditional financial institutions that invest in or trade bitcoin. While historically there was limited institutional involvement, participation has expanded significantly in recent years, with the development of regulated investment products such as exchange-traded products (ETPs), futures contracts, and options tied to bitcoin.

Despite growing institutional interest, speculative demand continues to account for a substantial portion of bitcoin trading activity. Many professional investors seek to profit from bitcoin’s price volatility through long-term holding (“HODLing”), active trading strategies, or arbitrage across markets.

Retail Investors

The retail sector includes users transacting in direct peer-to-peer bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network. Retail investors transact in peer-to-peer bitcoin transfers using on-chain transactions or via third-party applications and platforms. While some consumers use bitcoin to pay for goods and services, retail adoption as a medium of exchange remains limited compared with traditional payment systems and with other digital assets such as stablecoins.

Instead, many retail participants view bitcoin primarily as a speculative investment or as “digital gold”—a long-term store of value. As such, bitcoin is held in digital wallets and secured via private keys, often using custodial services, hardware wallets, or software-based solutions.

Service Sector

This sector includes exchanges, custodians, wallet providers, and payment processors that support the buying, selling, storing, and spending of bitcoin. Large, well-known service providers include Coinbase, Binance, Kraken, Gemini, and Bitstamp. Payment-focused companies such as BitPay, Strike, and PayPal also facilitate bitcoin transactions for merchants and consumers. Custodial solutions have become increasingly important as institutional and retail interest in bitcoin has grown.

Ethereum

This section of the prospectus provides a more detailed description of Ethereum. Here, Ethereum with an uppercase “E” denotes the entire system responsible for maintaining the ledger of ether ownership and enabling the transfer of ether among parties, as well as the components of the Ethereum system such as the Ethereum Network, the Ethereum Blockchain, the Ethereum Protocol and the Ethereum Clients (together, the “Ethereum System”). When referring to the crypto asset native to the Ethereum Network, whose ownership registry and full transfer history is made by the latter, ether is written with a lowercase “e” (except at the beginning of sentences or paragraph sections).

Ethereum is a permissionless, decentralized and peer-to-peer computer network of nodes that enables developers to build and deploy the so-called smart contracts and dApps on a global scale. The Ethereum Network improves on the capabilities of the Bitcoin Network by allowing, in addition to simple ether transfers, the creation of smart contracts (software that are automatically executed when predetermined conditions are met). Smart contracts permit the creation of Digital Assets with various properties and the deployment of decentralized applications on Ethereum.

Ether, the native cryptocurrency of the Ethereum Network, serves as a unit of account, allowing for peer-to-peer transactions and incentivizing network participants. Every ether is fractionable to the eighteenth decimal place, with its smallest fraction equal to 0.000000000000000001 ether and called a wei.

The computational environment of the Ethereum Network is known as the Ethereum Virtual Machine (“EVM”), and computational cycles in the EVM consume so-called gas units which are denominated in fractions of ether and expressed in Gwei (short for “gigawei” or one billion wei or one billionth of one ether). The EVM is similar to an engine, while ether is the fuel that propels it. Ether is therefore known as the “gas” token of the Ethereum Network. Ether may also be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the dollar. The value of ether is not backed by any government, corporation, or other identified body.

Ethereum Blockchain and Consensus Mechanism

Similar to the Bitcoin Network, transactions on Ethereum are broadcast over the Ethereum Network and registered in blocks, which are set to occur approximately every 12 seconds. Ethereum blocks collectively track the full transaction history, the accounts and balances of users and contracts in the “Ethereum System”, and other blockchain data that collectively are referred to as the state of Ethereum. Ethereum ensures that its state transition is deterministic, meaning that given the same initial state and set of transactions, all nodes in the Ethereum Network are able to compute the same final state. Blocks are organized in a chain forming the “Ethereum Blockchain”, starting from the “genesis block” at height 0 (zero), which was created on July 30, 2015.

Unlike Bitcoin, which relies on PoW, Ethereum operates on a PoS consensus mechanism where users must lock a certain amount of ether to engage with transaction validation and code execution. In contrast to PoW, in which miners expend hardware and electricity to become eligible to append new blocks to the blockchain, in PoS, users known as validators pledge capital denominated in ether as a “stake,” providing a guarantee of action in good faith towards the honest operation of the network. If Ethereum Network participants detect malicious activity by a validator, such as proposing two different blocks at the same height or attesting to two different versions of the consensual Ethereum Blockchain, they can cast a slashing alert that subtracts part of the malicious actor’s stake. As such, PoS substitutes the computational cost to cheat on PoW by the risk of losing part of a validator’s stake, aligning the incentives for consensus participants to remain honest over time. Ethereum’s implementation of PoS also has a fork choice rule, which uses validators’ votes on the chain with the most accumulated validator activity to select the consensual chain at any point in time.

Actors running Ethereum validators range from individual enthusiasts to professional operations with dedicated hardware and data centers. Users activate a validator by running consensus software on Ethereum and depositing 32 ether on a staking contract deployed on the Ethereum Network. They are rewarded with newly issued ether as a subsidy and transaction fees paid by users to gain priority in having their transactions executed first. The Ethereum Network’s complexity and reliance on staking attract a specific type of participant, one who is often deeply involved in the ecosystem, increasing the likelihood for committed entities to take on the responsibilities of a validator.

Smart Contracts, Digital Assets and Decentralized Applications

The Ethereum Network allows users to write and implement smart contracts — that is, general-purpose code that executes on every node in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can leverage the EVM through its built-in programming language, Solidity, to create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create Digital Assets other than ether.

Development on the Ethereum Network involves building more complex tools on top of smart contracts, such as dApps, DAOs, and entirely new decentralized governance systems. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain predefined conditions.

Ethereum is also a platform for creating new Digital Assets and conducting their associated initial coin offerings. It has a suite of standards that allow for the creation of fungible Digital Assets, such as governance tokens that confer voting power in DAOs or stablecoins pegged to government-backed currencies like the dollar; non-fungible tokens (“NFTs”) allowing for the creation of unique representations of value, such as digital collectibles, digital art, decentralized identity systems and digital characters and items in metaverses and videogames; and more versatile tokens that bring new utility to dApps by integrating decentralized data provision and indexing. As of the Prospectus Date, a majority of Digital Assets in the crypto market were built on the Ethereum Network, with such assets representing a significant amount of the total market value of all Digital Assets.

An important set of dApps on the Ethereum Network exists within DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives, and insurance, by removing third party intermediaries. DeFi can allow users to lend and earn interest on their Digital Assets, exchange one crypto asset for another, and create derivative Digital Assets such as stablecoins. As of the date of this prospectus, $46 billion worth of Digital Assets are deposited on DeFi applications on the Ethereum Network. Ethereum is also used to create decentralized naming systems, decentralized social networks, and the registry and commercialization of digital art. More recently, companies and asset managers have started to use Ethereum to tokenize traditional assets such as money-market funds. While experiencing a significant rise in total value secured by the Ethereum Network since inception, most applications in the Ethereum ecosystem are still incipient and/or in experimental phase.

Since smart contracts are general purpose software, they can be naturally used to create highly complex dApps, which can be further combined among themselves in a composable manner to create even more complex applications. On the other hand, given the nascent nature of the EVM and Solidity, there might be significant architectural risks and unseen bugs in Ethereum’s current technological stack. This may pose relevant security risks on dApps running on the platform, lead to the drain, loss or indefinite lock of value deposited on them, and potentially harm users interacting with such applications or having participation in the total value deposited in a dApp.

Ether Supply

Unlike bitcoin, the supply schedule of ether has changed a number of times since the inception of the Ethereum Network. The initial creation of ether involved the issuance of 72.0 million tokens. Of these, 60.0 million ether (83.33% of the supply) were sold to the public in a crowd sale in 2014, raising approximately $18 million. Another 6.0 million ether (8.33% of the supply) went to the Ethereum Foundation for operational costs, while 6.0 million ether (4.17% of the supply) were distributed to individuals who contributed to the network for purchasing at the initial crowd sale price.

While currently operating under a PoS consensus mechanism, the Ethereum Network started operation under a PoW consensus mechanism similar to Bitcoin, migrating to its current PoS consensus mechanism in September 2022 during an upgrade known as “The Merge”. Over time, new ether was put into circulation by miners creating blocks on the Ethereum blockchain.

From the Genesis block to late 2017, the mining subsidy on the Ethereum Network was equal to 5 ether per block. In October 2017, the Byzantium upgrade was activated, decreasing the mining subsidy to 3 ether and aiming to prepare Ethereum for future scaling solutions. In February 2019, the Constantinople upgrade further reduced the mining subsidy to 2 ether per block. In December 2020, Ethereum’s new PoS consensus layer called the Beacon Chain was launched in preparation for The Merge in September 2022, introducing a deterministic supply curve that issues new ether to validators based on the total amount of ether staked. In August 2021, the London upgrade introduced the concept of a base fee burn. This means that a portion of the transaction fees paid by users on the network started being burned, effectively working as an ether supply reduction mechanism. This base fee is algorithmically adjusted based on network demand, and ether burn is more intense in periods of high network activity. The latest change in ether monetary policy took place during the Merge, in which mining was deprecated and mining subsidies ceased. Unlike bitcoin, ether’s supply is uncapped and can be inflationary — that is, with a positive supply growth rate — if issuance is bigger than burns or deflationary — that is, with a negative supply growth rate — if issuance is smaller than burns.

As of the Prospectus Date, 72 million ether were pre-mined, 50.4 million ether were issued by miners before the switch to PoS, 2.9 million ether were issued to validators staking ether and 4.6 million ether were burned in base fees, leading to a circulating supply of 121 million ether. There is no guarantee that the ether issuance policy will remain unchanged over time, and future modifications to monetary policy might create splits in the Ethereum community and lead to two or more conflicting Ethereum networks.

Ethereum Protocol, Clients and Network Upgrades

PoS, the fork choice rule, the EVM architecture and the monetary policy of ether comprise the “Ethereum Protocol”, the full set rules that users of the Ethereum System have to agree on in order to participate in the network. Implementations of the Ethereum Protocol are called “Ethereum Clients”. These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Ethereum Network. Every computer running an instance of an Ethereum Client is called a node. The infrastructure of the Ethereum Network is collectively maintained by various participants, which includes validators, developers, and users. Validators register transactions inside blocks and provide security to the Ethereum Network. Developers maintain and contribute updates to Ethereum Clients. Users can access the Ethereum Network either running their own node or communicating with nodes run by a third party server. Anyone can be a user, developer, or validator, but not all network participants need to run a node.

Similar to BIPs, Ethereum upgrade proposals are known as Ethereum Improvement Proposals (“EIPs”). However, Ethereum upgrades are generally made through hard forks, which are not backward-compatible and thus demand Ethereum users to update their clients to continue having access to the Ethereum Network. The Merge introduced the Beacon Chain as the new consensus layer of Ethereum, responsible for block production and finalization, whereas the original Ethereum chain remained as the network’s execution layer, in which code execution takes place. This transition was expected since the network’s launch in mid-2015, and aimed at reducing Ethereum’s overall energy consumption while paving the way for higher scalability and increased transaction throughput. Since the Merge, all upgrades on Ethereum consist of new releases for both consensus and execution software of all clients implementing the Ethereum Protocol.

While the Ethereum Protocol is an open-source project with no official company or group in control, there is one entity called the Ethereum Foundation which supports the development, growth, and research on Ethereum. It plays a role in stewarding the Ethereum ecosystem, but it does not control or manage the network. Instead, the Foundation provides resources, grants, and coordination to help maintain the Ethereum protocol and its infrastructure.

Unlike Bitcoin, which has Bitcoin Core as its dominant client, the Ethereum Network is operated by a more diverse list of clients. As of the Prospectus Date, 46% of execution layer Ethereum nodes run the geth client, 20% the nethermind client, and the remaining nodes are split among several others. Core developers of Ethereum clients are able to access, and can alter, the client’s source code and, as a result, they are responsible for official releases of updates and other changes to Ethereum Clients.

Since the Merge, Ethereum experienced the successful activation of two other upgrades. First, the Shapella upgrade, activated in April 2023, which enabled ether withdrawals for validators participating in the network’s consensus layer. Second, the Dencun upgrade, activated in March 2024, which introduced proto-danksharding (or EIP-4844), a new technology that reduces the costs for second layer solutions known as rollups to post data on Ethereum and thus significantly decreases transaction fees paid by users using these upper layers to access the Ethereum ecosystem.

Particularly following the Dencun upgrade, most second layers that had properly prepared for the activation of EIP-4844 experienced, as expected, reduced transaction fees when batching transactions to the main Ethereum Network. In turn, the upgrade lowered the transaction costs for executing transactions on such networks and significantly reduced activity on Ethereum’s base layer. However, some second layer solutions reportedly experienced outages and other disruptions in the aftermath of the upgrade, which in the case of “Blast”, one of Ethereum’s rollups, led to a halt in block production for a period of time. Blast normal operation was reportedly restored afterward. As with any change to open-source software code and client overhaul, planned forks such as the ones activated since the Merge could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term.

Because Ethereum has no central authority, the release of updates to Ethereum Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Ethereum users and validators who choose to download and run it. As a practical matter, a modification to the source code becomes part of the Ethereum Network only if it is accepted by individuals that collectively have a majority of the Ethereum Network. If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code.

As a continuation to the Ethereum 2.0 transition, Ethereum underwent a third upgrade called Pectra in May 2025. Pectra implemented new technology aiming to ease user experience through account abstraction, enhance consensus operation for validators, and improve overall network performance and security.

Ethereum Wallets and Transactions

Similar to Bitcoin, users of the Ethereum Network can run an Ethereum Client or use an Ethereum wallet. To initiate an Ethereum transaction, users generate a pair of private and public keys, the latter being used to receive funds, and the former to authenticate transactions, send funds and interact with dApps on the platform. The same careful management of private keys must be carried out in the case of Ethereum, allowing a user to securely custody ether and other digital assets living on the Ethereum Network. Nonetheless, in contrast to Bitcoin, where multiple private-public key pairs can be derived from a single seed phrase, Ethereum operates on an account-based model. This means that instead of tracking multiple individual key pairs, a single account is used to manage the balance of ether and digital assets. Each account has an associated public address and private key, and the entire balance is tied to the account rather than to individual key pairs. To execute any transaction on Ethereum, including sending ether and other digital assets, and interacting with dApps, a user must hold enough ether on its balance to pay for the gas costs of the corresponding code execution.

Ether Markets

The Ethereum market includes a wide array of participants in the investment, retail, and service sectors. The investment sector, similar to Bitcoin, includes both private and professional investors who trade ether for speculative purposes. The retail sector involves users who buy ether to transfer it or to pay for transaction fees when transferring other Digital Assets and interacting with dApps on the Ethereum Network. Retail users can also buy ether to pay for goods and services, though its adoption as a payment method is still in its infancy. The service sector, on the other hand, is expanding rapidly, with companies like Coinbase, Kraken, and Gemini providing essential services such as trading, payment processing, custodial solutions and staking. As Ethereum continues to evolve, the service sector is expected to grow, offering more sophisticated and varied services to accommodate the network’s increasing user base and its unique functionalities like smart contracts.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Centralized spot ether markets typically permit investors to open accounts with the trading platform and then purchase and sell ether via websites or through mobile applications. Prices for trades on centralized spot ether markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a centralized ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one Ethereum address to another Ethereum address on the Ethereum Blockchain or decentralized on-chain trading platforms. This latter process is an activity that occurs on the Ethereum Network, while the former is an activity that occurs entirely within the order book operated by the centralized spot market. The centralized spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum Blockchain. The centralized spot market ordinarily does not transfer ether to the investor on the Ethereum Blockchain unless the investor makes a request to the crypto asset trading platform to withdraw the ether in their account to an off-exchange ether wallet.

Outside of the spot markets, ether can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer ether-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets.

In addition, ether futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially Data aggregated by The Block shows that, in January 2026, regulated ether futures represented approximately $83.4 billion in aggregate notional trading volume on the CME, up 49% in comparison to $56.1 billion in January 2025. Furthermore, average open interest in January 2026 was equal to $5.8 billion, up 81% in comparison to $3.2 billion in the same month one year prior. Through the common membership of the Exchange and the CME Ethereum Futures market in the Intermarket Surveillance Group (“ISG”), the Exchange may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of the Exchange rules and the applicable federal securities laws.

Market Participants

Validators

Validators are the primary operators of the Ethereum Network under its PoS consensus mechanism. Validators range from individual enthusiasts staking the minimum required amount of ether (currently 32 ether) to large, professional operations that manage validator infrastructure on behalf of multiple participants. To participate, validators must stake ether as collateral, which secures the network against misconduct.

Validators are responsible for proposing new blocks, attesting to blocks proposed by others, and finalizing blocks through consensus. In return for these services, validators receive rewards consisting of newly issued ether and transaction fees. Misconduct or downtime may result in penalties or “slashing” of staked ether, creating economic incentives for validators to act honestly.

Unlike some other networks, Ethereum exposes transactions in a public “mempool” before they are confirmed, which allows validators to engage in practices known as Maximal Extractable Value (“MEV”). MEV arises when validators (or associated participants) reorder, include, or exclude transactions to capture additional value.

Professional Investors and Speculators

This sector includes the investment and trading activities of both private and professional investors and speculators. This sector includes hedge funds, proprietary trading firms, venture funds, and increasingly traditional financial institutions. Professional investors engage in both long-term holding of ether as well as short-term trading, derivatives strategies, and arbitrage opportunities across global exchanges.

Ethereum’s role as the leading smart-contract platform has attracted significant speculative interest, not only in ether itself but also in tokens and dApps built on the Ethereum Network. A significant portion of demand for ether is generated by investors and speculators seeking to profit from the growth of the Ethereum System, the potential appreciation of ether, and exposure to emerging use cases such as DeFi and NFTs.

Retail Investors

The retail sector includes users transacting in direct peer-to-peer ether transactions through the direct sending of ether over the Ethereum Network. Retail investors may send ether in peer-to-peer transfers, use it to pay for gas fees to interact with smart contracts, or purchase goods and services from merchants and platforms that accept ether.

While the use of ether as a direct payment method remains limited relative to traditional systems, its primary retail utility is as “gas” required to power transactions and applications on the Ethereum Network. As such, retail investors are both consumers of ether’s utility function and speculators who view ether as a store of value or investment asset.

Service Sector

This sector includes exchanges, custodians, wallet providers, payment processors, and infrastructure providers that support Ethereum. Prominent service providers include Coinbase, Binance, Kraken, Gemini, and LMAX Digital, which facilitate ether trading and custody. Wallet providers such as MetaMask, Ledger, and Coinbase Wallet enable individuals to hold ether and interact with decentralized applications.

Payment processors and fintech platforms, including PayPal and BitPay, have integrated ether to facilitate merchant acceptance. Custodial services for ether are also offered by regulated entities, including Coinbase Custody, Anchorage Digital, and BitGo, which provide secure storage solutions for both institutional and retail investors.

As the Ethereum Network continues to grow in adoption and utility, it is expected that the service sector will continue to expand, offering increasingly sophisticated custody, trading, staking, and DeFi-related services.

XRP

XRP Ledger (XRPL) is an open-source, decentralized blockchain created in 2012 by Ripple co-founder and CEO Chris Larsen, designed to facilitate rapid and cost-effective global payments. Its system comprises the XRPL Blockchain, the XRPL Protocol and XRPL Clients. XRPL can process nearly 1,000 transactions per second, making it suitable for cross-border payments with very low transaction fees. It supports a variety of transaction types, including payments, escrows, trust sets, order book transactions, and payment channel transactions.

XRP Blockchain and Consensus Mechanism

The XRP Ledger uses a unique consensus protocol that ensures all users can agree on the ledger’s current state and the order of transactions. This protocol, known as the XRP Ledger Consensus Protocol, processes valid transactions without relying on a central operator, avoiding single points of failure. The network remains functional even if participants join, leave, or misbehave. If too many participants are unreachable or acting maliciously, progress halts instead of confirming invalid transactions. This consensus method avoids the resource-intensive competition seen in most other blockchain systems. The XRP Ledger Consensus Protocol aims to agree on a set of transactions for the next ledger version, apply them in order, and confirm that all participants reach the same result. Once this process is complete, the ledger version is considered validated and final.

XRP Supply

The native token of the XRPL is XRP, and it serves as a bridge currency for financial transactions between different currencies and assets, granting access to the XRPL, which is designed to support a wide range of uses, including asset tokenization solutions and the issuance of digital currencies. XRP tokens function both as a crypto asset and as a security measure to prevent spam and malicious activity. Every XRP is fractionable to the smallest unit called Drop, and it has the same precision as a 64-bit unsigned integer where each unit is equivalent to 0.000001 XRP. It uses integer math, so that any amount less than a full drop is rounded down. XRP has a burning mechanism where a small fee is levied on each transaction, and this fee is permanently removed from the total supply. This explains why the total supply of XRP slightly differs from the maximum supply of 100 billion, with the current total at 99.98 billion.

XRP possesses a maximum supply cap of 100 billion coins, and there was no ICO for XRP. Instead, XRP was created and distributed through a private sale, with Ripple Labs, the company behind the XRP Ledger, initially holding a significant portion of the total supply. XRP’s distribution was structured differently from typical ICOs, and no public token sale occurred at the time of its launch. The initial distribution of the pre-mined XRP tokens was allocated among Ripple, the company behind the XRP Ledger, its co-founders, and the core team. Out of the 100 billion tokens, Ripple received 80 billion, while the remaining 20 billion were assigned to the co-founders and core team. To maintain control over the supply, Ripple locked 55 billion of the 80 billion tokens it received. These locked tokens are periodically unlocked through monthly escrows. As of the Prospectus Date, approximately 61 billion XRP are in circulation, with the remaining 39 billion held by Ripple Labs and its founders.

XRP protocol, clients and network upgrades

Unlike other blockchains that are considered more permissionless and decentralized, the XRP Ledger does not have much client diversity. Ripple Labs is the primary developer for the XRP Ledger’s main client, “rippled.”

Modifications to the XRP Ledger protocol involve a structured process. The first step is identifying a need or improvement that could benefit the XRP Ledger. This might be related to performance, security, new features or other enhancements. The proposer drafts a formal proposal outlining the suggested change. This proposal typically includes technical details, rationale, potential benefits and any drawbacks or risks.

The proposal is shared with the XRP Ledger community, typically through forums such as the XRP Ledger GitHub repository or community discussion platforms. This allows for initial feedback, questions, and suggestions from developers, validators and other stakeholders. During this phase, the proposer may refine the proposal based on community input. Open dialogue is crucial to ensure the proposal addresses the community’s needs and concerns.

If the proposal is generally well-received, the next step involves writing the necessary code to implement the change. This is often done by the proposer or a group of developers with expertise in the XRP Ledger’s codebase. The new code is rigorously tested in various environments. This might include test networks (such as the XRP Ledger Testnet) to ensure that the change does not introduce bugs or vulnerabilities and works as intended under different scenarios. The code is then reviewed by other developers, especially those with a deep understanding of the XRP Ledger. This peer review process is critical to maintaining the integrity and security of the ledger.

Once the code is developed and tested, it is proposed as an “amendment” to the XRP Ledger. The amendment process is a governance mechanism that allows validators to vote on whether to adopt the proposed changes. Validators on the network signal their approval or disapproval of the amendment by updating their validator configuration. For the amendment to be activated, it must receive approval from at least 80% of the validators on the network for two weeks continuously. If the amendment meets the required threshold, it is automatically activated on the XRP Ledger, and the new functionality or modification becomes part of the ledger’s protocol.

Once activated, the changes are deployed across the XRP Ledger. All nodes running the XRP Ledger software must update to the latest version to remain compatible with the network. Even after deployment, the change is monitored to ensure it behaves as expected in the live environment. If any issues arise, the community may need to address them through additional updates or modifications.

After the change is implemented, the relevant documentation (such as the XRP Ledger technical documentation, API references, etc.) is updated to reflect the new features or modifications. The community is informed of the successful implementation through official channels, including developer blogs, forums, and updates to the GitHub repository.

XRP Wallets and Transactions

From what it regards block creation, any changes affecting transaction processing or consensus must be approved by at least 80% of the network of validators. While Ripple Labs contributes to the network, its rights are the same as any other contributor. Transactions are validated on the XRP Ledger by a network of independent validator nodes. These nodes do not mine new blocks but participate in a consensus process to ensure that transactions are valid and correctly ordered on the XRP Ledger. Any node can be a validator, but for practical purposes, the XRP Ledger depends on a list of trusted validators known as the Unique Node List or “UNL.” The XRP Ledger has over 150 validators, with more than 35 on the UNL maintained by Ripple Labs, and Ripple operates only one of these nodes.

Validators are entities (which can be individuals, institutions, or other organizations) that run nodes to participate in the consensus process. These validators ensure the integrity and accuracy of the ledger. Each node in the network maintains a UNL – a list of other validators that the node trusts to reliably validate transactions. The XRP Ledger’s decentralized architecture means that different nodes may maintain different UNLs, but there needs to be some overlap in the UNLs for the consensus mechanism to work effectively. Similar to the Bitcoin Network, anyone can join and start using the XRP Ledger; however, unlike the Bitcoin Network, which operates on a fully permissionless blockchain, the XRP Ledger is maintained by a network of trusted nodes that accept or reject transactions on the XRP Ledger.

A transaction on the XRP Ledger begins when a user submits a transaction to the XRP Ledger network. The submitted transaction is broadcast to all validator nodes. Validators do not immediately confirm transactions as final; instead, they go through a process of reaching consensus on which transactions should be included in the next ledger version. Each validator collects incoming transactions into a proposed ledger, called a candidate ledger, and then exchanges their proposed candidate ledgers (also known as proposals) with other validators. The actual consensus process happens over several rounds. In each round, validators attempt to come to an agreement on which transactions should be included in the next ledger version. In each round, validators examine the transactions in the proposed ledger from the previous round and compare it to the proposals from other validators in their UNL. If the validator sees that a supermajority (typically 80% of validators) of trusted validators have proposed the same set of transactions, the validator updates its proposal to align with the majority. After a few rounds of exchanging proposals, when a supermajority (typically 80%) of validators have agreed on the same set of transactions, that version of the ledger is considered valid. All participating validators then update their copy of the ledger with the new, agreed-upon transactions. The final ledger version is broadcast to all nodes, and it becomes the new “official” state of the ledger.

Prior to engaging in XRP transactions directly on the XRP Ledger, a user generally must first install on its computer or mobile device an XRP Ledger software program that will allow the user to generate a private and public key pair associated with an XRP address. The XRP Ledger software program and the XRP address also enable the user to connect to the XRP Ledger and transfer XRP to, and receive XRP from, other users.

Each XRP Ledger address, or wallet, is associated with a unique “public key” and “private key” pair. To receive XRP, the XRP recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the XRP. The recipient, however, does not make public or provide to the sender its related private key.

XRP can be held in different types of wallets, including hardware wallets, software wallets and custodial wallets provided by digital asset trading platforms. The wallet essentially holds the private keys that control the account on the XRP Ledger. The private key is crucial for signing transactions on the ledger. Whoever possesses the private key associated with an XRP Ledger account effectively controls the XRP held by that account. While XRP is the native asset, the XRP Ledger also supports the holding and transferring of other assets (like USD, EUR, or other digital assets) through a system of trust lines. However, these other assets are not XRP itself; they are IOUs issued by institutions or individuals on the ledger.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the XRP contained in the associated address. Likewise, XRP is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending XRP, a user’s XRP Ledger software program must validate the transaction with the associated private key. In addition, since every computation on the XRP Ledger requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s XRP Ledger software program to the XRP Ledger validators to allow transaction confirmation.

Some XRP transactions are conducted “off-blockchain” (i.e., through centralized book-entries) and are therefore not recorded on the XRP Ledger. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding XRP or the reallocation of ownership of certain XRP in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platforms. In contrast to on-blockchain transactions, which are publicly recorded on the XRP Ledger, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly XRP Ledger transactions in that they do not involve the transfer of transaction data on the XRP Ledger and do not reflect a movement of XRP between addresses recorded in the XRP Ledger. For these reasons, off-blockchain transactions are subject to risks as any such transfer of XRP ownership is not protected by the protocol behind the XRP Ledger or recorded in, and validated through, the ledger mechanism.

XRP can also be held in escrow on the XRP Ledger, meaning the XRP is locked up and released only when certain conditions are met (e.g., at a specific time or when a particular event occurs). This is a native feature of the ledger, providing flexibility for complex financial contracts. XRP can also be held in payment channels, which allow for off-ledger transactions to occur between two parties, with the final balance being settled on the ledger later. Each XRP Ledger account must also hold a minimum reserve of XRP (currently 1 XRP) which cannot be spent. This ensures that only legitimate accounts are created and maintained. The XRP Ledger supports multi-signature accounts, where multiple keys can be required to authorize transactions. This adds an extra layer of security for holding and transferring large amounts of XRP.

XRP Markets

XRP can be transferred in direct peer-to-peer transactions through the direct sending of XRP over the XRP Ledger from one XRP address to another. While XRP was originally intended to be used primarily as a means to conduct cross-border payments, XRP can also be used to pay other users of the XRP Ledger for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the XRP Ledger or through third-party service providers.

In addition to using XRP to engage in cross-border transactions or payment for goods and services, investors may purchase and sell XRP to speculate as to the price of XRP in the XRP market, or as a long-term investment to diversify their portfolio. The price of XRP within the market is determined, in part, by the supply of and demand for XRP in the global XRP market, market expectations for the adoption of XRP as a store of value or as a viable cross-border payments facilitator, the number of merchants that accept XRP as a form of payment, the regulatory challenges faced by Ripple Labs and XRP, and the volume of peer-to-peer transactions, among other factors.

XRP spot markets typically permit investors to open accounts with the market and then purchase and sell XRP via websites or through mobile applications. Prices for trades on XRP spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading XRP is different from, and should not be confused with, the process of users sending XRP from one XRP address to another XRP address on the XRP Ledger. This latter process is an activity that occurs on the XRP Ledger, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of XRP in its internal books and records, rather than on the XRP Ledger. The digital asset trading platform ordinarily does not transfer XRP to the investor on the XRP Ledger unless the investor makes a request to the digital asset trading platform to withdraw the XRP in its platform trading account to an off-platform XRP wallet.

Outside of the spot markets, XRP can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for XRP, investment managers, proprietary trading firms, high-net-worth individuals that trade XRP on a proprietary basis, entities with sizeable XRP holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of XRP. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of XRP could initiate the transaction by sending the XRP to the buyer’s XRP address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.

The XRP Ledger can be seen as a direct competitor to Bitcoin in the crypto asset space, as it seeks to improve upon Bitcoin by offering faster transaction confirmation times and a more diverse ecosystem of applications, though it is not as complex as traditional smart contract platforms like Ethereum. Recent advancements in programmability, coupled with successes in legal battles, have enhanced XRP’s public perception. However, the value of XRP is primarily influenced by factors such as demand in the global crypto market, market expectations for the adoption of the XRP Ledger as a novel payment network, the number of merchants accepting XRP, and the volume of peer-to-peer transactions involving the asset, among others.

Market Participants

Validators

Validators are the primary operators of the XRP Ledger. Unlike PoW or PoS systems, the XRP Ledger uses a consensus protocol in which trusted validators collectively agree on the order and validity of transactions. Validators maintain full copies of the ledger, propose new transactions, and participate in consensus rounds to finalize blocks. Validators do not receive block rewards or newly minted XRP, as the entire supply of XRP was created at inception. Instead, validators participate primarily to support the network and in some cases to facilitate institutional or ecosystem-driven use cases.

Professional Investors and Speculators

This sector includes the investment and trading activities of both private and professional investors and speculators. This sector includes hedge funds, proprietary trading firms, family offices, and other market participants that buy, sell, and hold XRP as an investment or speculative asset. Historically, larger financial institutions have been cautious in directly trading or holding XRP, although institutional products offering exposure to digital assets have broadened the investor base.

Speculative trading activity remains a significant driver of XRP demand, as investors seek to profit from its price volatility and potential adoption in cross-border payments. XRP is actively traded on global exchanges, and professional participants also use derivatives markets, such as futures and options, to gain leveraged exposure.

Retail Investors

The retail sector includes users transacting in direct peer-to-peer XRP transactions through the direct sending of XRP over the XRP Ledger. Retail investors may use XRP to send cross-border payments at low cost and high speed, as the XRP Ledger was designed to facilitate near-instant settlement with minimal fees. However, the use of XRP for everyday consumer payments remains limited compared to its role as a speculative asset.

Many retail holders view XRP as a long-term investment, sometimes based on the expectation of increased institutional adoption of Ripple’s payment solutions or broader utility of the XRP Ledger.

Service Sector

This sector includes exchanges, custodians, payment processors, and fintech platforms that support XRP. Leading exchanges such as Coinbase, Binance, Kraken, Bitstamp, and Gemini provide XRP trading, custody, and wallet services. Custodians like BitGo and Coinbase Custody offer regulated storage solutions for institutional clients.

Payment service providers and financial technology firms also play a role. Ripple has developed enterprise solutions, such as RippleNet and its On-Demand Liquidity (“ODL”) service, that allow financial institutions to use XRP as a bridge currency for cross-border transactions.

As the XRP Ledger continues to mature, it is anticipated that additional service providers will expand the range of offerings, including custody, payments, liquidity solutions, and enterprise integrations.

Solana

Solana is a high-performance smart contract platform designed for efficiency, enabling the creation of dApps such as DeFi, NFTs, and blockchain games. Its system comprises the Solana Network, the Solana Blockchain, the Solana Protocol and Solana Clients.

Solana Blockchain and Consensus Mechanism

Solana uses PoS for network consensus but integrates proof-of-history (“PoH”) into its PoS mechanism to enable continuous block production. This allows Solana to skip over slow or unresponsive slot leaders without waiting for a full consensus round. PoH, despite common misconceptions, is not a standalone consensus algorithm. While Solana’s current consensus integrates PoH, the network could theoretically function without it by making minor adjustments to its implementation. PoH ensures consistent block production, with each validator independently verifying the PoH sequence, eliminating the need for external time synchronization.

Solana’s consensus algorithm, Tower BFT, leverages PoH’s synchronized clock computations to enhance performance and efficiency. This creates a universal clock across the network, allowing it to skip slots assigned to slow or unresponsive leaders. Validators can produce blocks continuously without waiting for previous blocks or undergoing a synchronous consensus round for each slot.

Smart Contracts, Digital Assets and Decentralized Applications

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights.

Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Solana Network involves building more complex tools on top of smart contracts, such as dApps and DAOs. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

In total, as of the Prospectus Date, more than 2,100 dApps were built on the Solana Network, including dApps in the collectible NFT, gaming, music streaming, and DeFi categories.

Additionally, the Solana Network has been used for DeFi, or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency.

In addition, the Solana Network and other smart contract platforms have been used for creating NFTs, which are unlike digital assets native to smart contract platforms. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana Network. For example, an NFT may convey rights to a digital asset that exists in an online game or a dApp, and users can trade their NFT in the dApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

Solana Supply

SOL is the native crypto asset for the Solana System, SOL has a total supply of about 620 million tokens with no fixed cap, while the circulating supply is roughly 567 million tokens. It serves multiple purposes: (i) existing tokens are deposited as collateral (or stake) for users to join the network’s validation set and provide security, (ii) newly issued tokens are issued as rewards for validators operating the network, and (iii) existing tokens are the medium of exchange with which users pay for code execution on the platform, allowing them to interact with different applications and send assets from one place to another. Every SOL is fractionable to the smallest unit called Lamports, with its smallest fraction equal to 0.000000001 SOL each, named in honor of Leslie Lamport.

Solana Protocol, Clients and Network Upgrades

Historically the Solana Network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana Network’s source code.

For example, in March 2020, the Solana Network launched the Mainnet Beta version of the Solana Network, one month after launching the testnet, Tour de SOL. Solana Labs led the development of these reference implementations.

The release of updates to the Solana Network’s source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Solana source code by downloading the proposed modification of the Solana Network’s source code. A modification of the Solana Network’s source code is only effective with respect to the Solana users that download it. If a modification is accepted only by a percentage of users and validators, a division in the Solana Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See RISK FACTORS — Risks Related to Crypto Asset Markets — “Forks” in the digital asset networks could have adverse effects. Consequently, as a practical matter, a modification to the source code become part of the Solana Network only if accepted by participants collectively having a majority of the processing power on the Solana Network.

Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. The Fund’s activities will not directly relate to such projects, though such projects may utilize Solana as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for Solana and the utility of the Solana Network as a whole. Conversely, projects that operate and are built within the Solana blockchain may increase the data flow on the Solana Network and could either “bloat” the size of the Solana blockchain or slow confirmation times.

Solana Wallets and Transactions

Prior to engaging in Solana transactions directly on the Solana Network, a user generally must first install on its computer or mobile device a Solana Network software program that will allow the user to generate a private and public key pair associated with a Solana address. The Solana Network software program and the Solana address also enable the user to connect to the Solana Network and transfer Solana to, and receive Solana from, other users.

Each Solana Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive Solana, the Solana recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the Solana. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the Solana contained in the associated address. Likewise, Solana is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending Solana, a user’s Solana Network software program must validate the transaction with the associated private key. In addition, since every computation on the Solana Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor the resulting digitally validated transaction is sent by the user’s Solana Network software program to the Solana Network validators to allow transaction confirmation.

Solana Network validators record and confirm transactions when they validate and add blocks of information to the Solana blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of Solana transactions, the Solana Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana blockchain and reflect an adjustment to the Solana balance in each party’s Solana Network public key, completing the Solana transaction. Once a transaction is confirmed on the Solana blockchain, it is functionally irreversible.

Some Solana transactions are conducted “off-blockchain” and are therefore not recorded in the Solana blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding Solana or the reallocation of ownership of certain Solana in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the Solana blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly Solana transactions in that they do not involve the transfer of transaction data on the Solana Network and do not reflect a movement of Solana between addresses recorded in the Solana blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of Solana ownership is not protected by the protocol behind the Solana Network or recorded in, and validated through, the blockchain mechanism.

The Solana blockchain relies on two types of globally distributed nodes: Validators and Remote Procedure Call (RPC) nodes. Validators are voting consensus nodes, while RPC nodes are non-voting nodes. Validators vote to determine the validity of transactions until consensus is reached. Once validated, the on-chain state changes are applied, and the transactions are recorded in the Solana ledger for permanent storage. The RPC node then sends the response back to the client application. Solana’s governance relies on Solana Improvement Proposals (SIPs), which outline suggested network changes. Anyone can submit a SIP, but community support is crucial. Validators, developers, and stakeholders review proposals to reach consensus on updates that shape the blockchain’s future.

Solana Markets

Solana offers faster and cheaper transactions compared to Ethereum, leading the space of alternative infrastructure platforms in crypto. As a general purpose smart contracts platform, Solana allows for the creation of diverse applications, including blockchain games, minting and transfer of dollar stablecoins and crypto payments through traditional methods.

In addition to using Solana to engage in transactions, investors may purchase and sell Solana to speculate as to the value of Solana in the Solana market, or as a long-term investment to diversify their portfolio. The value of Solana within the market is determined, in part, by the supply of and demand for Solana in the global Solana market, market expectations for the adoption of Solana as a store of value, the number of merchants that accept Solana as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Solana spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell Solana. Prices for trades on Solana spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a Solana spot market and trading Solana is different from, and should not be confused with, the process of users sending Solana from one Solana address to another Solana address on the Solana blockchain. This latter process is an activity that occurs on the Solana Network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of Solana in its internal books and records, rather than on the Solana blockchain. The spot market ordinarily does not transfer Solana to the investor on the Solana blockchain unless the investor makes a request to the spot market to withdraw the Solana in their digital asset trading platform account to an off-exchange Solana wallet.

Outside of spot markets, Solana can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for Solana, investment managers, proprietary trading firms, high-net-worth individuals that trade Solana on a proprietary basis, entities with sizeable Solana holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Solana. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of Solana could initiate the transaction by sending the Solana to the buyer’s Solana address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on Solana spot markets.

Market Participants

Validators

Validators are the primary operators of the Solana Network. They range from individual enthusiasts to professional infrastructure providers running specialized hardware in data centers. Validators stake SOL to secure the network, propose and validate blocks, and earn rewards in the form of newly issued SOL and transaction fees.

The Solana consensus model combines proof-of-stake with PoH, which provides a cryptographic timestamping system that orders transactions before they enter consensus. Validators use PoH to sequence transactions and then reach agreement through the Tower BFT consensus algorithm. This architecture is designed to enable high throughput and low latency, allowing Solana to process thousands of transactions per second.

Maximal Extractable Value (“MEV”) opportunities also exist in Solana, particularly given its growing decentralized finance (“DeFi”) ecosystem. Validators or associated participants may reorder or prioritize transactions to capture fees, though ecosystem efforts are underway to mitigate harmful forms of MEV.

Professional Investors and Speculators

This sector includes hedge funds, trading firms, venture investors, and increasingly, traditional financial institutions gaining exposure to SOL. Professional investors participate both in spot markets and in derivatives, including perpetual futures and options.

Speculation on the growth of Solana’s ecosystem—particularly decentralized applications, NFTs, and DeFi protocols—drives significant professional interest. Investors may also participate in staking, either by running validator nodes directly or by delegating SOL to validators to earn rewards.

Retail Investors

The retail sector includes users transacting in direct peer-to-peer SOL transactions through the direct sending of SOL over the Solana Network. Retail users may send SOL directly in peer-to-peer transactions, stake their tokens through delegation to validators, or use SOL to pay for transaction fees when interacting with smart contracts and applications on the Solana Network.

Retail adoption of SOL as a medium of exchange for goods and services remains limited compared to its use as a utility token for accessing Solana’s applications. Many retail participants also hold SOL as a speculative investment or as a way to gain exposure to the broader Solana ecosystem.

Service Sector

This sector includes exchanges, custodians, wallet providers, and infrastructure operators that support SOL. Major exchanges such as Coinbase, Binance, Kraken, and Gemini facilitate SOL trading and custody. Wallet providers like Phantom, Solflare, and Ledger enable users to hold SOL and interact with decentralized applications.

Service providers also include custodians offering institutional-grade storage solutions, as well as staking-as-a-service firms that allow both institutional and retail holders to delegate their SOL. Payment processors and fintech companies have begun integrating SOL in limited contexts, particularly in NFT marketplaces and gaming applications.

As the Solana Network continues to expand its adoption, it is expected that service providers will broaden the available range of offerings, including more advanced custody, staking, and application-specific integrations.

Dogecoin

Dogecoin, or DOGE, is a digital asset that is created and transmitted through the operations of the peer-to-peer Dogecoin Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Dogecoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Dogecoin Network allows people to exchange tokens of value, called DOGE, which are recorded on a public transaction ledger known as a blockchain. DOGE can be used to pay for goods and services, including computational power on the Dogecoin Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system.

Dogecoin Blockchain and Consensus Mechanism

The initial creation of DOGE was in 2013 connection with a fork of the Litecoin protocol, which in turn is a fork of the Bitcoin protocol. All additional DOGE have been created through the mining process.

The Dogecoin Network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every minute, on average, a new block is added to the Dogecoin Blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 10,000 DOGE. Due to the nature of the algorithm for block generation, this process (generating a “PoW”) is guaranteed to be random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which DOGE is “mined” results in new blocks being added to the Dogecoin Blockchain and new DOGE tokens being issued to the miners. Computers on the Dogecoin Network engage in a set of prescribed complex mathematical calculations in order to add a block to the Dogecoin Blockchain and thereby confirm DOGE transactions included in that block’s data.

To begin mining, a user can download and run Dogecoin Network mining software, which turns the user’s computer into a “node” on the Dogecoin Network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of DOGE to the miner who added the new block. Each unique block can be solved and added to the Dogecoin Blockchain by only one miner. Therefore, all individual miners and mining pools on the Dogecoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Dogecoin Network and its processing power increases, the Dogecoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Dogecoin Blockchain approximately every minute. A miner’s proposed block is added to the Dogecoin Blockchain once enough nodes consisting of a majority of the hash power on the Dogecoin Network confirms the miner’s work. Miners that are successful in adding a block to the Dogecoin Blockchain are automatically awarded DOGE for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new DOGE enter into circulation to the public.

The Dogecoin Network is designed in such a way that the reward for adding new blocks to the Dogecoin Blockchain remains static over time.

Dogecoin Supply

Dogecoin Network miners record and confirm transactions when they mine and add blocks of information to the Dogecoin Blockchain. When a miner mines a block, it creates that block, which includes data relating to (i) newly submitted and accepted transactions; (ii) a reference to the prior block in the Dogecoin Blockchain; and (iii) the satisfaction of the consensus mechanism to mine the block. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Dogecoin Blockchain, the Dogecoin Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Dogecoin Blockchain and reflect an adjustment to the DOGE balance in each party’s Dogecoin Network public key, completing the DOGE transaction. Once a transaction is confirmed on the Dogecoin Blockchain, it is irreversible.

Some DOGE transactions are conducted “off-blockchain” and are therefore not recorded in the Dogecoin Blockchain. Some “off-blockchain” transactions involve the transfer of control over, or ownership of, a specific digital wallet holding DOGE or the reallocation of ownership of certain DOGE in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the Dogecoin Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly DOGE transactions in that they do not involve the transfer of transaction data on the Dogecoin Network and do not reflect a movement of DOGE between addresses recorded in the Dogecoin Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of DOGE ownership is not protected by the protocol behind the Dogecoin Network or recorded in, and validated through, the blockchain mechanism.

Dogecoin Protocol, Clients and Network Upgrades

The Dogecoin protocol is a fork of the Litecoin protocol which, in turn, is a fork of the Bitcoin protocol. The Dogecoin Network was created in late 2013 by Jackson Palmer, an Adobe employee, and Billy Markus, an IBM employee, who thought the crypto-asset industry had become too serious and established an alternative crypto-asset as a joke based off the popular “Doge” internet meme featuring a Japanese female Shiba Inu dog called “Kabosu.” Since then, the number of core contributors to the Dogecoin Network has grown to over 300. Over 2,500 merchants and retailers accept DOGE for goods and services, including the Dallas Mavericks and AMC, and DOGE has been donated for various charitable purposes, including to build a well in Kenya. Further, DOGE has been used as a means for social media users to tip other users, as a medium of exchange to purchase tickets for some National Basketball Association games, and as a means of payment to launch a satellite to the moon via SpaceX.

Ultimately, the Dogecoin protocol shares many similarities with the Litecoin and Bitcoin protocols, with the Dogecoin protocol and Litecoin protocol sharing the same hashing algorithm. Although the Dogecoin protocol is very similar to the Litecoin and Bitcoin protocols, there are several key differences between the Dogecoin protocol and the Bitcoin and Litecoin protocols. These differences include a block generation time of approximately one minute for the Dogecoin protocol as compared to two and a half minutes for the Litecoin protocol and ten minutes for the Bitcoin protocol, and no cap on the number of DOGE tokens that will be created, as compared to caps of 84 million for LTC and 21 million for BTC. As a result of these differences, transactions using the Dogecoin Network occur significantly faster than transactions using the Litecoin and Bitcoin Networks and at a lower cost. The Dogecoin and Litecoin protocols also implemented “crypt,” a distinct hashing algorithm different from the Bitcoin protocol’s SHA-256 hashing algorithm.

The Dogecoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of DOGE. Rather, DOGE is created and allocated by the Dogecoin Network protocol through a “mining” process. The value of DOGE is determined by the supply of and demand for DOGE on the digital asset trading platforms or in private end-user-to-end-user transactions.

Similar to the Bitcoin and Litecoin Networks, the Dogecoin Network operates on a PoW model. New DOGE is created and awarded to the miners of a block in the Dogecoin Blockchain for verifying transactions. The Dogecoin Blockchain is effectively a decentralized database that includes all blocks that have been mined by miners and it is updated to include new blocks as they are solved. Each DOGE transaction is broadcast to the Dogecoin Network and, when included in a block, recorded in the Dogecoin Blockchain. As each new block records outstanding DOGE transactions, and outstanding transactions are settled and validated through such recording, the Dogecoin Blockchain represents a complete, transparent and unbroken history of all transactions of the Dogecoin Network. While the Dogecoin Network initially halved mining rewards every 69 days, the core developers have since implemented a flat miner reward of 10,000 DOGE per block that is expected to remain for the foreseeable future. As of the Prospectus Date, approximately 169 billion DOGE were issued.

Similar to Bitcoin and Litecoin, DOGE can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platform or in individual end-user-to-end-user transactions under a barter system. Additionally, DOGE is used to pay for transaction fees to miners for verifying transactions on the Dogecoin Network.

The Dogecoin Network is an open source project with no official developer or group of developers that controls it. However, the Dogecoin Network’s development has historically been overseen by a core group of developers. The core developers are able to access, and can alter, the Dogecoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Dogecoin Network’s source code.

The release of updates to the Dogecoin Network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the Dogecoin source code by downloading the proposed modification of the Dogecoin Network’s source code. A modification of the Dogecoin Network’s source code is effective only with respect to the Dogecoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Dogecoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Dogecoin Network only if accepted by participants collectively having most of the processing power on the Dogecoin Network.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Dogecoin Network contains certain flaws. For example, the Dogecoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash power of the network, a malicious actor would be able to gain full control of the network and the ability to manipulate the Dogecoin Blockchain. As of the Prospectus Date, there are many mining pools, but with no control of a majority of the hash power of the Dogecoin Network.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of DOGE. Any similar attacks on the Dogecoin Network that impact the ability to transfer DOGE could have a material adverse effect on the price of DOGE and the value of the Shares.

Dogecoin Wallets and Transactions

In order to own, transfer or use DOGE directly on the Dogecoin Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Dogecoin Network. DOGE transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending DOGE, a user must notify the Dogecoin Network of the transaction by broadcasting the transaction data to its network peers. The Dogecoin Network provides confirmation against double-spending by memorializing every transaction in the Dogecoin Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Dogecoin Network mining process, which adds “blocks” of data, including recent transaction information, to the Dogecoin Blockchain.

Prior to engaging in DOGE transactions directly on the Dogecoin Network, a user generally must first install on its computer or mobile device a Dogecoin Network software program that will allow the user to generate a private and public key pair associated with a DOGE address, commonly referred to as a “wallet.” The Dogecoin Network software program and the DOGE address also enable the user to connect to the Dogecoin Network and transfer DOGE to, and receive DOGE from, other users.

Each Dogecoin Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive DOGE, the DOGE recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the DOGE. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the DOGE contained in the associated address. Likewise, DOGE is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending DOGE, a user’s Dogecoin Network software program must validate the transaction with the associated private key. In addition, since every computation on the Dogecoin Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Dogecoin Network software program to the Dogecoin Network miners to allow transaction confirmation.

Dogecoin Markets

The Dogecoin Network is structured so that there is no limit on the amount of DOGE to be created, which are mined over time with the creation of each new block. The supply of new DOGE is mathematically controlled so that the number of DOGE grows at a limited rate pursuant to a fixed schedule. Approximately 5.2 billion DOGE are created each year.

As of the Prospectus Date, approximately 169 billion DOGE have been issued.

Based on publicly available data, as of the date hereof, such DOGE are distributed across approximately 8 million addresses, with the top 100 largest addresses holding approximately 66% of the circulating supply. These addresses may be owned by digital asset trading platforms, custodians or other omnibus accounts and therefore may represent many individuals.

As discussed above, DOGE is used within the Dogecoin Network to pay gas fees and reward miners for their work securing the Dogecoin Network blockchain. According to the directory linked on the official DOGE website, over 2,500 merchants and retailers now accept DOGE. For example, from 2014 to as late as 2021, Twitch, a live-streaming platform, accepted DOGE as payment for their subscription services. In February 2024, Twitch began accepting DOGE for their Turbo Subscriptions. In March 2021, the Dallas Mavericks began accepting DOGE as payment for tickets and merchandise. From October 2021 to April 2022, AMC Theaters accepted DOGE for digital gift cards up to $200 per day through BitPay Wallet. Since April 2022, AMC has also been accepting DOGE for tickets and concessions through the AMC mobile app. DOGE can also be donated to certain entities for charitable purposes. For example, using BitPay, DOGE holders can also donate to a wide variety of charitable organizations, including American Cancer Society, American Red Cross, The Met, Sea-Watch and Against Malaria Foundation. The Dogecoin community has also donated DOGE to various charitable and other causes. For example, in January 2014, the Dogecoin community donated 27 million DOGE, worth approximately $30,000 at the time, to fund the Jamaican bobsled team’s trip to the Sochi Winter Olympics.

The value of DOGE is determined by the value that various market participants place on DOGE through their transactions. The most common means of determining the value of a DOGE is by surveying one or more digital asset trading platforms where DOGE is traded publicly and transparently (e.g., Coinbase, Crypto.com, and Kraken).

On each online digital asset trading platform, DOGE is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or euro or by the widely used cryptocurrency bitcoin. OTC dealers or market makers do not typically disclose their trade data.

Market Participants

Miners

Dogecoin uses a PoW consensus mechanism based on the Scrypt hashing algorithm. Miners range from individual enthusiasts using consumer-grade hardware to professional mining operations that operate dedicated facilities with significant computing power. Mining pools are common in the Dogecoin ecosystem, allowing miners to combine resources and share block rewards more consistently.

Dogecoin is merged-mined with Litecoin, meaning miners can simultaneously contribute hash power to both networks without additional energy expenditure. When a block is successfully mined, the block reward (currently 10,000 DOGE per block) and transaction fees are distributed to miners. Because block rewards are fixed and do not halve over time, Dogecoin has an inflationary supply model, in contrast to Bitcoin’s capped issuance.

Professional Investors and Speculators

This sector includes the investment and trading activities of both private and professional investors and speculators. This sector includes hedge funds, proprietary trading firms, and other professional participants that trade and hold DOGE. While historically viewed as a meme-based or community-driven digital asset, Dogecoin has increasingly drawn speculative interest due to its liquidity, volatility, and occasional endorsements by public figures.

Institutional involvement in Dogecoin remains limited relative to bitcoin and ether, though DOGE is listed on major exchanges and included in some broader crypto investment products. A significant portion of demand is driven by speculation on price movements rather than long-term adoption as a payment asset.

Retail Investors

The retail sector includes users transacting in direct peer-to-peer DOGE transactions through the direct sending of DOGE over the Dogecoin Network. The retail sector includes individuals acquiring DOGE on exchanges, through mining, or via peer-to-peer transfers. Dogecoin has a particularly active online community, and retail investors are often motivated by both speculative interest and community participation.

DOGE is accepted by some merchants and online platforms as a form of payment, often promoted by its low transaction fees and fast confirmation times. However, retail use as a medium of exchange remains limited compared with its popularity as a speculative or novelty asset.

Service Sector

This sector includes exchanges, custodians, wallet providers, and payment processors that support DOGE. Major exchanges such as Binance, Coinbase, Kraken, and Gemini facilitate trading and custody of Dogecoin. Wallet providers, including hardware and software solutions, allow retail users to hold and transfer DOGE securely.

Payment processors such as BitPay support DOGE acceptance for merchants, while fintech companies like Robinhood and PayPal have integrated DOGE into their trading or payment platforms. As Dogecoin continues to maintain cultural relevance and liquidity, it is anticipated that service providers will expand the range of DOGE-related offerings, particularly for retail and small-scale use cases.

Cardano

ADA is a digital asset that is created and transmitted through the operations of the peer-to-peer Cardano network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Cardano network, the infrastructure of which is collectively maintained by a decentralized user base. The Cardano network allows people to exchange tokens of value, called ADA, which are recorded on a public transaction ledger known as a blockchain. ADA can be used to pay for goods and services, including computational power on the Cardano network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Exchanges or in individual end-user-to-end-user transactions under a barter system.

The Cardano network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ADA on the Cardano network. When operational, smart contract operations are executed on the Cardano blockchain in exchange for payment of ADA. Like the Ethereum network, the Cardano network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

Cardano was founded by Charles Hoskinson, an early contributor of the Ethereum Network, as a PoS alternative to blockchains relying on PoW. The PoS consensus mechanism is intended to provide lower energy consumption in the validation of the network and potentially faster transaction times. The Cardano Foundation, a Swiss non-profit organization that administered the original network launch and token distribution, contributes to the development of the Cardano network. The Cardano Foundation has contracted Input-Output Global (“IOHK”), a company founded by Hoskinson, to continue building and maintaining the Cardano network, as well as Emurgo Pte. Ltd. (“Emurgo”), a for-profit company responsible for building partnerships with developers of the Cardano Network. Additionally, 20% of Cardano transaction fees are currently allocated to the Cardano’s treasury (the “Cardano Treasury”) (with the rest of the fees being used for staking rewards). The Cardano Treasury allocates resources to develop the Cardano network and create new applications in the Cardano ecosystem.

The Cardano Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ADA. Rather, ADA is created and allocated by the Cardano Network protocol through a staking process. The value of ADA is determined by the supply of and demand for ADA on the digital asset trading platforms or in private end-user-to-end-user transactions.

Similar to the Ethereum Network, new ADA are created and rewarded to the validators of a block in the Cardano Blockchain for verifying transactions. The Cardano Blockchain is effectively a decentralized database that includes all blocks that have been validated, and it is updated to include new blocks as they are validated. Each ADA transaction is broadcast to the Cardano Network and, when included in a block, recorded in the Cardano Blockchain. As each new block records outstanding ADA transactions, and outstanding transactions are settled and validated through such recording, the Cardano Blockchain represents a complete, transparent and unbroken history of all transactions of the Cardano Network. Among other things, ADA is used to pay for transaction fees and computational services (i.e., smart contracts) on the Cardano Network; users of the Cardano Network pay for the computational power of the machines executing the requested operations with ADA. Requiring payment in ADA on the Cardano Network incentivizes developers to write quality applications and increases the efficiency of the Cardano Network while ensuring that the Cardano Network remains economically viable by compensating for contributed computational resources.

Smart Contracts and Development on the Cardano Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets. Development on the Cardano Network involves building more complex tools on top of smart contracts, such as dApps; DAOs; and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, like the Ethereum network, the Cardano Network can also be used as a platform for creating new digital assets and conducting their associated initial coin offerings. However, a majority of digital assets are built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.

Like the Ethereum network, the Cardano Network is also used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. As of the Prosepctus Date, approximately $152 million worth of digital assets were locked up as collateral on DeFi platforms on the Cardano Network.

IOHK has also partnered with several entities to apply Cardano products and ADA to real-world use cases, at various stages of development and maturity. For example, IOHK announced partnerships and launched projects with: The Ethiopian Ministry of Science and Technology (2018); The Georgia Ministry of Education (2019); The Ethiopian Ministry of Education (2021) to use Cardano’s technology for agricultural and student educational applications, respectively; Dish Network (2021) to provide digital identity services to Dish customers; and Samsung, as part of the Cardano-based project Veritree to track and verify tree plantings and reforestation efforts.

Overview of the Cardano Network’s Operations

In order to own, transfer or use ADA directly on the Cardano Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Cardano Network. ADA transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ADA, a user must notify the Cardano Network of the transaction by broadcasting the transaction data to its network peers. The Cardano Network provides confirmation against double-spending by memorializing every transaction in the Cardano Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Cardano Network validating process, which adds “blocks” of data, including recent transaction information, to the Cardano Blockchain.

Summary of an ADA Transaction

Prior to engaging in ADA transactions directly on the Cardano Network, a user generally must first install on its computer or mobile device a Cardano Network software program that will allow the user to generate a private and public key pair associated with an ADA address. Each Cardano Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive ADA, the ADA recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the ADA. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveals their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the ADA contained in the associated address. Likewise, ADA is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ADA, a user’s Cardano Network software program must validate the transaction with the associated private key. In addition, since every computation on the Cardano Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Cardano Network software program to the Cardano Network validators to allow transaction confirmation.

Cardano Network validators record and confirm transactions when they validate and add blocks of information to the Cardano Blockchain. In PoS, validators compete to be randomly selected to validate transactions. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Cardano Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of ADA transactions, the Cardano Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Cardano Blockchain and reflect an adjustment to the ADA balance in each party’s Cardano Network public key, completing the ADA transaction. Once a transaction is confirmed on the Cardano Blockchain, it is irreversible.

Some ADA transactions are conducted “off-blockchain” and are therefore not recorded in the Cardano Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ADA or the reallocation of ownership of certain ADA in a pooled-ownership digital wallet, such as a digital wallet owned by a Crypto Trading Counterparty. In contrast to on-blockchain transactions, which are publicly recorded on the Cardano Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly ADA transactions in that they do not involve the transfer of transaction data on the Cardano Network and do not reflect a movement of ADA between addresses recorded in the Cardano Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of ADA ownership is not protected by the protocol behind the Cardano Network or recorded in, and validated through, the blockchain mechanism.

Initial Creation of ADA

Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 31.11 million ADA were created in connection with the launch of the Cardano Network in a series of public token sales that occurred between September 2015 and January 2017 to non-U.S. citizens. The initial 31.11 million ADA were distributed as follows:

Tranche 1: 1,255,160,024 ADA sold, raising $2.66M (9.08K BTC).

Tranche 2: 7,729,842,852 ADA sold, raising $16.49M (40.20K BTC).

Tranche 3: 5,923,771,020 ADA sold, raising $14.32M (24.28K BTC).

Tranche 3.5: 721,948,412 ADA sold, raising $19.36M (32.82K BTC).

Tranche 4: 10,296,348,230 ADA sold, raising $26.36M (32.82K BTC).

The remaining 5,185,414,108 ADA were received by the three legal entities that govern the Cardano network as follows:

648,176,761 ADA to the Cardano Foundation;

2,074,165,644 ADA to Emurgo;

2,463,071,701 ADA to IOHK, which voluntarily adopted the following vesting schedule:

●	a third of the holdings were made available to IOHK immediately;

●	a third were made available to IOHK on June 1, 2018; and

●	a third were made available to IOHK on June 1, 2019.

In total, the Cardano Foundation, Emurgo and IOHK received 16.67% of the initial ADA distributed, and the public received 83.33% of the initial ADA distributed. Neither the Cardano Foundation nor Emurgo adopted a vesting schedule. The remaining 13.89 billion ADA tokens are scheduled to be issued over time, in the form of staking rewards.

PoS Process

Unlike PoW, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in PoS, miners (sometimes called validators) risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus, or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. PoS is viewed as more energy efficient and scalable than PoW and is sometimes referred to as “virtual mining.” As of the Prospectus Date, every 20 seconds, approximately, a new block is added to the Cardano Blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded ADA.

Limits on ADA Supply

The Cardano Network is structured to allow a maximum of 45 billion ADA to be created, which are mined over time with the creation of each new block. The supply of new ADA is mathematically controlled so that the number of ADA grows at a limited rate pursuant to a pre-set schedule. This deliberately controlled rate of ADA creation means that the number of ADA in existence will increase at a controlled rate until the number of ADA in existence reaches 45 billion ADA.

As of the Prospectus Date, approximately 36 billion ADA were outstanding, which are scheduled to be issued over time, in the form of staking rewards.

Modifications to the ADA Protocol

Historically, the Cardano Network’s development has historically been overseen by a core group of developers from the Cardano Foundation, IOHK and Emmurgo. The core developers are able to access, and can alter, the Cardano Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Cardano Network’s source code.

The Cardano Network’s development has been taking place in five phases. The first phase, known as Byron, began in 2015 and set the foundation of the Cardano Network for transitions in connection with the initial distribution and staking pools. The second phase, known as Shelley, began in 2019 introduced decentralization and saw the transition from staking pools being managed by IOHK and Emurgo to being community-owned. The third phase, known as Gougen, began in 2021 and introduced smart contract capabilities, enabling developers to build dApps and users to create new digital assets on the Cardano Network. The fourth phase, known as Basho, began in 2022 and seeks to improve scalability and interoperability of the Cardano Network through the introduction of sidechains. The fifth and final phase, known as Voltaire, will transfer governance of the Cardano Network to the community of ADA holders. Specifically, Voltaire is expected to introduce a formal process for ADA holders to propose and vote on “Cardano Improvement Proposals.” Additionally, Voltaire phase is expected to provide more formal voting rights for ADA holders with respect to distributions of the Cardano Treasury. The release of updates to the Cardano Network’s source code does not guarantee that the updates will be automatically adopted. Users and validators must accept any changes made to the Cardano source code by downloading the proposed modification of the Cardano Network’s source code. A modification of the Cardano Network’s source code is effective only with respect to the Cardano users and validators that download it. If a modification is accepted by only a percentage of users and validators, a division in the Cardano Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Cardano Network only if accepted by participants collectively having most of the processing power on the Cardano Network.

Forms of Attack Against the Cardano Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Cardano Network contains certain flaws. For example, the Cardano Network is currently vulnerable to a “51% attack” where, if a party or group were to gain control of more than 50% of the staked ADA, a malicious actor would be able to gain full control of the network and the ability to manipulate the Cardano Blockchain. As of the Prospectus Date, single pool operators managed nearly a third of all stake, with the top 10 largest staking pool controlling less than 11% of the ADA staked on the Cardano Network.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of ADA. Any similar attacks on the Cardano Network that impact the ability to transfer ADA could have a material adverse effect on the price of ADA and the value of the Shares.

Market Participants

Validators (Stake Pool Operators)

Cardano uses a PoS consensus protocol known as Ouroboros. The primary operators on the Cardano Network are stake pool operators (“SPOs”). SPOs range from individual enthusiasts to professional operators who run dedicated servers and infrastructure. SPOs produce blocks, validate transactions, and participate in consensus on the Cardano blockchain.

Participants must delegate ADA to stake pools in order to take part in network security and block production. The size of ADA staked in a pool influences the probability of that pool being chosen to produce a block, though the protocol is designed to discourage over-concentration in a small number of pools. SPOs earn rewards in ADA, which are shared with delegators after deducting operator fees.

Unlike proof-of-work systems, Cardano does not rely on energy-intensive mining. Instead, staking aligns incentives by rewarding honest participation while penalizing poor performance through reduced rewards rather than slashing.

Professional Investors and Speculators

This sector includes the investment and trading activities of both private and professional investors and speculators. This sector includes investment funds, trading firms, venture investors, and other professional participants that hold or trade ADA. Institutional involvement in ADA remains more limited compared to bitcoin and ether, though products offering ADA exposure (such as exchange-traded notes or custodial accounts) are growing.

A substantial portion of demand for ADA is speculative, driven by expectations of the Cardano Network’s growth in dApps, DeFi, and smart contracts. Professional investors may also engage in staking through direct operation of pools or delegation to earn additional yield on ADA holdings.

Retail Investors

The retail sector includes individuals acquiring ADA on exchanges, delegating it to stake pools, or using it for transactions on the Cardano Network. Retail investors often hold ADA as a speculative asset or as a way to support decentralization by participating in staking.

While ADA can be used for peer-to-peer transfers and as payment for goods and services, adoption as a retail payment method remains limited compared with its use as a staking and investment vehicle. Cardano’s roadmap emphasizes long-term utility through governance, identity, and application development, which may broaden ADA’s retail use over time.

Service Sector

This sector includes exchanges, custodians, wallet providers, and staking platforms that support ADA. Major exchanges such as Coinbase, Binance, Kraken, and Gemini facilitate ADA trading and custody. Wallet providers like Daedalus, Yoroi, and hardware wallets such as Ledger and Trezor enable secure storage and staking participation.

Staking-as-a-service firms, including both centralized exchanges and independent platforms, allow ADA holders to delegate to SPOs without running their own infrastructure. Custodians such as Coinbase Custody and BitGo offer regulated ADA custody solutions for institutional clients.

As the Cardano ecosystem continues to develop smart contract applications and enterprise partnerships, it is expected that the service sector will expand, offering more sophisticated custody, staking, and application-driven integrations for ADA holders.

Avalanche

AVAX is a digital asset that can be transferred among participants on the Avalanche network on a peer-to-peer basis via the Internet. Unlike other means of electronic payments, AVAX can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer AVAX transactions or maintain the AVAX ledger, the term decentralized is often used in descriptions of AVAX.

Avalanche Network – Overview

AVAX is a digital asset that is created and transmitted through the operations of the peer-to-peer Avalanche Network, a dispersed network of computers that operates on cryptographic protocols based on open-source code. No single entity is known to own or operate the Avalanche Network, the infrastructure of which is collectively maintained by a global user base. Participation in the Avalanche network is permissionless; for instance, anyone with the required number of AVAX can participate in validation activities that maintain the blockchain and secure the network, and no permission from any gatekeeping intermediary is required.

The Avalanche Network allows people to exchange tokens of value, called AVAX, which are recorded on a public transaction ledger known as a blockchain. AVAX can be used to pay for goods and services, including computational power on the Avalanche Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user- to-end-user transactions under a barter system. Furthermore, the Avalanche Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than AVAX on the Avalanche Network. Smart contract operations are executed on the Avalanche blockchain in exchange for payment of AVAX. Like the Ethereum network, the Avalanche Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Avalanche protocol introduced the PoH timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Avalanche Network or make the network vulnerable to attack.

In addition to the PoH mechanism described above, the Avalanche Network uses a PoS consensus mechanism to incentivize AVAX holders to validate transactions. Unlike PoW, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in PoS, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof- of-stake is viewed as more energy efficient and scalable than PoW and is sometimes referred to as “virtual mining”.

The Avalanche protocol was first conceived by Kevin Skniqi, Daniel Laine, Stephen Buttolph, and Emin Gün Sirer in a 2020 whitepaper. Development of the Avalanche Network is overseen by the Avalanche Foundation, a British Virgin Islands non-profit organization, and Avalanche Labs, Inc. (“Avalanche Labs”), a Delaware corporation, which administered the original network launch and token distribution.

Although Avalanche Labsand the Avalanche Foundation continue to exert significant influence over the direction of the development of Avalanche, the Avalanche Network, like the Ethereum network, is understood to be decentralized in that it is open source, permissionless, and neither owned nor operated by them, and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of AVAX.

In order to own, transfer or use AVAX directly on the Avalanche Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Avalanche Network. AVAX transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending AVAX, a user must notify the Avalanche Network of the transaction by broadcasting the transaction data to its network peers. The Avalanche Network provides confirmation against double-spending by memorializing every transaction in the Avalanche Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Avalanche Network validation process, which adds “blocks” of data, including recent transaction information, to the Avalanche Blockchain. Unlike other blockchains that rely solely on sequential production of blocks through PoW or PoS mechanisms, however, the Avalanche Network introduces PoH, which creates a historical record that proves an event has occurred at a specific moment in time.

Smart Contracts and Development on the Avalanche Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Avalanche Network involves building more complex tools on top of smart contracts, such as dApps and DAOs. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

In total, as of the Prospectus Date, more than 700 dApps are currently built on the Avalanche Network, including dApps in the collectible NFT, gaming, music streaming, and decentralized finance categories.

Additionally, the Avalanche Network has been used for DeFi, or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. As of the Prospectus Date, approximately $1.5 billion was being used as collateral on DeFi platforms.

In addition, the Avalanche Network and other smart contract platforms have been used for creating NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Avalanche Network. For example, an NFT may convey rights to a digital asset that exists in an online game or a dApp, and users can trade their NFT in the dApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

Market Participants

Validators

Validators range from Avalanche enthusiasts to professional operations that design and build dedicated machines and data centers, including “clusters,” which are groups of validators that act cohesively and combine their processing to confirm transactions. When a validator confirms a transaction, the validator and any associated stakers receive a fee. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by offering greater transaction fees. Validators less commonly capture MEV in the Avalanche Network because, unlike the Ethereum Network, it does not publicly expose transactions before they are accepted by a validator. However, some efforts are underway to help Avalanche Validators consistently capture MEV.

Professional Investors and Speculators

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Investors

The retail sector includes users transacting in direct peer-to-peer AVAX transactions through the direct sending of AVAX over the Avalanche Network. The retail sector also includes transactions in which consumers purchase goods and services from commercial or service businesses through direct transactions or third-party service providers, although the use of AVAX as a means of payment is still developing and has not yet been accepted in the same manner as Bitcoin or Ethereum due to its infancy and because AVAX has a different purpose than Bitcoin and Ethereum.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of AVAX. As AVAX continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for AVAX.

Avalanche Protocol Development and Modifications

Historically the Avalanche Network’s development has been overseen by Avalanche Labs, the Avalanche Foundation and other core developers. The Avalanche Foundation and core developers are able to access and alter the Avalanche Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Avalanche Network’s source code.

For example, in March 2020, the Avalanche Network launched the Mainnet Beta version of the Avalanche Network, one month after launching the testnet, Tour de AVAX. Avalanche Labs led the development of these reference implementations.

The release of updates to the Avalanche Network’s source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Avalanche source code by downloading the proposed modification of the Avalanche Network’s source code. A modification of the Avalanche Network’s source code is only effective with respect to the Avalanche users that download it. If a modification is accepted only by a percentage of users and validators, a division in the Avalanche Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Avalanche Network only if accepted by participants collectively having a majority of the processing power on the Avalanche Network.

Core development of the Avalanche source code has increasingly focused on modifications of the Avalanche protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize AVAX as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for AVAX and the utility of the Avalanche Network as a whole. Conversely, projects that operate and are built within the Avalanche Blockchain may increase the data flow on the Avalanche Network and could either “bloat” the size of the Avalanche Blockchain or slow confirmation times.

Forms of Attack Against the Avalanche Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Avalanche Network contains certain flaws. For example, the Avalanche Network is currently vulnerable to a “51% attack” (though the numerical thresholds vary in PoS) where, if a party or group were to gain control of more than the relevant threshold of the staked AVAX, a malicious actor would be able to gain full control of the network and the ability to manipulate the Avalanche Blockchain. As of the Prospectus Date, the top three largest staking pools controlled approximately 95% of the AVAX staked on the Avalanche Network.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of AVAX.

For example, on September 14, 2021, the Avalanche Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Avalanche Labs and/or the Avalanche Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Avalanche validators coordinated to upgrade and restart the network. Any similar attacks on the Avalanche Network that impact the ability to transfer AVAX could have a material adverse effect on the price of AVAX and the value of the Shares.

Summary of an AVAX Transaction

Prior to engaging in AVAX transactions directly on the Avalanche Network, a user generally must first install on its computer or mobile device an Avalanche Network software program that will allow the user to generate a private and public key pair associated with an AVAX address. The Avalanche Network software program and the AVAX address also enable the user to connect to the Avalanche Network and transfer AVAX to, and receive AVAX from, other users.

Each Avalanche Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive AVAX, the AVAX recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the AVAX. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the AVAX contained in the associated address. Likewise, AVAX is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending AVAX, a user’s Avalanche Network software program must validate the transaction with the associated private key. In addition, since every computation on the Avalanche Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor The resulting digitally validated transaction is sent by the user’s Avalanche Network software program to the Avalanche Network validators to allow transaction confirmation.

Avalanche Network validators record and confirm transactions when they validate and add blocks of information to the Avalanche Blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Avalanche Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of AVAX transactions, the Avalanche Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Avalanche Blockchain and reflect an adjustment to the AVAX balance in each party’s Avalanche Network public key, completing the AVAX transaction. Once a transaction is confirmed on the Avalanche Blockchain, it is irreversible.

Some AVAX transactions are conducted “off-blockchain” and are therefore not recorded in the Avalanche Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding AVAX or the reallocation of ownership of certain AVAX in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the Avalanche Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly AVAX transactions in that they do not involve the transfer of transaction data on the Avalanche Network and do not reflect a movement of AVAX between addresses recorded in the Avalanche Blockchain. For these reasons, off- blockchain transactions are subject to risks as any such transfer of AVAX ownership is not protected by the protocol behind the Avalanche Network or recorded in, and validated through, the blockchain mechanism.

Creation of New AVAX; PoS Process

Unlike PoW, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in PoS, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. PoS is believed by some to be more energy efficient and scalable than PoW. Every 1.2 to 1.8 seconds, approximately, a new block is added to the Avalanche Blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded AVAX.

AVAX Market and AVAX Exchanges

AVAX can be transferred in direct peer-to-peer transactions through the direct sending of AVAX over the Avalanche Blockchain from one AVAX address to another. Among end-users, AVAX can be used to pay other members of the Avalanche network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Avalanche Blockchain or through third-party service providers.

In addition to using AVAX to engage in transactions, investors may purchase and sell AVAX to speculate as to the value of AVAX in the AVAX market, or as a long-term investment to diversify their portfolio. The value of AVAX within the market is determined, in part, by the supply of and demand for AVAX in the global AVAX market, market expectations for the adoption of AVAX as a store of value, the number of merchants that accept AVAX as a form of payment, and the volume of peer-to-peer transactions, among other factors.

AVAX spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell AVAX. Prices for trades on AVAX spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with an AVAX spot market and trading AVAX is different from, and should not be confused with, the process of users sending AVAX from one AVAX address to another AVAX address on the Avalanche Blockchain. This latter process is an activity that occurs on the Avalanche network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of AVAX in its internal books and records, rather than on the Avalanche Blockchain. The spot market ordinarily does not transfer AVAX to the investor on the Avalanche Blockchain unless the investor makes a request to the spot market to withdraw the AVAX in their exchange account to an off-exchange AVAX wallet.

Outside of spot markets, AVAX can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for AVAX, investment managers, proprietary trading firms, high-net-worth individuals that trade AVAX on a proprietary basis, entities with sizeable AVAX holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of AVAX. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of AVAX could initiate the transaction by sending the AVAX to the buyer’s AVAX address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on AVAX spot markets.

Litecoin

Litecoin, or LTC, is a digital asset that is created and transmitted through the operations of the peer-to-peer Litecoin Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Litecoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Litecoin Network allows people to exchange tokens of value, called LTC, which are recorded on a public transaction ledger known as a blockchain. LTC can be used to pay for goods and services on the Litecoin Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system.

Litecoin is an alternative software implementation of bitcoin that was created in late 2011 by Charlie Lee, a former Google employee, who set out to create a PoW currency that could be an alternative to bitcoin. Ultimately, this resulted in a clone of bitcoin. Although Litecoin is thus very similar to bitcoin, there are several key differences between the Litecoin Network and the bitcoin network. These differences include a block generation time of approximately two and a half minutes for LTC as compared to ten minutes for bitcoin, and a cap on the number of coins that will be created of 84 million LTC, as compared to 21 million for bitcoin. As a result of these differences, transactions using LTC occur four times faster than transactions using bitcoin and at a lower cost. Litecoin also implemented “Scrypt,” a distinct hashing algorithm different from bitcoin’s SHA-256 hashing algorithm.

The Litecoin Network

The Litecoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of LTC. Rather, LTC is created and allocated by the Litecoin Network protocol through a “mining” process. The value of LTC is determined by the supply of and demand for LTC on the digital asset trading platforms or in private end-user-to-end-user transactions.

Similar to the bitcoin network, the Litecoin Network operates on a PoW model. New LTC is created and rewarded to the miners of a block in the Litecoin Blockchain for verifying transactions. The Litecoin Blockchain is effectively a decentralized database that includes all blocks that have been mined by miners and it is updated to include new blocks as they are solved. Each LTC transaction is broadcast to the Litecoin Network and, when included in a block, recorded in the Litecoin Blockchain. As each new block records outstanding LTC transactions, and outstanding transactions are settled and validated through such recording, the Litecoin Blockchain represents a complete, transparent and unbroken history of all transactions of the Litecoin Network. The current miner reward of 6.25 LTC per block was reduced from 12.5 LTC per block by 50% in August 2023, and will be further reduced by another 50% every 840,000 blocks, or approximately four years, thereafter. A block of transactions is confirmed on the Litecoin Network approximately every 2.5 minutes. As of the Prospectus Date approximately 77 million LTC were outstanding.

Similar to bitcoin, LTC can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Additionally, LTC is used to pay for transaction fees to miners for verifying transactions on the Litecoin Network.

In order to own, transfer or use LTC directly on the Litecoin Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Litecoin Network. LTC transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending LTC, a user must notify the Litecoin Network of the transaction by broadcasting the transaction data to its network peers. The Litecoin Network provides confirmation against double-spending by memorializing every transaction in the Litecoin Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Litecoin Network mining process, which adds “blocks” of data, including recent transaction information, to the Litecoin Blockchain.

Prior to engaging in LTC transactions directly on the Litecoin Network, a user generally must first install on its computer or mobile device a Litecoin Network software program that will allow the user to generate a private and public key pair associated with an LTC address commonly referred to as a “wallet.” The Litecoin Network software program and the LTC address also enable the user to connect to the Litecoin Network and transfer LTC to, and receive LTC from, other users.

Each Litecoin Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive LTC, the LTC recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the LTC. The recipient, however, does not make public or provide to the sender its related private key.

LTC can be held in different types of wallets, including hardware wallets, software wallets and custodial wallets provided by digital asset trading platforms. The wallet essentially holds the private keys that control the account on the Litecoin Blockchain. The private key is crucial for signing transactions on the ledger. Whoever possesses the private key associated with a Litecoin Blockchain account effectively controls the LTC held by that account. While LTC is the native asset, the Litecoin Blockchain also supports the holding and transferring of other assets (like USD, euro, or other digital assets) through a system of trust lines. However, these other assets are not XRP itself; they are IOUs issued by institutions or individuals on the ledger.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the LTC contained in the associated address. Likewise, LTC is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending LTC, a user’s Litecoin Network software program must validate the transaction with the associated private key. In addition, since every computation on the Litecoin Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Litecoin Network software program to the Litecoin Network miners to allow transaction confirmation.

As discussed in greater detail below, Litecoin Network miners record and confirm transactions when they mine and add blocks of information to the Litecoin Blockchain. When a miner mines a block, it creates that block, which includes data relating to (i) newly submitted and accepted transactions; (ii) a reference to the prior block in the Litecoin Blockchain; and (iii) the satisfaction of the consensus mechanism to mine the block. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Litecoin Blockchain, the Litecoin Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Litecoin Blockchain and reflect an adjustment to the LTC balance in each party’s Litecoin Network public key, completing the LTC transaction. Once a transaction is confirmed on the Litecoin Blockchain, it is irreversible.

Some LTC transactions are conducted “off-blockchain” and are therefore not recorded in the Litecoin Blockchain. Some “off-blockchain” transactions involve the transfer of control over, or ownership of, a specific digital wallet holding LTC or the reallocation of ownership of certain LTC in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the Litecoin Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly LTC transactions in that they do not involve the transfer of transaction data on the Litecoin Network and do not reflect a movement of LTC between addresses recorded in the Litecoin Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of LTC ownership is not protected by the protocol behind the Litecoin Network or recorded in, and validated through, the blockchain mechanism.

Creation of New LTC

The initial creation of LTC was in connection with a clone of the bitcoin blockchain in 2011. All additional LTC have been created through the mining process.

The Litecoin Network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every two and a half minutes, on average, a new block is added to the Litecoin Blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 6.25 LTC, which was reduced by 50%, from 12.5 LTC, in August 2023. Due to the nature of the algorithm for block generation, this process (generating a “PoW”) is guaranteed to be random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which LTC is “mined” results in new blocks being added to the Litecoin Blockchain and new LTC tokens being issued to the miners. Computers on the Litecoin Network engage in a set of prescribed complex mathematical calculations in order to add a block to the Litecoin Blockchain and thereby confirm LTC transactions included in that block’s data.

To begin mining, a user can download and run Litecoin Network mining software, which turns the user’s computer into a “node” on the Litecoin Network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of LTC to the miner who added the new block. Each unique block can be solved and added to the Litecoin Blockchain by only one miner. Therefore, all individual miners and mining pools on the Litecoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Litecoin Network and its processing power increases, the Litecoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Litecoin Blockchain approximately every two and a half minutes. A miner’s proposed block is added to the Litecoin Blockchain once a majority of the nodes on the Litecoin Network confirms the miner’s work. Miners that are successful in adding a block to the Litecoin Blockchain are automatically awarded LTC for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new LTC enter into circulation to the public.

The Litecoin Network is designed in such a way that the reward for adding new blocks to the Litecoin Blockchain decreases over time. Once new LTC tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

Limits on LTC Supply

The Litecoin Network is structured to allow a maximum of 84 million LTC to be created, which are mined over time with the creation of each new block. The supply of new LTC is mathematically controlled so that the number of LTC grows at a limited rate pursuant to a pre-set schedule. The number of LTC awarded for solving a new block is automatically halved after every 840,000 blocks are added to the Litecoin Blockchain. Currently, the fixed reward for solving a new block is 6.25 LTC per block, and this is expected to decrease by half to become 3.125 LTC after the next 840,000 blocks since the last reward reduction have entered the Litecoin Network, which is expected to be approximately July 2027. This deliberately controlled rate of LTC creation means that the number of LTC in existence will increase at a controlled rate until the number of LTC in existence reaches 84 million LTC.

As of the Prospectus Date approximately 77 million LTC were outstanding, and estimates of when the 84 million LTC limitation will be reached range from at or near the year 2140.

Modifications to the LTC Protocol

The Litecoin Network is an open source project with no official developer or group of developers that controls it. However, the Litecoin Network’s development has historically been overseen by a core group of developers. The core developers are able to access, and can alter, the Litecoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Litecoin Network’s source code.

The release of updates to the Litecoin Network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the Litecoin source code by downloading the proposed modification of the Litecoin Network’s source code. A modification of the Litecoin Network’s source code is effective only with respect to the Litecoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Litecoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Litecoin Network only if accepted by participants collectively having most of the processing power on the Litecoin Network.

Core development of the Litecoin Network source code has increasingly focused on modifications of the Litecoin Network protocol to increase speed and scalability and also allow for non-financial, next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize LTC as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for LTC and the utility of the Litecoin Network as a whole. Conversely, projects that operate and are built within the Blockchain may increase the data flow on the Litecoin Network and could either “bloat” the size of the Litecoin Blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Litecoin Blockchain or the Litecoin Network.

In May 2022, a Litecoin Network upgrade incorporated MimbleWimble, an additional encryption feature. MimbleWimble serves two purposes: (i) concealing the transacted amount of Litecoin and (ii) detecting fraudulent activity if the transaction amount were changed while being processed.

Forms of Attack Against the Litecoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Litecoin Network contains certain flaws. For example, the Litecoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Litecoin Blockchain. As of the date of this Prospectus, the top three largest mining pools controlled over 50% of the hash rate of the Litecoin Network. Any future attacks on the Litecoin Network could negatively impact the perception of the Litecoin Network, the value of Litecoin, and the value of the Shares.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of digital assets. Any similar attacks on the Litecoin Network that impact the ability to transfer LTC could have a material adverse effect on the price of LTC and the value of the Shares.

Market Participants

Miners

Miners range from LTC enthusiasts to professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to solve blocks (in the case of PoW) or stake coins (in the case of PoS). When a pool mines a new block, the pool operator receives the LTC and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to mine such block. Mining pools provide participants with access to smaller, but steadier and more frequent, LTC payouts.

Professional Investors and Speculators

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Investors

The retail sector includes users transacting in direct peer-to-peer LTC transactions through the direct sending of LTC over the Litecoin Network. The retail sector also includes transactions in which consumers pay for goods or services with LTC through direct transactions or third-party service providers such as BitPay, Coinbase and GoCoin. While the use of bitcoin to purchase goods and services from commercial or service business is developing, LTC has not yet been accepted in the same manner.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of LTC. For example, Coinbase, Crypto.com, Kraken, and LMAX Digital are some of the largest digital asset trading platforms by volume traded. The Crypto Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store LTC for users. As the Litecoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Litecoin Network.

PolkaDot

DOT is a digital asset that is created and transmitted through the operations of the “Polkadot Network,” an online, decentralized, distributed computing platform that operates on a peer-to- peer basis. The Polkadot Network uses a heterogeneous multi-chain to ensure the secure transfer and authenticity of each DOT and hosts the public transaction ledger. This central chain is known as the Relay Chain (the “Relay Chain”) on which all DOT is recorded. The Relay Chain is a decentralized digital file, or ledger, that contains all the records of DOT and is stored in multiple copies globally on the computers of users of the Polkadot Network. DOT is mainly used for the functional mechanisms of the Polkadot Network, including governance of updates, staking for network operations, as the gas token of the network and bonding for Parachains to secure a spot on the Relay Chain (see Technology and Operation, below). Unlike bitcoin, there is no maximum amount of DOT that may be outstanding. DOT is divisible to up to ten decimal places into shares named “Plancks.”

DOT is “stored” on a blockchain and is linked to a unique digital address, or wallet, that is associated with a public key and a private key. The public key is used to generate the address that is available to other users of the Polkadot Network. The address serves as the location to which DOT can be transferred and from which DOT can be sent. The private key authorizes the transfer or “spending” of DOT from its associated public address. Ownership of DOT is established by recording on the Relay Chain the unique address and the amount of DOT held. The wallet thus holds the cryptographic keys associated with DOT, rather than the DOT itself. DOT cannot be transferred by a holder unless that holder provides the private key.

The Relay Chain is the decentralized, publicly distributed ledger that holds DOT and the mechanism that allows people to exchange DOT. All transactions on the Polkadot Network are recorded on the Relay Chain. Like other blockchains, the Polkadot Relay Chain can be thought of as a collective chain of digital signatures that reflect transaction history. The Relay Chain is downloaded and stored, in whole or in part, on the computers of each user of the Polkadot Network. The Relay Chain is public and accessible to all, and includes a record of every DOT, every transaction in DOT in order and every public address on the Polkadot Network. Every computer on the Polkadot Network is a “node”, and collectively all of the nodes ensure that each new transaction in DOT adheres to certain rules before it is added to the Relay Chain.

Transaction data is permanently recorded on the Relay Chain in data files called “blocks,” which reflect transactions that have been recorded and authenticated by Polkadot Network participants. Each newly recorded block of transactions refers back to and “connects” with the immediately preceding recorded block in the ledger. Each new block records outstanding DOT transactions, and outstanding transactions are settled and validated through such recording. Although there are size limits to each block, the Relay Chain is designed to represent a complete, transparent, secure and unbroken history of all the transactions that have occurred on the Polkadot Network. The Polkadot Network and associated software programs can view the Relay Chain to determine the exact balance, if any, of DOT associated with any public address listed on the Relay Chain.

Founding

The concept for the Polkadot Network was conceived by Dr. Gavin Wood, one of the five principal programmers involved in the launch of Ethereum. Dr. Wood is also the inventor of the Solidity smart contract language and the co-founder of Parity Technologies Limited (“Parity”) with Julia Steiner (an applied mathematician and an original Ethereum team member as Chief of Security). Parity is a company known for maintaining the Parity Ethereum client as well as creating Substrate, the development framework tools used for projects on Polkadot. Joining Dr. Wood as founders are Robert Habermeier and Peter Czaban. Dr. Wood reportedly believed that Ethereum was moving too slowly and without common purpose towards addressing the initial limitations of blockchain technology, namely: interoperability between chains, scalability of transaction processing, security for the development of new networks, customization, robust governance, and upgrades without forks. Polkadot was officially launched in white paper released in October of 2016. In 2017, Dr. Wood and Parity’s Peter Czaban founded the Foundation, which was created to support the research and development of Polkadot as well as to oversee its fundraising efforts. Opting to do an unconventional capital raise, a “presale” of DOT occurred online in October 2017 which sold 50% of the initial 10 million DOT supply and raised $145 million.

Parity Hack and Subsequent Fundraising

On November 6, 2017, shortly after the initial fundraise, a vulnerability in the Parity-created wallet holding the Polkadot fundraise proceeds was discovered by an anonymous user. Specifically, the vulnerability was with the library smart contract code component, shared by all Parity wallets deployed after July 20, 2017. The user exploited this anomaly to make itself the owner of the contract and then destroyed the component, rendering 587 wallets holding $98 million worth of the proceeds (denominated in 513,774.16 ether) frozen.

Subsequent to this incident, the Foundation confirmed that, in July 2019, it raised funds through a private transaction of 500,000 DOT (50 million in redenominated terms – see below) that met its target goals for the fundraising round. At the launch of the effort, those goals were articulated as $60 million at a $1.2 billion valuation. In July of 2020, through another private transaction, the Foundation reportedly raised an additional $47 million funds earmarked for operations.

Milestones and Roadmap

The Polkadot Network launched with its Proof of Concept software release in May of 2018. This was followed up with the second Proof of Concept release in July of 2018, a third in January of 2019 and a fourth in May of 2019.

Polkadot’s first mainnet chain candidate launched on May 27, 2020. This was the first step in a multi-stage deployment per the project’s planned roadmap. This first version of Polkadot used a Proof of Authority consensus mechanism (See “Consensus Mechanism” below) managed by six Validators in the Foundation. In June of 2020, the Foundation started the initial validator election process to transition the network to a nominated PoS consensus mechanism. This started the process of allowing DOT token holders from the fundraise the ability to stake DOT with newly elected Validators. In July of 2020, the Foundation used its “superuser” key to upgrade the network and unlock full governance authority. Shortly thereafter, the newly formed governance council removed the Foundation’s “superuser” privileges, allowing for the network to become permissionless. Then, in August of 2020, DOT token transfers were unlocked.

Technology and Operation

Polkadot is designed to be a base layer platform that will enable future developers the ability to build a wide variety of decentralized applications, as well as to seamlessly connect with existing non-Polkadot blockchains such as Bitcoin or Ethereum. Decentralized applications are applications that are designed to run without a middleman between the developer and the user. Polkadot’s main feature is a sharded blockchain protocol. Conventional “homogenous” sharding is a way to distribute the burden of computation involved in processing the blocks of a blockchain. When sharded, portions of the distributed ledger are broken down further and distributed to additional computers for faster processing of a single chain. Heterogeneous sharding, on the other hand, is unique to Polkadot. Heterogeneous sharding allows an entire network of blockchains to distribute the workload as shards but to operate together in a single ecosystem. This gives developers scale, while still preserving a high degree of flexibility to customize features. This flexibility allows for blockchains built on the Polkadot protocol to optimize for their own use cases.

To accomplish heterogeneous sharding, Polkadot employs three types of blockchains that combine into one entity. First are multiple, purpose-built chains that run in parallel, aptly named Parachains (“PCs”). PCs are where the future independent blockchains for decentralized applications will be built and operate. These “sovereign” chains can be created by developers using an already existing toolkit named Substrate (developed by Polkadot’s corporate entity, Parity). Substrate’s turnkey nature reduces project development time substantially, making the Polkadot Network more attractive and therefore more valuable. Parachains can have their own native tokens and governance outside of DOT, but Parachains rely on the Polkadot system and DOT token for security and operability.

Second is the base layer that connects all the Parachains together. This is the security layer, named the Relay Chain. The Relay Chain validates the state transition of all the connected Parachains. It is also what allows the Parachains to stay heterogeneous. By offloading the consensus work and block building to the Relay Chain, individual Parachains sacrifice less functionality and gain scale from parallel transactions that can be done on the latent capacity around the chain. Also, importantly, the Relay Chain facilitates cross communication between Parachains. Akin to the ARPAnet for the early internet, Polkadot harmonizes blockchain communications to allow data to move independently, facilitating the creation of large numbers of currently unworkable decentralized applications.

Lastly are Bridges, which are feature that allows Parachains to interact with external blockchains like Ethereum or Bitcoin, although with some limitations. Due to the nature of decentralized technology, there will not be one blockchain to run all applications, yet there should not be a constellation of blockchains, all in the same universe but galaxies apart. The interoperability of Polkadot is therefore a notable feature.

DOT Token Issuance

The DOT token is the native currency of the Polkadot Network. In order to provide an incentive to participate in the operation of the Polkadot Network, participants who perform their delineated roles in validating transactions (see “Consensus Mechanism” below) are awarded DOTs. Unlike tokens generated by mining on blockchains that use a Proof of Work consensus algorithm, the Polkadot Network uses a PoS algorithm. PoS means that the authority to build consensus and therefore to add blocks to the Relay Chain is conferred to actors in the system based on existing DOTs pledged to the system and not by solving increasingly or decreasingly complex cryptographic math problems in order to win the right to finalize a block.

The DOT serves five primary functions: governance over the Polkadot Network, allowing for interoperability between Parachains and Bridges, as the gas token of the Polkadot Network, staking for network operations and bonding for Parachains to secure a spot on the Relay Chain. When messages are sent between two blockchains on the network, DOT is used to pay for fees. DOT holders are also responsible for managing significant events by voting on protocol upgrades and fixes. The token also ensures that network participants act in a manner that does not damage the network by putting capital at risk.

In the October 2017 fundraise of DOT, 10 million DOT were created. The following table reflects the current reported distribution of DOTs:

●	50% allocated to 2017 token sale investors;

●	5% allocated to the 2019 private sale investors;

●	3.4% allocated to 2020 token sale investors;

●	11.6% retained by the Foundation for future fundraising efforts; and

●	30% allocated to the Foundation for operating expenses used to develop Polkadot.

DOT Token Redenomination

While DOT is the unit of currency on the Polkadot Network that most people use when interacting with the system, the smallest unit of account is called the Planck. A Planck’s relation to DOT is similar to the relation of a satoshi to bitcoin. Before August 21, 2020, DOT was denominated as 1e12 Plancks, with twelve decimal places. Since that date, DOT has been denominated as 1e10 Plancks, with 10 decimal places. DOT denominated to 12 decimal places is referred to as “DOT (old)” and DOT denominated to ten decimal places is generally referred to as “DOT”. When the difference must be made explicit, the current ten-decimal-denominated DOT is referred to as “new DOT”.

The change in denomination (“Redenomination”) was voted on by the community of DOT holders (see “Governance” below). The community decided between four options: to change the DOT denomination by a factor of ten, one hundred, one thousand, or not at all. The end result was to change the denomination by a factor of one hundred.

The overall effect of this change was that the number of Polkadot’s smallest unit, the Planck, remained constant, while the DOT balance for all holders was increased by a factor of one hundred. The number of Plancks that a user has does not change, only the number of Plancks that constitute a single DOT. A user with 2,000,000,000,000 Plancks still has the same number of Plancks, but will have 100 DOT under the new denomination, as opposed to one DOT under the old denomination. There are no state changes and there are no transfers as a result of Redenomination.

The topic of redenomination was originated by members of users of the Kusama network (“Kusama”) as a way to improve the use of Polkadot Network before it was launched. Kusama is a test network for Polkadot software that preceded the launch of Polkadot and still runs today as an experimental network meant to test upgrades and other changes relating to the Polkadot Network. The Kusama community voted for the redenomination, but the vote was non-binding in order to ensure that only the staked members of the Polkadot Network made functional software changes per the Governance mechanisms (see “Governance” below). After the genesis block of the Polkadot Network was created and the network was running with a decentralized community of Validators securing the network, the Foundation decided to put the Redenomination topic to a vote again. This time, the vote was explicitly binding.

Based on the feedback received during the Kusama referendum, the Polkadot vote was held as an approval vote, with four available options. DOT holders could issue votes for any configuration of the four options: no change, a change of 10x, a change of 100x, or a change of 1000x. The vote logic was contained in a specially-built Substrate pallet that was included in Polkadot’s runtime for this poll.

After two weeks of voting, the results of the Redenomination vote were tallied. About one third of the total DOT in the network participated in the vote. The Redenomination proposal passed with 86% of the voters favoring a 100x factor increase (or two decimal places of precision loss).

Polkadot’s redenomination then took place on August 21, 2020, known as Denomination Day, at block #1,248,328.

Summary of a DOT Transaction

For one party to transfer DOT to another over the Relay Chain, both parties must have Polkadot Network addresses, or “wallets,” as described above. Each wallet has an associated public key, as well as an associated private key. In general, in order to obtain a Polkadot Network wallet, a user generally must first install on a computer or mobile device a Polkadot Network software program.

Wallets that are used to store cryptographic keys can be “hot” or “cold.” A hot wallet is connected to the internet, and is thus readily available to facilitate trading, but may be more vulnerable to hacking. A cold wallet is a wallet that stores cryptographic keys offline, such as on a computer that has no internet access, a segregated piece of hardware, or a piece of paper.

The transaction process is different for the sender and the recipient. To receive DOT, the recipient must provide its public address to the sender. The recipient does not disclose its private key as part of this process. From the sender’s perspective, once the sender has the recipient’s public address (or public key), the sender can initiate the transfer by executing a transaction that includes the recipient’s wallet address, the amount of DOT to be sent and the private key of the sender’s wallet that is transferring the DOT. To execute a transaction, the sender must have internet access. The sender does reveal their public key in verifying the transaction to the Relay Chain, but the sender does not reveal their private key publicly. The private key serves as validation that the transaction has been authorized by the holder of the associated public key. The resulting transaction is sent by the user’s Polkadot Network software program to the decentralized Polkadot Network for eventual inclusion in the Relay Chain. Once the transaction is added to a new block that is included in the Relay Chain, the Polkadot Network software program of both parties will show confirmation of the transaction on the Relay Chain and reflect an adjustment to the DOT balance associated with each party’s public key, completing the transaction. Once a transaction is confirmed on the Relay Chain, it is irreversible.

A private key is like a password to a bank account. Neither the sender nor the recipient reveals the private keys associated with its wallet because the private key gives anyone who has access to the private key the ability to transfer DOT from that wallet to other users. Therefore, if a user were to lose their private key irretrievably without any backup, the user would permanently lose access to the DOT contained in that wallet.

Some transactions in DOT are conducted “off-Blockchain,” such as through a digital asset exchange, and are therefore not recorded on the Relay Chain. “Off-Blockchain transactions” may involve, for example, the reallocation of ownership of an amount of DOT in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange, from one exchange participant to another. Therefore, off-Blockchain transactions do not involve the transfer of transaction data on the Polkadot Network and do not reflect a movement of DOT between addresses recorded in the Relay Chain. For these reasons, off-Blockchain transactions are not protected by the protocol behind the Polkadot Network or recorded in, and validated through, the Relay Chain mechanism. In addition, information and data regarding off-Blockchain transactions are generally not publicly available. Transactions in DOT that are executed “off-Blockchain” do not require the payment of a fee, but may require a payment, for example, to the entity controlling a pooled-ownership digital wallet. Such transaction payments may or may not be required or allowed to be made in DOT. It has been estimated that as many as 99% of all digital asset trades may be made through digital asset exchanges. Some of the largest digital asset exchanges include Binance, Huobi Global, Coinbase, Kraken, Bithumb, and Bitfinex.

DOT Markets

DOT can be transferred in direct peer-to-peer transactions through the direct sending of DOT over the Polkadot Network from one Polkadot Network address to another.

DOT can be used as a means to conduct cross-border payments and to pay other users of the Polkadot Network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Polkadot Network or through third-party service providers.

In addition to using DOT to engage in cross-border transactions or payment for goods and services, investors may purchase and sell DOT to speculate as to the price of DOT in the DOT market, or as a long-term investment to diversify their portfolio. The price of DOT within the market is determined, in part, by the supply of and demand for DOT in the global DOT market, market expectations for the adoption of DOT as a store of value or as a viable cross-border payments facilitator, the number of merchants that accept DOT, the regulatory challenges faced by DOT, and the volume of peer-to-peer transactions, among other factors.

DOT spot markets typically permit investors to open accounts with the market and then purchase and sell DOT via websites or through mobile applications. Prices for trades on DOT spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading DOT is different from, and should not be confused with, the process of users sending DOT from one DOT address to another DOT address on the Polkadot Network. This latter process is an activity that occurs on the Polkadot Network, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of DOT in its internal books and records, rather than on the Polkadot Network. The digital asset trading platform ordinarily does not transfer DOT to the investor on the Polkadot Network unless the investor makes a request to the exchange to withdraw the DOT in its platform trading account to an off-platform DOT wallet.

Outside of the spot markets, DOT can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for DOT, investment managers, proprietary trading firms, high-net-worth individuals that trade DOT on a proprietary basis, entities with sizeable DOT holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of DOT. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of DOT could initiate the transaction by sending the DOT to the buyer’s DOT address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.

DOT Token Inflation

DOT uses an inflationary issuance model to supply rewards for the operation of the network. There is no maximum number of DOT, as there is in bitcoin. Inflation was designed to be 10% of the 1 billion DOT base in the first year, or 100 million DOTs, but the new inflation rate has recently been announced to be 7.78%. 85% of inflation is rewarded to validators for performing their duties, while the 15% goes to the treasury. Validator rewards are a function of amount staked, with the remainder going to treasury.

Depending on the staking participation, the distribution of the inflation to Validators versus the treasury will change dynamically to provide incentives to participate (or not participate) in staking. For instance, all of the inflation would go to the Validators if 50% of all DOTs in existence are staked on the network, but any deviation from the 50%, positive or negative, would send the proportional remainder to the treasury and effectively reduce Validator payouts.

There are two different DOT treasuries in the Polkadot Network. One treasury exists off the Polkadot Relay Chain and consists of the three million DOTs allocated to the Foundation in order to fund research and development related to the advancement of Polkadot functionality. The second treasury is located on the Relay Chain and consists of DOTs collected through fees that do not go to Validators, any actor’s loss of staked DOTs for failure to perform the role according to its terms, inefficiencies in the Relay Chain’s staking set, and lost deposits. Network participants can petition the Governance Council (see “Governance and Modifications to the Polkadot Network” below) for a portion of the funds by submitting a spending proposal, which requires the proposer to deposit 5% of the total sum of costs of the project, which is put at risk if the proposal is rejected. DOT put at risk if a proposal is rejected are destroyed or “burned” as a deterrent against frivolous requests. If the proposal is approved, the request enters a queue that clears every 24 days (“the budget period”). The Governance Council is incentivized to spend these funds, because if the budget period without all of the funds being issued, the remaining DOTs are burned.

DOT Transaction Fees

Several resources in a blockchain network are limited: for example, storage and computation. Transaction fees prevent individual users from consuming too many resources. Polkadot uses a weight-based fee model, as opposed to a gas-metering model found on networks such as Ethereum. As such, fees are charged prior to transaction execution; once the fee is paid, nodes will execute the transaction. Fees on the Polkadot Relay Chain are calculated based on three parameters: a per-byte fee (also known as the “length fee”), a weight fee, and a tip (optional).

The length fee is the product of a constant per-byte fee and the size of the transaction in bytes. Weights are a fixed number designed to manage the time it takes to validate a block. Each transaction has a base weight that accounts for the overhead of inclusion (e.g. signature verification) as well as a dispatch weight that accounts for the time to execute the transaction. The total weight is multiplied by a per-weight fee to calculate the transaction’s weight fee. Tips are an optional transaction fee that users can add to give a transaction higher priority. Together, these three fees constitute the inclusion fee. This fee is deducted from the sender’s account prior to transaction execution. A portion of the fee will go to the block producer and the remainder will go to the treasury. At DOT’s genesis, this was set to 20% and 80%, respectively.

Blocks in DOT have both a maximum length (in bytes) and a maximum weight. Block producers will fill blocks with transactions up to these limits. A portion of each block (currently 25%) is reserved for critical transactions that are related to the chain’s operation – for example, misbehavior reports by Fishermen with respect to improper or fraudulent activity, and transactions that facilitate Governance Council operations. Block producers will only fill up to 75% of a block with normal transactions. Block producers prioritize transactions based on each transaction’s total fee. Since a portion of the fee will go to the block producer, producers will include the transactions with the highest fees to maximize their reward.

DOT Token Fee Adjustment

Transaction volume on blockchains is highly irregular, and therefore transaction fees need a mechanism to adjust. However, users should be able to predict transaction fees. Polkadot uses a slow-adjusting fee mechanism with tips in order to seek to balance predictability and irregularity. In addition to block limits, Polkadot also has a block fullness target: fees increase or decrease for the next block based on the fullness of the current block relative to the target. The per-weight fee can change up to 30% in a 24-hour period. This rate captures long-term trends in demand, but not short-term spikes. To address short term spikes, Polkadot uses tips on top of the length and weight fees. Users can optionally add a tip to the fee to give the transaction a higher priority.

The transactions that take place within Polkadot’s shards - Parachains - do not incur Relay Chain transaction fees. Users of shard applications do not even need to hold DOT tokens, as each shard has its own economic model and may or may not have a token. There are, however, situations where shards themselves engage in transactions on the Relay Chain. Parachains have a dedicated slot on the Relay Chain for execution, so their collators do not need to own DOT in order to include blocks. In addition, the Parachain will engage in some transactions itself – for example, upgrading its runtime. Parachains have their own accounts on the Relay Chain and do need to use funds to issue transactions on the Parachain’s behalf. Collators need to participate in an auction every block to progress their chain, and need to have DOT to participate in these auctions.

Modifications to the Polkadot Network

Because the Polkadot Network is managed as an open source project, the infrastructure of the Polkadot Network is not operated by a central source, but is instead maintained by the Polkadot Network’s user base. As a result, the Polkadot Network is fully autonomous and is not owned by any group. No intermediary is required to transact in DOT. The Polkadot Network includes the Relay Chain, Parachains, Bridges, and the source code that comprises the basis for the cryptography and digital protocols governing the Polkadot Network.

Polkadot uses a governance mechanism that allows it to evolve over time at the ultimate behest of its assembled stakeholders. The stated goal is to ensure that the majority of the stake can always command the network. Other blockchain technology risks major disruption when the community of users disagrees on the future path of the network via updates. In those circumstances, if a modification is not accepted by a significant percentage of users and miners, a split in the network will occur, with one group running the pre-modification source code and another running the modified source code. Such a split is known as a “hard fork.” Both the Ethereum network and the Bitcoin network, in their operating histories, have experienced hard forks that have resulted in separate chains, Ethereum classic and Bitcoin cash, respectively. The Polkadot Network’s technology is built to avoid the disruption and inefficiencies that are created by hard forks.

In order to make any changes to the Polkadot Network, active token holders and the Governance Council together administer a network upgrade decision. To represent passive stakeholders, Polkadot introduces the idea of a Governance Council. The Governance Council is an on-chain entity composed of a number of actors, each represented as an on-chain account. On the Polkadot Network, the Governance Council consists of 13 members. Along with controlling the treasury, the Governance Council is called upon principally for three tasks of governance: proposing sensible referenda, cancelling uncontroversially dangerous or malicious referenda, and electing the technical committee. For a referendum to be proposed by the Governance Council, a strict majority of members must be in favor, with no member exercising a veto. Vetoes may be exercised only once by a member for any single proposal; if, after a cool-down period, the proposal is resubmitted, they may not veto it a second time. Governance Council motions which pass with a 3/5 (60%) supermajority, but without reaching unanimous support, will move to a public referendum under a neutral, majority-carries voting scheme. In the event that all members of the Governance Council vote in favor of a motion, the vote is considered unanimous and becomes a referendum with negative adaptive quorum biasing.

No matter whether a proposal is proposed by the public (DOT holders) or the Governance Council, it will have to be approved by a referendum of DOT holders, weighted by stake. Each referendum has a specific proposal associated with it that takes the form of a privileged function call in the runtime (and which includes the most powerful call: set-code, which switches out the entire code of the runtime, achieving what would otherwise require a hard fork). Proposals are discrete events, have a fixed period where voting happens, and are then tallied. The function call is made if the proposal is approved. In referenda, the only options in voting are “aye”, “nay”, or abstaining entirely.

Referenda can be started in one of several ways: publicly submitted proposals; proposals submitted by the Council, either through a majority or unanimously; proposals submitted as part of the enactment of a prior referendum; and emergency proposals submitted by the Technical Committee and approved by the Council.

All referenda have an enactment delay associated with them. This is the period of time between the referendum ending and, assuming the proposal was approved, the changes being enacted. For the first two ways that a referendum is launched, this is a fixed time of 28 days. For the third type, it can be set as desired. Emergency proposals deal with major problems with the network that need to be “fast-tracked”. These will have a shorter enactment time.

Anyone can propose a referendum by depositing the minimum amount of DOTs for a certain period (number of blocks). If someone agrees with the proposal, they may deposit the same amount of DOTs to support it. This action is called seconding. The proposal with the highest amount of bonded support will be selected to be a referendum in the next voting cycle. Note that this may be different than the absolute number of seconds; for instance, three accounts bonding 20 DOT each would “outweigh” ten accounts bonding a single DOT each. The bonded tokens will be released once the proposal is tabled (that is, brought to a vote). There can be a maximum of 100 public proposals in the proposal queue. There can only be one active referendum at any given time, except when there is also an emergency referendum in progress.

Every 28 days on Polkadot, a new referendum will come up for a vote, assuming there is at least one proposal in one of the queues. There is a queue for proposals that have been approved by the Governance Council and a queue for publicly submitted proposals. The referendum to be voted upon alternates between the top proposals in the two queues. The “top” proposal is determined by the amount of stake bonded behind it. If the given queue whose turn it is to create a referendum has no proposals (i.e., the queue is empty), and there are proposals waiting in the other queue, the top proposal in the other queue will become a referendum. Multiple referenda cannot be voted upon in the same time period, excluding emergency referenda. An emergency referendum occurring at the same time as a regular referendum (either public- or Governance Council-proposed) is the only time that multiple referenda will be able to be voted on at once.

To vote, a voter generally must lock up their tokens for at least the enactment delay period beyond the end of the referendum. This is in order to ensure that some minimal economic buy-in to the result is needed and to dissuade vote selling. It is possible to vote without locking at all, but your vote is worth a small fraction of a normal vote, given your stake. At the same time, holding only a small amount of tokens does not mean that the holder cannot influence the referendum result, thanks to time-locking.

Depending on which entity proposed the proposal and whether all Council members voted yes, there are three different scenarios:

●	Super-Majority Approve: a positive turnout bias, whereby a supermajority of aye votes is required to carry at low turnouts, but as turnout increases towards 100%, it becomes a simple majority-carries.

●	Super-Majority Against: a negative turnout bias, whereby a supermajority of nay votes is required to reject at low turnouts, but as turnout increases towards 100%, it becomes a simple majority-carries.

●	Simple-Majority: majority carries; if there are more aye votes than nay, then the proposal is carried.

DOT uses Voluntary Locking that allows token holders to increase their voting power by declaring how long they are willing to lock-up their tokens. The number of votes for each token holder will be calculated by the following formula: votes = tokens * conviction multiplier.

The conviction multiplier increases the vote multiplier by one every time the number of lock periods doubles. The maximum number of “doublings” of the lock period is set to six (and thus 32 lock periods in total). While a token is locked, you can still use it for voting and staking; you are only prohibited from transferring these tokens to another account. Votes are still “counted” at the same time (at the end of the voting period), no matter for how long the tokens are locked.

DOT introduces a concept, “Adaptive Quorum Biasing”, which functions as a lever that the Governance Council can use to alter the effective supermajority required to make it easier or more difficult for a proposal to pass in the case that there is no clear majority of voting power backing it or against it. When turnout rate is low, a supermajority is required to reject the proposal, which means a lower threshold of “aye” votes have to be reached, but as turnout increases towards 100%, it becomes a simple majority.

All three tallying mechanisms – majority carries, supermajority approve, and supermajority against – equate to a simple majority-carries system at 100% turnout.

A proposal can be canceled if the Technical Committee unanimously agrees to do so. A canceled proposal’s deposit is burned. Additionally, a two-thirds majority of the Governance Council can cancel a referendum. This may function as a last resort if there is an issue found late in a referendum’s proposal such as a bug in the code of the runtime that the proposal would institute. If the cancellation is controversial enough that the Governance Council cannot get a two-thirds majority, it will be left to the stakeholders en masse to determine the fate of the proposal.

The Technical Committee was introduced in the Kusama rollout and governance post as one of the three chambers of Kusama governance (along with the Governance Council and the Referendum chamber). The Technical Committee is composed of teams that have successfully implemented or specified either a DOT runtime or DOT Host. Teams are added or removed from the Technical Committee via simple majority vote of the Governance Council. The Technical Committee can, along with the Governance Council, produce emergency referenda, which are fast-tracked for voting and implementation. These emergency referenda are intended for use only under urgent circumstances.

Fast-tracked referenda are the only type of referenda that can be active alongside another active referendum. Thus, with fast-tracked referenda it is possible to have two active referenda at the same time. Voting on one does not prevent a user from voting on the other.

Forms of Attack Against the Polkadot Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Polkadot Network contains certain vulnerabilities. The Polkadot Network relies on a network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process.

If the malicious actor cannot control the Validator nodes directly, they might attempt to compromise the Validators that are already trusted by the network. This could involve hacking, bribery, deception or coercion.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

This is not intended as an exhaustive list of all forms of attack against the Polkadot Network.

Consensus Mechanism

The Polkadot Network uses a PoS consensus mechanism. A consensus mechanism is protocol in the software that determines if all nodes in the network are synchronized and are in agreement about which transactions in a block are legitimate, and therefore if a block can be added to the permanent blockchain. Because the Polkadot Network uses heterogeneous sharding, the task of creating consensus is divided among four actors in the network, each with different roles in authentication. These four network actors are: Operators, Validators, Nominators, and Fisherman.

Market Participants

Operators

The first role that an operator on the Polkadot Network can assume is that of a Collator (“Collator”). Collators run full nodes on the Polkadot Network and they collect shard transactions for their individually dedicated Parachains. Collators produce cryptographic proofs to be solved be another actor in the system named a Validator (defined below). Collators also keep the transactional record for their own dedicated Parachains.

The second role that an operator on the Polkadot Network can assume is that of a validator (“Validator”). Validators keep a full copy and secure the Relay Chain by doing the key work of validating the Parachain proofs and by joining with other Validators in forming consensus, and therefore adding blocks to the Relay Chain. The Validator is the most important role in the functioning of the Polkadot Network and therefore has the most financial risk and reward in the system. Validators are assigned based on staked DOT and then elected by a Polkadot Network algorithm intended to optimize the aggregate Validator stake. Staking is where an actor on the Polkadot Network acquires DOT and then pledges that DOT as collateral. This collateral is then put at risk in exchange for the Validator collecting rewards for services rendered to the Polkadot Network in the process of forming consensus and adding blocks to the Relay Chain. Independent companies, developers, and other entities that support the Polkadot Network’s ecosystem also run validators. These could include blockchain-focused companies or other technology firms. Enthusiastic community members and developers who are committed to the success and decentralization of the Polkadot Network may also operate validators.

The third role that an operator on the Polkadot Network can assume is that of a nominator (“Nominator”). Nominators are external actors that can choose to support Validators. The Nominator provides risk capital in the form of staked DOT in support of a specific Validator that acts as a check on the Validator system in that both share economic loss for misconduct. Nominators share in the risk and reward of the staked DOT of the Validator.

The last role that an operator on the Polkadot Network can assume is that of a Fishermen (“Fishermen”). The Fishermen’s role in the system is to opportunistically check blocks on every part of the network. Fishermen provide a layer of security to the Polkadot Network by combatting the potential for Validators to neglect a level of rigor in approving blocks. Fishermen also keep Validators and Collators from colluding on the creation of fraudulent blocks. Fishermen perform their work in the Polkadot Network by keeping what they catch in the form of forfeited DOT from the Validators and Nominators stakes.

The Polkadot Network has developed technology to process blocks at high speed. Blocks are made by Collators and processed by Validators using a system of Blind Assignment for Blockchain Extension (BABE). This is time-slotting technology that relies on a 24-hour time period called an “Epoch,” broken into six second increments, or slots. Slots for blocks are assigned by a random number system to Leaders – Primary and Secondary – and as the slots are populated this leads to the building of Relay Chain blocks.

Relay Chain blocks are then evaluated by a second system using what they describe as GHOST- based Recursive Ancestor Deriving Prefix Agreement (or GRANDPA). GRANDPA finalizes large quantities of blocks to the Relay Chain at high speed. At theoretical maximum, the current version of the Polkadot Network estimates that it has the ability to process 166,666+ transactions per second (“TPS”).

Professional Investors and Speculators

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Investors

The retail sector includes users transacting in direct peer-to-peer DOT activity through the direct sending of DOT over the Polkadot Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of DOT as a means of payment is still developing and has not been accepted in the same manner as bitcoin because DOT has a generally different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of DOT. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset trading platforms by volume traded. Coinbase Custody, the DOT Custodian, is a digital asset custodian that provides custodial accounts that store DOT for users. As the Polkadot Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Polkadot Network.

Chainlink

LINK was originally created using the ERC-677 token standard and relies on the Ethereum Network and other networks for key functionality such as storage, transfer and usage. As a result, it is important to understand the characteristics of the Ethereum Network in order to understand how LINK and the Chainlink Network operate.

Ether is a digital asset that is created and transmitted through the operations of the peer-to-peer Ethereum Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Ethereum Network, the infrastructure of which is collectively maintained by a decentralized user base. The Ethereum Network allows people to exchange tokens of value, called Ether, which are recorded on a public transaction ledger known as a blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Ethereum Network also allows users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than Ether on the Ethereum Network. Smart contract operations are executed on the Ethereum Blockchain in exchange for payment of Ether.

Smart Contracts and Development on the Ethereum Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Ethereum Network involves building more complex tools on top of smart contracts, such as decentralized apps (“DApps”) and organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”). For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, the Ethereum Network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings (“ICOs”), including LINK. Digital assets built on the Ethereum Network represent a significant amount of the total market value of all digital assets.

More recently, the Ethereum Network has been used for decentralized finance (“DeFi”) or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. During the twelve months ended June 30, 2025, between approximately $41 billion and $76 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network.

The Ethereum Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system. For example, using smart contracts, users can create digital assets other than Ether on the Ethereum Network using a technical standard known as ERC-20. ERC-20 defines a common list of rules for digital assets created on the Ethereum Network to follow, such as the total supply and functionality. The unique combinations of different rules allow developers to create new digital assets and thus new applications on the Ethereum Network. Digital assets created from the ERC-20 standard are fungible assets known as “ERC-20 tokens.” Additional standards, such as the ERC-677 standard that was used to create LINK, have been developed to extend the functionality of ERC-20 tokens.

LINK Blockchain and Consensus Mechanism

LINK is an ERC-677 token that serves as the native digital currency for the Chainlink Network, a decentralized “oracle” platform that is an application built on the Ethereum Network. An oracle is a service that shares data between the off-chain world and on-chain decentralized applications (DApps) or between two chains. The project was created by Chainlink Labs, formerly known as SmartContract.com (the “Company”), a company founded in 2014 by Sergey Nazarov and Steve Ellis to create a bridge between external data and public blockchains. In 2017, the Company introduced the Chainlink Network, a decentralized network aimed to link real world data and public blockchains by connecting smart contracts to off-chain data for markets, events, and data. LINK is used as a payment token within the Chainlink ecosystem and as the necessary collateral for node operators that want to provide data services. This collateral function is an optional feature of LINK that allows operators the ability to earn additional income.

The Chainlink Network consists of three main blockchain components: oracle selection, data reporting, and result aggregation.

Oracle Selection: “Oracles” are entities that connect blockchains to external systems and enable smart contracts to execute based on inputs and outputs from on-blockchain and off-blockchain data sources. A user looking for data providers (oracles) specifies the requirements in a service level agreement (“SLA”). SLA parameters include the desired number of oracles, the desired reputation of the oracles, and the types of requested data. A reputation contract tracks service-provider performance metrics. Relevant provider metrics are: total number of assigned requests, total number of completed requests, total number of accepted requests, average time to respond, and total amount of penalty payments. An order-matching contract uses the proposed SLA, logs its associated parameters, and collects bids from oracle providers that satisfy the requirements. If the SLA needs to be automated for a dynamic data load, it will interact with the order matching system where an oracle can bid on the contract. Using reputation maintained on-chain, users can manually filter and select oracles by using an off-chain listing service.

Data Reporting: Once the SLA has been finalized, off-chain oracles execute and report data back to the Blockchain to be utilized by the user. The Chainlink Network includes nodes that acts as a bridge between off-chain data and the Ethereum blockchain.

Result Aggregation: Once the oracles reveal their results, an aggregating contract analyzes the results and reports to the reputation contract. Results are evaluated on the timeliness and correctness of data delivery. Detecting incorrect results is a unique problem for each data feed. For this reason, each purchaser may specify a customized contract to verify the data. These results feed into the reputation system which helps future users evaluate the data providers.

The LINK token is used to pay Chainlink node operators for oracle services. For a smart contract on Ethereum to use a Chainlink node, it will have to pay the node using LINK. Chainlink nodes may also stake LINK as collateral as a way of insuring the data delivery service. This staking functionality is optional.

The initial funding for Chainlink occurred in September 2017 when the Company raised $32 million by selling 350,000,000 LINK to the public. In total, 1,000,000,000 LINK were issued.

Although the Company continues to exert significant influence over the direction of the development of the Chainlink Network, the Chainlink Network, like the Ethereum Network, is believed to be decentralized in that it does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of LINK.

As an ERC-677 token on the Ethereum Network, the transfer of LINK occurs on the Ethereum Network.

In order to own, transfer or use LINK directly on the Ethereum Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Ethereum Network and thus the LINK on the network. LINK transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending LINK, a user must notify the Ethereum Network of the transaction by broadcasting the transaction data to its network peers. The Ethereum Network provides confirmation against double-spending by memorializing every transaction in the Ethereum Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Ethereum Network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum Blockchain.

LINK Supply

As described above, unlike other digital assets such as Bitcoin or ETH, which are created through a progressive mining or staking process, 1.0 billion LINK were created in connection with the launch of the Chainlink Network and no further LINK can be created according to the Chainlink Network protocol.

As of December 31, 2024, approximately 678 million LINK have entered circulation. The remaining tokens of the total 1.0 billion supply are held in restricted developer wallets or staked on the protocol.

LINK Wallets and Transactions

Prior to engaging in LINK transactions directly on the Ethereum Network, since the Chainlink Network operates on the Ethereum Network, a user generally must first install on its computer or mobile device an Ethereum Network software program that will allow the user to generate a private and public key pair associated with an

Ethereum Network “wallet” address. Ethereum wallet addresses are capable of holding Ether, as well as LINK. The Ethereum Network software program and address also enable the user to connect to the Ethereum Network and transfer LINK to, and receive LINK from, other users.

Each Ethereum Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive LINK, the LINK recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the LINK. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the LINK contained in the associated address. Likewise, LINK is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending LINK, a user’s Ethereum Network software program must validate the transaction with the associated private key. In addition, since every computation on the Ethereum Network requires validation power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Ethereum Network software program to the Ethereum Network validators to allow transaction confirmation.

Ethereum Network validators record and confirm transactions of LINK, when they add and validate blocks of information to the Ethereum Blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Ethereum Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of transactions, including LINK transactions, the Ethereum Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Ethereum Blockchain and reflect an adjustment to the LINK balance in each party’s Ethereum Network public key, completing the LINK transaction. Once a transaction is confirmed on the Ethereum Blockchain, it is irreversible.

Some LINK transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding LINK or the reallocation of ownership of certain LINK in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly LINK transactions in that they do not involve the transfer of transaction data on the Ethereum Network and do not reflect a movement of LINK between addresses recorded in the Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of LINK ownership is not protected by the protocol behind the Ethereum Network or recorded in, and validated through, the blockchain mechanism.

Creation of LINK

Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 1.0 billion LINK were created in connection with the launch of the Chainlink Network. Through an ICO, the Company sold approximately 350 million LINK for $32 million. No further LINK can be created. LINK were distributed as follows in connection with the launch of the Chainlink Network:

●	Initial Distribution: 350 million LINK, or 35% of the supply, was sold in the ICO to investors.

●	Node Operators Pool: 350 million LINK, or 35% of the supply, was reserved for Node Operators and for ecosystem rewards to fund any further development.

●	Company Allocation: 300 million LINK, or 30% of the supply, was allocated to the Company.

Modifications to the Chainlink Protocol

The Chainlink Network is an open-source project with no official developer or group of developers that controls it. However, the Chainlink Network’s development has historically been overseen by the Company and other core developers. The Company and core developers are able to access and alter the Chainlink Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Chainlink Network’s source code.

The release of updates to the Chainlink Network’s source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Chainlink source code by downloading the proposed modification of the Chainlink Network’s source code. A modification of the Chainlink Network’s source code is only effective with respect to the Chainlink users that implement it.

Upgrades to the Chainlink Network are facilitated through the Contract-Upgrade Service, an optional service that is controlled by the Chainlink team. Requesting contracts, which are the purchasers of oracle services, may choose whether to migrate to upgraded contracts.

For example, Chainlink recently introduced on-chain Verifiable Randomness using Chainlink VRF, which will allow smart contracts to verify that randomness, a key input in many systems, is tamper-proof. Developers can integrate Chainlink VRF into their smart contracts, but it is not required.

In another example, in 2022, Chainlink introduced “Chainlink Staking” Chainlink Staking allows participants to stake LINK in order to raise alerts if an oracle’s behavior does not meet a predefined standard. For example, a Chainlink Staking participant can raise an alert to other oracles if an oracle has not submitted a new oracle report. If this alert is valid, the offending oracle is penalized while the alerting staker is rewarded. This feature is intended to enhance the security of the Chainlink Network. The staking capabilities of the Chainlink Network is expected to expand in the future.

The development of LINK is also impacted by the development of the Ethereum Network. Core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed and scalability and also allow for financial and non-financial, next generation uses. The Trust’s activities will not directly relate to such projects. Such projects that operate and are built within the Ethereum Blockchain may increase the data flow on the Ethereum Network and could either “bloat” the size of the Ethereum Blockchain, increase the cost of transacting on the Ethereum Blockchain, or slow confirmation times, thus impacting LINK. If a modification to the Ethereum Network is accepted by only a percentage of validators, a division in the Ethereum ecosystem may occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” that might affect the Chainlink Network.

LINK Markets

LINK spot markets generally allow investors to open accounts with digital asset exchanges and then buy or sell LINK via websites or mobile applications. Prices for LINK trades on these markets are typically publicly reported. Investors wishing to trade LINK on a digital asset platform must deposit an accepted government-issued currency or previously acquired digital assets into their platform account before they can purchase or sell LINK. This process of setting up an account with a trading platform and executing trades is separate from, and should not be confused with, the process of transferring LINK between addresses on the Ethereum Blockchain. The latter involves activities directly on the Chainlink Network, while trading on digital platforms occurs within the exchange’s order book. The platform generally records an investor’s LINK ownership in its internal books, not on the Ethereum blockchain. LINK is typically not transferred to the investor’s personal wallet unless they request a withdrawal to an off-platform LINK address.

Outside of spot markets, LINK can also be traded over-the-counter (OTC). The OTC market is predominantly institutional, with participants including firms that provide two-sided liquidity for LINK, investment managers, proprietary trading firms, high-net-worth individuals, entities holding significant amounts of LINK, and family offices. The OTC market offers a flexible environment in terms of quotes, pricing, and quantity, though it often involves large quantities of LINK. There is no formal structure to the OTC market, nor an open meeting place for transactions. Parties involved in OTC trades typically agree on the price—often by phone or email—before one party initiates the transfer by sending LINK to the buyer’s LINK address. The buyer would then transfer the agreed-upon currency to the seller’s bank account. OTC trades are sometimes hedged and eventually settled on digital asset trading platforms.

In addition, Chainlink futures and options trading occurs on exchanges in the United States regulated by the CFTC. The market for CFTC-regulated trading of Chainlink derivatives has developed substantially. As of September 2, 2025, 2025, CFTC regulated Chainlink futures represented approximately $283.6 million in notional trading volume on Coinbase Derivatives, LLC (“Coinbase Derivatives”), a designated contract market (“DCM”) registered with the CFTC, representing around $285.3 million in open interest. Chainlink futures on Coinbase Derivatives traded around $1.4 million per trading day as of September 2, 2025 and represented around $1.7 million in open interest per trading day. Through the common membership of NYSE Arca and the Coinbase Derivatives LINK futures market in the Intermarket Surveillance Group (“ISG”), NYSE Arca may obtain information regarding trading in the Shares and listed Chainlink derivatives from the Coinbase Derivatives LINK futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the Coinbase Derivatives LINK futures market allows for the surveillance of LINK futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between NYSE Arca and the Coinbase Derivatives LINK futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of NYSE Arca’s rules and the applicable federal securities laws and rules. NYSE Arca has also implemented surveillance procedures to monitor the trading of the Shares on NYSE Arca during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

Digital Asset Trading Platform Valuation

The value of LINK is determined by the value that various market participants place on LINK through their transactions. The most common means of determining the value of an LINK is by surveying one or more Digital Asset Trading Platforms where LINK is traded publicly and transparently (e.g., Coinbase, Bitstamp, Kraken, LMAX Digital and Crypto.com). Additionally, there are over-the-counter dealers or market makers that transact in LINK.

Bitcoin Cash

Bitcoin Cash, or BCH, is a digital asset that is created and transmitted through the operations of the peer-to-peer Bitcoin Cash Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin Cash Network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin Cash Network allows people to exchange tokens of value, called BCH, which are recorded on a public transaction ledger known as a blockchain. BCH can be used to pay for goods and services on the Bitcoin Cash Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system.

Bitcoin Cash is a fork of Bitcoin that was created on August 1, 2017. The fork was the result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. Whereas Bitcoin has a block size limit of 1MB and has activated a technical feature known as “Segregated Witness” to enable certain forms of efficient and low cost off-blockchain scaling, BCH is primarily focused on on-blockchain scaling with lower transaction fees and has adopted an adaptive block size limit with a baseline of 32 MB that dynamically adjusts based on network usage. As a result of the hard fork, each holder of Bitcoin at the time of the fork received the same number of units of BCH as the number of Bitcoin it held at such time. BCH is now generally supported across most trading platforms and wallet providers.

BCH Blockchain and Consensus Mechanism

The Bitcoin Cash Network is decentralized in that it does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of BCH. Rather, BCH is created and allocated by the Bitcoin Cash Network protocol through a “mining” process. The value of BCH is determined by the supply of and demand for BCH on the Digital Asset Trading Platforms or in private end-user-to-end-user transactions.

Similar to the Bitcoin Network, the Bitcoin Cash Network operates on a proof-of-work model. New BCH are created and rewarded to the miners of a block in the Blockchain for verifying transactions. The Blockchain is effectively a decentralized database that includes all blocks that have been mined by miners and it is updated to include new blocks as they are solved. Each BCH transaction is broadcast to the Bitcoin Cash Network and, when included in a block, recorded in the Blockchain. As each new block records outstanding BCH transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Cash Network.

Because BCH shares the same codebase as Bitcoin, from a technical perspective, BCH is nearly identical in all respects to the version of Bitcoin that existed at the time of the fork. For that reason, the Bitcoin Cash Network also made a few additional technical modifications, in order to address certain risks presented by an asset with such substantial similarities to Bitcoin. For example, because both the Bitcoin chain and the BCH chain use the same proof-of-work algorithm, miners can easily move between the two chains, depending on which asset is more profitable to mine at a given point in time. On November 13, 2017, the Bitcoin Cash Network introduced an adjustment to the algorithm that controls mining difficulty because mining difficulty was fluctuating rapidly as large amounts of mining power continuously entered and exited the Bitcoin Cash Network. Additionally, the Bitcoin Cash Network introduced a new transaction signature function to guard against replay attacks, a certain type of attack that can occur after a hard fork, in which transactions from one network are rebroadcast to nefarious effect on the other network.

The Bitcoin Network, from which the Bitcoin Cash Network forked, was initially contemplated in a white paper that also described Bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto. However, no individual with that name has been reliably identified as Bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first Bitcoins were created in 2009 after Nakamoto released the Bitcoin Network source code (the software and protocol that created and launched the Bitcoin Network). The Bitcoin Network has been under active development since that time by a group of engineers known as core developers.

In order to own, transfer or use BCH directly on the Bitcoin Cash Network, as opposed to through an intermediary, such as a custodian, a person generally must have internet access to connect to the Bitcoin Cash Network. BCH transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending BCH, a user must notify the Bitcoin Cash Network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin Cash Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bitcoin Cash Network mining process, which adds “blocks” of data, including recent transaction information, to the Blockchain.

BCH Supply

The Bitcoin Cash Network is structured to allow a maximum of 21 million BCH to be created, which are mined over time with the creation of each new block. The supply of new BCH is mathematically controlled so that the amount of BCH grows at a limited rate pursuant to a pre-set schedule. The amount of BCH awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin Cash Blockchain. Currently, the fixed reward for solving a new block is 3.125 BCH per block and this is expected to decrease by half to become 1.5625 BCH after the next 210,000 blocks have entered the Bitcoin Cash Network, which is expected to be in 2028. This deliberately controlled rate of BCH creation means that the amount of BCH in existence will increase at a controlled rate until the amount of BCH in existence reaches 21 million BCH.

As of June 30, 2025, approximately 19.9 million BCH were outstanding, and estimates of when the 21 million BCH limitation will be reached range from at or near the year 2140.

BCH Wallets and Transactions

Prior to engaging in BCH transactions directly on the Bitcoin Cash Network, a user generally must first install on its computer or mobile device a Bitcoin Cash Network software program that will allow the user to generate a private and public key pair associated with a BCH address, commonly referred to as a “wallet.” The Bitcoin Cash Network software program and the BCH address also enable the user to connect to the Bitcoin Cash Network and transfer BCH to, and receive BCH from, other users.

Each Bitcoin Cash Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive BCH, the BCH recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the BCH. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the BCH contained in the associated address. Likewise, BCH is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending BCH, a user’s Bitcoin Cash Network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Bitcoin Cash Network software program to the Bitcoin Cash Network to allow transaction confirmation.

Some BCH transactions are conducted “off-blockchain” and are therefore not recorded in the Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding BCH or the reallocation of ownership of certain BCH in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly BCH transactions in that they do not involve the transfer of transaction data on the Bitcoin Cash Network and do not reflect a movement of BCH between addresses recorded in the Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of BCH ownership is not protected by the protocol behind the Bitcoin Cash Network or recorded in, and validated through, the blockchain mechanism.

In a BCH transaction directly on the Bitcoin Cash Network between two parties, the following circumstances must initially be in place: (i) the party seeking to send BCH must have a Bitcoin Cash Network public key, and the Bitcoin Cash Network must recognize that public key as having sufficient BCH for the transaction; (ii) the receiving party must have a Bitcoin Cash Network public key; and (iii) the spending party must have internet access with which to send its spending transaction.

The sending party must have the intended recipient’s public key, which the sending party must enter into its Bitcoin Cash Network software program along with the amount of BCH to be sent. The amount of BCH to be sent will typically be agreed upon between the two parties based on a set amount of BCH or an agreed upon conversion of the value of fiat currency to BCH. Since every computation on the Bitcoin Cash Network requires the payment of BCH, including verification and memorialization of BCH transfers, there is a transaction fee involved with the transfer, which is based on computation complexity and not on the value of the transfer and is paid by the payor with a fractional amount of BCH.

After the entry of the Bitcoin Cash Network address, the amount of BCH to be sent and the transaction fees, if any, to be paid, will be transmitted by the spending party. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin Cash Network software program, which is transmitted onto the decentralized Bitcoin Cash Network, resulting in the distribution of the information among the software programs of users across the Bitcoin Cash Network for eventual inclusion in the Blockchain.

When a miner mines for a block, it creates that block, which includes data relating to (i) newly submitted and accepted transactions; (ii) a reference to the prior block in the Blockchain; and (iii) the satisfaction of the consensus mechanism to mine the block. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Blockchain, the Bitcoin Cash Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Blockchain and reflect an adjustment to the BCH balance in each party’s Bitcoin Cash Network public key, completing the BCH transaction. Once a transaction is confirmed on the Blockchain, it is irreversible.

Creation of New BCH

The initial creation of BCH was in connection with a fork in the Bitcoin blockchain in 2017. All additional BCH have been created through the mining process.

The Bitcoin Cash Network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. As of June 30, 2025, every 10 minutes, on average, a new block is added to the Bitcoin Cash Blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 3.125 BCH. Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) is guaranteed to be random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which BCH is “mined” results in new blocks being added to the Bitcoin Cash Blockchain and new BCH tokens being issued to the miners. Computers on the Bitcoin Cash Network engage in a set of prescribed complex mathematical calculations in order to add a block to the Bitcoin Cash Blockchain and thereby confirm BCH transactions included in that block’s data.

To begin mining, a user can download and run Bitcoin Cash Network mining software, which turns the user’s computer into a “node” on the Bitcoin Cash Network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of BCH to the miner who added the new block. Each unique block can be solved and added to the Bitcoin Cash Blockchain by only one miner. Therefore, all individual miners and mining pools on the Bitcoin Cash Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Cash Network and its processing power increases, the Bitcoin Cash Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Cash Blockchain approximately every ten minutes. A miner’s proposed block is added to the Bitcoin Cash Blockchain once a majority of the hashpower on the Bitcoin Cash Network confirms the miner’s work. Miners that are successful in adding a block to the Bitcoin Cash Blockchain are automatically awarded BCH for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new BCH enter into circulation to the public.

The Bitcoin Cash Network is designed in such a way that the reward for adding new blocks to the Bitcoin Cash Blockchain decreases over time. Once new BCH tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

Modifications to the BCH Protocol

The Bitcoin Cash Network is an open-source project with no official developer or group of developers that controls the Bitcoin Cash Network. However, the Bitcoin Cash Network’s development has historically been overseen by a core group of developers. The core developers are able to access, and can alter, the Bitcoin Cash Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Cash Network’s source code.

The release of updates to the Bitcoin Cash Network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the Bitcoin Cash source code by downloading the proposed modification of the Bitcoin Cash Network’s source code. A modification of the Bitcoin Cash Network’s source code is effective only with respect to the BCH users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin Cash Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin Cash Network only if accepted by participants collectively having most of the processing power on the Bitcoin Cash Network.

Core development of the Bitcoin Cash Network source code has increasingly focused on modifications of the Bitcoin Cash Network protocol to increase speed and scalability and also allow for non-financial, next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize BCH as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for BCH and the utility of the Bitcoin Cash Network as a whole. Conversely, projects that operate and are built within the Blockchain may increase the data flow on the Bitcoin Cash Network and could either “bloat” the size of the Bitcoin Cash Blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin Cash Blockchain or the Bitcoin Cash Network.

Forms of Attack Against the Bitcoin Cash Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Cash Network contains certain flaws. For example, the Bitcoin Cash Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Bitcoin Cash Blockchain. As of January 31, 2026, the top three largest mining pools controlled over 50% of the hash rate of the Bitcoin Cash Network. Any future attacks on the Bitcoin Cash Network could negatively impact the perception of the Bitcoin Cash Network, the value of Bitcoin Cash, and the value of the Shares.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of digital assets. Any similar attacks on the Bitcoin Cash Network that impact the ability to transfer BCH could have a material adverse effect on the price of BCH and the value of the Shares. This is not intended as an exhaustive list of all forms of attack against the Bitcoin Cash Network.

BCH Markets

Thousands of digital assets have been developed since the inception of Bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin in transactions. While BCH has enjoyed some success in its limited history, the aggregate value of outstanding BCH is smaller than that of Bitcoin and Ether and may be eclipsed by the more rapid development of other digital assets. Some industry groups are also creating private, permissioned blockchain versions of digital assets. For example, J.P. Morgan has developed a platform called Kinexys (formerly known as Onyx), which is described as a blockchain-based platform designed for use by the financial services industry. Similar events may occur with BCH.

The value of BCH is determined by the value that various market participants place on BCH through their transactions. The most common means of determining the value of a BCH is by surveying one or more Digital Asset Trading Platforms where BCH is traded publicly and transparently. Additionally, there are over-the-counter dealers or market makers that transact in BCH.

Market Participants

Miners

Miners range from BCH enthusiasts to professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to solve blocks (in the case of proof-of-work) or stake coins (in the case of proof-of-stake). When a pool mines a new block, the pool operator receives the BCH and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to mine such block. Mining pools provide participants with access to smaller, but steadier and more frequent, BCH payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer BCH transactions through the direct sending of BCH over the Bitcoin Cash Network. The retail sector also includes transactions in which consumers pay for goods or services with BCH through direct transactions or third-party service providers such as BitPay, Coinbase and GoCoin. While the use of Bitcoin to purchase goods and services from commercial or service business is developing, BCH has not yet been accepted in the same manner.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of BCH. For example, Bitstamp, Coinbase, Crypto.com, Kraken, and LMAX Digital are some of the largest Digital Asset Trading Platforms by volume traded. Coinbase Custody Trust Company, LLC, the Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store BCH for users. As the Bitcoin Cash Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Cash Network.

XLM

Stellar is an open-source, decentralized platform for exchanging money using blockchain technology. The Stellar Network was originally derived partially from the codebase of the XRP ledger network, and is based on a shared public ledger, similar to Bitcoin. However, the Stellar Network differentiates itself from other digital asset networks in that it is intended for transactional utility, not store of value, through its digital asset known as Lumens (“Lumens” or “XLM”), which is transferred across the Stellar Network to move money across borders quickly, reliably and for fractions of a penny and connects banks, payments systems, and people.

XLM Blockchain and Consensus Mechanism

Similar to the decentralized Bitcoin Network, anyone can join and start using the Stellar Network; however unlike the Bitcoin Network, which operates on a fully permissionless blockchain, the Stellar Network is semi-permissioned in that it requires users to maintain a list of trusted validators, known as “anchors”, and permits a user to accept or reject a version of the distributed ledger based on whether it has been verified by a sufficient number of validators on its list. Most anchors are organizations like banks, savings institutions, farmers’ co-ops, central banks, and remittance companies. Furthermore, in March 2024, the Stellar Network implemented an upgrade known as “Soroban,” as described below, to allow users to implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than XLM on the Stellar Network. Under the current implementation of Soroban, smart contract operations are executed on the Stellar Network in exchange for payment of XLM. The Stellar Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Stellar protocol is supported by SDF, a nonprofit which was founded in 2014 by Joyce Kim and by Jed McCaleb, founder of Mt. Gox and co-founder of Ripple, as well as Interstellar, a for-profit technology company also founded by Mr. McCaleb, which builds payments and other technology solutions primarily for the Stellar Network. The mission of SDF is to promote global financial access, literacy, and inclusion. Over the past several years, SDF has contributed to the development of the Stellar Network and to the development of XLM, which is transferred across the Stellar Network, including by maintaining the Stellar codebase, supporting the technical communities that contribute to Stellar, and by educating regulators and other Stellar stakeholders.

Interstellar was created as the result of a merger between blockchain development companies Chain, Inc. and Lightyear Corporation, the latter of which was founded in 2017 by Mr. McCaleb with the support of SDF. Interstellar is a payments company which has developed Stellar-compatible self-custodial wallets and decentralized exchange protocols. In addition to his role as co-founder and Chief Architect of SDF, Mr. McCaleb serves as the CTO of Interstellar and is also a member of its board of directors. Aside from the fact that Mr. McCaleb holds positions in both SDF and Interstellar, Interstellar has no direct influence over Stellar or XLM.

The Stellar Network’s intended function is to allow users or businesses to conduct cross-currency transactions securely and quickly. A conventional cross-currency transaction often requires liquidity providers to work across several currency pairs to facilitate the transaction, which increases transaction costs and can be time-intensive, particularly when transacting between two rarely traded currency pairs. To reduce the costs and time associated with such transactions, the Stellar Network includes its own native digital asset known as XLM. XLM serves two purposes. First, XLM play a small anti-spam role. XLM are needed for transaction fees and minimum balances on accounts on the Stellar Network in order to prevent people from overwhelming the network and to aid in transaction prioritization. This fee prevents users with malicious intentions from flooding the network, otherwise known as a Denial-of-Service (“DoS”) attack. XLM serve as a security measure that mitigates DoS attacks that attempt to generate large numbers of transactions or consume large amounts of space in the Stellar Ledger. Similarly, the Stellar Network requires all accounts to hold a minimum balance of 1 XLM (approximately $0.10 as of September 30, 2024). This requirement incentivizes users to declutter the Stellar Ledger by eliminating abandoned accounts, thereby ensuring that all accounts are likely to have economic utility on the Stellar Network. Second, XLM may facilitate multi-currency transactions. XLM sometimes facilitates trades and liquidity between pairs of currencies between which there is not a large direct market, acting as a bridge. This function is possible when there is a liquid market between XLM and each currency involved, allowing for liquidity providers to use XLM to transfer value between two currencies, instead of working across several currency pairs. By design, transactions and accounts on Stellar are very low cost. In addition to serving as a cross-currency payments platform, the Stellar Network also offers a decentralized exchange for the creation and trading of tokenized assets which track the price of foreign currencies or stablecoins such as USDC.

The Stellar Network is kept running by distributed servers that process transactions. A transaction begins when a user’s Stellar Network software signs and transmits transaction information to servers, which relay these candidate transactions throughout the Stellar Network for processing on the Stellar Ledger. Like a traditional ledger, the Stellar Ledger records a list of all the balances and transactions belonging to every single account on the Stellar Network. A complete copy of the global Stellar Ledger is hosted on each server that runs the Stellar software. Any entity can run a Stellar server. These servers form the decentralized Stellar Network, allowing the Stellar Ledger to be distributed as widely as possible. The servers sync and validate the Stellar Ledger by a mechanism known as consensus to ensure that transactions are valid and are recorded successfully on the global Stellar Ledger. For example, if a user on the Stellar Network wants to send a $5 payment to another user, the majority of servers will have to agree that the sender does in fact own $5 worth of credit on the Stellar Network before they will mark the transaction as valid. This entire process of coming to consensus on the Stellar Network occurs approximately every 2 to 5 seconds.

XLM Supply

Unlike other digital assets such as Bitcoin, which are created through a progressive validating process, 100 billion XLM were created by SDF in connection with the launch of the Stellar Network in 2014. As part of its custodial mandate, SDF oversees how the vast majority of XLM are distributed. The initial 100 billion XLM were created and held by SDF and were distributed in accordance with the Initial Distribution Programs. In November 2019, SDF removed or “burned” approximately 55 billion of the XLM it held in order to reduce its ownership stake and will distribute its remaining XLM in accordance with the November 2019 Burn and Distribution Programs.

Similar to XLM, XRP is a digital asset that is used to facilitate cross-currency payments quickly and efficiently. However, XRP’s only function is to facilitate cross-currency transactions. Unlike the Stellar Network, the Ripple network does not facilitate the creation of tokenized assets or offer a decentralized exchange platform.

XLM supply is capped and no further XLM may be created or distributed according to the Stellar Protocol. As of September 30, 2024, approximately 29.6 billion XLM have been distributed and were circulating, while the remaining XLM is held by SDF.

Smart Contracts and Development on the Stellar Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

In March 2024, the Stellar Network implemented an upgrade known as “Soroban” that allows users to use smart contracts on the Stellar Network.

Development using Soroban involves building more complex tools on top of smart contracts, such as decentralized apps (DApps) and organizations that are autonomous, known as decentralized autonomous organizations (DAOs); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

XLM Wallets and Transactions

In order to own, transfer or use XLM directly on the Stellar Network, as opposed to through an intermediary, such as a custodian, a person generally must have internet access to connect to the Stellar Network. XLM transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending XLM, a user must notify the Stellar Network of the transaction by broadcasting the transaction data to its network peers. The Stellar Network provides confirmation against double-spending by memorializing every transaction in the Stellar Ledger, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Stellar Network consensus process, which adds “blocks” of data, including recent transaction information, to the Stellar Ledger.

Prior to engaging in XLM transactions directly on the Stellar Ledger, a user generally must first install on its computer or mobile device a Stellar Network software program that will allow the user to generate a private and public key pair associated with an XLM address commonly referred to as a “wallet.” The Stellar Network software program and the XLM address also enable the user to connect to the Stellar Network and transfer XLM to, and receive XLM from, other users.

Each Stellar Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive XLM, the XLM recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the XLM. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the XLM contained in the associated address. Likewise, XLM is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending XLM, a user’s Stellar Network software program must validate the transaction with the associated private key. In addition, since every computation on the Stellar Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Stellar Network software program to the Stellar Network validators to allow transaction confirmation.

Some XLM transactions are conducted “off-blockchain” and are therefore not recorded in the Stellar Ledger. These “off-blockchain transactions” involve the transfer of control over or ownership of a specific digital wallet holding XLM or the reallocation of ownership of certain XLM in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Stellar Ledger, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly XLM transactions in that they do not involve the transfer of transaction data on the Stellar Network and do not reflect a movement of XLM between addresses recorded in the Stellar Ledger. For these reasons, off-blockchain transactions are subject to risks as any such transfer of XLM ownership is not protected by the protocol behind the Stellar Network or recorded in, and validated through, the blockchain mechanism.

Creation of New XLM

The Initial Distribution Programs

Unlike other digital assets such as Bitcoin, which are created through a progressive validating process, 100 billion XLM were created and held by SDF in connection with the launch of the Stellar Network in 2014. As part of its custodial mandate in holding the initial XLM created, SDF oversees how the vast majority of XLM are distributed. The initial 100 billion XLM held by SDF were initially required to be distributed as follows:

●	Direct Sign-up Program: 50% to individuals. Small amounts of XLM were given to each unique individual who signs up through an invitation link. The Direct Sign-up Program is conducted in rounds and with a phased roll-out to encourage learning and public awareness throughout the distribution process. In connection with the Direct Signup, in November 2018 Stellar distributed $125 million in XLM, nearly 500 million XLM at the time, to 30 million wallet holders of the digital asset wallet company, Blockchain.

●	Partnership Program: 25% to partners. Up to $2.0 million in XLM, on a per partner basis, were given to businesses, governments, institutions, or nonprofit organizations that contribute to the growth and adoption of the Stellar Network.

●	Bitcoin Program: 19% to Bitcoin holders. The Bitcoin program was completed in two rounds: one round was completed in October 2016 and another was completed in August 2017. Any unclaimed XLM was distributed to SDF for operational expenses and to fund the Stellar Build Challenge, an ongoing program to reward innovation and development in the Stellar ecosystem.

●	XRP Program: 1% to XRP holders. The XRP program was completed at the same time as the August 2017 round of the Bitcoin Program. Any unclaimed XLM was distributed to SDF for operational expenses and to fund the Stellar Build Challenge.

●	SDF Operational Fund: 5% reserved for SDF operational expenses.

Following the launch of the Stellar Network and the Distribution Programs, XLM supply increased by a fixed inflation rate of 1% per year. In addition, XLM supply is capped and no further XLM may be created or distributed. In October 2019, the Stellar community voted to remove the inflation rate. Future distributions of XLM by SDF, the perception that these distributions may occur, its ability to change its distribution plans, or any failure to distribute XLM in the best interest of the Stellar Network, could cause the price of XLM to decline.”

The November 2019 Burn and Distribution Programs

In November 2019, SDF removed, or “burned”, approximately 55 billion of the approximately 105 billion of XLM’s total supply at the time in order to reduce its ownership stake. As a result, as of November 2019, SDF held approximately 25 billion XLM of the approximately 50 billion of XLM’s total supply (amounting to approximately 50% of the XLM supply). SDF has indicated that it will distribute its remaining XLM as follows:

●	Direct Development: 12 billion XLM from the original SDF Operational Fund will be used by SDF for the development of the Stellar protocol. This allocation is escrowed and unlocks at a rate of 3 billion XLM per year until 2023.

●	Ecosystem Support: 2 billion XLM from the original Partnership Program will be used for ecosystem support to be allocated as follows:

●	Infrastructure Grant: 1 billion XLM for network utility.

●	Currency Support: 1 billion XLM for payment interfaces such as tethers, deposit/withdrawal endpoints and liquidity.

●	Use-Case Investment: The remaining 10 billion XLM from the original Partnership Program will be used for partners exploring new use cases for XLM to be allocated as follows:

●	New Products: 2 billion XLM for SDF to build and own new projects on the Stellar protocol.

●	Stellar Enterprise Fund: 8 billion XLM for SDF to acquire or invest in businesses that have potential for the Stellar ecosystem.

●	User Acquisition: 6 billion XLM for airdrops to drive awareness and adoption to be allocated as follows:

●	Marketing Support: 2 billion XLM for marketing, public relations and communications.

●	In-App Distributions: 4 billion XLM for airdrops in Stellar-built applications and services.

As of September 30, 2025, which is the most recent date for which data can be obtained, approximately 19.8 billion XLM remained in wallets belonging to SDF.

Modifications to the XLM Protocol

Although the Stellar Network’s protocol is an open source project, it is largely managed by SDF, which generally has control over amendments to, and the development of, the protocol’s source code. Therefore, it is generally the SDF developers that are able to access and alter the Stellar Network source code and, as a result, they are responsible for official releases of updates and other changes to the Stellar Network’s source code. For example, if a third-party developer submits a request to alter the Stellar Network’s source code, SDF’s reviewers must approve the request, after which an SDF maintainer of the Stellar Ledger will implement such request.

The release of updates to the Stellar Network’s source code does not guarantee that the updates will be automatically adopted. Users and servers must accept any changes made to the Stellar Network’s source code by downloading the proposed modifications.

A modification of the Stellar Network’s source code is effective only with respect to the Stellar users and validators that download it. If a modification is accepted by only a percentage of users and validators, a division in the Stellar Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Stellar Network only if accepted by participants collectively having most of the processing power on the Stellar Network.

XLM Markets

Digital Asset Trading Platform Valuation

The value of XLM is determined by the value that various market participants place on XLM through their transactions. The most common means of determining the value of an XLM is by surveying one or more Digital Asset Trading Platforms where XLM is traded publicly and transparently.

Shiba Inu

Shiba Inu, or SHIB, is an ERC-20 decentralized cryptocurrency created by the pseudonymous developer or group, “Ryoshi,” in August 2020, as a meme-coin based on the Dogecoin meme. SHIB describes itself as the “Dogecoin Killer,” seeking to compete directly with DOGE. It is part of the Shibarium network as well, which is an Ethereum layer 2 blockchain. SHIB is not the governance token of Shibarium. SHIB is a transferrable and convertible token on several blockchains, including Ethereum and Shibarium, so it can generally be used to pay for goods and services.

SHIB is also used in ShibaSwap, a decentralized exchange on Shibarium. LEASH and BONE were also introduced with ShibaSwap. LEASH is a scarce supply token that is used to offer incentives on ShibaSwap. BONE is the staking token used to secure Shibarium. On ShibaSwap, users can also stake SHIB to receive BONE and can provide SHIB as liquidity on ShibaSwap to receive swap fees.

Shiba Inu Blockchain and Consensus Mechanism

SHIB is supported by both Ethereum and Shibarium (an Ethereum layer 2 blockchain). Please refer to the Ethereum disclosure, discussing its blockchain and consensus mechanism.

Shibarium employs both Proof-of-Stake (“PoS”) and Delegated-Proof-of-Stake (“DPoS”) consensus mechanisms, meaning that delegators may delegate their voting powers (with BONE) to a validator, who uses the combined voting power of all the delegators to help secure the network and validate transactions. Validators operate nodes to verify transactions and incorporate them into the blockchain. This method ensures that validators have a stake in the blockchain’s success, thereby bolstering its security. Moreover, the network of nodes also ensures the security of the blockchain by validating transactions and keeping the blockchain updated. The blockchain serves as a base for the development of decentralized applications (“Dapps”), and various other products, projects, platforms, and services within the broader Shiba Inu community.

Smart Contracts, Digital Assets and Decentralized Applications

SHIB is supported by both Ethereum and Shibarium (an Ethereum layer 2). Please refer to the Ethereum disclosure, discussing its smart contracts, crypto assets, and decentralized applications.

Although Shibarium is EVM-compatible, not all ERC-20 tokens are automatically compatible to bridge over to Shibarium. Shibarium has its own bridge and allows third-party bridges, but such tokens may have added requirements, such as being Cross-Chain tokens. Cross-Chain tokens, using Chainlink’s Cross-Chain Interoperability Protocol (“CCIP”), comply with a blockchain interoperability protocol that enables developers to build secure applications that can transfer tokens, messages (data), or both tokens and messages across chains.

As an EVM-compatible blockchain, Shibarium allows users to write and implement smart contracts — that is, general-purpose code that executes on every node in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can leverage the EVM through its built-in programming language, Solidity, to create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create crypto assets other than SHIB or BONE.

Development on Shibarium involves building more complex tools on top of smart contracts, such as decentralized apps (“Dapps”), organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”), and entirely new decentralized governance systems. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain predefined conditions.

Shibarium is also a platform for creating new crypto assets and conducting their associated initial coin offerings. It has a suite of standards that allow for the creation of fungible crypto assets, such as governance tokens that confer voting power in DAOs; non-fungible tokens (“NFTs”) allowing for the creation of unique representations of value, such as digital collectibles, digital art, decentralized identity systems and digital characters and items in metaverses and videogames; and more versatile tokens that bring new utility to DApps by integrating decentralized data provision and indexing. As of April 10, 2025, there are around twenty-seven thousand smart contracts on Shibarium (fifteen thousand of which are tokens), and two-hundred forty-nine thousand accounts.

An important set of DApps on Shibarium exists within the sector known as decentralized finance (“DeFi”) or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, and trading, by removing third party intermediaries. DeFi can allow users to lend and earn interest on their crypto assets, and exchange one crypto asset for another.

Since smart contracts are general purpose software, they can be naturally used to create highly complex DApps, which can be further combined among themselves in a composable manner to create even more complex applications. On the other hand, given the nascent nature of Layer 2 blockchains, bridging, and the EVM and Solidity, there might be significant architectural risks and unseen bugs in Shibarium’s current technological stack. This may pose relevant security risks on DApps running on the platform, lead to the drain, loss or indefinite lock of value deposited on them, and potentially harm users interacting with such applications or having participation in the total value deposited in a DApp.

SHIB Supply

The Shiba Inu ecosystem is unique for its original total supply of one quadrillion SHIB tokens, the highest number of coins ever created in the crypto space. Half of this supply was locked in the decentralized exchange Uniswap at launch. The other half was transferred to Vitalik Buterin, sparking considerable controversy—since the team had claimed these tokens were burned, yet Buterin was able to access them and sell them. This eventually led to a large donation to combat COVID-19 in India and the burn of 410.24 trillion SHIB, roughly 40% of the total supply, permanently removing them from circulation. As a result, SHIB’s total supply of one quadrillion has been effectively reduced to a current circulating supply of around 589.25 trillion SHIB.

Shiba Inu Protocol, Clients and Network Upgrades

SHIB is supported by both Ethereum and Shibarium (an Ethereum layer 2 blockchain). Please refer to the Ethereum disclosure, discussing its protocol, clients, and network upgrades.

Shibarium, as an Ethereum layer 2 blockchain, inherits Ethereum’s security, but separates the consensus and block production layers. First, the Bor layer is a set of Shibarium nodes responsible for executing transactions and aggregating them into blocks. Second, the Heimdall layer manages the aggregation of blocks produced by Bor into checkpoints and periodically publishes them to Ethereum. Lastly, staking contracts on Ethereum verify the blocks of transactions, which ultimately causes state changes (i.e., updates in accounts and balances) on Shibarium.

Shibarium is not a completely decentralized or permissionless layer 2, and its network upgrades and forking procedures are opaque. Indeed, to become a validator, one must be approved (“whitelisted”). Moreover, unlike more public and permissionless blockchains, Shibarium does not have much diversity in clients implementing the protocol. Similarly, there are also only around twelve validators.

In terms of network upgrades, and despite the lack of client diversity and validators, the network has successfully undergone several hard forks to improve the network, including the following: Shibarium Cancun, Shibarium Burn, Shibarium Delhi, Shibarium Shanghai, Shibarium Indore, and Shibarium Aalborg.

Shiba Inu Wallets and Transactions

SHIB is supported by both Ethereum and Shibarium (an Ethereum layer 2 blockchain). Similar to Ethereum, users of Shibarium must generally use a Shibarium wallet. To initiate an Shibarium transaction, users generate a pair of private and public keys (if they have not already), the latter being used to receive funds, and the former to authenticate transactions, send funds and interact with DApps on the platform. The same careful management of private keys must be carried out in the case of Shibarium, allowing a user to securely custody SHIB and other crypto assets living on Shibarium. To execute any transaction on Shibarium, including sending SHIB and other crypto assets, and interacting with DApps, a user must hold enough BONE on its balance to pay for the gas costs of the corresponding code execution.

As a PoS blockchain, Shibarium has a relatively fast blocktime, around 5 seconds as of April 10, 2025.

Shiba Inu Markets

Unlike Bitcoin or Ether, SHIB cannot be mined in the traditional sense. Shiba Inu is ERC-20 token, a type of cryptocurrency that operates on several blockchains, including Ethereum and Shibarium. ERC-20 tokens like SHIB are pre-mined and can have a fixed supply, unlike proof-of-work cryptocurrencies like Bitcoin, which require mining to validate transactions and create new blocks. Instead of mining, SHIB coins can be acquired through trading on decentralized and centralized exchanges or by participating in the Shiba Inu ecosystem.

As an ERC-20 token, Shiba Inu can interact with various decentralized finance (“DeFi”) projects that share the same blockchain. ShibaSwap, the decentralized exchange (DEX) on Shibarium, is a crucial component of SHIB’s operation. It allows users to trade cryptocurrencies without the constraints of a centralized platform. On ShibaSwap, users can provide liquidity, stake, and swap many tokens.

As of April 10, 2025, there are approximately 589.25 trillion SHIB in circulation, distributed across approximately 1.5 million holders. These wallets may be owned by exchanges, custodians or other omnibus accounts and therefore may represent many individuals.

The value of SHIB is determined by the value that various market participants place on SHIB through their transactions. The most common means of determining the value of a SHIB is by surveying one or more Digital Asset Trading Platforms where SHIB is traded publicly and transparently (e.g., Coinbase, Crypto.com, and Kraken).

On each online Digital Asset Trading Platform, SHIB is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or euro or by the widely used cryptocurrency Bitcoin. Over-the-counter dealers or market makers do not typically disclose their trade data.

Regulation and Government Oversight of the Index Constituents

As crypto assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state authorities (including FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of crypto asset networks, crypto asset users and the crypto asset markets, with particular focus on the extent to which crypto assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness and available customer protections of trading platforms and other service providers that hold or custody crypto assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by crypto assets to investors. A number of reports have focused on various risks related to the crypto asset ecosystem and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of crypto asset transactions or requirements for businesses engaged in crypto asset activity. U.S. state and federal regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. The failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the U.S. and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the crypto asset ecosystem.

The CFTC has regulatory jurisdiction over the crypto asset futures markets in the U.S. CFTC and/or SEC agency or staff actions have expressly determined, implied or supported the conclusion that Bitcoin, Ether, Dogecoin and certain other virtual currencies are not “securities” under the federal securities laws and, therefore, are “commodities” under the CFTC’s jurisdiction. The CFTC, therefore, has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for them. The CFTC has pursued enforcement actions relating to fraud and manipulation involving crypto assets and crypto markets. Beyond instances of fraud or manipulation, however, the CFTC generally does not oversee cash or spot market exchanges or transactions involving crypto assets that do not use leverage, margining or financing.

In December 2017, certain designated contract markets (“DCMs”) that are registered with the CFTC, including the CME, launched new contracts for Bitcoin futures products. Since then, contracts for additional futures products for digital assets, such as Ether, XRP and Solana, have been launched. DCMs are boards of trade (commonly referred to as exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with 23 Core Principles established under Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of Bitcoin and Ether futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other Bitcoin and Ether prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities and product launches, including providing the CFTC surveillance team with trade settlement data upon request. In March 2025, the CFTC withdrew its heightened review advisory for virtual currency products, citing additional staff experience with virtual currency derivative product listings and increasing market growth and maturity.

Various foreign jurisdictions have adopted, and may continue to adopt laws, regulations or directives that affect digital asset networks and their users, particularly spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions, including Australia, Brazil, Canada, Germany, Dubai, Netherlands, and Sweden, have also approved exchange-traded crypto products.

The absence of clear and secure legislation and/or regulation can significantly impact the healthy and regulated growth of the crypto market. Without a well-defined legal framework, the market may face increased risks of fraud, manipulation, and illicit activities, which could undermine investor confidence and lead to reduced market participation. Unclear regulations may also create barriers for legitimate businesses, stifling innovation and limiting the potential for economic growth within the crypto asset space. Moreover, inconsistent or overly restrictive regulations could push crypto-related activities into unregulated or less regulated jurisdictions, further complicating the enforcement of investor protections and the stability of the financial system.

The SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argued that certain digital assets may be classified as securities and that those digital assets and any related initial coin offerings or other primary and secondary market transactions may be subject to securities regulations.

For example, in connection with a court action brought by the SEC against Binance Holdings Limited (among other parties), on June 28, 2024, the U.S. District Court for the District of Columbia granted the defendants’ motion to dismiss the SEC’s claim that Binance’s stablecoin, BUSD, was a security. The SEC had asserted, among other things, that Binance offered and sold crypto assets and related programs, including BUSD, without a registration statement and operated crypto currency trading platforms without registering as an exchange, broker-dealer or clearing agency. The defendants sought to dismiss the claims and challenged the SEC’s jurisdiction. The court affirmed that stablecoins fully backed with reserves and redeemable on a 1:1 basis with a fiat currency such as the US dollar or the euro are not in and of themselves “investment contracts”, and accordingly are not subject to the SEC’s regulatory authority. The court did, however, permit the allegations against Binance relating to its initial coin offering and post-initial coin offering sales of BNB to move forward.

In connection with another security status case involving crypto activities, SEC v. Coinbase, Inc., on March 27, 2024, New York federal court rejected nearly all of Coinbase’s challenges to the SEC’s charges against it and cleared the case to proceed. The court determined that the SEC’s claims regarding Coinbase’s crypto transactions were sufficient for such transactions to constitute “investment contracts” under the Howey test and thus be subject to the federal securities laws and the SEC’s enforcement authority.

The SEC has filed joint stipulations dismissing these and other similar enforcement actions against crypto asset trading platforms and trading firms, noting that the agency considers dismissal appropriate in light of the efforts of its Crypto Task Force (discussed below) to help the SEC develop a regulatory framework for crypto assets.

Concurrently with these dismissals, the SEC and other regulators and their staffs have issued statements intended to provide clarity regarding the status of certain crypto assets or crypto asset transactions as not securities or otherwise not implicated. Certain such statements since January 2025 are summarized here in chronological order.

●	On January 21, 2025, the then-acting SEC Chairman Mark T. Uyeda announced the formation of the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of crypto assets and design clearly defined disclosure requirements and frameworks.

●	On February 27, 2025, the SEC staff released a statement announcing its view that offers and sales of certain “meme coins” do not involve the offer and sales of securities within the meaning of Section 2(a)(1) of the 1933 Act or Section 3(a)(10) of the Exchange Act. In the statement, meme coins were defined as a type of crypto asset inspired by internet memes, characters, current events, or trends for which the promoter seeks to attract an enthusiastic online community to purchase the meme coin and engage in its trading. Dogecoin may be considered a “meme coin” falling within this statement and thus outside the regulatory purview of the SEC.

●	On March 20, 2025, the SEC staff released a statement regarding its view that certain digital asset “Mining Activities” do not involve the offer and sale of securities within the meaning of Section 2(a)(1) of the 1933 Act and Section 3(a)(10) of the Exchange Act. The statement applied to the mining of Covered Digital Assets on a proof-of-work network, either by self-mining or through a mining pool. The term “Covered Digital Assets” was defined in the statement as “crypto assets that are intrinsically linked to the programmatic functioning of a public, permissionless network, and are used to participate in and/or earned for participating in such network’s consensus mechanism or otherwise used to maintain and/or earned for maintaining the technological operation and security of such network.”

●	Since being sworn in as SEC Chairman on April 21, 2025, Paul Atkins has repeatedly emphasized that one of his top priorities as chairman is for the SEC to provide a clear, firm, durable regulatory foundation for crypto assets.

●	On May 15, 2025, the SEC staff and FINRA’s Office of General Counsel withdrew their previous joint guidance regarding broker-dealer custody of digital asset securities. At the same time, the SEC staff released guidance intended to clarify how certain broker-dealer and transfer agency rules relate to crypto asset activities, including in the context of spot crypto exchange-traded products.

●	On May 29, 2025, the SEC staff released a statement regarding its view that Protocol Staking Activities do not involve the offer and sale of securities within the meaning of Section 2(a)(1) of the 1933 Act or Section 3(a)(10) of the Exchange Act, and that participants in Protocol Staking Activities do not need to register with the SEC transactions under the 1933 Act, or fall within one of the 1933 Act’s exemptions from registration in connection with these Protocol Staking Activities. “Protocol Staking Activities” include: (i) staking crypto assets that are intrinsically linked to the programmatic functioning of a public, permissionless network, and are used to participate in and/or earned for participating in such network’s consensus mechanism or otherwise used to maintain and/or earned for maintaining the technological operation and security of such network on a proof-of-skate network; (ii) the activities undertaken by third parties involved in the protocol staking process; and (iii) providing ancillary services.

●	On July 1, 2025, the SEC staff released guidance on disclosures by cryptoasset exchange-traded products that are not registered under the Investment Company Act of 1940, to address questions asked by issuers of such products and allow issuers to “benefit from the identification of common issues [staff] have observed during [their] reviews” of disclosures.

●	On August 5, 2025, the SEC staff released a statement regarding its view that certain “Liquid Staking Activities”, when conducted in connection with Protocol Staking do not involve the offer and sale of securities within the meaning of Section 2(a)(1) of the 1933 Act or Section 3(a)(10) of the Exchange Act, and that participants in Liquid Staking Activities do not need to register with the SEC transactions under the 1933 Act, or fall within one of the 1933 Act’s exemptions from registration in connection with these Protocol Staking Activities. “Liquid Staking Activities” refers to a type of Protocol Staking whereby owners of crypto assets deposit their crypto assets with a third-party Protocol Staking service provider and in return receive newly “minted” (or created) crypto assets that evidence the holder’s ownership of the deposited crypto assets and any rewards that accrue to them.

●	On September 17, 2025, the SEC approved three national securities exchanges’ proposed rule changes to adopt generic listing standards for exchange-traded products that hold spot commodities, including digital assets. As a result, cryptoasset exchange-traded products meeting these standards may be listed without prior SEC approval.

●	On 30 September 2025, the SEC’s Division of Investment Management (“Staff”) issued a no-action letter confirming that, subject to compliance with certain conditions, with respect to the placement and maintenance of crypto assets, it would not recommend enforcement action if investment advisers, registered investment companies and business development companies (“BDC”) treated as a “bank” (and thus permitted to custody client assets) a trust company organized under state law that is (i) supervised and examined by a state authority with supervision over banks, and (ii) permitted to exercise fiduciary powers under applicable state law (“State Trust Company”). The Staff noted that the applicant referred to State Trust Companies’ controls for ensuring the safekeeping of crypto assets, including so-called “deep” cold storage of crypto assets and encryption protocols and crypto asset movement verification controls.

The SEC may develop new standards or guidance related to the custody of digital assets, or other aspects of regulation of digital assets, that may apply to the activities of the Sponsor. There can be no guarantee that the SEC or other federal regulators will continue to prioritize regulatory clarity for digital assets in the future or refrain from bringing enforcement actions in the future that are similar to those the SEC previously voluntarily dismissed, particularly under future presidential Administrations.

Federal legislation designed to provide greater regulatory clarity with respect to digital assets has passed the U.S. House of Representatives, and broadly similar bills are pending in committees of the U.S. Senate. However, it is impossible to predict whether any such legislation will ultimately be enacted or the content of any such enacted legislation, and it therefore is not clear what impact, if any, this legislative effort may have on the Trust, the Fund, Digital Assets generally, or any particular Digital Asset.

Accordingly, despite these efforts toward a clear regulatory framework for Digital Assets, it is possible that the SEC or other regulatory authorities may in the future determine that certain Index Constituents (or Digital Assets) are “securities” under federal securities laws. Such determinations could subject the Fund and its Sponsor to additional regulatory requirements, including compliance with the Investment Company Act. These requirements may impose significant compliance burdens, operational restrictions, and additional costs, potentially affecting the Fund’s ability to operate as intended. For example, the classification of any Digital Asset as a security could necessitate registration, increased regulatory obligations, and higher operational and compliance costs. Furthermore, heightened regulatory scrutiny of transactions involving crypto assets deemed to be securities could impact the Fund’s ability to rebalance its portfolio or engage in ongoing trading activities. Restrictions on such transactions may lead to reduced liquidity or valuation challenges for affected assets, which could adversely impact the Fund’s performance and the value of the Shares.

Various foreign jurisdictions have adopted and may continue to adopt laws, regulations or directives that affect the digital asset markets and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example:

●	China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges.

●	South Korea determined to amend its Financial Information Act in March 2020 to require crypto asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. South Korea had also banned initial coin offerings, although the South Korean Financial Services Commission announced that restrictions will be loosening in 2025. This follows the implementation of the Virtual Asset User Protection Act, which became effective on July 19, 2024, establishing a framework for the protection of digital asset users as well as criminal liability for market manipulation, failure to disclose material information, and unfair trading practices related to transactions involving digital assets.

●	The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or selling crypto assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

●	The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of crypto assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. The Financial Services and Markets Act became law in 2023, bringing crypto asset activities within the scope of existing laws governing financial institutions, markets and assets.

●	The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was ratified by the European Parliament on April 20, 2023, and went into full effect at the end of 2024.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the U.S. and may negatively impact the acceptance of Solana by users, merchants and service providers outside the U.S. and may therefore impede the growth or sustainability of the Solana ecosystem in the U.S. and globally, or otherwise negatively affect the value of Solana held by the Trust. The effect of any future regulatory change on the Trust and Fund or the Solana held by the Trust and Fund is impossible to predict, but such change could be substantial and adverse to the Trust and Fund and the value of the Shares.

The effect of any future regulatory change on the Trust, Fund or Digital Assets is impossible to predict, but such change could be substantial and adverse to the Trust, Fund and the value of the Shares. New laws and regulations may be proposed and adopted in the U.S. and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the cryptocurrency industry.

BUSINESS OF THE TRUST

The activities of the Fund are limited to (1) issuing Baskets in exchange for, as consideration, cash deposited with the Cash Custodian and/or Digital Assets deposited with the Crypto Custodian, (2) selling Digital Assets as necessary to cover the Fund expenses, including the Sponsor Fee and (3) buying and selling Digital Assets through the Trading Counterparties, as applicable, in exchange for Baskets in connection with creations and redemptions effected in cash.

The Fund is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of the Index.

The Fund’s Investment Objective

The Fund’s investment objective is for daily changes in the Shares’ NAV to reflect daily changes of the price of the Index, minus fees and expenses. The Index is comprised of 50 digital assets, of which, as of the Prospectus Date, only 13 satisfy the Listing Standard and hence are Digital Assets (meaning, digital assets held by the Fund). As long as certain Index Constituents do not satisfy the Listing Standard, the Fund will use sampling replication instead of replication to seek to track the price performance of the Index. To the extent that any additional Index Constituents satisfy the Listing Standards, such Index Constituents will become Digital Assets and be transitioned into the Fund’s portfolio, as detailed in BUSINESS OF THE TRUST – The Fund’s Investment Strategy. Once all Index Constituents satisfy the Listing Standard, the Fund will seek to replicate the Index. The Index Constituents represented approximately 85% of the entire digital asset universe as of the Prospectus Date. As of the same date, Digital Assets represent approximately 81.66% of such universe.

The Shares provide investment exposure to the crypto market through public securities. The Shares are intended to reduce for investors the complexities and operational burdens of investing directly in digital assets by having a crypto wallet, while maintaining an intrinsic value that reflects the value of the Index, less the Fund’s fees and expenses. In this way, the Shares offer investors a way to gain exposure to the crypto asset markets through the public securities market.

The Fund’s Investment Strategy

The Fund will gain exposure to the Index by investing in the Index Constituents that satisfy the Fund’s Listing Standard, i.e., Digital Assets. It may have cash balances to cover cash redemptions and Fund-payable expenses. Absent such cash balances, the Fund’s portfolio will consist solely of Digital Assets, that initially comprise only BTC, ETH, XRP, SOL, DOGE, ADA, LINK, BCH, XLM, AVAX, LTC, SHIB, and DOT. The Fund will not invest in any crypto assets apart from Index Constituents. The Digital Assets only include Index Constituents that satisfy the Listing Standard. If any Index Constituent other than the initial Digital Assets becomes compliant with the Listing Standard, it too will become a Digital Asset and be held by the Fund on the first Business Day that is 30 calendar days after it satisfies the Listing Standard. Until all Index Constituents satisfy the Listing Standard and are Digital Assets, the Fund will employ a sample replication strategy, holding all Digital Assets in proportions relative to the Index. In the event that the Fund is able to hold all Index Constituents, the Fund will change to a full replication strategy.

The ratio of Fund’s investments in the Index Constituents, representing proportionally BTC, ETH, XRP, SOL, DOGE, ADA, LINK, BCH, XLM, AVAX, LTC, SHIB, and DOT per Share, changes quarterly as described below in “The Fund’s Index.” As of the Prospectus Date, the Index Constituents that satisfy the Listing Standard (and thus are Digital Assets), comprised approximately 96.07% of the weight of the Index. As of the same date, their individual Index weights and their proportional weightings in the Fund were as follows:

Constituents	Index Weight (%)	Proportional Fund Weight (%)
BTC	50.00	50.00
ETH	25.46	27.31
XRP	9.34	10.02
SOL	5.47	5.87
DOGE	1.65	1.77
ADA	1.10	1.18
BCH	0.81	0.87
LINK	0.65	0.70
XLM	0.59	0.63
LTC	0.48	0.51
AVAX	0.43	0.46
SHIB	0.35	0.38
DOT	0.28	0.30
Index Constituents that are not Digital Assets (“Other Assets”)	3.39	0.00
TOTAL	100%	100%

Each Digital Asset’s proportional weight in the Fund is established by allocating the weight of the Other Assets (as defined in the table above) pro rata to the Digital Assets in the table above, except if adding such amount to a Digital Asset’s weight will cause its total weight in the portfolio to exceed 50%, the Fund will only increase its weight up to 50% and allocate the remainder of the Other Assets weight pro rata to all other Digital Assets. This process is repeated until no Digital Asset’s weight exceeds 50% on a Rebalance Date.

The Sponsor employs a passive investment strategy intended to track the Index, regardless of its direction. The Sponsor will not attempt to outperform the Index. This strategy aims to allow investors to buy and sell Shares to hedge against losses in Index-related transactions or to gain price exposure to the Index. Consistent with its investment objective, the Fund will not use its investments to enhance leverage or seek performance multiples or inverse multiples of the Index. However, the Sponsor will exclude or limit the weight of one or more Digital Assets in the Fund’s portfolio and the weightings of the remaining Digital Assets held by the Fund will only be proportional to their weights in the Index when:

●	The inclusion or projected weighting of a crypto asset could, in the Sponsor’s sole judgment, result in the Trust or Fund being required to register as an investment company under the Investment Company Act;

●	None or few of the Authorized Participants or service providers have the ability to trade or otherwise support the asset in a way that impacts Fund operations;

●	The Sponsor determines, based on available guidance, that the use or trading of the crypto asset raises, or is likely to raise, significant governmental, policy, or regulatory concerns or is subject to, or likely to become subject to, a specialized regulatory regime, such as U.S. federal securities or commodities laws or similar laws in other jurisdictions;

●	The crypto asset’s underlying code contains, or may contain, material flaws or vulnerabilities; or

●	Holding the crypto asset would cause the Fund’s holdings to be inconsistent with the Listing Standard. The Listing Standard requires that crypto asset fall into at least one of the following categories: (1) it trades on a market that is an Intermarket Surveillance Group (“ISG”) member; provided that the Exchange may obtain information about trading in such commodity from the ISG member; (2) it underlies a futures contract that has been made available to trade on a designated contract market for at least six months, provided that the Exchange has a comprehensive surveillance sharing agreement, whether directly or through common membership in ISG, with such designated contract market; or (3) on an initial basis only, an exchange-traded fund designed to provide economic exposure of no less than 40% of its net asset value to it has been listed and trades on a national securities exchange.

While these constraints are designed to ensure compliance with applicable laws and rules, they may result in deviations between the performance of the Fund and the performance of the Index.

The Fund’s portfolio is rebalanced quarterly, on or about the first Business Day in March, June, September, and December, to proportionally align the portfolio with the Index’s composition and weightings as of the most recent Rebalance Date. The portfolio rebalancing process involves adjusting the quantities of Digital Assets held by the Fund to reflect changes in the Index Constituents’ relative weights. This rebalancing is executed by purchasing or selling the necessary quantities of Digital Assets to match the new weightings of the Index. Where available, the Fund can voluntarily elect to utilize crypto-to-crypto trading pairs (e.g., ETH-BTC when moving between ETH and BTC). For Digital Assets without actively traded pairs denominated in another cryptocurrency, the Fund will need to conduct the rebalance through movement through USD before purchasing the target Digital Asset. The Fund will bear all transaction costs associated with rebalancing, including brokerage commissions and similar fees, transaction fees, and any potential market impact costs. Market impact costs are dependent on, among other factors, the size of the trade and the liquidity of the underlying token. Explicit agency commissions are negotiated and will not be more than 20 bps of the notional value traded. These rebalancing costs may reduce the Fund’s performance, as such expenses will be deducted from the Fund’s assets. However, these costs are expected to be limited to the standard fees for digital asset transactions and are not anticipated to impact the Fund’s ability to track the Index materially.

Although the Fund may, from time to time, passively receive, by virtue of holding Digital Assets at its Crypto Custodian, IR Virtual Currency or Incidental Rights through a fork of a digital asset network or an airdrop of assets, the Fund will not seek to acquire any IR Virtual Currency or Incidental Rights. Rather, the Fund will disclaim ownership in any such IR Virtual Currency and/or Incidental Rights. As a result, such assets are not and will not be considered assets of the Fund and will not be taken into account for purposes of determining the Fund’s NAV. Neither the Fund, nor the Sponsor, nor the Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Digital Assets becomes subject to any proof-of-stake validation or is used to earn additional assets or generate income or other earnings.

The Fund’s Index

The Index tracks the performance of a market capitalization weighted basket of the largest digital assets on Coinbase Exchange that meet fundamental and market eligibility criteria, subject to a cap, limiting the weight of any one Index Constituent to 50% of the weight of the Index as of each Rebalance Date. As of the Prospectus Date, the Index includes the following Index Constituents in the following weights:

Constituents	Index Weight (%)
BTC	50.00
ETH	25.46
XRP	9.34
SOL	5.47
DOGE	1.65
ADA	1.10
BCH	0.81
LINK	0.65
XLM	0.59
LTC	0.48
AVAX	0.43
SHIB	0.35
DOT	0.28
Index Constituents that are not Digital Assets (“Other Assets”)	3.39
TOTAL	100%

Certain of these Index Constituents may not be held by the Fund at this time under the Listing Standard and, therefore, are not Digital Assets. As of the Prospectus Date, the Index Constituents in which the Fund will invest will be limited to BTC, ETH, XRP, SOL, DOGE, ADA, LINK, BCH, XLM, AVAX, LTC, SHIB, and DOT As of the Prospectus Date, the Fund would have held such Digital Assets in the weights reflected in the pie chart below:

Digital Assets' weights in the Fund

BTC
ETH
XRP
SOL
DOGE
ADA
BCH
LINK
XLM
LTC
AVAX
SHIB
DOT

Coinbase, Inc. (Nasdaq: COIN), together with its subsidiaries, plays various critical roles for the Fund. For example, Coinbase, Inc. established the Index and its methodology and remains the Index owner. Coinbase, Inc. also serves as Prime Execution Agent and operates a digital asset trading platform, Coinbase Exchange, on which the Fund expects to trade Digital Assets. Another subsidiary of Coinbase, Inc. will provide custody services to the Fund.

MarketVector Indexes GmbH is the Index Administrator. The Index Administrator, an indirect wholly-owned subsidiary of Van Eck Associates Corporation, develops, monitors and markets indexes for financial products. The Index Administrator reviews the Index at least annually and has selected CoinDesk Data to continuously calculate the Index (in such role, CoinDesk Data is the “Calculation Agent”).

Index Universe

The Index does not track the performance of all digital assets, nor the performance of any particular digital asset. The total index universe from which Index Constituents are selected includes all assets that meet all of the following criteria (“Fundamental Criteria”): (i) traded spot on Coinbase Exchange with at least one USD, USDC or USDT denominated pair; (ii) covered by a CCIX Price Index (described below); (iii) not pegged to other digital assets, a fiat currency, a group of fiat currencies or any hard asset; (iv) most of their token supply is in public circulation; (v) critical features of a public blockchain network, such as transparency, immutability, cryptographic algorithm, permissionless consensus, pseudonymity and peer-to-peer network status, are adhered to; (vi) no known security vulnerabilities, such as critical bugs; and (vii) must be able to be custodied at the Crypto Custodian. These criteria must be satisfied at each Rebalance Date. In addition, at least 360 days must have passed since the asset’s token generation event (i.e., when the asset was created and made available for public purchase) to qualify for inclusion in the Index.

Index Construction, Review and Calculation

When selecting digital assets as Index Constituents, initial eligibility is based on satisfaction of the Fundamental Criteria described above. A digital asset will not be considered for selection unless it satisfies such criteria. Examples of digital assets that have significant market capitalizations but are not included in the Index because they do not meet one or more of the Fundamental Criteria are Binance Coin (BNB) and Tron (TRX). BNB and TRX are not included in the Index because they are not traded spot on Coinbase, which is one Fundamental Criterion.

Eligible assets will be ranked by market capitalization in descending order, with the largest receiving rank “1.” The digital assets ranked 1 to 40 qualify for selection. The Index then fills the next 10 spots with digital assets ranked between 41 through 60 from the last Index review and rebalancing; this step essentially prioritizes digital assets already in the Index over digital assets not in the Index and is designed to reduce Index turnover. If, following this step, total Index Constituents number less than 50, new digital assets are added to the Index (beginning with the largest and working down) until the total number of Index Constituents is 50.

To ensure diversification, the maximum weight for any Index Constituent is limited to 50% of the weight of the Index as of each Rebalance Date. If an Index Constituent exceeds the maximum weight, its weight will be reduced to 50% in the Index and the excess weight will be redistributed proportionally across all other Index Constituents. This process is repeated until no Index Constituent has a weight exceeding the maximum weight on the Rebalance Date.

In the event that an asset must be removed from the Index, the removed asset will be replaced with the highest ranked non-component as of the last rebalancing. The replacement asset will be added with the same weight as the asset that was removed. In the case of a hard fork, the forked digital asset will not be added to the Index. It may, however, be included in the Index universe in the future if it satisfies the Fundamental Criteria. The Index does not incorporate the value of airdrops in the calculation of the Index. Should the number of Index Constituents ever exceed 50, then the smallest of the Index Constituents by market capitalization will be removed one day after the increase occurs until the number of Index Constituents returns to 50.

The Index is calculated using the Laspeyres’ formula:

Where (for all tokens (i) in the Index):

Pi = price

qi = amount outstanding

cfi = weighting cap/floor factor (if applicable, otherwise set to 1)

fxi = exchange rate (index currency to USD)

M = market capitalization of the index

D = divisor

The following rounding procedures are used for the Index calculation: Index values will be rounded to three decimal places; divisors (D) will be rounded to six decimal places, and prices (pi), exchange rates (fxi), and weighted cap/floor factors (cfi) will be rounded to 18 decimal places.

The Index was established in 2024 with a base value of 100. Since then, adjustments have been made to reflect changes in amounts outstanding of tokens, blockchain events, and additions and deletions of tokens to the Index. In order to implement these adjustments in a manner that does not change the level of the Index, adjustments have also been made to the divisor. The divisor is calculated as follows:

Index Constituents’ prices and their resulting Index weights are calculated based on CCIX reference pricing (the “CCIX Price Index”). If a digital asset trading platform is added or removed from the CCIX Price Index, the Index divisor, which is used to calculate the Index, will not be adjusted between rebalance dates. The Index divisor is only adjusted in connection with rebalance dates and material events, such as a digital asset becoming excluded and replaced due to bankruptcy or the like (e.g., FTX, Luna). Any Index calculation errors detected on a trading day will normally be corrected within one business day. Any calculation errors detected on a later date or that are based on erroneous input data are corrected if practicable and economically viable.

The Index is calculated every second of every day, with Index Constituent prices converted to USD and published once a day at 11 a.m. ET. Real time index values are calculated with the latest available prices every second. The closing value is calculated at 17:00 CET/CEST (11:00 am ET) with exchange rates as of that time.

The Index Administrator may, under certain limited circumstances, such as following an extraordinary event (e.g., a trading stop, the detection of fraud) or where different sources provide inconsistent data (e.g., liquidity or size information), determine to use or change input data that potentially impacts the Index composition. No change may be made, however, unless, among other things, it is appropriate and consistent with the scope and objective of the Index. The Index Administrator may receive information about errors or disruptions from the Index Owner, the Calculation Agent, or by monitoring relevant outputs and, in the event that incorrect or missing input data is detected, the Index Administrator will follow its internal procedures to address the issue. Such procedures may include, as applicable, recalculating data points.

Rebalances and Reconstitutions of the Index and Fund

The Index is rebalanced and reconstituted at 17:00 CET (11:00 ET) on the last business day of November, February, May and August (i.e., each Rebalance Date). For this purpose, “business day” means any day (other than a Saturday or Sunday) that commercial banks and foreign exchange markets settle payments in New York. The Fund will normally be reconstituted and rebalanced concurrent with the Index, though there may be a delay of up to five Business Days between when the Index is rebalanced and reconstituted and when the Fund is able to rebalance and reconstitute, depending on the ability of the Fund to execute transactions through the Prime Execution Agent or Crypto Trading Counterparties. The Fund bears transaction costs, including any digital asset network fees or other similar transaction fees, in connection with any purchases or sales of Digital Assets to adjust the Fund’s investments to correspond with a rebalancing and reconstitution of the Index.

Rebalancing and reconstitution costs may reduce the Fund’s performance and its ability to track the Index (i.e., incur tracking error), as such expenses will be borne by the Fund. However, these costs are expected to be limited to the standard fees for Index Constituent transactions and are not anticipated to impact the Fund’s ability to track the Index materially. The Sponsor aims to minimize the Fund’s tracking error relative to the Index by seeking to limit such transaction costs.

In executing trades corresponding with a rebalancing and reconstitution of the Index, the Sponsor will seek, in its sole discretion, to enter into a transaction with a Crypto Trading Counterparty or the Prime Execution Agent to buy or sell Digital Assets to rebalance and reconstitute the Fund’s portfolio through a bidding process involving contact with multiple potential trading counterparties. When conducting transactions, the Sponsor seeks to obtain “best execution”—the best combination of high-quality transaction execution services, taking into account the services and products to be provided by the Prime Execution Agent or Crypto Trading Counterparty, and low relative commission rates with the view of maximizing value for the Fund and the Sponsor’s other clients. Each purchase or sale of Digital Assets for purposes of rebalancing and reconstituting the Fund’s portfolio to track the Index will be a taxable event for Shareholders.

During periods of significant market movement or volatility, the value of the Fund’s portfolio may diverge from the Index due to a lag or disruption in rebalancing and reconstituting the Fund’s portfolio. This divergence could result in the Fund’s performance not fully reflecting the changes in the Index, particularly if the prices of Digital Assets experience significant, rapid changes. Investors should be aware that short-term differences between the Fund’s portfolio and the Index may occur, potentially adversely impacting the value of the Shares.

Neither the Trust or the Fund, nor the Sponsor or any other person affiliated with them have control over the Index methodology or the or administration of the Index. Changes to the Index rules may result in adverse effects to the Fund and/or in the ability of the Sponsor to implement the Fund’s investment objective.

Disclaimers

The Fund is not sponsored, endorsed, sold or promoted by the Index Administrator and any of its affiliates and licensors. Index Administrator and any of its affiliates and licensors make no representation or warranty, express or implied, to the owners of the Fund or any member of the public regarding the advisability of investing in tokens generally or in the Fund particularly or the ability of the Index to track the performance of the digital assets market. Index Administrator’s only relationship to the Sponsor is the licensing of certain service marks and trade names of the Index Administrator and/or its Licensors and of the Index that is determined, composed and calculated by the Index Administrator without regard to the Sponsor or the Fund. The Index Administrator has no obligation to take the needs of the Sponsor or the owners of the Fund into consideration in determining, composing or calculating the Index. The Index Administrator’s is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Fund to be issued or in the determination or calculation of the equation by which the Fund is to be converted into cash. The Index Administrator has no obligation or liability in connection with the administration, marketing or trading of the Fund.

THE INDEX ADMINISTRATOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND INDEX ADMINISTRATOR AND ANY OF ITS AFFILIATES AND LICENSORS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THE INDEX ADMINISTRATOR AND ANY OF ITS AFFILIATES AND LICENSORS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE SPONSOR, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. INDEX ADMINISTRATOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX ADMINISTRATOR AND ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Fund is not sponsored, promoted, sold or supported in any other manner by CoinDesk Data, nor does CoinDesk Data offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. The Index is calculated and published by CC Data Limited. CoinDesk Data uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Issuer, CoinDesk Data has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument. Neither publication of the Index by CoinDesk Data, nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by CoinDesk Data to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of CoinDesk Data with regard to any investment in this financial instrument. CoinDesk Data is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus.

The Sponsor, in its sole discretion, may cause the Fund to track an index other than the Index at any time, without prior notice to investors. Shareholder approval is not required. The Sponsor may change the Fund’s index if investment conditions change, or the Sponsor believes that another index or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such a change in any circumstance. Shareholders will be subsequently notified of any material changes to the Index, including changes in the methodology or its replacement by issuance of a press release describing the change and date of its implementation. Shareholders will not receive notification in the event of any non-material alterations to the Index.

Custody of Digital Assets

The Fund’s investment strategy consists in direct investments in Digital Assets, commonly referred to as “spot” investments. The Digital Assets exist and are stored on a blockchain, which serves as the decentralized transaction ledger for the Digital Asset Networks. Pursuant to a Prime Brokerage Agreement between the Trust, on behalf of the Fund, and CBI (the “Coinbase PBA”), which includes a Custody Services Agreement, a Master Trading Agreement and Trade Credit Lending Agreement, Coinbase Custody provides custody services and CBI provides prime execution and trading services to the Fund with respect to the Digital Assets. Under the Coinbase PBA, CBI and Coinbase Credit also provide trade credit lending services. [The parties have agreed to the Coinbase PBA in principle.]

Coinbase PBA

Under the Coinbase PBA, Coinbase Custody will not be liable for any loss, claim or damage suffered by the Trust unless such loss, claim or damage directly results from Coinbase Custody’s gross negligence, willful misconduct or fraud. In addition, Coinbase Custody will not be liable for any loss caused by the failure of the Trust to comply with Coinbase’s policies and procedures, a service provider’s failure or delay to act, or any system failure (unless such system failure was caused by the gross negligence, willful misconduct or fraud of Coinbase Custody) that prevents it from fulfilling its obligations. Further, Coinbase Custody is not responsible for delays or service interruptions caused by factors beyond its reasonable control. The amount of Coinbase Custody’s liability will be limited to the greater of (i) the aggregate amount of fees paid by the Trust to Coinbase Custody in the twelve-month period prior to the liability event, or (ii) the value, at the time of the liability event occurred, of the Digital Assets on deposit in the Vault Account directly affected by the liability event.

Coinbase has represented that it maintains a commercial crime insurance policy, covering potential losses from events such as employee collusion, fraud, theft, damage of key material, or security breaches. This insurance policy applies across all assets held on behalf of Coinbase’s clients, and coverage is allocated on a shared basis, which means the full policy amount may not be exclusively available to the Fund. Consequently, the coverage may not be sufficient to fully cover losses for the Fund in the event of a large-scale or simultaneous incident affecting multiple Coinbase clients. This insurance policy is subject to certain deductibles and exclusions as outlined by Coinbase, and it may be modified or renewed at Coinbase’s discretion, with coverage limits and terms potentially changing over time.

The Coinbase PBA is governed by New York law and provides that disputes arising under it are subject to arbitration under the rules of JAMS in New York, in accordance with the Federal Arbitration Act.

Each of Coinbase Custody and the Trust generally may terminate the Coinbase PBA in whole or in part for any reason by providing at least 30 days’ prior notice to the other party. In addition, Coinbase Custody may terminate its services upon the occurrence of, among other things, a breach by the Trust of the Coinbase PBA or any of the representations or warranties contained therein, any action taken by the Trust to dissolve or liquidate, or if the Trust becomes insolvent or institutes a bankruptcy proceeding. Under the Master Trading Agreement, CBI may suspend, restrict, or terminate the trading services, including by suspending, restricting, or closing the Trust’s access to the Trading Account.

The Crypto Custodian

All transactions in Digital Assets are recorded on a blockchain, ensuring the verification of each asset’s location in specific digital wallets (“Vault Accounts”). The Fund’s Vault Account is at Coinbase Custody, its Crypto Custodian.

Coinbase Custody is a trust company incorporated under the laws of the State of New York and authorized under New York law to provide custody services for the Fund’s Digital Asset holdings. It is a regulated, qualified custodian under New York Banking Law and operates as the Crypto Custodian for the Fund (as of the date of this prospectus). The responsibility for safekeeping the Digital Assets owned by the Fund lies with the Crypto Custodian.

In designating Crypto Custodians for the Fund, the Sponsor considers whether the custodian provides protection against theft and loss and ensures that the transactions and trades are secure. A custodian may lose its eligibility as a Crypto Custodian if it fails to comply with the above requirements, but the Sponsor has no obligation whatsoever to change the Crypto Custodian for the Fund’s holdings. The Crypto Custodian may also employ advanced blockchain monitoring tools and services to promote the security and compliance of incoming transactions, such as:

Transaction Validation: When a transaction is initiated, these monitoring tools monitor it against predefined criteria, including sender addresses, transaction amounts, and transaction details, to confirm they comply with the Crypto Custodian’s policies and regulatory requirements.

Alerts: These monitoring tools offer alerting capabilities, using both pre-defined rules and/or machine learning attributes to detect activity that may be indicative of money laundering, fraud, or other illicit activities.

AML/KYC Compliance: The Crypto Custodian implements these monitoring tools and solutions as a part of their efforts to comply with Anti-Money Laundering (AML) and Know Your Customer (KYC) regulations, using these solutions to help assess the risks associated with the parties involved in the transactions.

The Sponsor may, in its sole discretion, add or terminate agreements with Crypto Custodians at any time. The Sponsor may also, in its sole discretion, enter into agreements with additional Crypto Custodians other than the current Crypto Custodian at any time.

Under the Custody Services Agreement, Coinbase Custody will maintain custody of the Fund’s Digital Assets, handling their receipt, safekeeping, and maintenance. In this regard, Coinbase Custody is responsible for establishing and maintaining an account for the purpose of storing the Fund’s Digital Assets (i.e., the Vault Account, also known as the “Vault Balance”), and permitting the Trust to (i) transfer Digital Assets to and from the Vault Account, (ii) deposit supported Digital Assets from a public blockchain address controlled by the Trust into the Vault Account, and (iii) withdraw supported Digital Assets from the Vault Account to a public blockchain address controlled by Coinbase Custody (“Trading Account”).

The Fund expects routinely to have assets in both Vault Accounts and Trading Accounts. Generally speaking, the Vault Accounts will be used to hold Digital Assets that the Fund is not required to trade in light of changes in the weights of Index Constituents in the Index, whereas Trading Accounts will be used to hold Digital Assets that the Fund currently or imminently expects to need to trade. The Sponsor will periodically check the existence of the Digital Assets held by the Fund by analyzing the blockchain.

The Fund’s Vault Accounts can only be accessed using its private keys, which are stored by the Crypto Custodian in offline storage. Offline storage (or “cold storage”) refers to a safeguarding method where private keys associated with Digital Assets are kept offline, away from internet-connected devices. In the future, the Crypto Custodian may utilize similar or even more secure technology to safekeep the Fund’s Digital Assets as advancements in digital assets custody technology emerge. Given the evolving nature of crypto services, such technologies may be developed in the coming years; and the Fund reserves the right to adopt such an approach, if available.

Cold storage currently generally involves storing the private keys on a non-networked computer or electronic device. Such private keys are stored in secure storage facilities the exact locations of which are not disclosed for security reasons. Coinbase Custody is prohibited from selling, transferring, assigning, lending, hypothecating, pledging, or otherwise using or encumbering the Digital Assets in the Vault Account, except at the written direction of the Fund. Coinbase Custody will process transfers, deposits and withdrawals according to instructions received from the Fund or an authorized representative of the Fund. Coinbase Custody may receive deposits of Digital Assets on behalf of the Fund but cannot transfer these assets without using the corresponding private key. A limited number of Coinbase Custody employees are involved in private key management with proper segregation of duties, and no single individual has access to the complete private keys. Periodic internal audits and SOC (System and Organizational Controls) attestations over private key management are conducted by Coinbase Custody’s internal audit team and external providers.

In order to trade a Digital Asset when the private keys are kept in offline storage, either the private key materials must be retrieved from offline storage and entered into a software program to sign the transaction; or the unsigned transaction must be sent to the offline server in which the private keys are held for signature by the private keys. These procedures mitigate the risks of cyber-attacks by hackers by adding several layers of manual checks and confirmations, making it unlikely for private keys to be stolen through internet attacks, as multiple distinct participants must reach a cryptographic quorum to sign the transaction, with human participants residing in geographically dispersed locations. This multi-layered quorum approach ensures that even if one signing participant is compromised, the Digital Asset can still be secured and accessed by secure participants with minimal disruption.

For trading ease, however, some Digital Assets may be held online. In online storage, the private keys are held online (“hot storage”), making them more accessible for immediate liquidity needs, but potentially more vulnerable to compromise. To the extent that the Fund’s Digital Assets are held in online storage, they are governed by the Master Trading Agreement (and not the Custody Services Agreement), which is discussed below.

For all Digital Assets in the Fund’s Vault and Trading Accounts, actions related to forks, airdrops or derivative protocols will align with the guidelines set forth by the Crypto Custodian. The Crypto Custodian may not support forks or airdrops and assumes no liability in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol. Thus, although the Fund may, from time to time, passively receive, by virtue of holding Digital Assets at its Crypto Custodian, IR Virtual Currency or Incidental Rights through a fork of a digital asset network or an airdrop of assets, the Fund will not seek to acquire any IR Virtual Currency or Incidental Rights. Rather, the Fund will disclaim ownership in any such IR Virtual Currency and/or Incidental Rights. As a result, such assets are not and will not be considered assets of the Fund and will not be taken into account for purposes of determining the Fund’s NAV. Neither the Fund, nor the Sponsor, nor the Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Digital Assets becomes subject to any proof-of-stake validation or is used to earn additional assets or generate income or other earnings.

Trading of Digital Assets

Master Trading Agreement

Under the Master Trading Agreement, the Fund may access the trade execution, automated trade routing and other services of CBI, as the Fund’s Prime Execution Agent. These services permit the Fund to submit orders to purchase and sell Digital Assets.

The Prime Execution Agent is responsible for routing orders received from the Fund to the Connected Trading Venues (as defined below). CBI has extensive experience in digital asset markets and has operated as a trusted entity in crypto asset services since its establishment in 2012. Under the Coinbase PBA, the Prime Execution Agent is compensated based on trade execution fees incurred as part of the trading services provided.

In connection with the trading services, Coinbase Custody provides a Vault Account (as discussed above) and CBI provides a separate Trading Account. Digital Assets credited to the Trading Account may be held on an omnibus basis in a hot wallet, cold wallet or an account with a trading venue account. While the Fund expects the majority of its Digital Assets to be stored in Vault Accounts, exact percentages are not disclosed for security reasons.

The Trust determines the allocation of Digital Assets between the Vault and Trading Accounts. Generally, the amount of the Fund’s assets held in the Trading Balance with the Prime Execution Agent varies based on trading needs and may fluctuate in connection with trading activities. Although there are no explicit limits within the Coinbase PBA restricting the percentage or amount of the Fund’s assets that may be held temporarily in the Trading Balance, the Sponsor may employ a regular end-of-day sweep process to move assets from the Trading Account back to the Vault Account, helping to minimize exposure to pooled trading accounts. Additionally, policies may be put in place to limit the duration for which the Fund’s assets are held in the Trading Account.

The Trading Account is separate from any Vault Account maintained directly with Coinbase Custody. While the Prime Execution Agent may maintain portions of the omnibus hot wallet and the omnibus cold wallet in one or more custodial accounts with Coinbase Custody in the name of the Prime Execution Agent for the benefit of its clients, the Fund’s rights with respect to the Digital Assets held in such wallets are a function of its relationship with the Prime Execution Agent and not a function of its relationship with Coinbase Custody.

The Fund expects to hold Digital Assets in a Trading Account in connection with, for example, the creation and redemption of Baskets, the sale of Digital Assets to pay Fund expenses not assumed by the Sponsor, and in extraordinary circumstances, such as during the liquidation of the Fund’s Digital Assets. Digital Assets credited to the Trading Account are held in one of three ways: (i) in hot wallets containing the assets of multiple CBI clients; (ii) in cold wallets containing assets of multiple CBI clients; and (iii) in accounts with trading venues. Because Digital Assets credited to the Trading Account may be held on omnibus basis, the Trading Account represents an entitlement to a pro rata share of the Digital Assets allocated to the hot wallets, cold wallets and trading venue accounts. CBI has represented that it seeks to maintain the majority of assets in offline storage and allocates online storage as needed to facilitate liquidity. This approach is based on CBI’s security protocols, which prioritize asset protection while maintaining operational liquidity.

Cash associated with the Fund’s trading activities may be temporarily held by the Prime Execution Agent in FBO (For Benefit Of) accounts at insured financial institutions or in Money Market Funds. The Fund’s orders for the sale of Digital Assets are executed on certain venues determined through CBI’s commercially reasonable diligence (“Connected Trading Venues”). CBI’s multi-venue execution capability connects with eight (8) venues in total, including four major exchanges (including Coinbase Exchange) and four (4) Non-Bank Market Makers (“NBMMs”). The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Execution Agent, as well as four additional NBMMs. The Prime Broker has represented to the Fund that it is unable to name the NBMMs due to confidentiality restrictions. The Prime Execution Agent may route orders to its own platform or third-party venues as necessary to optimize execution terms for the Fund, with factors like liquidity and transaction costs taken into account. However, the Prime Execution Agent may act as principal in certain trades to fill residual order size, creating potential conflicts of interest. These are mitigated by established policies, with fair execution practices and asset protection as priorities.

Trade Credit Lending Agreement

[to come]

Calculating NAV

The Administrator will calculate the Fund’s NAV once each Business Day, as of the earlier of the close of the Exchange or 4:00 p.m. New York time. The Fund’s NAV will be calculated in accordance with U.S. generally accepted accounting principles by taking the current market value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares outstanding. The assets of the Fund will consist of the Digital Assets, cash and cash equivalents. The Sponsor has the exclusive authority to determine the Fund’s NAV, which it has delegated to the Administrator.

Except in connection with a Fair Value Event (as defined and discussed below), the Administrator will value each Digital Asset held by the Fund based on its CCIX Price Index. CCIX Price Indexes provide a volume-weighted average price for each currency pair (e.g., BTC-USD) based on transactions in that pair on multiple digital asset trading platforms during the previous 24-hour period. The CCIX Price Index methodology affords greater weight in the price calculation to large transactions (i.e., volume) and penalizes older prices and outlier prices (i.e., prices away from the median). Each CCIX Price Index is provided by CoinDesk Data. CoinDesk Data is not affiliated with Coinbase.

In selecting the platforms that provide transaction pricing for a CCIX Price Index, CoinDesk Data applies qualitative and quantitative filters to all platforms on which transactions in the relevant pair are conducted. Qualitatively, CoinDesk Data evaluates the quality of all platforms by conducting due diligence on them semi-annually and assigning a grade (from AA to F) to each platform based on, among other factors, legal/regulatory compliance, security, market quality, and trade monitoring. Quantitatively, each month, for each currency pair on each platform, CoinDesk Data evaluates the extent to which transaction prices during the past month varied from the median price across all platforms, the liquidity of the currency pair on the platform, and the impact that adding the platform would have had on the CCIX Price Index during the month. Platforms that had a trading disruption may be excluded from CCIX Price Indexes for the following month.

The CCIX Price Index for a Digital Asset may not incorporate transaction data from all platforms. Stated differently, different platforms may provide data for different currency pairs. For example, the platforms providing data for the Ether CCIX Price Index may not be the same as the platforms providing data for the Cardano CCIX Price Index. This is because, although the methodology for all CCIX Price Indexes considers the quality of a platform (i.e., its grade), the methodology also considers quantitative factors, including the liquidity provided by the platform with respect to the specific currency pair; and liquidity in a particular currency pair may be on one platform for one Digital Asset and a different platform for another Digital Asset. As a result, the platforms underlying the CCIX Price Index for each currency pair may differ.

[If the CCIX Price Index for a Digital Asset is not available or determined by the Administrator, in its sole discretion, to be unreliable (“Fair Value Event”), a fair value determination will be made. In the instance of a Fair Value Event and pursuant to the Administrator’s fair valuation policies and procedures, VWAP or Volume Weighted Median Prices (VWMP) from another index administrator (“Secondary Index”) will be utilized. If a Secondary Index is also not available or the Administrator in its sole discretion determines the Secondary Index is unreliable, the fair value determination will seek to determine the price that the Fund might reasonably expect to receive from the current sale of the relevant Digital Asset in an arm’s-length transaction on the date on which it is being valued consistent with Relevant Transactions. “Relevant Transactions” for each Digital Asset are transactions versus U.S. dollar spot trades that occur during between 3:00 p.m. and 4:00 p.m. ET (the “observation window”) on a trading platform in the relevant Digital Asset-U.S. dollar pair that are reported and disseminated through a publicly available application programming interface. In the event that the Sponsor is required to use values other than CCIX Price Index prices to calculate the Fund’s NAV, Shareholders will be notified of such change through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website. To the extent required by the Exchange’s rules, Registrant will also notify the Exchange and issue a press release.]

Intraday Indicative Value

In order to provide current information regarding the value of Shares for use by Shareholders and market professionals, the Sponsor will engage an independent calculator (“IIV Agent”) to calculate an Intraday Indicative Value (or IIV). One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the IIV Agent during the Exchange’s Regular Market Session. Major market data vendors are expected to display the IIV and/or make it widely available after. For purposes of calculating the IIV, the Fund’s Digital Asset holdings will be priced using [●].

Secondary Market Transactions

The Fund generally seeks to return the price performance of the Index after the payment of the Fund’s fees and expenses. The NAV will fluctuate with changes in the market value of the Fund’s assets. The market price of Shares will fluctuate with changes in such NAV as well as the supply of, and demand for, Shares. The Sponsor believes that the arbitrage opportunities provide a mechanism to mitigate the effect of such premium or discount.

The amount of the discount or premium in the market price relative to the NAV may be influenced by the non-concurrent trading hours between the major crypto asset markets and the Exchange. More specifically, while the Shares will trade on the Exchange each Business Day throughout the Regular Market Session, the crypto asset markets operate around the clock. Price volatility, trading volumes, fraud, failures and similar security breaches at crypto platforms may affect the market values of Digital Assets when the Exchange is closed. As a result, when the Exchange is closed, trading spreads and any premiums or discounts may widen. The Sponsor has established the Basket size of 10,000 shares to enable Authorized Participants and Crypto Trading Counterparties to manage inventory and facilitate an effective arbitrage mechanism for the Fund, notwithstanding some asynchronicity between trading in the crypto markets and trading on the Exchange.

The Fund is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) and limit sales loads do not apply to the Fund. The Sponsor is not acting in the capacity of an “investment adviser,” with respect to the Fund. The Sponsor’s provision of services to the Trust is not governed by the Advisers Act, and the Sponsor is not subject to a fiduciary standard of care.

Litigation and Claims

Within the past five years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Fund or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

PLAN OF DISTRIBUTION

Secondary Market: Buying and Selling Shares

Shares trade on the Exchange under the ticker symbol “KCOI.” Shares are bought and sold through brokers throughout the trading day like other publicly traded securities. Most investors will buy and sell Shares of the Fund in secondary market transactions through brokers. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed in “U.S. Federal Income Tax Consequences,” any provisions authorizing the broker to borrow Shares held on your behalf.

Investors are cautioned that they might not be able to buy or sell Shares of the Fund through their current brokerages. Moreover, even if an investor were able to purchase Shares through their current brokerage, that brokerage might decide to stop trading in crypto-linked securities and the investor would potentially face restrictions on when and or how they could trade their existing Digital Assets position.

Primary Market: Marketing Agent and Authorized Participants

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 10,000 Shares at their NAV through the Transfer Agent to Authorized Participants. Shares will be sold at the next-determined NAV. As of the Prospectus Date, all Authorized Participants pay a $250,000 for each Creation Basket order.

The following entities have entered into Authorized Participant Agreements with respect to the Fund: Macquarie Capital (USA) Inc. Each Authorized Participant will be unaffiliated with the Sponsor.

One or more Authorized Participants will acquire the initial Creation Baskets (the “Initial Shares”) shortly after the effectiveness of this registration statement that this prospectus forms a part. In this capacity, such Authorized Participant(s) will act as a statutory underwriter in connection with this purchase. As of the Prospectus Date, Macquarie Capital (USA) Inc., as an Authorized Participant, is expected to create the Initial Shares.

The total proceeds to the Fund from the sale of the Initial Shares are expected to be $1,000,000 and are expected to be used by the Fund to purchase Digital Assets at or prior to the listing of Shares on the Exchange. The Sponsor will transact with a Crypto Trading Counterparty to acquire Digital Assets on behalf of the Fund in exchange for cash provided by the Authorized Participant(s). Any Digital Assets acquired will be held by the Crypto Custodian. The price of the Initial Shares will be $25, but such Initial Shares may be sold at different prices if sold by the Authorized Participant(s) at different times. It is anticipated that the Authorized Participant(s) may redeem the Initial Shares or sell such Initial Shares to a third party in the weeks following the initial listing of Shares on the Exchange.

The Authorized Participant(s) may sell some or all of the Initial Shares pursuant to the registration statement that this prospectus forms a part, which Shares will have been registered to permit the resale from time to time after purchase. The Fund will not receive any of the proceeds of the resale of any Initial Shares, which may occur at different times and at different prices. The Sponsor will not receive from the Fund or any of its affiliates any fee or other compensation in connection with the sale of the Initial Shares.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed purchasers in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, an Authorized Participant, other broker-dealer or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares.

In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants.

A determination of whether a particular market purchaser is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Fund or the Sponsor for their purchases of Creation Baskets.

CREATION AND REDEMPTION OF SHARES

The Fund expects to create and redeem Shares on a continuous basis, but only in Baskets of 10,000 Shares, in exchange for cash or in kind. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and/or the Fund, can place orders to create or redeem Baskets. Authorized Participants known as of the Prospectus Date are identified above in PLAN OF DISTRIBUTION. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Creations and Redemptions in Cash

The Fund will engage in crypto asset transactions for converting cash into Digital Assets (in association with purchase orders) and Digital Assets into cash (in association with redemption orders). The Fund will conduct these transactions by choosing, in its sole discretion, either to trade directly with third parties that are not registered broker-dealers (i.e., Crypto Trading Counterparties) pursuant to written agreements between such counterparties and the Fund; or, alternatively, CBI as the Prime Execution Agent. Under normal circumstances, the Sponsor and the Fund generally expect to conduct these transactions by trading directly with Crypto Trading Counterparties, rather than have the Prime Execution Agent conduct Digital Asset purchases and sales on behalf of the Fund. However, the Sponsor and the Fund intend for the Prime Execution Agent to be used for Digital Asset purchase and sale transactions when, for example, a Crypto Trading Counterparty is unwilling or unable to effectuate a purchase or sale of Digital Assets.

Crypto Trading Counterparties

The Crypto Trading Counterparties are expected to execute transactions for the purchase and sale of Digital Assets to fulfill cash orders for creations and redemptions. However, there are no contractual obligations requiring their participation in every creation or redemption event, and the Sponsor retains the discretion to trade with the Prime Execution Agent, as necessary, and to add Crypto Trading Counterparties. In the event the Sponsor engages any additional Crypto Trading Counterparties, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Fund’s annual or quarterly reports and/or through the Fund’s website.

As of the Prospectus Date, the Fund has reached agreements in principle and intends to execute definitive formal agreements with the following Crypto Trading Counterparties: Coinbase, Inc., as the Prime Execution Agent and Macquarie Capital (USA) Inc., as an Authorized Participant. The Sponsor also intends to engage with Flowdesk SAS and Wintermute Trading Ltd. The material terms of these agreements may be updated from time to time. Except for serving as service providers to other products affiliated with or controlled by affiliates of the Sponsor, the Crypto Trading Counterparties are independent entities and are not affiliated with the Fund or the Sponsor.

A Crypto Trading Counterparty may be an affiliate of an Authorized Participant. The Trust is not aware of any other affiliations or material arrangements between the Trust’s Authorized Participants and any Crypto Trading Counterparty.

The role of the Crypto Trading Counterparties is to execute transactions for the purchase and sale of crypto assets to fulfill cash orders for creations and redemptions. In designating a Crypto Trading Counterparty, the Sponsor and the Fund evaluate and select service providers based on a defined set of criteria, as established in its internal compliance policies, including: (i) institutional-grade operational and compliance frameworks; (ii) demonstrated financial stability and creditworthiness; (iii) proven track record in handling crypto asset transactions with sufficient liquidity and competitive pricing; and (iv) robust cybersecurity measures and adherence to regulatory standards. Selected parties will be required to adhere to specific service-level standards to ensure timely and accurate execution of transactions. These standards include meeting settlement deadlines, maintaining transparency in pricing, and providing ongoing operational support.

The Sponsor also has an internal know your partner (“KYP”) procedure to ensure the Fund’s service providers, including Crypto Trading Counterparties, comply with risk management policies and regulatory obligations. This structured process requires the submission of key documents, such as proof of address, corporate records, financial statements, and legal guarantees, along with responses to a standard KYP form. The compliance team carefully reviews these submissions and conducts independent research using trusted platforms and proprietary tools to identify potential risks, such as adverse media mentions or reputational concerns. Following this review, the Sponsor compliance department assigns a risk profile to each service provider, determining their eligibility for engagement and the frequency of future KYP updates to ensure continuous compliance monitoring.

Procedures

Authorized Participants will deliver cash to create Shares and will receive cash when redeeming Shares. Further, in connection with a purchase or redemption in cash, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive Digital Assets as part of the creation or redemption process or otherwise direct the Sponsor, the Fund or a third party with respect to purchasing, holding, delivering, or receiving Digital Assets as part of the creation or redemption process. Accordingly, to the extent a creation or redemption transaction requires a Crypto Trading Counterparty, the Fund or Sponsor (and not the Authorized Participant) will choose the Crypto Trading Counterparty to be used. Thus, the Crypto Trading Counterparty will not be acting as an agent of the Authorized Participant or acting at the direction of the Authorized Participant with respect to the delivery or receipt of Digital Assets to the Fund.

Creation and redemption orders will take place as follows, where “T” is the date of the order and each day in the sequence must be a Business Day:

Creation Order Date (T)	Settlement Date (T+1)

●

Authorized Participant places a creation order.

●

The Transfer Agent accepts (or rejects) the creation order.

●

The Fund will enter into a transaction with the Crypto Trading Counterparty or the Prime Execution Agent to purchase the corresponding Digital Assets.

●

As soon as practicable after 4:00 p.m. ET, the Sponsor determines the Basket cash component, including any dollar cost difference between the Digital Assets price utilized in calculating NAV and the price at which the Fund acquires the Digital Assets.

●

The Authorized Participant delivers the Basket cash component to the Fund’s cash account that is maintained with the Cash Custodian.

●

The Crypto Trading Counterparty or the Prime Execution Agent deposits the Digital Assets into the Fund’s Trading Account related to the purchase transaction.

●

Once the Fund is in simultaneous possession of the Basket cash component and the Digital Assets, the Fund delivers the corresponding Shares to the Authorized Participant.

●

The Fund transfers the cash related to the purchase transaction from the Fund cash account maintained with the Cash Custodian to the Crypto Trading Counterparty or the Prime Execution Agent.

Redemption Order Date (T)	Settlement Date (T+1)

●

Authorized Participant places a redemption order.

●

The Transfer Agent accepts (or rejects) the redemption order.

●

The Fund instructs the Crypto Custodian to prepare to move the corresponding Digital Assets from the Fund’s Custody Account to the Trading Account.

●

The Fund enters into a transaction with the Crypto Trading Counterparty or the Prime Execution Agent to sell the corresponding Digital Assets.

●

As soon as practicable after 4:00 p.m. ET, the Sponsor determines the Basket cash component, including any dollar cost difference between the Index Constituents price utilized in calculating NAV and the price at which the Fund sells the Digital Assets.

●

The Authorized Participant delivers the Baskets of Shares to be redeemed to the Fund.

●

The Crypto Trading Counterparty or the Prime Execution Agent delivers cash to the Fund’s cash account that is maintained with the Cash Custodian related to the sell transaction.

●

Once the Fund is in simultaneous possession of the Basket of Shares and the respective Basket cash component, the Fund cancels the Shares comprising the number of Baskets redeemed by the Authorized Participant.

●

The Fund instructs the Crypto Custodian to transfer the corresponding Digital Assets agreed on the sell transaction from the Fund’s Trading Account to the Crypto Trading Counterparty or Prime Execution Agent.

●

The Fund transfers the Basket cash component from the cash account maintained with the Cash Custodian to the Authorized Participant.

Issuance of Baskets

The Authorized Participant must submit a purchase order indicating the number of Baskets it intends to acquire. For a creation of Baskets, the Authorized Participant will be required to submit the purchase order by 2:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier (the “Order Cutoff Time”). The Order Cutoff Time may be modified by the Sponsor in its sole discretion.

The Sponsor will acknowledge the purchase order and the date of acknowledgement will determine the Basket Cash Component that the Authorized Participant needs to deposit and the quantity of each Digital Asset (the “Basket Crypto Portfolio”) the Fund needs to purchase through a Crypto Trading Counterparty. Because the Sponsor has assumed what are expected to be most of the Fund’s expenses, in the absence of any extraordinary expenses or fees, the amount of Digital Assets by which the Basket Crypto Portfolio will decrease each day will be predictable. The Trustee intends to have the Administrator make available on each Business Day an indicative Basket Crypto Portfolio for the next Business Day. Authorized Participants may use that indicative Basket Crypto Portfolio as guidance regarding the amount of cash that they may have to deposit with the Administrator in respect of accepted purchase orders placed by them on such next Business Day. The final cash amounts will be determined after the Fund’s NAV is struck and the Fund’s crypto transactions have settled. Fractions of Digital Asset that are smaller than the smallest unit in which they are recognized, such as for a bitcoin smaller than .00000001 (known as a “satoshi”) and for ether smaller than .000000000000000001 (known as a “Wei”), are disregarded for purposes of the computation of the Basket Crypto Portfolio.

The Sponsor will determine the Basket Cash Component by multiplying the NAV by the number of Shares in each Basket; then determining the Basket Crypto Portfolio by dividing the Basket Cash Component for that day by that day’s Digital Asset weights, then dividing each Digital Asset portion by its CCIX Price Index price. The Basket Cash Component and the Basket Crypto Portfolio so determined will be made available to all Authorized Participants and Crypto Trading Counterparties and will be made available on the Fund’s website.

Under the agreement entered into with each Authorized Participant, once a purchase order has been accepted by the Trustee, the Authorized Participant will be required to deposit with the Administrator the Basket Cash Component as determined by the Trustee on the effective date of the purchase order. Orders received after the Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

If the purchase order is accepted, a copy of the purchase order endorsed “Accepted” (or an automated email indicating the acceptance of the purchase order) and indicating the Basket Cash Component that the Authorized Participant must deliver to the Cash Custodian or Prime Execution Agent in exchange for each Basket will be transmitted to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received. Prior to the acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Fund, Trustee, Administrator, Custodians or any other party.

The Basket Cash Component necessary for the creation of a Basket changes from day to day. As of the Prospectus Date, a Basket requires delivery of $1.25 million. On each Business Day, the Administrator will adjust the cash amount constituting the Basket Cash Component and the quantity of the Digital Assets constituting the Basket Crypto Portfolio as appropriate to reflect any sales or loss of Digital Assets and accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. For a description of how the Index is determined and description of how the Sponsor determines the NAV, see BUSINESS OF THE TRUST — Calculating NAV.

For each Business Day, the Sponsor will choose, in its sole discretion, which Crypto Trading Counterparty to buy the Digital Assets from in exchange for the cash proceeds from purchase order. It is the role of the Crypto Trading Counterparty to obtain the Digital Assets for the Fund using the cash received in the order. The Authorized Participant will be responsible to pay any difference between the Digital Asset price utilized in calculating NAV on trade date and the (higher) price at which the Fund acquires the Digital Asset and will keep any difference between the Digital Asset price utilized in calculating NAV on trade date and the (lower) price at which the Fund acquires the Digital Asset. In the event the Fund has not been able to successfully execute and complete settlement of a crypto asset transaction by the settlement date of the purchase order, the Authorized Participant will be given the option to (1) cancel the purchase order, or (2) accept that the Fund will continue to attempt to complete the execution, which will delay the settlement date of the purchase order.

From time to time, in order to obtain Digital Assets in connection with a purchase order on the trade date, the Fund may take one of the following actions:

●	The Fund may borrow cash (“Trade Credits”) from a lender (“Trade Credit Lender”) pursuant to an agreement (“Trade Financing Agreement”). Here, CBI serves as the Fund’s Trade Credit Lender pursuant to the Coinbase PBA and the Trade Financing Agreement therein. The extension of Trade Credits allows the Fund to purchase Digital Assets through the Prime Execution Agent on trade date, with such assets being deposited in the Fund’s Trading Balance. Once cash is received from the Authorized Participant, the Fund uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for the transaction.

●	The Fund may require the Authorized Participant to deliver the required cash for the purchase order on trade date.

In either case, subject to the Authorized Participant’s payment of transaction fees, upon the deposit of the required amount of Digital Assets in the Fund’s Vault or Trading Balance, the Cash Custodian will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant, and the Fund will deliver Shares to the Authorized Participant.

The Authorized Participant will incur transaction fees, such as expenses, taxes and charges (including stamp taxes, stock transfer taxes and similar fees). The fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets. The transaction costs associated with the issuance of baskets may include trading commissions, financing commissions, and settlement fees, except “on-chain” transaction fees (as discussed below) are paid by the Crypto Trading Counterparty, if incurred.

When the Fund purchases Digital Assets, the deposit of such Digital Assets will initially be credited to the Fund’s Trading Balance before being swept to the Fund’s segregated Vault Balance. Transfers of Digital Assets into the Fund’s Trading Balance are “off-chain” transactions and transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are “on-chain” transactions – meaning, they are represented on the relevant blockchain. Digital Assets transactions that occur on the blockchain are susceptible to delays due to the Digital Asset Networks outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that Digital Asset transfers from the Fund’s Trading Balance to the Fund’s Vault Balance are delayed due to congestion or other issues with the Digital Asset Networks, such Digital Assets will not be held in offline storage in the Vault Balance until such transfers can occur. Disruptions to Crypto Custodian or Crypto Trading Counterparty services may delay settlement of the Digital Assets related to Share creations. Disruption of services at the Prime Execution Agent, Custodians or the Authorized Participant’s banks also may delay settlement of purchase orders.

Redemption of Baskets

Redemptions follow the same process as creations, but in reverse.

Authorized Participants may tender Baskets for redemption in exchange for the corresponding Basket Cash Component. An Authorized Participant must submit a redemption order indicating the number of Baskets it intends to redeem. The date that the Fund receives the order determines the Basket Cash Component to be received in exchange. Orders received after the Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

If the redemption order is accepted, notice will be transmitted to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such order is received, or deemed received. Prior to the acceptance as specified above, a redemption order will have no binding effect upon the Fund, Trustee, Administrator, Custodians or any other party.

If necessary, the Sponsor will instruct the Crypto Custodian to move the necessary Digital Assets from the Fund’s Vault Balance to the Fund’s Trading Balance. For each Business Day, the Sponsor will choose, in its sole discretion, which Crypto Trading Counterparty to sell the Digital Assets. The Authorized Participant will be responsible to pay any difference between the Digital Asset price utilized in calculating NAV on trade date and the (lower) price at which the Fund sells the Digital Asset and will keep any difference between the Digital Asset price utilized in calculating NAV on trade date and the (higher) price at which the Fund sells the Digital Asset. Upon the surrender of Shares and the payment of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of Digital Assets for cash by the Fund, the Trustee will instruct the delivery of cash to the Authorized Participant.

From time to time, the Fund’s Trading Balance may not hold Digital Assets for a redemption order. In those circumstances, the Fund may borrow Digital Assets (i.e., Trade Credits in the redemption context) from the Trade Credit Lender. This allows the Fund to sell Digital Assets on trade date, and the cash proceeds are deposited in the Fund’s Trading Balance. For settlement of a redemption where Trade Credits are utilized, the Fund delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant, then uses the Digital Assets moved from the Fund’s Vault Balance to the Trading Balance to repay the Trade Credits borrowed from the Trade Credit Lender.

The Authorized Participant will incur transaction fees, such as expenses, taxes and charges (including stamp taxes, stock transfer taxes and similar fees). The fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets. The transaction costs associated with the issuance of baskets may include trading commissions, financing commissions, and settlement fees, including “on-chain” transaction fees (as discussed below), if incurred. Transfers of Digital Assets from the Fund’s Trading Balance to the Crypto Trading Counterparty’s account or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records. Transfers of Digital Assets from the Fund’s Vault Balance to the Fund’s Trading Balance are “on-chain” transactions represented on such crypto asset blockchain. The settlement of redemption transactions that involve transfers on Digital Asset Networks may be delayed for the same reasons as discussed above in the context of purchase transactions. Disruption of services at the Prime Execution Agent, Custodians or the Authorized Participant’s banks also may delay settlement of redemptions.

Creations and Redemptions In-Kind

Procedures for In-Kind Creations

The process for creating a Basket in kind is the same as the process for creating a Basket in cash, except as follows.

Instead of delivering cash in exchange for a Basket as described above, an Authorized Participant will deliver Digital Assets and the relevant Basket Cash Component to create Shares. The Basket Cash Component may include amounts that represent Digital Assets not tendered in-kind. Once the purchase order is accepted by the Transfer Agent, the Authorized Participant will be notified of the accepted purchase order and the amount of each Digital Asset that the Authorized Participant must deliver to the Prime Execution Agent in exchange for the Creation Basket.

For settlement of an in-kind creation, which is generally expected to be the trade date plus two (T+2) Business Days, the Fund delivers the Shares to the Authorized Participant in exchange for the Digital Assets and cash received from the Authorized Participant. The deposit of the Digital Assets will initially be credited to the Fund’s Trading Balance with the Prime Execution Agent before being swept to the Fund’s Vault Balance with the Crypto Custodian.

Procedures for In-Kind Redemptions

The process for redeeming a Basket in kind is the same as the process for redeeming a Basket in cash, except as follows.

For in-kind redemptions, the Fund redeems Baskets in exchange for Digital Assets and the relevant Basket Cash Component to create Shares. The Basket Cash Component may include amounts that represent Digital Assets not tendered in-kind.

Once the Transfer Agent notifies the Sponsor or its delegate that the Shares have been received in the Fund’s DTC account, the Prime Execution Agent will be instructed by the Sponsor to transfer the amount of Digital Assets in the Fund’s Trading Balance to the Authorized Participant. The redemption distribution due from the Fund will generally be delivered on the third Business Day (T+3) following the redemption order if the Fund’s DTC account has been credited with the Baskets to be redeemed.

Suspension and Rejection of Purchase and Redemption Orders

The Sponsor and/or the Fund may suspend the acceptance of purchase orders or the delivery or registration of transfers of or refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason.

The Sponsor and/or the Fund shall reject any purchase or redemption order that is not in proper form.

Redemptions may be suspended only (i) during any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of the Digital Assets is not reasonably practicable (for example, as a result of an interruption in services or availability of the Custodians, Administrator, or other service providers to the Fund, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Digital Asset Networks, hacking, cybersecurity breach, or power, Internet, or the Digital Asset Networks outage, or similar event). If the Sponsor and/or the Fund suspend redemptions, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website. To the extent required by the Exchange’s rules, Registrant will also notify the Exchange and issue a press release.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Fund

The Fund is a separate series of the Trust, which is a Delaware statutory trust. The Trust was organized on February 3, 2025, pursuant to the Delaware Act, and the Fund was organized on May 7, 2025. The Fund continuously issues common shares, representing fractional undivided beneficial interests in the Fund portfolio, which may be purchased and sold in the secondary market, including on the Exchange. The Fund will operate pursuant to the Trust Agreement. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Fund. The Fund is managed and controlled by the Sponsor. The Sponsor is limited liability company formed under the laws of the State of Delaware on September 13, 2025.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets effected in cash requires the delivery to the Fund or the distribution by the Fund of the amount of cash equivalent to the amount of Digital Assets represented by the NAV of the Baskets being created or redeemed. The total amount of Digital Assets required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Fund has no operating history. The Fund and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot and futures Digital Asset markets. There can be no assurance that the Fund will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will obtain a commercial advantage relative to competitors offering similar products. Whether or not the Fund is successful in achieving its intended scale may be impacted by a range of factors, such as the Fund’s timing in entering the market and its fee structure relative to those of competitive products.

The Fund has no fixed termination date.

The Fund’s Fees and Expenses

The Fund pays the Sponsor a Sponsor Fee in an amount equal to 0.68% per annum of the average daily net assets of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs.

The Sponsor may, at its sole discretion, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fee, and any such waiver shall create no obligation to waive any such fee during any period not covered by the waiver.

The Administrator will calculate the Sponsor Fee on a daily basis with respect to the net assets of the Fund, and the Sponsor Fee will be paid directly by the Fund to the Sponsor. The Sponsor Fee will accrue daily and be payable monthly in cash, regardless of the performance of the Fund. As a result, the value of the Shares may decrease over time from the payment of the Sponsor Fee.

The Fund pays fees and expenses in addition to the Sponsor Fee. More specifically, while the Sponsor pays the routine operational, administrative and other ordinary expenses of the Fund up to $250,000 per annum, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, Index Owner, Index Administrator, independent public accountant, SEC registration fees, Schedule K-1 preparation and mailing fees, and ordinary legal fees and expenses, the Fund pays all of its other expenses. These expenses include any brokerage commissions and transaction-related expenses incurred in connection with trading Fund assets whether on-chain, off-chain or in a securities or cash market, applicable exchange fees, and give-up fees. In addition, the Fund pays all non-recurring or extraordinary fees and expenses, which are not subject to any caps or limits. The Sponsor deems non-recurring and extraordinary fees and expenses to include, but not be limited to, legal claims and liabilities, litigation costs, indemnification and similarly unanticipated expenses. To the extent that these expenses pertain to the Trust as a whole, and not only the Fund, they be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates them to the Fund and other series of the Trust, if any. If there are no other series of the Trust, as is the case as of the Prospectus Date, any such expenses would be paid by the Fund. In the event the Fund’s cash balance is insufficient to pay its fees and expenses, including the Sponsor Fee, the Fund may sell Digital Assets to pay such fees and expenses.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the average daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Fund and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Fund or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Fund. Unless such expenses are specifically attributable to the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain such expenses to the Fund and other series of the Trust, if any. For further discussion of the situations in which the Fund, or the Sponsor may be responsible for indemnification expenses, see THE TRUST’S SERVICE PROVIDERS.

Dissolution of Fund and Trust

The Sponsor may dissolve any Series or Class at any time for any reason in its sole discretion and, provided that all Series and Classes have been terminated or dissolved, may dissolve the Trust at any time for any reason in its sole discretion. Where practicable, the Sponsor will give written notice of the termination of the Fund, specifying the anticipated date of termination, to applicable Shareholders at least 30 days prior thereto. The Sponsor will, within a reasonable time after such termination, sell all of the Fund’s Digital Assets not already distributed to Authorized Participants redeeming creation units, if any, in such a manner so as to effectuate orderly sales and use commercially reasonable efforts to meet any outstanding obligations.

When selling Digital Assets, the Sponsor will follow the same protocols it follows when selling Digital Assets in connection with redemptions of Baskets. In this regard, if necessary, the Sponsor will instruct the Crypto Custodian to move the necessary Digital Assets from the Fund’s Vault Balance to the Fund’s Trading Balance. For each Business Day, the Sponsor will choose, in its sole discretion, which Crypto Trading Counterparty to sell the Digital Assets. The final NAV will reflect any difference between the Digital Asset price utilized in calculating NAV on the liquidation date and the price, whether higher or lower, at which the Fund actually sells each Digital Asset.

The Sponsor may suspend its sales of the Fund’s Digital Assets upon the occurrence of unusual or unforeseen circumstances and will not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made. Upon the surrender of all Shares, the payment of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) and the completion of the sale of Digital Assets for cash by the Fund, the Trustee will instruct the delivery of cash to the Shareholders of the Fund as of the liquidation date.

Amendments

The Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement this Trust Agreement by making an amendment, a Trust Agreement supplemental hereto, or an amended and restated trust agreement, provided that no such amendment may be made if it would adversely affect the status of the Fund as a partnership for U.S. federal income tax purposes. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion. Any amendment to the Trust Agreement that affects the immunities, indemnities, privileges, duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion.

Voting Rights

As interests in a separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation. Shareholders will take no part in the management or control of, and have no voice in, the Fund’s operations or business. Shareholders do not have the right to elect directors, as the Fund does not have a board of directors. Further, Shareholders generally will not receive regular distributions of the net income and capital gains earned by the Fund. Rather, except as required under applicable Federal law or under the rules or regulations of an Exchange, Shareholders shall have no voting rights hereunder or under the Delaware Act (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests.) The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders. Nothing set forth in the Trust Agreement shall be construed so as to constitute the Shareholders from time to time as partners or members of an association; nor shall any Shareholder ever be liable to any third person by reason of any action taken by the parties to the Trust Agreement, or for any other cause whatsoever.

Governing Law

The Trust Agreement and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Trust Agreement are governed by the laws of the State of Delaware.

Venue Provision

The Trust Agreement provides that the courts of the State of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Jury Trial Provision

The Trust Agreement waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action is restricted. Under Delaware law, a shareholder may only bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor of the Trust or an employee or officer of the Sponsor receives remuneration for his or her service as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust. Additionally, the Trust Agreement includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws to the extent its application is found to violate the federal securities laws.

Obligations and Liability of Sponsor and Trustee

The Sponsor has no liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Ether or other Digital Assets or other assets held in trust under the Trust Agreement; provided, however, that the Sponsor is not protected against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any person for any matters arising thereunder.

The Trustee shall not be liable for the acts or omissions of the Sponsor, the Custodian, or any other Person, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor, the Custodian, the Trust or any other Person under this Trust Agreement or any other agreement or document. The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(i)	the Trustee is not liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;

(ii)	the Trustee is not required to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement, if the Trustee has reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)	under no circumstances is the Trustee liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust or any Series;

(iv)	the Trustee will not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties;

(v)	in the exercise or administration of the Trust under the Trust Agreement, the Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care; and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(vi)	the Trustee is not liable for punitive, exemplary, consequential, special or other similar damages for a breach of the Trust Agreement under any circumstances;

(vii)	the Trustee is not obligated to give any bond or other security for the performance of any of its duties under the Trust Agreement.

Liability of Shareholders

The Trust was formed and is operated in a manner such that a Series is liable only for obligations attributable to such Series. This means that Shareholders of the Fund are not subject to the losses or liabilities of any other series as may be created from time to time and shareholders of any such other series are not subject to the losses or liabilities of the Fund. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”) incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund and not against any other series as may be established or the Trust generally. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to each series of the Trust, including the Fund and any other series that may be established.

No Shareholder shall be liable for claims against, or debts of the Fund or the Trust in excess of his capital contribution and his share of the applicable Series property and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Series shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

Litigation and Claims

Within the past five years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Fund, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE SECURITIES DEPOSITORY;
BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

THE TRUST’S SERVICE PROVIDERS

Sponsor

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these third-party services, the Fund pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.68% per annum. The Sponsor acts as the Fund’s sponsor pursuant to the terms of the Sponsor Agreement. Under the Trust Agreement, the Sponsor acts as an agent of the Fund and is solely responsible for the conduct of the Fund’s business.

The Sponsor may serve as the sponsor to investment vehicles other than the Fund. As of the Prospectus Date, the Sponsor does not serve as sponsor to other pooled investment vehicles. However, Sponsor’s affiliate does serve as the investment adviser to over 30 pooled investment vehicles in multiple jurisdictions and, in that capacity is responsible for approximately US$11.5 billion in assets under management as of the Prospectus Date. Because the Sponsor and its affiliates have common principals and employees, conflicts of interest may arise between the Sponsor’s responsibilities to the Fund on the one hand and, on the other, the responsibilities the Sponsor owes to those other pooled investment. Such conflicts may include, but are not limited to, the allocation of investment opportunities. If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund, and the Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

Key Personnel

The Fund does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor, perform certain functions with respect to the Fund that, if the Fund had directors or executive officers, would typically be performed by them.

Jonathan Krane, born in 1968, is the Founder and Chief Executive Officer. In this role, he oversees the overall strategic direction, management, and operational aspects of the firm.

Mr. Krane received an MBA from Columbia Business School and a BA from Connecticut College. He is on the board of Connecticut College and is a member of the Young Presidents Organization (YPO). Mr. Krane is also the author of The Wall Street Journal Best Seller, The China Dream.

Jonathan Shelon, born in 1974, is the Chief Operating Officer. In this role, he oversees the firm’s operational activities and product development. Mr. Shelon joined Krane in 2015. Mr. Shelon has spent the majority of his career managing investment portfolios and diverse teams at leading asset management organizations. Prior to joining Krane, he was the Chief Investment Officer of a Specialized Strategies Team at J.P. Morgan with U.S. $40 billion AUM prior to which he spent ten years as a portfolio manager at Fidelity Investments. Mr. Shelon received a Bachelor of Business Administration degree in actuarial science from the Fox School of Business and Management at Temple University, and is a Fellow of the Society of Actuaries and Chartered Financial Analyst charter holder.

James Maund, born in 1980, is the Head of Capital Markets and a Portfolio Manager at the Sponsor. Mr. Maund joined Krane in 2020 and has over 18 years of experience in the investment management industry. Previously, he was a Vice President in the Institutional ETF Group and a member of the ETF Capital Markets Group at State Street Global Advisors (2010-2019); and an ETF trader at Goldman Sachs & Co (2005-2009). Mr. Maund graduated with a bachelor’s degree in economics from Wesleyan University.

Administrator

State Street Bank and Trust Company, (“State Street”) serves as the Fund’s Administrator. State Street, a banking corporation organized under the laws of the Commonwealth of Massachusetts with trust powers, has an office at 1 Congress Street, Boston, MA 02114-2016. State Street is subject to supervision by the Federal Reserve Bank of Boston and the Massachusetts Division of Banks. The Administrator also serves as the Fund’s accounting agent.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operations and administration of the Fund. These services include preparing financial statements, receiving and processing orders from Authorized Participants to create and redeem creation units, computing daily net asset value calculations, and performing accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including creation unit creation and redemption books and records; Fund accounting; ledgers with respect to assets, liabilities, capital, income and expenses; the registrar; transfer journals; and related details and trading and related documents received from custodians.

The initial term of the Administration Agreement ends [●] 2029 and will automatically renew for successive one-year terms unless any party provides written notice of termination (with respect to the Fund) at least 90 days prior to the end of the initial or any renewal term or unless earlier terminated as provided therein, including in the event that a conservator or receiver is appointed for the other party (or similar proceeding or event) or a material breach that is not remedied in accordance with the terms of the Administration Agreement.

The Fund has agreed to indemnify State Street and certain of its affiliates (referred to as “covered affiliates”) from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of the Administration Agreement, any action or omission by it in the performance of its duties thereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Fund or upon reasonable reliance on information or records given or made by the Fund. However, the Administrator will not be indemnified for actions or omissions of the Administrator, its officers, employees or agents resulting from or relating to its or their own gross negligence, bad faith, fraud or willful misconduct, or reckless disregard by the Administrator, its officers, employees or agents of the Administrator’s duties under the Administration Agreement. The obligations of the Fund and its series under the Administration Agreement are not binding on any of the trustees, officers, employees, agents or Shareholders of the Trust and the series individually, but bind only the property of the relevant series and no other series of the Trust.

As a service provider to the Fund, State Street makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Administration Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

The Administrator’s fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

Trustee

The sole trustee of the Trust is CSC Delaware Trust Company. The Trustee’s principal offices are located at 251 Little Falls Drive, Wilmington, Delaware, 19808 and its telephone number is 866-403-5272. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Act. The Trustee does not owe any other duties to the Fund, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least thirty (30) days’ notice to the Sponsor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Fund), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from bad faith, the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Cash Custodian and Transfer Agent

The Cash Custodian is State Street. The Cash Custodian’s services are governed under the Custody Agreement between State Street and the Trust. In performing its duties under the Custody Agreement, State Street is required to exercise the reasonable skill, care and diligence expected of a professional custodian for exchange-traded funds, taking into account the prevailing rules, practices, procedures and circumstances in the relevant market. The Cash Custodian is required to act in good faith and in accordance with generally applicable industry standards and practices in the performance of its duties and obligations under the Custody Agreement. Under the Custody Agreement, subject to certain limitations and exclusions of liability, the Cash Custodian will be liable for direct losses, damages, claims, costs, expenses or other fees (including reasonable attorneys’ fees and other litigation expenses) (collectively, “Losses”) suffered or incurred by the Trust, including the Fund, to the extent such Losses are caused by the negligence, bad faith, willful default or misconduct, or fraud of the Cash Custodian (including any of its delegates or agents), or by the reckless disregard of the Cash Custodian (including any of its delegates or agents) of its duties and obligations under the agreement. For this purpose, “negligence” means a breach by the Cash Custodian of its obligation to exercise the standard of care set forth in the agreement. The Trust indemnifies the Cash Custodian against any direct Losses incurred by the Cash Custodian (including Losses incurred by subcustodians or delegates for which the Cash Custodian is liable) in connection with the performance of its duties under the Custody Agreement, including acting on proper instructions, and Losses incurred by virtue of being the holder of record of the Client’s securities, except, in each case, to the extent such Losses result from the Cash Custodian’s negligence, bad faith, willful default or misconduct, fraud or reckless disregard (or that of its subcustodians or delegates) in the discharge of the Cash Custodian’s duties under performance of the agreement.

As a service provider to the Fund, State Street makes no representation or warranty as to the accuracy of any matter described in this prospectus except as specified in the Custody Agreement with respect to the Fund, including with respect to the suitability of an investment in the Fund, tax or other legal matters or interpretations of law and related risks, each as described herein.

The Custody Agreement continues in effect until terminated in accordance with the provisions of the Custody Agreement. The Trust may terminate the Custody Agreement upon at least thirty (30) days’ prior written notice to State Street, and State Street may terminate the Custody Agreement upon giving at least 270 days’ prior written notice to the Trust. Either party to the Custody Agreement may terminate the Agreement immediately by sending notice thereof to the other party upon the happening of any of the following:

(i) the non-terminating party generally does not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; (ii) any proceeding is instituted by or against the non-terminating party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, where any such proceeding is instituted against (but not by) the non-terminating party, the non-terminating party does not promptly seek dismissal of such proceeding or its motion or request to dismiss such proceeding is denied; (iii) the non-terminating party proposes or takes any corporate action to authorize any of the preceding actions or anything analogous to the foregoing events occurs in relation to the non-terminating party under the laws of any jurisdiction; (iv) the non-terminating party is the Trust and fails to pay any undisputed fees as and when due and has failed to cure such breach within 60 days of receipt of notice from the Cash Custodian requesting it to do so; or (v) the non-terminating party commits a material breach of an obligation under the Custody Agreement and has failed to cure the breach within thirty (30) days of receipt of notice requesting it to do so.

State Street also serves as the Trust’s transfer agent. Under the Transfer Agency and Service Agreement between State Street and the Trust (the “Transfer Agency Agreement”), State Street is responsible for, among other things, establishing and maintaining Authorized Participants’ accounts, receiving and processing orders for the purchase of Baskets and delivering payment and appropriate documentation to the Custodian, generating (or causing to be generated) and transmitting confirmation of receipt of purchase orders to the Authorized Participants and, if applicable, transmitting appropriate trade instruction to the National Securities Clearing Corporation (“NSCC”) (as applicable) and/or DTC, and receiving and processing redemption requests and redemption directions from the Trust with respect to Shares of the Fund and delivering the appropriate documentation thereof to the Custodian.

Under the Transfer Agency Agreement, State Street is obligated to act in good faith and with the reasonable care and diligence that a professional transfer agent would observe in carrying out all of its duties and obligations under the agreement. State Street shall not be liable for loss or damage due to errors unless they are caused by the gross negligence, bad faith, fraud, or willful misconduct of the Transfer Agent, its employees or its agents. In addition, State Street and its affiliates, including their respective officers, directors, employees and agents, shall not be responsible for, and the Fund is obligated to indemnify the Transfer Agent and such related parties from and against, losses, damages, costs, charges, reasonable counsel fees, payments, expenses and other fees arising out of or attributable to: (i) actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency Agreement, provided that such actions are taken in good faith and without gross negligence, fraud, willful misconduct; (ii) the Trust’s breach of any material representation, warranty or covenant of the Trust under the Transfer Agency Agreement; (iii) the Trust’s lack of good faith, gross negligence or willful misconduct; (iv) reliance upon certain information or records prepared, maintained or performed by the Trust or any other person on behalf of the Trust, instructions provided by authorized persons of the Trust, written instructions or opinions of legal counsel to the Trust or the Fund, or documents reasonably believed to be genuine; (v) the offer or sale of creation units in violation of any requirement under federal or state securities laws or regulations requiring that such creation units be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such creation units; (vi) the negotiation and processing of any checks, wires and ACH transmissions; (vii) all actions relating to the transmission of Fund, creation unit or Authorized Participant data through the NSCC clearing systems, if applicable; and (viii) any tax obligations under the tax laws of any country or of any state or political subdivision thereof. No series of the Trust shall be liable or shall be charged for any debt, obligation or liability of any other series.

[The Transfer Agent or its delegate is required to, to the extent applicable, (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and creation units and obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase creation units or Shares are not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform such obligations in accordance with all applicable anti-money laundering laws and regulations.]

The initial term of the Transfer Agency Agreement ends [●], 2029 and will automatically renew thereafter for successive one-year terms unless written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the term. Either party may terminate the agreement upon sixty (60) days written notice: (i) in the event of the other party’s material breach of a material provision of the agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

The agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, and is governed by the laws of the Commonwealth of Massachusetts.

Crypto Custodian

Coinbase Custody Trust Company, LLC will keep custody of the Fund’s crypto assets, including all Digital Assets pursuant to the Coinbase PBA, which includes the custodial services agreements between the Crypto Custodian, Coinbase Custody, and the Fund. The Coinbase PBA thus will govern the use of custodial and wallet services provided by the Crypto Custodian to the Fund.

The Crypto Custodian is responsible for safekeeping passwords, keys or phrases that allow transfers of Digital Assets (“Security Factors”) in a manner that is safe, secure and confidential. The Crypto Custodian will help establish accounts and any necessary subaccounts for the Fund on crypto asset networks. The Crypto Custodian will follow valid instructions to use its Security Factors to effect transfers from the Fund’s Vault Account(s). From time to time, the Fund may also have Digital Assets in Trading Accounts, as discussed above in BUSINESS OF THE TRUST – Custody of Digital Assets.

Coinbase Custody’s custody services may be terminated under various conditions, including by either party’s decision with prior notice. Coinbase Custody is also authorized to suspend or terminate services based on various conditions, including legal requirements and operational risks.

Marketing Agent

The Fund employs Foreside Fund Services, LLC as the Marketing Agent for the Fund. Under the Marketing Agent Agreement, the Fund engaged the Marketing Agent to perform marketing services. The Marketing Agent is registered as a broker-dealer under the Exchange Act and a member of FINRA. The Marketing Agent’s principal business address is 190 Middle Street, Suite 301, Portland, ME 04101. The Marketing Agent is a broker-dealer registered with the SEC and a member of FINRA.

The Marketing Agent’s services include assisting with Authorized Participant Agreements, maintaining creation and redemption order confirmations, providing prospectuses to Authorized Participants, registering and overseeing supervisory activities of a certain number of FINRA licensed registered representatives of the Sponsor, assisting with and reviewing for compliance with SEC and FINRA advertising rules, and approving marketing materials. The Fund, in turn, is responsible for creating, issuing, and redeeming creation units, providing the Marketing Agent with necessary documentation, and ensuring the availability of prospectuses.

The Fund is obligated to indemnify the Marketing Agent against losses primarily arising from the Marketing Agent’s services, the Fund’s breach of obligations, non-compliance with laws, or inaccuracies in Fund materials, except for losses caused by the Marketing Agent’s willful misconduct, gross negligence, or bad faith. Conversely, the Marketing Agent will indemnify the Fund against losses caused by the Marketing Agent’s gross negligence, reckless disregard, or willful misconduct.

The agreement sets out that the Marketing Agent is not entitled to compensation or reimbursement of expenses from the Fund, with any such remuneration to be paid by the Sponsor, out of the fee it receives for its services to the Fund. The term of the agreement is two years, with provisions for automatic renewal and termination options available to both parties.

Confidential information is protected under the agreement, with specific obligations for non-disclosure and non-use, along with provisions for regulatory disclosure and information security. The agreement is governed by Delaware law.

AML/KYC

The Fund takes measures with the objective of reducing illicit financing risks in connection with the Fund’s activities. However, illicit financing risks are present in the crypto asset markets. There can be no assurance that the measures employed by the Fund will prove successful in reducing illicit financing risks, and the Fund is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks eventuate, the Fund, Sponsor or Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Fund’s ability to operate or cause losses in value of the Shares.

The Fund and the Sponsor and its affiliates have adopted and implemented policies and procedures that are reasonably designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. In this regard, the Sponsor and the Fund will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, market makers, and Crypto Custodian.

Furthermore, Authorized Participants, as broker-dealers, and Crypto Custodian, as entities licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the Bank Secrecy Act of 1970, as amended (“BSA”), and U.S. economic sanctions laws. The Fund will only accept creation and redemption requests from Authorized Participants who have represented to the Fund that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. Similarly the Fund has engaged only Custodians that have represented that they have adopted and implemented anti-money laundering and sanctions compliance programs. These measures provide additional protections to ensure that the Sponsor and the Fund do not transact with a sanctioned party.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund*
Krane Digital Investments LLC, Sponsor	0.68% of average net assets annually
CSC Delaware Trust Company, Trustee	$3,000 annually for the Fund

*	The table does not include compensation arrangements between the Sponsor and third-party service providers including the Administrator, Custodians, Marketing Agent, Transfer Agent, or Auditor.

The Fund pays the Sponsor a Sponsor Fee in an amount equal to 0.68% per annum of the average daily net assets of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. The Sponsor may, at its sole discretion, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fee, and any such waiver shall create no obligation to waive any such fee during any period not covered by the waiver.

The Administrator will calculate the Sponsor Fee on a daily basis with respect to the net assets of the Fund, and the Sponsor Fee will be paid directly by the Fund to the Sponsor. The Sponsor Fee will accrue daily and be payable monthly in cash, regardless of the performance of the Fund. As a result, the value of the Shares may decrease over time from the payment of the Sponsor Fee.

Other Non-Contractual Payments by the Fund

The Fund pays fees and expenses in addition to the Sponsor Fee. More specifically, while the Sponsor pays the routine operational, administrative and other ordinary expenses of the Fund up to $250,000 per annum, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, Index Owner, Index Administrator, independent public accountant, SEC registration fees, Schedule K-1 preparation and mailing fees, and ordinary legal fees and expenses, the Fund pays all of its other expenses. These expenses include any brokerage commissions and transaction-related expenses incurred in connection with trading Fund assets whether on-chain, off-chain or in a securities or cash market, applicable exchange fees, and give-up fees. In addition, the Fund pays all non-recurring or extraordinary fees and expenses, which are not subject to any caps or limits. The Sponsor deems non-recurring and extraordinary fees and expenses to include, but not be limited to, legal claims and liabilities, litigation costs, indemnification and similarly unanticipated expenses. To the extent that these expenses pertain to the Trust as a whole, and not only the Fund, they be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates them to the Fund and other series of the Trust, if any. If there are no other series of the Trust, as is the case as of the Prospectus Date, any such expenses would be paid by the Fund. In the event the Fund’s cash balance is insufficient to pay its fees and expenses, including the Sponsor Fee, the Fund may sell Digital Assets to pay such fees and expenses.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the average daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Fund and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Fund or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Fund. Unless such expenses are specifically attributable to the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain such expenses to the Fund and other series of the Trust, if any. For further discussion of the situations in which the Fund, or the Sponsor may be responsible for indemnification expenses, see THE TRUST’S SERVICE PROVIDERS.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the opinion of Fund counsel, Willkie Farr & Gallagher LLP, as to the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. Except where noted otherwise, it deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences to, such as, but not limited to, dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, financial institutions, regulated investment companies (except as discussed below), tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, persons with “applicable financial statements” within the meaning of section 451(b) of the Code, or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date of this prospectus, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

No ruling has been or will be requested from the U.S. Internal Revenue Service (“IRS”) with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Fund. If the IRS were to challenge the Fund’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Fund cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder nor a partnership for U.S. federal income tax purposes. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Fund

The Fund is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Fund’s status as a statutory trust, due to the nature of its activities the Fund will not be classified as a trust for U.S. federal income tax purposes. It is more likely than not that it will be classified as a partnership for such purposes. The trading of Shares on the Exchange will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Index Constituents. Based on CFTC determinations that treat certain Index Constituents as commodities under the CEA, the Fund intends to take the position that those Index Constituents qualify as commodities. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund discussed below.

The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be treated as dividend income to Shareholders to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Fund recognizes income, including interest on cash equivalents and net capital gains, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Fund as discussed below, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, the Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period such Shareholder held the Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares. See U.S. FEDERAL INCOME TAX CONSEQUENCES — Tax Basis of Shares. In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited. See U.S. FEDERAL INCOME TAX CONSEQUENCES —Limitations on Deductibility of Losses and Certain Expenses.

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since such partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in such Shareholder´s Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning after December 31, 2017. Non-corporate taxpayers therefore are not able to deduct miscellaneous itemized deductions. Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Fund incurs indebtedness that is treated as allocable to a trade or business, the Fund’s ability to deduct interest on such indebtedness allocable is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Fund allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its U.S. federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.

If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund’s liabilities.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. Such amounts of ordinary income allocated to a Shareholder may be less than, equal to or more than the amount of such gain or loss that otherwise would have recognized by such Shareholder on such sale of Shares.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case:

●	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	any of the income, gain, loss, deduction or credit allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

●	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income for U.S. federal income tax purposes.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Purchase and Redemption of Creation Baskets

An Authorized Participant who exchanges Digital Assets for one or more Creation Basket(s) generally will not recognize a gain or a loss at the time of such exchange, and it will have an aggregate basis in the Shares it receives equal to its aggregate basis in the Digital Assets exchanged. If the value of such Digital Assets at the time of the exchange exceeds the Authorized Participant’s tax basis in the assets (having a “built-in gain”) and the Fund sells any of those Digital Assets, the Authorized Participant may be specially allocated the amount of the “built-in gain” for income tax purposes. An Authorized Participant who exchanges one or more Creation Basket(s) for Digital Assets generally will not recognize a gain or loss on such exchange, and it will have an aggregate basis in the Digital Assets it receives equal to its aggregate basis in the Creation Basket(s) exchanged.

The tax treatment of in-kind contributions to and redemptions from a partnership depends upon whether or not the partnership is an “investment company” due to its holdings in stock and securities and whether or not the contributed or distributed property is also stock or securities. Based upon CFTC determinations that treat certain Index Constituents as commodities under the CEA, the Fund intends to take the position that those Index Constituents are qualify as commodities and the Fund is not an “investment company” for these purposes. There is very little authority on the U.S. federal income tax treatment of Digital Assets. Persons exchanging Digital Assets and Creation Baskets should consult their own tax advisors.

Other U.S. Federal Income Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Fund are treated as partners for U.S. federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on that person´s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Fund.

Electronic Delivery of Schedule K-1. IRS Revenue Proc. 2012-17 allows partnerships to provide Schedule K-1’s in an electronic format instead of in a print format to partners who consent to receiving such electronic delivery. If you wish to receive your Schedule K-1 in an electronic format from the Fund, please go to the Fund’s website at [●] in order to provide the Fund with your consent.

Your Schedule K-1 will be furnished on paper if you do not consent to receive it electronically. If you choose to consent to electronic delivery, the scope and duration of your consent will apply to all further Schedule K-1s unless withdrawn by you. If you would like to receive a paper copy of your Schedule K-1 after having consented to electronic delivery, you may choose to withdraw your consent in the manner described on the same website. Withdrawal of your consent takes effect on the date it is received by the Fund, and the Fund will confirm the withdrawal and effective date in writing. A withdrawal of consent does not apply to a Schedule K-1 that was delivered electronically before the date on which the withdrawal of consent was furnished. The Fund will no longer provide Schedule K-1s to you electronically if you withdraw your consent.

If your contact information should change, please notify the Fund at the same website. If the Fund’s contact information should change, it will inform you of those changes by e-mail to the e-mail address you provide on the Fund’s website at the time you provide your consent. In order to electronically access your Schedule K-1, you will need a computer, printer, PDF viewer, a valid email address, and the ability to attach documents to emails, as more fully described on the Fund’s website. In order to download and print a PDF file, you will need to have Adobe Acrobat Reader software installed. You can download the latest version of Adobe Acrobat Reader from the Adobe Reader download page on Adobe’s website. Please print and retain your Schedule K-1 for your records. It may be required to be attached to a federal, state, or local income tax return.

If you consent to electronic delivery, your Schedule K-1 will be available for access on the Fund’s website. The Schedule K-1 will be available at that website for 12 months following the end of the Fund’s tax year to which the Schedule K-1 relates or six months after the date of the issuance of the Schedule K-1 (or amended Schedule K-1), whichever is later. If an amended partnership return is filed, notice of such amendment will be provided to you by e-mail and an amended Schedule K-1 will be furnished electronically to you within 30 calendar days of the date the amended return is filed.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Fund. Partnerships are generally treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

Reportable Transaction Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Fund or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of the Index Constituents is not entirely clear, it is possible that the Fund may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment trust whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the Index Constituents.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of its income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of its income to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Fund and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Fund and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act or “FATCA,” generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. Proposed Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider as applicable, among other issues, whether: (1) the fiduciary has the authority to make the investment under the Plan’s governing instruments; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Delaware Trustee, the Custodians or any of their respective affiliates or employees (the “Transaction Parties”) has through this prospectus and related materials provided any “investment advice” within the meaning of Section 3(21) of ERISA or Section 4975(e)(3)(B) of the Code in connection with the decision to purchase or acquire such Shares, (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan, and (c) none of the Transaction Parties is undertaking to provide such investment advice.

Under ERISA and DOL regulations, generally when a Plan acquires an equity interest in an entity that is neither a “publicly offered security” (as defined in DOL regulations) nor a security issued by an investment company registered under the Investment Company Act, the assets of the entity could be treated as subject to Title I of ERISA or Section 4975 of the Code, unless the entity limits ERISA and similar investors or the entity is an “operating company” (as defined in DOL regulations). The Fund is not an investment company registered under the Investment Company Act or an operating company. The Fund does not intend to limit ERISA and similar investors. It is expected that the Shares will be widely-held (i.e., owned by 100 or more investors independent of the Fund and one another) and, therefore, publicly offered securities.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase Shares. Prospective investors should be aware that the Sponsor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, managers, officers and employees, do not devote their time exclusively to the Fund. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including other pooled investment vehicles and other series of the Trust; and they may engage in such actions on behalf of or through the Sponsor or otherwise, including an affiliate of Sponsor. As a result, there could be a conflict between their responsibilities to the Fund, on the one hand, and their responsibilities to those other entities or pools, on the other hand.

The Sponsor and its principals, managers officers and employees may trade securities, futures and Digital Assets for their own accounts, creating the potential for preferential treatment of their own accounts. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund. Shareholders will not be permitted to inspect their trading records, or any written policies of the Sponsor related to such trading.

The Sponsor has sole current authority to manage the investments and operations of the Fund. This may allow it to further its own interests, which may be in conflict with your best interests as a Shareholder. For example, the Sponsor has the authority to allocate expenses to and between the series of the Trust. Shareholders have no real ability to control or replace the Sponsor or influence matters, amend the Trust Agreement, change in the Fund’s basic investment policies, or dissolve the Fund.

Although, as of the date of the Prospectus, the Sponsor itself does not serve as the sponsor, investment manager or investment adviser to investment vehicles other than the Fund, the Sponsor does have affiliates who serve in those roles. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other investment companies or pools it or one of its affiliates manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other investment vehicles, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund. Further, the Sponsor is not required to share income or profits derived from such business ventures with the Fund.

The Sponsor and its employees and affiliates may participate in transactions related to the Index Constituents, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Prospective Shareholders should be aware that such persons may take positions in Index Constituents which are opposite, or ahead of, positions taken for the Fund in Digital Assets. Such transactions may not serve to benefit the Shareholders of the Fund and may have a positive or negative effect on the value of the Digital Assets held by the Fund and, consequently, on the market value of the Digital Assets. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Fund.

The Sponsor has adopted and implemented policies and procedures that it believes are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest and the use and dissemination of material non-public information regarding the Fund’s holdings (collectively, the “Policies”). The Policies are in place and require that the Sponsor eliminate, mitigate, or otherwise disclose conflicts of interest. The Policies require certain applicable personnel to pre-clear personal trading activity in which a Digital Asset is the referenced asset. The Sponsor believes that these structured controls are reasonably designed to mitigate the risk of conflicts of interest and other impermissible activity.

Whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Fund, any Shareholder of a Fund series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Prime Execution Agent, an affiliate of the Crypto Custodian, may facilitate the Fund’s trading of Digital Assets. This arrangement creates potential conflicts of interest when executing trades on behalf of the Fund.

The Prime Execution Agent may execute trades for its own account or affiliates while aware of the Fund’s orders or imminent orders. These conflicts may affect the price received by the Fund during the execution of crypto asset sales, particularly if the Prime Execution Agent prioritizes its own interests or those of its affiliates over the Trust’s.

The Prime Execution Agent may route orders to its proprietary trading platform (Coinbase Exchange), particularly during temporary connectivity issues or funding constraints; it may similarly execute orders against its other clients, clients of its affiliates or for its own inventory or that of its affiliates. The Prime Execution Agent may also act in a principal capacity when filling residual orders below minimum thresholds accepted by other venues. The Fund will not likely know the identity of its trading counterparties in these situations and their identity may remain unknown.

To mitigate the risks presented by the conflicting interests of the Prime Execution Agent, the Prime Execution Agent has represented to the Fund that it maintains policies and procedures designed to address such conflicts, including segregation of duties, information barriers, and internal controls. However, these measures may not eliminate all conflicts, and there is no guarantee that the Fund will ever receive the most favorable execution terms.

FISCAL YEAR

The fiscal year of the Fund is the calendar year. The Sponsor may select an alternate fiscal year.

PROVISIONS OF FEDERAL SECURITIES LAW

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies have historically taken the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

BOOKS AND RECORDS

The Fund keeps its books of record and account at the office of the Trust or at the offices of the Administrator or other service provider engaged by Sponsor. Except as otherwise provided in the Delaware Act or this Trust Agreement, the Sponsor shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to a Shareholder; however, such certificate(s) will be maintained at the principal office of the Trust and shall be available for inspection and copying by the Shareholders in accordance with this Trust Agreement. In addition, a Shareholder shall be entitled to receive a copy of this Trust Agreement from the Sponsor upon request but shall have no other information rights with respect to the Trust, any Series or Class.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Fund containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations. The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports. The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares), and the Shareholders are governed by the laws of the State of Delaware, except for causes of action related to violations of U.S. federal or state securities laws. By accepting Shares, each DTC Participant and each Shareholder consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, although this consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Fund. The Trust Agreement and its provisions shall prevail over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Act. The Trust Agreement does not contain an exclusive forum provision.

LEGAL MATTERS

Willkie Farr & Gallagher LLP has advised the Sponsor in connection with the Shares being offered. Willkie Farr & Gallagher LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Fund. Certain opinions of counsel will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

EXPERTS

The financial statement as of [●] included in this prospectus has been so included in reliance on the report of [●], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INTELLECTUAL PROPERTY

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding Digital Assets, or, receiving, on a temporary basis pending a determination by the Sponsor as to whether the Fund has received another crypto asset, Incidental Rights or IR Virtual Currency. However, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in, holding of and transfer of Digital Assets, or in connection with the receipt (on a temporary basis) of Incidental Rights or IR Virtual Currency. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Fund through the sale or transfer of its Digital Assets, or disposition of Incidental Rights or IR Virtual Currency, including in connection with disclaiming or irrevocably abandoning other crypto assets as determined by the Sponsor. A meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate its Digital Assets. As a result, an intellectual property rights claim against the Fund could adversely affect the value of the Shares.

The Index is owned by the Index Owner and is administered by the Index Administrator. The Index Administrator has engaged CoinDesk Data as the Calculation Agent to calculate the Index. The Index Administrator is experienced in administering digital asset indices. The Index Administrator publishes the Index constituents, weightings, the intraday value of the Index and the daily settlement value of the Index, which is effectively the Index’s closing value, on its website.

The Sponsor has entered into a license agreement with MarketVector Indexes GmbH, the Index Administrator, with respect to the Index. The agreement will remain in effect until terminated. Under that agreement, the Sponsor is authorized to use the Index in connection with the creation, offering, listing, trading, marketing and promotion of the Fund. It is also authorized to use and refer to the trade name and service mark rights of MarketVectors, which, as required by the license agreement, has consented also to the Fund using and referring to the trade name and service mark rights of Coinbase, both of which are associated with the Index (the “Marks”) in connection with making certain disclosures about the Fund.

The agreement provides that the Index Administrator has no obligation or liability in connection with the administration, marketing or trading of the Fund, and makes no warranties and bears no liability with respect to the Sponsor. In addition, under the terms of the agreement, the Sponsor will indemnify the Index Administrator and certain of its related persons for damages relating to, among other things, (i) a material breach by the Sponsor of its obligations under the agreement (unless the claim relates to a material breach by the Index Administrator of its obligations under the agreement or the Index Administrator’s gross negligence, fraud or willful misconduct); or (ii) the Fund, unless the claim alleges that the Index or the Marks violates or infringes any U.S. patent, trademark, copyright, license, or other proprietary right of any third party, or relates to a material breach by the Index Administrator of its obligations under the agreement or its gross negligence, fraud or willful misconduct.

The Index Administrator will indemnify the Sponsor and certain of its related persons against damages relating to, among other things, (i) a material breach by the Index Administrator of its obligations under the agreement, unless the claim relates to a material breach by the Sponsor of its obligations under the agreement or its gross negligence, fraud or willful misconduct; (ii) any infringement or violation or misappropriation claim of a third party’s intellectual property rights arising from or related to the Sponsor’s use of the Index or the Marks; or (iii) any substantial violation of applicable law. Under the license agreement, the Sponsor pays, on a quarterly basis, the greater of a flat fee and a fee based on the assets of the Fund.

PRIVACY POLICY

The Fund and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Fund. The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder. Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov.

Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is https://kraneshares.com/. The website will be publicly accessible at no charge and will contain the following information about the Fund: (a) the current NAV and the prior Business Day’s NAV daily; (b) the prior Business Day’s Exchange official closing price; (c) the Exchange official closing price in relation to the NAV as of the time the NAV is calculated and a calculation of the premium or discount of such Exchange official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Fund, if shorter); (e) the prospectus; and (f) other applicable quantitative information. The Fund will also disseminate its cash and Digital Asset holdings on a daily basis on the Fund’s website. The NAV for the Fund will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the CTA. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov.

GLOSSARY

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933, as amended.

Administrator: State Street Bank and Trust Company.

Advisers Act: Investment Advisers Act of 1940, as amended.

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Authorized Participant Agreement: Agreement between an Authorized Participant between and the Sponsor.

Basket: The generic term for Creation and Redemption Baskets.

Basket Cash Component: The amount of cash equal to the difference between the aggregate net asset value of a Basket and the aggregate value of Digital Assets being transferred in kind in connection with the creation or redemption of the Basket. For creations and redemptions occurring entirely in cash, the Basket Cash Component will equal the aggregate net asset value of the Basket.

Business Day: Any day when the Exchange is open for regular trading.

Cash balances: Cash and cash equivalents, such as money markets and similar funds.

Cash Custodian: State Street Bank and Trust Company.

CCIX Price Index: The methodology for determining the price of each Index Constituent and Digital Asset. The CCIX Price Index is calculated by CoinDesk Data, pursuant to the methodology described in detail in BUSINESS OF THE TRUST — Calculating NAV.

CME: The Chicago Mercantile Exchange.

Code: Internal Revenue Code of 1986, as amended.

CEA: Commodity Exchange Act of 1936, as amended.

CFTC: Commodity Futures Trading Commission.

Creation Basket: An aggregation of 10,000 Shares used by the Fund to issue Shares.

Crypto Custodian: Coinbase Custody Trust Company, LLC (“Coinbase Custody”).

Crypto Trading Counterparty: An entity that is unaffiliated with the Sponsor, with which the Fund enters into an agreement to purchase and sell Digital Assets in connection with creations and redemptions.

Delaware Act: Delaware Statutory Trust Act

Digital Assets: The following Index Constituents are currently Digital Assets: Bitcoin (“BTC”), Ether (“ETH”), XRP, Solana (“SOL”), Dogecoin (“DOGE”), Cardano (“ADA”), Chainlink (“LINK”), Bitcoin Cash (“BCH”), Stellar Lumen (“XLM”), Avalanche (“AVAX”), Litecoin (“LTC”), Shiba Inu (“SHIB”), and PolkaDot (“DOT”). Only Index Constituents that satisfy the Listing Standard are Digital Assets.

DTC: The Depository Fund Company. DTC will act as the securities depository for the Shares.

Exchange: The Nasdaq Stock Market whose core trading hours of 9:30 a.m. ET to 4:00 p.m. ET are the “Regular Market Session.”

Exchange Act: The Securities Exchange Act of 1934, as amended.

FinCEN: The Financial Crimes Enforcement Network.

FINRA: The Financial Industry Regulatory Authority.

IIV: An approximate net asset value (an “intraday indicative value”).

Incidental Rights: The rights to acquire, or otherwise establish dominion and control over, any crypto asset or other asset or right, which rights are incident to the Fund’s ownership of Digital Assets and arise without any action of the Fund, or of the Sponsor.

Index: Coinbase 50 Index (Symbol: COIN50).

Index Constituents: Bitcoin, Ethereum, XRP, Solana, Dogecoin, Bitcoin Cash, Cardano, Chainlink, Stellar Lumen, Litecoin, Hedera Hashgraph, Avalanche, Shiba Inu, Uniswap Protocol Token, Polkadot, Mantle, Aave, SKY Governance Token, Pepe (pepe.vip), Internet Computer, Ethereum Classic, Near, Polygon Ecosystem Token, Cosmos, Quant, Algorand, Flare, Aptos, Render Network, VeChain, Arbitrum, BONK, Stacks, Sei, Tezos, Artificial Superintelligence Alliance, Chiliz, Curve DAO Token, Injective, Immutable X, Lido DAO, The Graph, JasmyCoin, Celestia, Aerodrome Finance, The Sandbox, Decentraland, Helium, Compound, and 1inch.

Index Owner: Coinbase, Inc.

Index Administrator: MarketVector Indexes GmbH

Investment Company Act: The Investment Company Act of 1940, as amended.

IR Virtual Currency: Digital Assets, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right

IRS: Internal Revenue Service or the Service.

KYC: Know your customer.

Listing Standard: The listing standards for commodity-based trust shares under the Exchange’s Rule 5711(d), which, as of the Prospectus Date, requires that a crypto asset (1) trades on a market that is an Intermarket Surveillance Group (“ISG”) member; provided that the Exchange may obtain information about trading in such commodity from the ISG member, (2) underlies a futures contract that has been made available to trade on a designated contract market for at least six months, provided that the Exchange has a comprehensive surveillance sharing agreement, whether directly or through common membership in ISG, with such designated contract market, or (3) on an initial basis only, is the subject of an exchange-traded fund that is designed to provide economic exposure of no less than 40% of its net asset value to it, and the exchange-traded fund has been listed and trades on a national securities exchange.

Marketing Agent: Foreside Fund Services, LLC.

OCC: The Office of the Comptroller of the Currency.

OFAC: The Office of Foreign Assets Control of the U.S. Department of the Treasury

Order Cutoff Time: 2:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier.

OTC: Over-the-counter.

PoS: Proof-of-Stake.

PoH: Proof-of-History.

PoW: Proof-of-Work.

Prime Execution Agent: Coinbase, Inc. (CBI).

Prospectus Date: November 28, 2025.

NAV: Net Asset Value.

NYDFS: The New York State Department of Financial Services.

Rebalance Date: Each date that the Index is reviewed by the Index Administrator, Index Constituents are revised (i.e., added to and/or deleted from the Index) and the weights of all Index Constituents are reset according to the Index methodology. As of the date of the Prospectus, the Rebalance Dates are quarterly and occur on the last day of November, February, May and August (other than a Saturday or Sunday) that commercial banks and foreign exchange markets settle payments in New York.

Redemption Basket: An aggregation of 10,000 Shares used by the Fund to redeem Shares.

Registration Statement: The filing of the Trust on Form S-1, of which the prospectus is a part, as amended and supplemented, from time to time.

SEC: U.S. Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC markets. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issued securities trade in the secondary markets.

Shareholders: Holders of Shares.

Shares: Common shares representing fractional undivided beneficial interests in the Fund.

Sponsor: Krane Digital Investments LLC.

Trust Agreement: Third Amended and Restated Agreement and Declaration of Trust of the KraneShares Crypto Trust, dated February 11, 2026, as filed as part of the registration statement, of which the prospectus forms a part.

Trustee: CSC Delaware Trust Company

U.S.: United States of America.

You: The owner of Shares.

KraneShares Coinbase 50 Index ETF

Financial Statements and Report of Independent Registered Public Accounting Firm

[●]

KRANESHARES COINBASE 50 INDEX ETF

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of

KraneShares Crypto Trust

Opinion on the Financial Statement

We have audited the accompanying combined statement of assets and liabilities of KraneShares Coinbase 50 Index ETF (“Fund”), a series of KraneShares Crypto Trust (the “Trust”) as of [●], 2026, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund and Trust as of [●], 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of Sponsor. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ [auditor]

[city, state]

[●], 2026

We have served as the Trust’s auditor since [●].

KRANESHARES CRYPTO TRUST

Combined Statement of Assets and Liabilities

[●], 2026
Assets
Cash	$	[●]
Total Assets	$	[●]
Liabilities		-
Total Liabilities		-
Commitments and contingent liabilities (Note 4.5)
Net Assets	$	[●]
Shares issued and outstanding (a)		[●]
Net asset value per Share (Note 4.4)	$	[●]

(a)	No par value, unlimited amount authorized.

See notes to financial statement.

KraneShares Crypto Trust

Notes to Combined Financial Statement

1.	ORGANIZATION

The KraneShares Crypto Trust, a Delaware statutory trust, was organized on February 3, 2025, and the Fund was organized on May 7, 2025. The accompanying financial statements relate to the Trust and its sole series, KraneShares Coinbase 50 Index ETF (the “Fund”). The Fund’s investment objective is for daily changes in the Shares’ net asset value (“NAV”) to reflect the daily changes in the value of the Coinbase 50 Index (“Index”), less expenses and fees of the Fund, by investing in index constituents (“Index Constituents”) that satisfy the listing standards for commodity-based trust shares of The Nasdaq Stock Market (“Exchange”) under the Exchange’s Rule 5711(d) (“Listing Standard”) (such Index Constituents, “Digital Assets”). The Fund will not invest in Index Constituents that do not satisfy the Listing Standards and will invest in all Index Constituents that do satisfy the Listing Standard. At launch, the Fund will issue shares (“Shares”) representing fractional undivided beneficial interests in its net assets.

The Fund’s investment objective is to track the price performance of the 50 largest and most liquid digital assets by market capitalization that meet fundamental and market eligibility criteria, with component weights being capped at 50%. As of the Prospectus Date, the following Index Constituents are currently Digital Assets:

Digital Asset	Ticker
Bitcoin	BTC
Ethereum	ETH
XRP	XRP
Solana	SOL
Dogecoin	DOGE
Cardano	ADA
Bitcoin Cash	BCH
Chainlink	LINK
Stellar Lumen	XLM
Litecoin	LTC
Avalanche	AVAX
Shiba Inu	SHIB
Polkadot	DOT

Changes in the price of the Shares may vary from changes in the Index value and Index Constituents’ prices, including due to differences in the list of Index Constituents and Digital Assets. The Fund will hold Digital Assets in proportions determined by the Index. In the event that any other Index Constituent in the future, as a Digital Asset, satisfies the Listing Standard, the Sponsor will transition the Fund’s portfolio to include the Index Constituent. In the event that all Index Constituents satisfy the Listing Standard, the Sponsor will transition the Fund to a full replication strategy. Until the Fund is permitted by the Listing Standard to hold all Index Constituents, the Fund may be unable to meet its investment objective.

Krane Digital Investments LLC, a Delaware limited liability company (the “Sponsor”) is the sponsor of the Trust and Fund. Market Vector Indexes GmbH. (the “Index Provider”) has licensed the use of the Index to the Fund. CSC Delaware Trust Company, a subsidiary of Corporation Service Company (the “Trustee”), is the sole trustee of the Trust. Coinbase Custody Trust Company, LLC (the “Digital Asset Custodian”) is the custodian for the Fund’s Digital Asset holdings. State Street Bank and Trust Company is the custodian for the Fund’s cash holdings (the “Cash Custodian” and together with the Digital Asset Custodian, the “Custodians”) and also serves as the Fund’s administrator and transfer agent (the “Administrator” or “Transfer Agent”). Foreside Fund Services, LLC is the marketing agent of the Fund (the “Marketing Agent”). The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under such Act.

2.	FUND OBJECTIVE

The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Index. The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Index. The Shares are intended to offer a convenient means of making an investment similar to an investment in the Digital Assets relative to acquiring, holding and trading such Digital Assets directly on a peer-to-peer or other basis or via a digital asset platform. The Fund is not a proxy for a direct investment in the Digital Assets. Rather, the Shares are intended to provide a cost-effective, alternative means of obtaining investment exposure through the securities markets that is similar to an investment in the Digital Assets included in the Index.

3.	CREATION AND REDEMPTION

The Trust and the Fund had no operations as of the date hereof other than a sale to [●], an affiliate of Sponsor, of [4,000] shares of the Fund (“Audit Seed Shares”) for $[100,000], $[25] per share. The purchaser did not and will not receive from the Trust, Fund, [Sponsor] or any of their affiliates any fee or other compensation in connection with the purchase of the Audit Seed Shares.

4.	SIGNIFICANT ACCOUNTING POLICIES

In preparing financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”), the Sponsor makes estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amount of revenue and expenses reported during the period. Actual results could differ from these estimates.

Separate statements of operations, changes in equity, and cash flows have not been presented in the financial statement because principal operations have not commenced.

The following is a summary of significant accounting policies followed by the Trust and the Fund.

4.1.	Basis of Presentation

The Sponsor has determined that, solely for accounting purposes, the Fund falls within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services - Investment Companies, and accordingly, solely for such purposes, the Fund follows accounting and reporting guidance thereunder. The Trust is not registered as an investment company under the Investment Company Act and is not required to register under such act. The accompanying financial statements are presented for the Trust, as the registrant, combined with the Fund. Individual, series-level financial statements for the Fund are separately presented below. For the periods presented, there were no balances or activity for the Trust except for the Fund’s operations, as its sole series, and these notes to the financial statements relate to the Trust, as the registrant, combined with the Fund.

4.2.	Expenses

[The Fund pays the Sponsor a Sponsor Fee in an amount equal to 0.68% per annum of the average daily net assets of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. The Sponsor may, at its sole discretion, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fee, and any such waiver shall create no obligation to waive any such fee during any period not covered by the waiver.

The Administrator will calculate the Sponsor Fee on a daily basis with respect to the net assets of the Fund, and the Sponsor Fee will be paid directly by the Fund to the Sponsor. The Sponsor Fee will accrue daily and be payable monthly in cash, regardless of the performance of the Fund. As a result, the value of the Shares may decrease over time from the payment of the Sponsor Fee.

The Fund pays expenses in addition to the Sponsor Fee. More specifically, the Sponsor pays the routine operational, administrative and other ordinary expenses of the Fund up to $250,000 per annum, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, Index Owner, Index Administrator, independent public accountant, SEC registration fees, Schedule K-1 preparation and mailing fees, and ordinary legal fees and expenses. The Fund pays all of its other expenses, including any brokerage commissions and transaction-related expenses incurred in connection with trading Fund assets whether on-chain, off-chain or in a securities or cash market, applicable exchange fees, and give-up fees. In addition, the Fund pays all non-recurring or extraordinary fees and expenses, which are not subject to any caps or limits. The Sponsor deems non-recurring and extraordinary fees and expenses to include, but not be limited to, legal claims and liabilities, litigation costs, indemnification and similarly unanticipated expenses.

Non-recurring expenses include, but not limited to: taxes and governmental charges; any applicable brokerage commissions; Digital Asset network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above; financing fees; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the owners of the beneficial interests in the Shares (the “Shareholders”) (including, for example, in connection with any fork of a Digital Asset blockchain, any Incidental Rights (the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (other than Digital Assets) or other asset or right, which rights are incidental to the Fund’s ownership of Digital Assets and arise without any action of the Fund, or of the Sponsor on behalf of the Fund) and any IR Virtual Currency (virtual currency tokens, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right by virtue of its ownership of Digital Assets)), any indemnification of the Cash Custodian, Digital Asset Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Trust or the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or routine legal expenses in excess of $250,000 per annum.

To the extent that these expenses pertain to the Trust as a whole, and not only the Fund, they be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates them to the Fund and other series of the Trust, if any. If there are no other series of the Trust, as is the case as of the Prospectus Date, any such expenses would be paid by the Fund. In the event the Fund’s cash balance is insufficient to pay its fees and expenses, including the Sponsor Fee, the Fund may sell Digital Assets to pay such fees and expenses.

The Sponsor will pay the Trust’s and Fund’s organizational and initial offering costs, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. The Sponsor will not require the Fund, the Trust, the Trustee or any Shareholder to assume any liability, duty or obligation in connection with any such organizational and initial offering costs. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the average daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Fund and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Fund or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Fund. Unless such expenses are specifically attributable to the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain such expenses to the Fund and other series of the Trust, if any. For further discussion of the situations in which the Fund, or the Sponsor may be responsible for indemnification expenses, see THE TRUST’S SERVICE PROVIDERS.]

4.3.	Cash

Cash includes non-interest bearing, non-restricted cash maintained with one banking institution that does not exceed U.S. federally insured limits.

4.4.	Calculation of Net Asset Value

The Index values its Digital Assets based on their CCIX Price Index price. CCIX Price Indexes provide a volume-weighted average price for each currency pair (e.g., BTC-USD) based on transactions in that pair on multiple digital asset trading platforms during the previous 24-hour period. The CCIX Price Index methodology affords greater weight in the price calculation to large transactions (i.e., volume) and penalizes older prices and outlier prices (i.e., prices away from the median).

The Sponsor has the exclusive authority to determine the net asset value of the Fund. The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. On each business day, as soon as practicable after 4:00 p.m. Eastern Time (“ET”), the Administrator evaluates the Digital Assets held by the Fund and determines the net asset value of the Fund based on their CCIX Price Index prices. The net asset value of the Fund will be equal to the total assets of the Fund less total liabilities of the Fund, each as determined by the Sponsor. The Administrator computes the net asset value per Share by dividing the net asset value of the Fund by the number of Shares outstanding as of the close of trading on the Exchange on the date the computation is made.

If the CCIX Price Index for a Digital Asset is not available or determined by the Administrator, in its sole discretion, to be unreliable (“Fair Value Event”), a fair value determination will be made. Any such fair value determination will seek to determine the price that the Fund might reasonably expect to receive from the current sale of the relevant Digital Asset in an arm’s-length transaction on the date on which it is being valued, consistent with Relevant Transactions. “Relevant Transactions” for each Digital Asset are transactions versus U.S. dollar spot trades that occur during between 3:00 p.m. and 4:00 p.m. ET (the “observation window”) on a trading platform in the relevant Digital Asset-U.S. dollar pair that are reported and disseminated through a publicly available application programming interface.

4.5.	Commitments and Contingent Liabilities

In the normal course of business, the Trust, on behalf of the Fund, may enter into contracts with service providers that contain general indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

4.6.	Federal Income Taxes

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Declaration of Trust and applicable Delaware law. The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The trading of Shares on the Exchange will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Digital Assts. Based on CFTC determinations that treat bitcoin and ether as commodities under the Commodity Exchange Act, the Fund intends to take the position that the Digital Assets qualify as commodities. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund.

The Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for federal income tax purposes. Therefore, the Fund will not record a provision for income taxes because the shareholders report their share of a Fund’s income or loss on their income tax returns. The financial statements reflect the Funds’ transactions without adjustment, if any, required for income tax purposes. The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month.

5.	INDEMNIFICATIONS

Under the Trust’s organizational documents, the Sponsor and its Shareholders, members, directors, affiliates, officers, employees and subsidiaries are indemnified by the Trust against certain liabilities. The Fund has also agreed to indemnify certain of its other service providers, including the Administrator, Custodians and the Trustee (including its officers, affiliates, directors, employees, and agents), for certain liabilities incurred by such parties in connection with their respective agreements to provide services for the Fund.

6.	CONCENTRATION OF RISK

The Fund is subject to risks due to its concentration of investments in only Digital Assets. Unlike other funds that may invest in a diversified portfolio of assets, the Fund’s investment strategy is concentrated in a single asset class (i.e., Digital Assets). This concentration maximizes the Fund’s exposure to a variety of market risks associated with Digital Assets. By concentrating its investment strategy solely in Digital Assets, any losses stemming from a decrease in the value of Digital Assets can be expected to reduce the value of an interest in the Fund and will not be offset by other gains if the Fund were to invest in a diversified portfolio of assets. The trading prices of Digital Assets have experienced extreme volatility in recent periods and may continue to fluctuate significantly. Extreme volatility in the future, including substantial, sustained, or rapid declines in the trading prices of Digital Assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Factors adversely impacting the value of Digital Assets and the Shares may include an increase in the global Digital Assets supply or a decrease in global Digital Assets demand; general market sentiment towards or unfavorable conditions or developments within, the digital asset markets and/or blockchain technology industry; trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation; the adoption of Digital Assets as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Digital Assets networks, and their ability to meet user demands; manipulative trading activity on digital asset platforms, which, in many cases, are largely unregulated, among other things.

7.	INVESTMENT VALUATION

U.S. GAAP defines fair value as the price the Fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Fund’s policy is to value investments held at fair value.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 - Unobservable inputs that are unobservable for the asset or liability, including the Fund’s assumptions used in determining the fair value of investments.

8.	TRANSACTIONS WITH AFFILIATES

Krane Digital Investments LLC is the Sponsor of the Fund. Foreside Fund Services, LLC serves as the Marketing Agent of the Fund. The Sponsor and the Marketing Agent are not affiliates and the Sponsor is considered to be a related party to the Trust and the Fund. Krane Funds Advisors, LLC is the parent company of the Sponsor.

As of [●], 2026, [●], an affiliate of the Sponsor, owned 4,000 shares of the Fund.

9.	SUBSEQUENT EVENTS

The Trust and the Fund have evaluated subsequent events through [●], 2026, the date of issuance of the financial statements, and determined that no events have occurred that require disclosure.

KRANESHARES COINBASE 50 INDEX ETF

A SERIES OF KRANESHARES CRYPTO TRUST

Statement of Assets and Liabilities

[●], 2026
Assets
Cash	$	[●]
Total Assets	$	[●]
Liabilities		-
Total Liabilities		-
Commitments and contingent liabilities (Note 4.5)
Net Assets	$	[●]
Shares issued and outstanding (a)		[●]
Net asset value per Share (Note 4.4)	$	[●]

(a)	No par value, unlimited amount authorized.

See notes to financial statement.

KraneShares Crypto Trust

Notes to Financial Statement

1.	ORGANIZATION

The KraneShares Crypto Trust, a Delaware statutory trust, was organized on February 3, 2025, and the Fund was organized on May 7, 2025. The accompanying financial statements relate to the Trust and its sole series, KraneShares Coinbase 50 Index ETF (the “Fund”). The Fund’s investment objective is for daily changes in the Shares’ net asset value (“NAV”) to reflect the daily changes in the value of the Coinbase 50 Index (“Index”), less expenses and fees of the Fund, by investing in index constituents (“Index Constituents”) that satisfy the listing standards for commodity-based trust shares of The Nasdaq Stock Market (“Exchange”) under the Exchange’s Rule 5711(d) (“Listing Standard”) (such Index Constituents, “Digital Assets”). The Fund will not invest in Index Constituents that do not satisfy the Listing Standards and will invest in all Index Constituents that do satisfy the Listing Standard. At launch, the Fund will issue shares (“Shares”) representing fractional undivided beneficial interests in its net assets.

The Fund’s investment objective is to track the price performance of the 50 largest and most liquid digital assets by market capitalization that meet fundamental and market eligibility criteria, with component weights being capped at 50%. As of the Prospectus Date, the following Index Constituents are currently Digital Assets:

Digital Asset	Ticker
Bitcoin	BTC
Ethereum	ETH
XRP	XRP
Solana	SOL
Dogecoin	DOGE
Cardano	ADA
Bitcoin Cash	BCH
Chainlink	LINK
Stellar Lumen	XLM
Litecoin	LTC
Avalanche	AVAX
Shiba Inu	SHIB
Polkadot	DOT

Changes in the price of the Shares may vary from changes in the Index value and Index Constituents’ prices, including due to differences in the list of Index Constituents and Digital Assets. The Fund will hold Digital Assets in proportions determined by the Index. In the event that any other Index Constituent in the future, as a Digital Asset, satisfies the Listing Standard, the Sponsor will transition the Fund’s portfolio to include the Index Constituent. In the event that all Index Constituents satisfy the Listing Standard, the Sponsor will transition the Fund to a full replication strategy. Until the Fund is permitted by the Listing Standard to hold all Index Constituents, the Fund may be unable to meet its investment objective.

Krane Digital Investments LLC, a Delaware limited liability company (the “Sponsor”) is the sponsor of the Trust and Fund. Market Vector Indexes GmbH. (the “Index Provider”) has licensed the use of the Index to the Fund. CSC Delaware Trust Company, a subsidiary of Corporation Service Company (the “Trustee”), is the sole trustee of the Trust. Coinbase Custody Trust Company, LLC (the “Digital Asset Custodian”) is the custodian for the Fund’s Digital Asset holdings. State Street Bank and Trust Company is the custodian for the Fund’s cash holdings (the “Cash Custodian” and together with the Digital Asset Custodian, the “Custodians”) and also serves as the Fund’s administrator and transfer agent (the “Administrator” or “Transfer Agent”). Foreside Fund Services, LLC is the marketing agent of the Fund (the “Marketing Agent”). The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under such Act.

2.	FUND OBJECTIVE

The Fund’s investment objective is to seek to provide investment results that closely correspond, before Fund expenses and liabilities, to the performance of the Index. The Fund will seek to achieve its investment objective by investing in the Digital Assets in approximately the same weights as they represent in the Index. The Shares are intended to offer a convenient means of making an investment similar to an investment in the Digital Assets relative to acquiring, holding and trading such Digital Assets directly on a peer-to-peer or other basis or via a digital asset platform. The Fund is not a proxy for a direct investment in the Digital Assets. Rather, the Shares are intended to provide a cost-effective, alternative means of obtaining investment exposure through the securities markets that is similar to an investment in the Digital Assets included in the Index.

3.	CREATION AND REDEMPTION

The Trust and the Fund had no operations as of the date hereof other than a sale to [●], an affiliate of Sponsor, of [4,000] shares of the Fund (“Audit Seed Shares”) for $[100,000], $[25] per share. The purchaser did not and will not receive from the Trust, Fund, [Sponsor] or any of their affiliates any fee or other compensation in connection with the purchase of the Audit Seed Shares.

4.	SIGNIFICANT ACCOUNTING POLICIES

In preparing financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”), the Sponsor makes estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amount of revenue and expenses reported during the period. Actual results could differ from these estimates.

Separate statements of operations, changes in equity, and cash flows have not been presented in the financial statement because principal operations have not commenced.

The following is a summary of significant accounting policies followed by the Trust and the Fund.

4.1.	Basis of Presentation

The Sponsor has determined that, solely for accounting purposes, the Fund falls within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services - Investment Companies, and accordingly, solely for such purposes, the Fund follows accounting and reporting guidance thereunder. The Trust is not registered as an investment company under the Investment Company Act and is not required to register under such act. The accompanying financial statements are presented for the Trust, as the registrant, combined with the Fund. Individual, series-level financial statements for the Fund are separately presented below. For the periods presented, there were no balances or activity for the Trust except for the Fund’s operations, as its sole series, and these notes to the financial statements relate to the Trust, as the registrant, combined with the Fund.

4.2.	Expenses

[The Fund pays the Sponsor a Sponsor Fee in an amount equal to 0.68% per annum of the average daily net assets of the Fund. The Sponsor Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. The Sponsor may, at its sole discretion, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fee, and any such waiver shall create no obligation to waive any such fee during any period not covered by the waiver.

The Administrator will calculate the Sponsor Fee on a daily basis with respect to the net assets of the Fund, and the Sponsor Fee will be paid directly by the Fund to the Sponsor. The Sponsor Fee will accrue daily and be payable monthly in cash, regardless of the performance of the Fund. As a result, the value of the Shares may decrease over time from the payment of the Sponsor Fee.

The Fund pays expenses in addition to the Sponsor Fee. More specifically, the Sponsor pays the routine operational, administrative and other ordinary expenses of the Fund up to $250,000 per annum, including but not limited to, fees and expenses of the Administrator, Trustee, Custodians, Marketing Agent, Transfer Agent, Index Owner, Index Administrator, independent public accountant, SEC registration fees, Schedule K-1 preparation and mailing fees, and ordinary legal fees and expenses. The Fund pays all of its other expenses, including any brokerage commissions and transaction-related expenses incurred in connection with trading Fund assets whether on-chain, off-chain or in a securities or cash market, applicable exchange fees, and give-up fees. In addition, the Fund pays all non-recurring or extraordinary fees and expenses, which are not subject to any caps or limits. The Sponsor deems non-recurring and extraordinary fees and expenses to include, but not be limited to, legal claims and liabilities, litigation costs, indemnification and similarly unanticipated expenses.

Non-recurring expenses include, but not limited to: taxes and governmental charges; any applicable brokerage commissions; Digital Asset network fees and similar transaction fees that qualify as extraordinary or non-routine expenses as described above; financing fees; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Fund to protect the Fund or the owners of the beneficial interests in the Shares (the “Shareholders”) (including, for example, in connection with any fork of a Digital Asset blockchain, any Incidental Rights (the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (other than Digital Assets) or other asset or right, which rights are incidental to the Fund’s ownership of Digital Assets and arise without any action of the Fund, or of the Sponsor on behalf of the Fund) and any IR Virtual Currency (virtual currency tokens, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right by virtue of its ownership of Digital Assets)), any indemnification of the Cash Custodian, Digital Asset Custodian, Prime Broker, Administrator or other agents, service providers or counterparties of the Trust or the Fund, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters or routine legal expenses in excess of $250,000 per annum.

To the extent that these expenses pertain to the Trust as a whole, and not only the Fund, they be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates them to the Fund and other series of the Trust, if any. If there are no other series of the Trust, as is the case as of the Prospectus Date, any such expenses would be paid by the Fund. In the event the Fund’s cash balance is insufficient to pay its fees and expenses, including the Sponsor Fee, the Fund may sell Digital Assets to pay such fees and expenses.

The Sponsor will pay the Trust’s and Fund’s organizational and initial offering costs, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. The Sponsor will not require the Fund, the Trust, the Trustee or any Shareholder to assume any liability, duty or obligation in connection with any such organizational and initial offering costs. Total fees to be paid by the Fund are currently estimated to be approximately [●]% of the average daily net assets of the Fund for the 12-month period after issuance, though this amount may change in future years.

The Fund may be required to indemnify the Sponsor, and the Fund and/or the Sponsor may be required to indemnify the Trust’s other service providers under certain unusual or extraordinary circumstances. Any indemnification paid by the Fund and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Fund or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Fund. Unless such expenses are specifically attributable to the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain such expenses to the Fund and other series of the Trust, if any. For further discussion of the situations in which the Fund, or the Sponsor may be responsible for indemnification expenses, see THE TRUST’S SERVICE PROVIDERS.]

4.3.	Cash

Cash includes non-interest bearing, non-restricted cash maintained with one banking institution that does not exceed U.S. federally insured limits.

4.4.	Calculation of Net Asset Value

The Index values its Digital Assets based on their CCIX Price Index price. CCIX Price Indexes provide a volume-weighted average price for each currency pair (e.g., BTC-USD) based on transactions in that pair on multiple digital asset trading platforms during the previous 24-hour period. The CCIX Price Index methodology affords greater weight in the price calculation to large transactions (i.e., volume) and penalizes older prices and outlier prices (i.e., prices away from the median).

The Sponsor has the exclusive authority to determine the net asset value of the Fund. The Sponsor has delegated to the Administrator the responsibility to calculate the net asset value of the Fund, based on a pricing source selected by the Sponsor. On each business day, as soon as practicable after 4:00 p.m. Eastern Time (“ET”), the Administrator evaluates the Digital Assets held by the Fund and determines the net asset value of the Fund based on their CCIX Price Index prices. The net asset value of the Fund will be equal to the total assets of the Fund less total liabilities of the Fund, each as determined by the Sponsor. The Administrator computes the net asset value per Share by dividing the net asset value of the Fund by the number of Shares outstanding as of the close of trading on the Exchange on the date the computation is made.

If the CCIX Price Index for a Digital Asset is not available or determined by the Administrator, in its sole discretion, to be unreliable (“Fair Value Event”), a fair value determination will be made. Any such fair value determination will seek to determine the price that the Fund might reasonably expect to receive from the current sale of the relevant Digital Asset in an arm’s-length transaction on the date on which it is being valued, consistent with Relevant Transactions. “Relevant Transactions” for each Digital Asset are transactions versus U.S. dollar spot trades that occur during between 3:00 p.m. and 4:00 p.m. ET (the “observation window”) on a trading platform in the relevant Digital Asset-U.S. dollar pair that are reported and disseminated through a publicly available application programming interface.

4.5.	Commitments and Contingent Liabilities

In the normal course of business, the Trust, on behalf of the Fund, may enter into contracts with service providers that contain general indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

4.6.	Federal Income Taxes

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Declaration of Trust and applicable Delaware law. The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The trading of Shares on the Exchange will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Digital Assts. Based on CFTC determinations that treat bitcoin and ether as commodities under the Commodity Exchange Act, the Fund intends to take the position that the Digital Assets qualify as commodities. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund.

The Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for federal income tax purposes. Therefore, the Fund will not record a provision for income taxes because the shareholders report their share of a Fund’s income or loss on their income tax returns. The financial statements reflect the Funds’ transactions without adjustment, if any, required for income tax purposes. The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month.

5.	INDEMNIFICATIONS

Under the Trust’s organizational documents, the Sponsor and its Shareholders, members, directors, affiliates, officers, employees and subsidiaries are indemnified by the Trust against certain liabilities. The Fund has also agreed to indemnify certain of its other service providers, including the Administrator, Custodians and the Trustee (including its officers, affiliates, directors, employees, and agents), for certain liabilities incurred by such parties in connection with their respective agreements to provide services for the Fund.

6.	CONCENTRATION OF RISK

The Fund is subject to risks due to its concentration of investments in only Digital Assets. Unlike other funds that may invest in a diversified portfolio of assets, the Fund’s investment strategy is concentrated in a single asset class (i.e., Digital Assets). This concentration maximizes the Fund’s exposure to a variety of market risks associated with Digital Assets. By concentrating its investment strategy solely in Digital Assets, any losses stemming from a decrease in the value of Digital Assets can be expected to reduce the value of an interest in the Fund and will not be offset by other gains if the Fund were to invest in a diversified portfolio of assets. The trading prices of Digital Assets have experienced extreme volatility in recent periods and may continue to fluctuate significantly. Extreme volatility in the future, including substantial, sustained, or rapid declines in the trading prices of Digital Assets, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Factors adversely impacting the value of Digital Assets and the Shares may include an increase in the global Digital Assets supply or a decrease in global Digital Assets demand; general market sentiment towards or unfavorable conditions or developments within, the digital asset markets and/or blockchain technology industry; trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation; the adoption of Digital Assets as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Digital Assets networks, and their ability to meet user demands; manipulative trading activity on digital asset platforms, which, in many cases, are largely unregulated, among other things.

7.	INVESTMENT VALUATION

U.S. GAAP defines fair value as the price the Fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Fund’s policy is to value investments held at fair value.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 - Unobservable inputs that are unobservable for the asset or liability, including the Fund’s assumptions used in determining the fair value of investments.

8.	TRANSACTIONS WITH AFFILIATES

Krane Digital Investments LLC is the Sponsor of the Fund. Foreside Fund Services, LLC serves as the Marketing Agent of the Fund. The Sponsor and the Marketing Agent are not affiliates and the Sponsor is considered to be a related party to the Trust and the Fund. Krane Funds Advisors, LLC is the parent company of the Sponsor.

As of [●], 2026, [●], an affiliate of the Sponsor, owned 4,000 shares of the Fund.

9.	SUBSEQUENT EVENTS

The Trust and the Fund have evaluated subsequent events through [●], 2026, the date of issuance of the financial statements, and determined that no events have occurred that require disclosure.

KRANESHARES COINBASE 50 INDEX ETF

a series of KraneShares Crypto Trust

PROSPECTUS

February 13, 2026

Until 25 calendar days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)			(1)
Listing Fee (actual)	$	*
FINRA filing fees (actual)	$	*
Auditor’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

(1)	The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Fund does not have any directors, officers or employees, and is managed by the Sponsor. The Trust Agreement provides that the Sponsor shall be indemnified and held harmless by the Trust or applicable Fund against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement. For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, its shareholders, members, directors, officers, employees, Affiliates and subsidiaries. The payment of any amount by the Trust pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor may be paid by the Trust or the applicable Fund in advance of the final disposition of such action, suit or proceeding. The obligations of the Trust to indemnify the Sponsor Indemnified Parties as provided herein shall survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

(a) Exhibits

Exhibit No.	Description
3.1	Agreement and Declaration of KraneShares Crypto Trust(2)
3.2	Restated Certificate of Trust is incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-288363) filed by the Trust on June 27, 2025.
5.1	Form of Opinion of K&L Gates LLP, as to legality is incorporated by reference to Exhibit 5.1 of the Registration Statement on Form S-1 (File No. 333-288363) filed by the Trust on November 14, 2025.
8.1	Form of Opinion of Willkie Farr & Gallagher LLP, as to tax matters(2)
10.1	Sponsor Agreement(2)
10.2	Form of Authorized Participant Agreement is incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-1 (File No. 333-288363) filed by the Trust on November 14, 2025.
10.3	Cash Custodian Agreement(2)
10.4	Transfer Agent Servicing Agreement(2)
10.5	Fund Administration Services Agreement(2)
10.6	Form of Prime Broker Agreement is incorporated by reference to Exhibit 10.6 of the Registration Statement on Form S-1 (File No: 333-288363) filed by the Trust on November 14, 2025.
10.7	Form of Crypto Custodian Agreement is incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-1 (File No: 333-288363) filed by the Trust on November 14, 2025.
10.8	Form of Master Trading is incorporated by reference to Exhibit 10.8 of the Registration Statement on Form S-1 (File No: 333-288363) filed by the Trust on November 14, 2025.
10.9	Trade Financing Agreement(1)
10.10	Marketing Agent Agreement(2)
10.11	Form of Subscription Agreement(1)
10.12	Index Sub-license Agreement(2)
23.1	Consent of Independent Registered Public Accounting Firm(1)
23.2	Form of Consent of K&L Gates LLP (included in Exhibit 5.1) is incorporated by reference to Exhibit 23.2 of the Registration Statement on Form S-1 (File No. 333-288363) filed by the Trust on November 14, 2025.
107	Filing Fee Table is incorporated by reference to Exhibit 107 of the Registration Statement on Form S-1 (File No. 333-288363) filed by the Trust on November 14, 2025.

(1)	To be filed by amendment
(2)	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes involume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York in the State of New York on February 13, 2026.

KraneShares Coinbase 50 Index ETF

By:	Krane Digital Investments LLC, Sponsor

By:	/s/ Jonathan Krane	Date: February 13, 2026
Jonathan Krane
Chief Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated*. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Jonathan Krane	Chief Executive Officer of the Sponsor	February 13, 2026
Jonathan Krane

/s/ Leo Lo	Chief Financial Officer of the Sponsor	February 13, 2026
Leo Lo

*	The registrant is a trust, and the persons are signing in their capacities as officers of Krane Digital Investments LLC, the Sponsor of the registrant.